Exhibit 4.7

FIRST FINANCIAL HOLDINGS, INC.

SHARING THRIFT PLAN

Table of Contents

Article 1			1
Definitions			1
1.	1	ACP Test	1
1.	2	ACP Safe Harbor Matching Contribution	1
1.	3	ACP Safe Harbor Matching Contribution Account	1
1.	4	Actual Contribution Percentage	1
1.	5	Actual Contribution Percentage Test	1
1.	6	Actual Deferral Percentage	2
1.	7	Actual Deferral Percentage Test	2
1.	8	Administrator	2
1.	9	Adopting Employer	2
1.	10	ADP Safe Harbor Contribution	2
1.	11	ADP Safe Harbor Matching Contribution	2
1.	12	ADP Safe Harbor Matching Contribution Account	3
1.	13	ADP Safe Harbor Non-Elective Contribution	3
1.	14	ADP Safe Harbor Non-Elective Contribution Account	3
1.	15	ADP Test	3
1.	16	Affiliated Employer	4
1.	17	Age	4
1.	18	Aggregate Normal Allocation Rate	4
1.	19	Allocation Period	4
1.	20	Allocation Rate	4
1.	21	Anniversary Date	4
1.	22	Annuity Starting Date	4
1.	23	Annual Additions	4
1.	24	Applicable Contribution Rate	5
1.	25	Applicable Plan Year	5
1.	26	Beneficiary	5
1.	27	Benefiting Participant	5
1.	28	Break in Service	5
1.	29	Broadly Available Allocation Rates	6
1.	30	Broadly Available Separate Plans	6
1.	31	Cash or Deferred Contribution	6
1.	32	Catch-Up Contribution	6
1.	33	Catch-Up Contribution Limit	6
1.	34	Code	6
1.	35	Code §3401 Compensation	7
1.	36	Code §401(a)(17) Compensation Limit	7
1.	37	Code §414(s) Compensation	7
1.	38	Code §415(c)(3) Compensation	7
1.	39	Committee	8
1.	40	Compensation	8
1.	41	Compensation Determination Period	9
1.	42	Contribution Percentage	9
1.	43	Contribution Percentage Amounts	9
1.	44	Counting of Hours Method	11
1.	45	Current Year Testing Method	11
1.	46	Deemed Code §125 Compensation	11
1.	47	Deemed IRA Contribution	11
1.	48	Deemed IRA Account	12
1.	49	Designated Beneficiary	12
1.	50	Determination Date	12
1.	51	Disability	12
1.	52	Distribution Calendar Year	12
1.	53	Early Retirement Age	12
1.	54	Earned Income	12
1.	55	Elective Deferral	12
1.	56	Eligibility Computation Period	12
1.	57	Eligible Employee	12
1.	58	Employee	13
1.	59	Employee Contribution	13
1.	60	Employer	13
1.	61	Employment Commencement Date	13
1.	62	Equivalent Accrual Rate	13
1.	63	ERISA	14
1.	64	Excess Annual Additions	14

1.	65	Excess Aggregate Contributions	14
1.	66	Excess Contributions	14
1.	67	Excess Elective Deferrals	14
1.	68	401(k) Plan	14
1.	69	401(m) Plan	14
1.	70	Fiscal Year	14
1.	71	Forfeiture	14
1.	72	Forfeiture Account	15
1.	73	Form W-2 Compensation	15
1.	74	Gradually Increasing Age or Service Schedule	15
1.	75	HCE	16
1.	76	Highly Compensated Employee	16
1.	77	Hour of Service	16
1.	78	Hypothetical Entry Date	17
1.	79	Immediately Distributable	17
1.	80	Independent Contractor	17
1.	81	Key Employee	17
1.	82	Leased Employee	18
1.	83	Life Expectancy	18
1.	84	Limitation Year	18
1.	85	Matching Contribution	18
1.	86	Matching Contribution Account	18
1.	87	Matching Rate	18
1.	88	Maternity or Paternity Leave	19
1.	89	Minimum Aggregate Allocation Gateway	19
1.	90	Minimum Allocation Gateway	19
1.	91	Named Fiduciary	20
1.	92	NHCE	20
1.	93	Non-Elective Contribution	20
1.	94	Non-Highly Compensated Employee	20
1.	95	Non-Key Employee	20
1.	96	Non-Safe Harbor 401(k) Plan	20
1.	97	Non-Safe Harbor 401(m) Plan	20
1.	98	Non-Safe Harbor Matching Contribution	21
1.	99	Non-Safe Harbor Matching Contribution Account	21
1.	100	Non-Safe Harbor Non-Elective Contribution	21
1.	101	Non-Safe Harbor Non-Elective Contribution Account	21
1.	102	Normal Accrual Rate	21
1.	103	Normal Form of Distribution	21
1.	104	Normal Retirement Age	21
1.	105	Normal Retirement Date	21
1.	106	Otherwise Excludable Participant	21
1.	107	Optional Form of Distribution	21
1.	108	Participant	21
1.	109	Participant’s Account	21
1.	110	Participant’s Account Balance	22
1.	111	Permissive Aggregation Group	22
1.	112	Plan	22
1.	113	Plan Year	22
1.	114	Policy	22
1.	115	Post Severance Compensation	22
1.	116	Pre-Tax Elective Deferral	22
1.	117	Pre-Tax Elective Deferral Account	22
1.	118	Primarily Defined Benefit in Character	22
1.	119	Prior Year Testing Method	23
1.	120	QJSA	23
1.	121	QMAC	23
1.	122	QMAC Account	23
1.	123	QNEC	23
1.	124	QNEC Account	23
1.	125	QPSA	23
1.	126	Qualified Joint and Survivor Annuity	23
1.	127	Qualified Matching Contribution	23
1.	128	Qualified Matching Contribution Account	23
1.	129	Qualified Non-Elective Contribution	23
1.	130	Qualified Non-Elective Contribution Account	24
1.	131	Qualified Pre-Retirement Survivor Annuity	24
1.	132	Reemployment Commencement Date	24
1.	133	Regulation	24

1.	134	Representative Contribution Rate	24
1.	135	Representative Matching Rate	24
1.	136	Required Aggregation Group	25
1.	137	Required Beginning Date	25
1.	138	Rollover	25
1.	139	Rollover Contribution	25
1.	140	Rollover Contribution Account	26
1.	141	Rollover Participant	26
1.	142	Roth Elective Deferral	26
1.	143	Roth Elective Deferral Account	26
1.	144	Rule of Parity	26
1.	145	Safe Harbor Code §415 Compensation	26
1.	146	Safe Harbor 401(k) Contribution	27
1.	147	Safe Harbor 401(k) Plan	27
1.	148	Safe Harbor 401(m) Plan	27
1.	149	Safe Harbor Notice	27
1.	150	Safe Harbor Participant	27
1.	151	Self-Employed Individual	27
1.	152	Service	27
1.	153	Sponsoring Employer	27
1.	154	Spousal	27
1.	155	Spouse	28
1.	156	Statutory Code §415 Compensation	28
1.	157	Terminated (or Terminates) Employment	28
1.	158	Terminated Participant	28
1.	159	Termination of Employment	29
1.	160	Top Heavy	29
1.	161	Top Heavy Minimum Allocation	29
1.	162	Top Heavy Ratio	29
1.	163	Transfer Contribution	30
1.	164	Transfer Contribution Account	30
1.	165	Trustee	30
1.	166	Trust (or Trust Fund)	31
1.	167	Valuation Calendar Year	31
1.	168	Valuation Date	31
1.	169	Vested Aggregate Account	31
1.	170	Vested, Vested Interest or Vesting	31
1.	171	Vesting Computation Period	31
1.	172	Voluntary Employee Contribution	31
1.	173	Voluntary Employee Contribution Account	31
1.	174	Year of Service	31

Article 2			35
Plan Participation			35
2.	1	Eligibility and Entry Date Requirements	35
2.	2	Waiver of Participation	37
2.	3	Reemployment After Termination	37

Article 3			38
Contributions and Allocations			38
3.	1	General Contribution and Allocation Provisions	38
3.	2	Elective Deferrals	39
3.	3	Non-Safe Harbor Matching Contributions	41
3.	4	Non-Safe Harbor Non-Elective Contributions	42
3.	5	Qualified Matching Contributions	43
3.	6	Qualified Non-Elective Contributions	44
3.	7	Safe Harbor 401(k) Contributions	44
3.	8	Rollover Contributions	45
3.	9	Voluntary Employee Contributions	45
3.	10	Allocation of Earnings and Losses	46
3.	11	Forfeitures and Their Usage	46
3.	12	Top Heavy Minimum Allocation	46
3.	13	Failsafe Allocation	48
3.	14	Actual Deferral Percentage Test and Correction	48
3.	15	Actual Contribution Percentage Test and Correction	50
3.	16	ADP Safe Harbor Contributions	52
3.	17	ACP Safe Harbor Contributions	57
3.	18	General Non-Discrimination Test Requirements	58
3.	19	Annual Overall and Cumulative Permitted Disparity Limit	59
3.	20	Deemed IRA Contributions	61

Article 4			62
Plan Benefits			62
4.	1	Benefit Upon Normal Retirement	62
4.	2	Benefit Upon Late Retirement	62
4.	3	Benefit Upon Death	62
4.	4	Benefit Upon Disability	62
4.	5	Benefit Upon Termination of Employment	62
4.	6	Determination of Vested Interest	62

Article 5			64
Distribution of Benefits			64
5.	1	Distribution of Benefit Upon Retirement	64
5.	2	Distribution of Benefit Upon Death	64
5.	3	Distribution of Benefit Upon Disability	65
5.	4	Distribution of Benefit Upon Termination of Employment	65
5.	5	Mandatory Cash-Out of Benefits	65
5.	6	Restrictions on Immediate Distributions	66
5.	7	Accounts of Rehired Participants	67
5.	8	Spousal Consent Requirements	68
5.	9	Required Minimum Distributions	70
5.	10	Statutory Commencement of Benefits	72
5.	11	Earnings Before Benefit Distribution	72
5.	12	Distribution in the Event of Legal Incapacity	72
5.	13	Missing Payees and Unclaimed Benefits	72
5.	14	Direct Rollovers	73
5.	15	Distribution of Property	74
5.	16	Financial Hardship Distributions	74
5.	17	Pre-Retirement Distributions	74
5.	18	Distribution of Excess Elective Deferrals	74
5.	19	Distribution of Excess Contributions	75
5.	20	Distribution of Excess Aggregate Contributions	76
5.	21	Distribution of Rollover Contributions	78
5.	22	Distribution of Transfer Contributions	78
5.	23	Distribution of Voluntary Employee Contributions	79

Article 6			80
Code § 415 Limitations			80
6.	1	Maximum Annual Additions	80
6.	2	Adjustments to Maximum Annual Addition	80
6.	3	Multiple Plans and Multiple Employers	80
6.	4	Adjustment for Excessive Annual Additions	80

Article 7			82
Loans, Insurance and Directed Investments			82
7.	1	Loans to Participants	82
7.	2	Insurance on Participants	83
7.	3	Key Man Insurance	83
7.	4	Directed Investment Accounts	83

Article 8			84
Duties of the Administrator			84
8.	1	Appointment, Resignation, Removal and Succession	84
8.	2	General Powers and Duties	84
8.	3	Functioning of the Committee	84
8.	4	Multiple Administrators	84
8.	5	Correcting Administrative Errors	84
8.	6	Promulgating Notices and Procedures	84
8.	7	Employment of Agents and Counsel	85
8.	8	Compensation and Expenses	85
8.	9	Claims Procedures	85
8.	10	Qualified Domestic Relations Orders	85
8.	11	Appointment of Investment Manager	85

Article 9			86
Trustee Provisions			86
9.	1	Appointment, Resignation, Removal and Succession	86
9.	2	Investment Alternatives	86
9.	3	Valuation of the Trust	87
9.	4	Compensation and Expenses	88
9.	5	Payments From the Trust Fund	88
9.	6	Payment of Taxes	88

9.	7	Accounts, Records and Reports	88
9.	8	Employment of Agents and Counsel	88
9.	9	Division of Duties and Indemnification	88
9.	10	Investment Manager	89
9.	11	Exclusive Benefit Rule	89
9.	12	Superseding Trust or Custodial Agreement	89

Article 10			90
Adopting Employer Provisions			90
10.	1	Plan Contributions	90
10.	2	Plan Amendments	90
10.	3	Plan Expenses	90
10.	4	Employee Transfers	90
10.	5	Multiple Employer Provisions Under Code §413(c)	90
10.	6	Termination of Adoption	90

Article 11			91
Amendment, Termination and Merger			91
11.	1	Plan Amendment	91
11.	2	Termination By Sponsoring Employer	93
11.	3	Merger or Consolidation	93
11.	4	Plan-to-Plan Elective Transfers	94

Article 12			95
Miscellaneous Provisions			95
12.	1	No Contract of Employment	95
12.	2	Title to Assets	95
12.	3	Qualified Military Service	95
12.	4	Fiduciaries and Bonding	95
12.	5	Severability of Provisions	95
12.	6	Interpretation of the Plan and Trust	95
12.	7	Costs of Legal Action	96
12.	8	Qualified Plan Status	96
12.	9	Mailing of Notices to Administrator, Employer or Trustee	96
12.	10	Participant Notices and Waivers of Notices	96
12.	11	No Duplication of Benefits	96
12.	12	Evidence Furnished Conclusive	96
12.	13	Release of Claims	96
12.	14	Discontinued Contributions	96
12.	15	Multiple Copies of Plan And/or Trust	96
12.	16	Limitation of Liability and Indemnification	96
12.	17	Written Elections and Forms	97
12.	18	Assignment and Alienation of Benefits	97
12.	19	Exclusive Benefit Rule	97
12.	20	Prior Provisions of Amended and Restated Plans	97
12.	21	Dual and Multiple Trusts	97
12.	22	Loss of Volume Submitter Status	97

First Financial Holdings, Inc.

Sharing Thrift Plan

This Agreement is made and entered into as of the                      day of                                       , 200        , between First Financial Holdings, Inc. (hereafter referred to as the “Sponsoring Employer”) and R. Wayne Hall, A. Thomas Hood, Jerry P. Gazes, Mark Adelson, Robin C. Easterlin and Penzular J. Jaudon (hereafter collectively referred to as the “Trustee”).

Introduction

The Sponsoring Employer previously established a profit sharing plan which includes a cash or deferred arrangement under Code §401(k) (hereafter referred to as the “Plan”), effective July 1, 1985, which the Sponsoring Employer wishes to amend. Therefore, effective January 1, 2009 (except for those specific provisions that have an earlier effective date), the Sponsoring Employer hereby amends and restates the Plan. This amended and restated Plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended by subsequent legislation, including The Economic Growth and Tax Relief Reconciliation Act of 2001 and the Job Creation and Workers Assistance Act of 2002, and it is also intended to comply with all applicable rulings and Regulations promulgated thereunder.

Article 1

Definitions

1.1                   ACP Test. The term ACP Test means the Actual Contribution Percentage Test.

1.2                   ACP Safe Harbor Matching Contribution. The term ACP Safe Harbor Matching Contribution means an Employer contribution (including an ADP Safe Harbor Matching Contribution) made to this or any other defined contribution plan on behalf of a Participant on account of a Participant’s Elective Deferrals and/or a Participant’s Employee Contributions made by such Participant under a plan maintained by the Sponsoring Employer, which falls within the requirements of the ACP Safe Harbor as set forth in Code §401(m)(11) and Section 3.17 of the Plan and which is intended to automatically satisfy the requirements of the ACP Test for a Plan Year.

1.3                   ACP Safe Harbor Matching Contribution Account. The term ACP Safe Harbor Matching Contribution Account means the account to which a Participant’s ACP Safe Harbor Matching Contributions are credited.

1.4                   Actual Contribution Percentage. The term Actual Contribution Percentage means, for a specified group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the Contribution Percentages of the “Eligible Participants” in a group. An Actual Contribution Percentage for a specified group of Participants will be calculated to the nearest hundredth of a percentage point. For purposes of this definition, the term “Eligible Participant” means any Employee (either a Highly Compensated Employee or a Non-Highly Compensated Employee) who is eligible (a) to make a Voluntary Employee Contribution, (b) to make a mandatory employee contribution, (c) to make an Elective Deferral (if the Sponsoring Employer takes such Elective Deferrals into account in the calculation of the Contribution Percentage), (d) to receive a Matching Contribution (including Forfeitures that are contingent upon the Participant making Elective Deferrals or Employee Contributions), or (e) to receive a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, then any Employee who would be a Participant if such Employee made such a contribution will be treated as an “Eligible Participant” on behalf of whom no Employee Contributions are made.

1.5                   Actual Contribution Percentage Test. The term Actual Contribution Percentage Test means the nondiscrimination test of Section 3.15 that is performed each Plan Year on a Non-Safe Harbor 401(m) Plan. The Plan uses the Current Year Testing Method to apply the Actual Contribution Percentage Test. In any Plan Year, if ACP Safe Harbor Matching Contributions (including, if applicable, ADP Safe Harbor Matching Contributions) satisfy the requirements of Section 3.17, then the Actual Contribution Percentage Test will be deemed to be satisfied with respect to such ACP Safe Harbor Matching Contributions for that Plan Year. Notwithstanding the foregoing, a Plan that makes ACP Safe Harbor Matching Contributions that satisfy the requirements of Section 3.17 is deemed to have elected the Current Year Testing Method.

1.6                   Actual Deferral Percentage.  The term Actual Deferral Percentage means, for a specified group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately to the nearest hundredth of a percentage point for each Participant in such group) of (a) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (b) the Code §414(s) Compensation of such Participant for such Plan Year. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals will be treated as a Participant on whose behalf no Elective Deferrals are made and such Participant’s ratio will equal zero (0). An Actual Deferral Percentage for a specified group of Participants will be calculated to the nearest hundredth of a percentage point. Employer contributions actually paid over to the Trust on behalf of such Participant (either a HCE or a NHCE) for the Plan Year will include the following:

(a)         Elective Deferrals. Any Elective Deferrals made pursuant to the Participant’s deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding the following: (1) Excess Elective Deferrals of NHCEs that arise solely from Elective Deferrals made under this Plan or plans of this Sponsoring Employer; (2) Elective Deferrals that are treated as Catch-Up Contributions under Code §414(v) because the Elective Deferrals exceed a statutory limit or employer-provided limit (within the meaning of Regulation §1.414(v)—1(b)(1)) for the Plan Year for which the Elective Deferrals were made, or for any other Plan Year; (3) Elective Deferrals that are taken into account in the Actual Contribution Percentage Test (provided the ADP Test is satisfied both with and without the exclusion of these Elective Deferrals); and (4) additional Elective Deferrals that are made pursuant to Code §414(u) by reason of a Participant’s qualified military service for the Plan Year for which the contributions are made, or for any other Plan Year.

(b)         QNECs and QMACs. In the discretion of the Sponsoring Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.

1.7                   Actual Deferral Percentage Test. The term Actual Deferral Percentage Test means the nondiscrimination test of Section 3.14 that is performed each Plan Year on a Non-Safe Harbor 401(k) Plan. The Plan uses the Current Year Testing Method to apply the Actual Deferral Percentage Test. In any Plan Year, if ADP Safe Harbor Contributions satisfy the requirements of Section 3.16, then the Actual Deferral Percentage Test will be deemed to be satisfied with respect to any Elective Deferrals of that Plan Year. Notwithstanding the foregoing, a Plan that makes ADP Safe Harbor Matching Contributions that satisfy the requirements of Section 3.16 is deemed to have elected the Current Year Testing Method.

1.8                   Administrator. The term Administrator means the Sponsoring Employer unless the Sponsoring Employer appoints another Administrator under Section 8.1. The term “Administrator” also means a Qualified Termination Administrator (“QTA”) charged with the task of holding the assets of an orphan plan as permitted by the Department of Labor. A QTA will be an eligible custodian such as a bank, mutual fund house, or insurance company. Third party record-keepers cannot be QTAs. However, in the case of a one participant-owner only plan, the spouse of a deceased owner can continue to operate the Plan, pursuant to Revenue Procedure 2006-27.

1.9                   Adopting Employer. The term Adopting Employer means any entity which adopts this Plan with the consent of the Sponsoring Employer. In addition to all other terms and conditions in the Plan, Adopting Employers must comply with the terms and conditions set forth in Article 10. An Affiliated Employer is not considered an Adopting Employer unless such Affiliated Employer has specifically adopted the Plan.

1.10            ADP Safe Harbor Contribution. The term ADP Safe Harbor Contribution means an ADP Safe Harbor Matching Contribution and/or an ADP Safe Harbor Non-Elective Contribution.

1.11            ADP Safe Harbor Matching Contribution. The term ADP Safe Harbor Matching Contribution means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant (a) on account of a Participant’s Elective Deferrals made by such Participant under a plan maintained by the Sponsoring Employer, (b) in which a Participant will have a 100% Vested Interest at all times, and (c) which falls within the requirements of the ADP Safe Harbor as set forth in Code §401(k)(12) and Section 3.16 of the Plan and which is intended to automatically satisfy the requirements of the ADP Test and the ACP Test for a Plan Year. ADP Safe Harbor Matching Contributions can be either “Basic” or “Enhanced” as set forth in a Safe Harbor 401(k) Addendum. ADP Safe Harbor Matching Contributions can only be distributed upon the earliest to occur of the following dates: (a) a Participant Terminates Employment (separates from service, for Plan Years beginning before 2002) with the Employer; (b) a Participant dies; (c) a Participant suffers a Disability; (d) an event that is described in Code §401(k)(10) occurs; or (e) a Participant reaches Age 59½ (if on or before such date, a pre-

retirement in-service withdrawal of ADP Safe Harbor Matching Contributions is permitted under Section 5.17). With respect to clause (d) of the prior sentence, ADP Safe Harbor Matching Contributions can be distributed (in a lump sum only) upon termination of the Plan, so long as the Sponsoring Employer (or an Affiliated Employer) does not maintain an alternative defined contribution plan at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan’s termination, fewer than 2% of the Employees eligible to participate in the 401(k) Plan as of the date of the Plan’s termination are eligible to participate in the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan. In addition, a defined contribution plan is not an alternative defined contribution plan if it is an employee stock ownership plan as defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that is described in Code §403(b), or a plan that is described in Code §457(b) or Code §457(f). For Plan Years beginning before 2002, ADP Safe Harbor Matching Contributions could also be distributed (in a lump sum only) upon (a) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code §409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets; or (b) the disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Code §409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to employees who continue employment with such subsidiary.

1.12            ADP Safe Harbor Matching Contribution Account. The term ADP Safe Harbor Matching Contribution Account means the account to which a Participant’s ADP Safe Harbor Matching Contributions are credited.

1.13            ADP Safe Harbor Non-Elective Contribution. The term ADP Safe Harbor Non-Elective Contribution means a Non-Elective Contribution in which a Participant will have a 100% Vested Interest at all times, which falls within the requirements of the ADP Safe Harbor as set forth in Code §401(k)(12) and Section 3.16 of the Plan,  and which is intended to automatically satisfy the requirements of the ADP Test for a Plan Year. ADP Safe Harbor Non-Elective Contributions can only be distributed upon the earliest to occur of the following dates: (a) a Participant Terminates Employment (separates from service, for Plan Years beginning before 2002) with the Employer; (b) a Participant dies; (c) a Participant suffers a Disability; (d) an event that is described in Code §401(k)(10) occurs; or (e) a Participant reaches Age 59½ (if on or before such date, a pre-retirement in-service withdrawal of ADP Safe Harbor Non-Elective Contributions is permitted under Section 5.17). With respect to clause (d) of the prior sentence, ADP Safe Harbor Non-Elective Contributions can be distributed (in a lump sum only) upon termination of the Plan, so long as the Sponsoring Employer (or an Affiliated Employer) does not maintain an alternative defined contribution plan at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan’s termination, fewer than 2% of the Employees who were eligible to participate in the 401(k) Plan as of the date of the Plan’s termination are eligible to participate in the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan. In addition, a defined contribution plan is not an alternative defined contribution plan if it is an employee stock ownership plan as defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that is described in Code §403(b), or a plan that is described in Code §457(b) or Code §457(f). For Plan Years beginning before 2002, ADP Safe Harbor Non-Elective Contributions could also be distributed (in a lump sum only) upon (a) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code §409(d)(2)) used in a trade or business of such corporation if it continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets; or (b) the disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Code §409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to employees who continue employment with such subsidiary.

1.14            ADP Safe Harbor Non-Elective Contribution Account. The term ADP Safe Harbor Non-Elective Contribution Account means the account to which a Participant’s ADP Safe Harbor Non-Elective Contributions are credited.

1.15            ADP Test. The term ADP Test means the Actual Deferral Percentage Test.

1.16            Affiliated Employer. The term Affiliated Employer means any of the following: (1) a controlled group of corporations as defined in Code §414(b); (2) a trade or business (whether or not incorporated) under common control as described in Code §414(c); (3) any organization (whether or not incorporated) which is a member of an affiliated service group as described in Code §414(m); and (4) any other entity required to be aggregated as described in Code §414(o). Any Periods of Service or Years of Service with an Affiliated Employer will only be taken into account as otherwise provided under the Plan.

1.17            Age. The term Age means actual age attained unless otherwise specified.

1.18            Aggregate Normal Allocation Rate. The term Aggregate Normal Allocation Rate means the sum of the Employee’s Allocation Rate under the defined contribution plan(s) and the equivalent normal allocation rate under the defined benefit plan(s), determined in the following manner:

(a)         Aggregate Allocation Rates. An Employee’s Aggregate Normal Allocation Rate is determined by treating all defined contribution plans that are part of the combination of defined benefit plan(s) and defined contribution plan(s) as a single plan, and all defined benefit plans that are part of the combination of defined benefit plan(s) and defined contribution plan(s) as a separate single plan. Furthermore, an equivalent normal allocation rate for the Employee is determined pursuant to Regulation §1.401(a)(4)—8(c)(2).

(b)         Options Applied on an Aggregate Basis. The optional rules in Regulation §1.401(a)(4)—2(c)(2)(iv) (imputation of permitted disparity) and (v) (grouping of rates) may not be used to determine an Employee’s allocation or equivalent normal allocation rate, but may be applied to determine an Employee’s Aggregate Normal Allocation Rate by substituting the Aggregate Normal Allocation Rate (determined without regard to the option) for the Employee’s Allocation Rate in that Regulation section where appropriate.

(c)          Consistency Rule. Aggregate Normal Allocation Rates must be determined in a consistent manner for all employees for the Plan Year. The same measurement periods and interest rates must be used, and any available options must be applied consistently, if at all, for the entire combination of defined benefit and defined contribution plan(s). Options that are not permitted to be used under Regulation §1.401(a)(4)—8 in cross-testing a defined contribution plan or a defined benefit plan (such as measurement periods that include future periods, non-standard interest rates, the option to disregard compensation adjustments described in §1.401(a)(4)—13(d), or the option to disregard Plan provisions providing for actuarial increases after normal retirement age under Regulation §1.401(a)(4)—3(f)(3)) may not be used in testing a combination of defined benefit and defined contribution plan(s) on either a benefits or contributions basis, because their use would inevitably result in inconsistent determinations under the defined contribution and defined benefit plan(s).

1.19            Allocation Period. The term Allocation Period means a period of 12 consecutive months or less for which (a) an Employer contribution is made and allocated under the terms of the Plan; (b) Forfeitures are allocated under the terms of the Plan; and/or (c) earnings and losses are allocated under the terms of the Plan.

1.20            Allocation Rate. The term Allocation Rate means, for a Participant for a Plan Year, the sum of the allocations to the Participant’s Account for the Plan Year, expressed as a percentage of Code §414(s) Compensation, subject to the following: (a) the allocations used to determine an Allocation Rate for a Plan Year include all Employer contributions and forfeitures that are allocated or treated as allocated to the Participant’s Account for the Plan Year, other than amounts described in clause (b) below. For this purpose, Employer contributions include Annual Additions described in Regulation §1.415-6(b)(2)(i) (regarding amounts arising from certain transactions between the Plan and the Employer); and (b) allocations of income, expenses, gains, and losses attributable to the balance in a Participant’s Account are not used to determine an Allocation Rate.

1.21            Anniversary Date. The term Anniversary Date means December 31st.

1.22            Annuity Starting Date. The term Annuity Starting Date means the first day of the first period for which a benefit is paid as an annuity, in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to the benefit. The first day of the first period for which a benefit is to be paid by reason of Disability will be treated as the Annuity Starting Date only if it is not an auxiliary benefit.

1.23            Annual Additions. The term Annual Additions means the sum of the following amounts credited to a Participant’s Account for any Limitation Year: (a) Employer contributions; (b) Employee contributions; (c) Forfeitures; (d) amounts allocated to an individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and (e) amounts derived from contributions paid or accrued that are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code §419A(d)(3), under a welfare fund, as defined in Code §419(e), maintained by the Employer. Notwithstanding the foregoing, a Participant’s Annual Additions do not include a Participant’s rollovers, loan repayments, Catch-up Contributions, repayments of either prior Plan distributions or prior distributions of mandatory employee contributions, direct transfers of contributions from another plan to this Plan, deductible contributions to a simplified employee pension plan, or voluntary deductible contributions.

1.24            Applicable Contribution Rate. The term Applicable Contribution Rate, for a Participant who is a Non-Highly Compensated Employee, means (a) for purposes of the ADP Test, the sum of the Qualified Matching Contributions used in the ADP Test for the Participant who is a Non-Highly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for the Participant who is a Non-Highly Compensated Employee for the Plan Year, divided by the Participant’s Code §414(s) Compensation for the Plan Year; and (b) for purposes of the ACP Test, the sum of the Matching Contributions used under the Contribution Percentage Amounts for the Participant who is a Non-Highly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for the Participant who is a Non-Highly Compensated Employee for the Plan Year, divided by the Participant’s Code §414(s) Compensation for the Plan Year.

1.25            Applicable Plan Year. The term Applicable Plan Year means (a) for any Plan Year in which the Prior Year Testing Method is being used, the Plan Year prior to the Plan Year that is being tested; and (b) for any Plan Year in which the Current Year Testing Method is being used, the Plan Year that is being tested.

1.26            Beneficiary. The term Beneficiary means the recipient designated by a Participant to receive the benefit payable upon the Participant’s death, or the recipient designated by a Beneficiary to receive any benefit which may be payable in the event of the Beneficiary’s death prior to receiving the entire death benefit to which the Beneficiary is entitled. All such Beneficiary designations will be made in accordance with the following provisions:

(a)         Beneficiary Designations by a Participant. Subject to the provisions of Section 5.8 regarding the rights of a Participant’s Spouse, each Participant may designate a Beneficiary in writing with the Administrator. If a Participant designates his or her Spouse and the Participant and his or her Spouse are legally divorced subsequent to the date of the designation, then the designation of such Spouse as a Beneficiary hereunder will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation in writing. In the absence of any other designation, the Participant will be deemed to have designated the following Beneficiaries in the following order, provided however, that with respect to clauses (1) and (2) following, such Beneficiaries are then living: (1) the Participant’s Spouse, (2) the Participant’s issue per stirpes; and (3) the Participant’s estate.

(b)         Beneficiary Designations by a Beneficiary. In the absence of a Beneficiary designation or other directive from a Participant to the contrary, any Beneficiary may name his or her own Beneficiary under Section 5.2(d) of the Plan to receive any benefits payable in the event of the Beneficiary’s death prior to the receipt of all the Participant’s death benefits to which the Beneficiary was entitled.

(c)          Beneficiaries Considered Contingent Until the Death of the Participant. Notwithstanding any provision in this Section to the contrary, any Beneficiary named hereunder will be considered a contingent Beneficiary until the death of the Participant (or Beneficiary, as the case may be), and until such time will have no rights granted to Beneficiaries under the Plan.

1.27            Benefiting Participant. The term Benefiting Participant means a Participant who is eligible to receive an allocation of any type of Employer contributions or related Forfeitures as of the last day of an Allocation Period in accordance with the allocation conditions set forth in Article 3 of the Plan. Whether a Participant is a Benefiting Participant for any Allocation Period is determined separately for each type of contribution.

1.28            Break in Service. The term Break in Service means (a) in determining eligibility under Section 2.1, an Eligibility Computation Period during which an Employee is not credited with more than 1 Hours of Service; and (b) in determining Vesting under Section 4.6, a Vesting Computation Period during which an Employee is not credited with more than 1 Hours of Service. If any computation period is less than 12 months, then the Hours of Service threshold set forth in the preceding sentence will be proportionately reduced if the Hours of Service threshold is greater than one. With respect to the Elective Deferral component of a 401(k) Plan, a Participant who incurs a Break in Service but who does not Terminate Employment may continue to have Elective Deferrals made on his or her behalf to the Plan. However, such Participant will not be eligible to receive an allocation of any Non-Safe Harbor Matching Contributions and/or Non-Safe Harbor Non-Elective Contributions (if any) unless such Participant is also a Benefiting Participant.

1.29            Broadly Available Allocation Rates. The term Broadly Available Allocation Rates means, for Plan Years beginning on or after January 1, 2002, that each Allocation Rate is currently available during the Plan Year (within the meaning of Regulation §1.401(a)(4)-4(b)(2)) to a group of Employees that satisfies the requirements of Code §410(b) without regard to the average benefit percentage test of Regulation §1.410(b)-5. If two Allocation Rates could be permissively aggregated under Regulation §1.401(a)(4)-4(d)(4), assuming that the Allocation Rates were treated as benefits, rights, or features, then the Allocation Rates may be aggregated and treated as a single Allocation Rate. However, the disregarding of the age and service conditions as set forth in Regulation §1.401(a)(4)-4(b)(2)(ii)(A) does not apply for purposes of this definition. Furthermore, in determining whether the Plan has Broadly Available Allocation Rates, differences in Allocation Rates attributable solely to the use of permitted disparity as described in Regulation §1.401(1)-2 are disregarded.

1.30            Broadly Available Separate Plans. The term Broadly Available Separate Plans means, for Plan Years beginning on or after January 1, 2002, a combination of defined benefit and defined contribution plans that satisfy the requirements of Code §410(b) and the nondiscrimination in amount requirement of Regulation §1.401(a)(4)—1(b)(2) if each plan were tested separately and assuming that the average benefit percentage test of Regulation §1.410(b)—5 were satisfied. For this purpose, all defined contribution plans that are part of the combination of defined benefit and defined contribution plans are treated as a single defined contribution plan, and all defined benefit plans that are part of the combination of defined benefit and defined contribution plans are treated as a single defined benefit plan. If permitted disparity under Regulation §1.401(a)(4)—7 is used for a Participant for purposes of satisfying the separate testing requirement for plans of one type, permitted disparity may not be used in satisfying the separate testing requirement for plans of the other type for the Participant.

1.31            Cash or Deferred Contribution. The term Cash or Deferred Contribution means an Employer amount that the Participant can elect, subject to the provisions of Section 3.2(b), to have the Employer either (a) provide to the Participant as cash; or (b) contribute to the Plan as an Elective Deferral on behalf of the Participant, which contribution defers the receipt of Compensation by the Participant.

1.32            Catch-Up Contribution. The term Catch-Up Contribution means Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable year. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-Up Contributions, such as (a) the limit on Annual Additions; (b) the dollar limit on Elective Deferrals under Code §402(g) (not counting Catch-Up Contributions); (c) the limit imposed by the ADP Test under § 401(k)(3); or (d) a Plan imposed limit set forth in a resolution properly executed by the Employer which is considered to be an amendment to the Plan. Catch-Up Contributions are not subject to the limit on Annual Additions, are not counted in the ADP Test, and are not counted in determining the Top Heavy Minimum Allocations under Code §416. However, Catch-Up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy. Provisions in the Plan relating to Catch-Up Contributions apply to Elective Deferrals made to the Plan after 2001. The total amount of Catch-Up Contributions for any taxable year will not exceed the Catch-Up Contribution Limit.

1.33            Catch-Up Contribution Limit. The term Catch-Up Contribution Limit means the statutory limit on Catch-Up Contributions for a Participant for any taxable year. A Participant’s Catch-Up Contributions for a taxable year may not exceed (a) the dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) for the taxable year, or (b) when added to other Elective Deferrals, 100% of the Participant’s Compensation for the taxable year. The dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §414(v)(2)(C). Any such adjustments will be in multiples of $500. Different limits apply to Catch-Up Contributions under SIMPLE 401(k) plans.

1.34            Code. The term Code means the Internal Revenue Code of 1986, as amended, the Regulations, and rulings promulgated thereunder by the Internal Revenue Service. All citations to sections of the Code and Regulations are to such sections as they may from time to time be amended or renumbered.

1.35            Code §3401 Compensation. The term Code §3401 Compensation means wages within the meaning of Code §3401(a) (for purposes of income tax withholding at the source), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

1.36            Code §401(a)(17) Compensation Limit. The term Code §401(a)(17) Compensation Limit means, for any Plan Year and/or Limitation Year which begins on or after January 1, 2002, the statutory limit that applies to each Participant’s annual Compensation for a specific Compensation Determination Period; such annual Compensation will not exceed $200,000. However, the $200,000 statutory limit on annual Compensation will be adjusted for cost-of-living increases in accordance with Code §401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Compensation Determination Period that begins with or within such calendar year. If a Compensation Determination Period is less than 12 consecutive months, then the Code §401(a)(17) Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the Compensation Determination Period, and the denominator of which is 12. If Compensation for any prior Compensation Determination Period is used in determining a Participant’s Plan benefits for the current Plan Year, then the annual Compensation for such prior Compensation Determination Period is subject to the applicable Code §401(a)(17) Compensation Limit as in effect for that prior Compensation Determination Period.

1.37            Code §414(s) Compensation. The term Code §414(s) Compensation means, for testing purposes (including, but not limited to, the ADP Test and the ACP Test), any compensation that qualifies as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder. The Administrator is not bound by any other definition of compensation in the Plan in determining Code §414(s) Compensation. The Administrator may determine on an annual basis (and within its discretion) Code §414(s) Compensation, which will be applied consistently to all Participants for a Plan Year; to all applicable tests that are administered for such Plan Year; and to all plans (including this Plan) of the Sponsoring Employer and Adopting Employers for such Plan Year. Code §414(s) Compensation may be determined over the Plan Year for which the applicable test is being performed or the calendar year ending within such Plan Year. In determining Code §414(s) Compensation, the Administrator within its discretion may take into consideration only the Compensation received while the Employee is a Participant under the component of the Plan being tested,  and/or only the Compensation for the portion of the Plan Year during which the Plan was a 401(k) Plan.

1.38            Code §415(c)(3) Compensation. The term Code §415(c)(3) Compensation means the following:

(a)         Top Heavy Allocations and Key Employee Determinations. In determining any Top Heavy Minimum Allocation and whether an Employee is a Key Employee, the term Code §415(c)(3) Compensation means Form W-2 Compensation during the entire Compensation Determination Period that statutorily applies.

(b)         Code §415 Limitations. In determining a Participant’s Code §415 limitation for any Limitation Year, the term Code §415(c)(3) Compensation means Form W-2 Compensation during the entire Compensation Determination Period that statutorily applies.

(c)          Highly Compensated Employee Determination. In determining whether a Participant is a Highly Compensated Employee (or for any other statutory determination not described in paragraphs (a) and (b) above), the term Code §415(c)(3) Compensation means Form W-2 Compensation during the entire Compensation Determination Period that statutorily applies.

(d)         Exclusions to Compensation Do Not Apply. Code §415(c)(3) Compensation includes any amounts that are excluded from Compensation under Section 1.40 of the Plan.

(e)          Inclusion of Certain Amounts. Code §415(c)(3) Compensation includes any elective deferral as defined in Code §402(g)(3) and any amount contributed or deferred by the Employer at the election of the Employee which is not includible in gross income by reason of Code §125, Code §132(f)(4), or Code §457.

(f)           Self-Employed Individuals. Code §415(c)(3) Compensation of a Self-Employed Individual will be equal to his or her Earned Income, plus amounts deferred at the election of the Self-Employed Individual that would be includible in gross income but for the rules of Code §402(e)(3), §402(h)(1)(B), §402(k), or §457(b).

(g)          Treatment of Post-Severance Compensation. Effective January 1, 2005, Code §415(c)(3) Compensation includes Post-Severance Compensation.

1.39            Committee. The term Committee means the administrative/advisory group that the Sponsoring Employer may establish, to which the Sponsoring Employer may delegate certain of the Sponsoring Employer’s responsibilities as Administrator. The Sponsoring Employer is permitted to select another name for such administrative/advisory group. The Sponsoring Employer may appoint one or more members to the Committee. Members of the Committee need not be Participants or Beneficiaries, and officers and directors of the Sponsoring Employer are not precluded from serving as members of the Committee.

1.40            Compensation. The term Compensation means the following with respect to determining the amount of, and the allocation of, the various Employer contributions permitted under the terms of the Plan:

(a)         Compensation for Elective Deferral Purposes. In determining the amount of a Participant’s Elective Deferrals, the term Compensation means a Participant’s base compensation plus commissions received during a Compensation Determination Period. For purposes of this paragraph, (1) a Compensation Determination Period is the Plan Year; and (2) any elective deferrals as defined under Code §402(g) and any amount contributed or deferred by the Employer at the election of the Employee which is not includible in gross income by reason of Code §125, Code §132(f)(4) or Code §457, will be included in Compensation. In addition, any amount received under the following circumstances will not be considered Compensation for purposes of this paragraph: Effective January 1, 2003, compensation for Employees who receive commission income and who are classified as Loan Originators and Investment Consultants shall not exceed the Highly Compensated Employee compensation threshhold in effect for that year.

(b)         Compensation for Non-Safe Harbor Matching Contribution Purposes. In determining Non-Safe Harbor Matching Contributions, the term Compensation means a Participant’s base compensation plus commissions received during a Compensation Determination Period. For purposes of this paragraph, (1) a Compensation Determination Period is the Plan Year; and (2) any elective deferrals as defined under Code §402(g) and any amount contributed or deferred by the Employer at the election of the Employee which is not includible in gross income by reason of Code §125, Code §132(f)(4) or Code §457, will be included in Compensation.  Effective January 1, 2003, compensation for Employees who receive commission income and who are classified as Loan Originators and Investment Consultants shall not exceed the Highly Compensated Employee compensation threshhold in effect for that year.

(c)          Compensation for Non-Safe Harbor Non-Elective Contribution Purposes. In determining Non-Safe Harbor Non-Elective Contributions, the term Compensation means a Participant’s base compensation plus commissions received during a Compensation Determination Period. For purposes of this paragraph, (1) a Compensation Determination Period is the Plan Year; and (2) any elective deferrals as defined under Code §402(g) and any amount contributed or deferred by the Employer at the election of the Employee which is not includible in gross income by reason of Code §125, Code §132(f)(4) or Code §457, will be included in Compensation. In addition, any amount received under the following circumstances will not be considered Compensation for purposes of this paragraph: (1) amounts received prior to the date the Employee becomes a Participant in the Non-Safe Harbor Non-Elective Contribution component of the Plan; and (2) amounts received by an Employee while an Employee is a member of an ineligible class of Employees with respect to the Non-Safe Harbor Non-Elective Contribution component of the Plan. Effective January 1, 2003, compensation for Employees who receive commission income and who are classified as Loan Originators and Investment Consultants shall not exceed the Highly Compensated Employee compensation threshhold in effect for that year.

(d)         Compensation Used to Determine Safe Harbor 401(k) Contributions. For any year in which this is a Safe Harbor 401(k) Plan or a Safe Harbor 401(m) Plan, the Compensation used in determining the Safe Harbor 401(k) Contribution will be set forth in a Safe Harbor 401(k) Addendum executed by the Sponsoring Employer, except that no dollar limit, other than the Code §401(a)(17) Limit, applies to the Compensation of a NHCE. Compensation for a Safe Harbor 401(k) Plan or Safe Harbor 401(m) Plan must qualify as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder. Effective January 1, 2003, compensation for Employees who receive commission income and who are classified as Loan Originators and Investment Consultants shall not exceed the Highly Compensated Employee compensation threshhold in effect for that year.

(e)          Compensation of Self-Employed Individuals. For purposes of this Plan, the Compensation of a Self-Employed Individual will be equal to his or her Earned Income; however, such Compensation will not exceed the Code §401(a)(17) Compensation Limit. Effective January 1, 2003, compensation for Employees who receive commission income and who are classified as Loan Originators and Investment Consultants shall not exceed the Highly Compensated Employee compensation threshhold in effect for that year.

(f)           Code §401(a)(17) Compensation Limit. In determining Compensation for all purposes other than for Elective Deferral purposes under Code §402(g), a Participant’s Compensation for any Compensation Determination Period will not exceed the Code §401(a)(17) Compensation Limit. Effective January 1, 2003, compensation for Employees who receive commission income and who are classified as Loan Originators and Investment Consultants shall not exceed the Highly Compensated Employee compensation threshhold in effect for that year.

(g)          Compensation for Permitted Disparity Purposes. If a Non-Safe Harbor Non-Elective Contribution is determined and/or allocated according to the rules of permitted disparity under Code §401(l) and the Regulations thereunder, then Compensation for such purposes must qualify as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder. Effective January 1, 2003, compensation for Employees who receive commission income and who are classified as Loan Originators and Investment Consultants shall not exceed the Highly Compensated Employee compensation threshhold in effect for that year.

1.41            Compensation Determination Period. The term Compensation Determination Period means, for each definition of Compensation as it relates to a particular component or type of contribution under the Plan, either the Plan Year, the Fiscal Year ending with or within the Plan Year, or the calendar year ending with or within the Plan Year, as specifically set forth in the Plan with respect to the particular component or type of contribution. However, for purposes of a specific statutory determination (e.g. whether an Employee is a Highly Compensated Employee), the term “Compensation Determination Period” means the period that is stated in this Plan.

1.42            Contribution Percentage. The term Contribution Percentage means the ratio (expressed as a percentage and calculated to the nearest hundredth of a percentage point) of the Participant’s Contribution Percentage Amounts to the Participant’s Code §414(s) Compensation for the Plan Year, subject to the following rules:

(a)         Highly Compensated Employees in Multiple 401(m) Plans of the Sponsoring Employer. The Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to such Participant’s accounts under two or more Code §401(m) plans that are maintained by the Sponsoring Employer, will be determined as if the total of such Contribution Percentage Amounts was made under each 401(m) plan. If a Highly Compensated Employee participates in two or more Code §401(m) plans of the Sponsoring Employer that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such Code §401(m) plans will be aggregated. For Plan Years beginning prior to 2006 (or the year of such earlier effective date as may be provided in a separate amendment for implementing the final §401(m) Regulations and as permitted by such Regulations), all such Code §401(m) plans ending with or within the same calendar year will be treated as a single Code §401(m) plan. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under the Code §401(m) Regulations.

(b)         Participants Without Contributions. If no Employee Contributions, Matching Contributions, Elective Contributions, or Qualified Non-Elective Contributions are taken into account in the ACP Test with respect to a Participant for the Plan Year, then the Contribution Percentage of the Participant is zero (0).

1.43            Contribution Percentage Amounts. The term Contribution Percentage Amounts means the sum of the Employee Contributions, Non-Safe Harbor Matching Contributions, Qualified Matching Contributions, Elective Deferrals, and Qualified Non-Elective Contributions made under the Plan on behalf of the Participant for the Plan Year. The calculation of a Participant’s Contribution Percentage Amounts is subject to the following rules:

(a)         Timing of Employee Contributions. An amount withheld from an Employee’s pay (or a payment by the Employee to a Plan agent) is treated as an Employee Contribution at the time of withholding (or payment) if the paid funds are transmitted to the Trust within a reasonable period after withholding (or payment).

(b)         Recharacterized Elective Contributions Are Included. Excess Contributions which are recharacterized in accordance with Regulation §1.401(k)—2(b)(3) are taken into account as Employee Contributions for the Plan Year that includes the time at which the Excess Contribution is includible in the gross income of the Employee under Regulation §1.401(k)—2(b)(3)(ii).

(c)          Matching Contributions That Are Included. A Matching Contribution is used in determining a Participant’s Contribution Percentage Amount for a Plan Year only if each of the following requirements is satisfied: (1) the contribution is allocated to the Employee’s Matching Contribution Account under the terms of the Plan as of an allocation date within that Plan Year; (2) the contribution is made on account of (or the Matching Contribution is allocated on the basis of) the Participant’s Elective Deferrals or Employee Contributions for that Plan Year; and (3) the contribution is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year that contains the allocation date for the Matching Contribution.

(d)         Elective Deferrals May Be Included in the Contribution Percentage Amounts. The Sponsoring Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as (a) the ADP Test is met before the Elective Deferrals are used in the ACP Test, and (b) the ADP Test continues to be met following the exclusion of the Elective Deferrals used to meet the ACP Test, subject to the following rules: (1)  Elective Deferrals in a Safe Harbor 401(k) Plan described in Regulation §1.401(k)—3 cannot be used as Contribution Percentage Amounts; (2) the plan that provides for Employee Contributions and/or Matching Contributions and the plan to which the Elective Deferrals are made are plans that would be permitted to be aggregated under Regulation §1.401(m)—1(b)(4); and (3) if the Plan Year of the plan that provides for Employee Contributions and/or Matching Contributions is changed to satisfy the requirement under Regulation §1.410(b)—7(d)(5) that aggregated plans have the same Plan Year, then Elective Deferrals may be taken into account in the resulting short Plan Year, but only if such Elective Deferrals could have been taken into account under an ADP Test for a plan with that same short Plan Year.

(e)          Qualified Non-Elective Contributions That May be Used. Qualified Non-Elective Contributions may be taken into account in determining a Participant’s Contribution Percentage Amounts for a Plan Year, but only to the extent that the Qualified Non-Elective Contributions satisfy the following requirements:

(1)         Timing of Allocation. The Qualified Non-Elective Contribution is allocated to the Participant’s Account as of a date within that Plan Year (within the meaning of Regulation §1.401(k)—2(a)(4)(i)(A)). In order to be used in calculating the Contribution Percentage Amounts for a Participant who is a Non-Highly Compensated Employees for an Applicable Plan Year, the Qualified Non-Elective Contribution must be contributed no later than the end of the 12-month period following the Applicable Plan Year.

(2)         QNECs Must Satisfy Code §401(a)(4). The amount of Qualified Non-Elective Contributions satisfies the requirements of Code §401(a)(4) and Regulation §1.401(a)(4)—1(b)(2). If the Sponsoring Employer is applying the special rule for Employer-wide plans in Regulation §1.414(r)—1(c)(2)(ii) with respect to the Plan, then the determination of whether the Qualified Non-Elective Contributions satisfy the requirements of Code §401(a)(4) must be made on an Employer-wide basis, regardless of whether the plans to which the Qualified Non-Elective Contributions are made are satisfying the requirements of Code §410(b) on an Employer-wide basis. If the Sponsoring Employer is treated as operating qualified separate lines of business and does not apply the special rule for Employer-wide plans in Regulation §1.414(r)—1(c)(2)(ii) with respect to the Plan, then the determination of whether the Qualified Non-Elective Contributions satisfy the requirements of Code §401(a)(4) is not permitted to be made on an Employer-wide basis regardless of whether the plans to which the Qualified Non-Elective Contributions are made are satisfying the requirements of Code §410(b) on an Employer-wide basis.

(3)         Aggregation Must Be Permitted. The plan that provides for Employee Contributions and/or Matching Contributions and the plan to which the Qualified Non-Elective Contributions are made, are plans that would be permitted to be aggregated under Regulation §1.401(m)—1(b)(4). If the Plan Year of the plan that provides for Employee Contributions and/or Matching Contributions is changed to satisfy the requirement under Regulation §1.410(b)—7(d)(5) that aggregated plans have the same Plan Year, then Qualified Non-Elective Contributions may be taken into account in the resulting short Plan Year, but only if such Qualified Non-Elective Contributions could have been taken into account under an ADP Test for a plan with that same short Plan Year.

(4)         Limitation on Disproportionate QNECs. Qualified Non-Elective Contributions cannot be taken into account as Contribution Percentage Amounts of a Plan Year for a Non-Highly Compensated Employee to the extent the QNECs exceed the product of (i) that Non-Highly Compensated Employee’s Code §414(s) Compensation, multiplied by (i) the greater of (A) 5% (or 10% of a Non-Highly Compensated Employee’s Code §414(s) Compensation with respect to an Employer’s obligation to make Prevailing Wage Contributions to the Plan), or (B) two times the Plan’s Representative Contribution Rate. Any Qualified Non-Elective Contribution used under an ADP Test under Regulation §1.401(k)—2(a)(6) (including the determination of the Representative Contribution Rate for purposes of Regulation §1.401(k)—2(a)(6)(iv)(B)), is not permitted to be taken into account for purposes of the ACP Test (including the determination of the Representative Contribution Rate for purposes of the ACP Test).

(5)         Prohibition Against Double-Counting. Qualified Non-Elective Contributions cannot be taken into account for purposes of the Contribution Percentage Amounts to the extent such contributions are taken into account for purposes of satisfying any other ACP Test, any ADP Test, or the requirements of Regulation §1.401(k)—3, §1.401(m)—3 or §1.401(k)—4. Qualified Non-Elective Contributions that are made pursuant to Regulation §1.401(k)—3(b) cannot be taken into account under the ACP Test.

(6)         Switching the Testing Method. If this Plan switches from the Current Year Testing Method to the Prior Year Testing Method pursuant to Regulation §1.401(m)—2(c)(1), Qualified Non-Elective Contributions that are taken into account under the Current Year Testing Method for a Plan Year may not be taken into account under the Prior Year Testing Method for the next Plan Year.

(f)           Qualified Matching Contributions Used to Satisfy ADP Test Are Excluded. Qualified Matching Contributions that are taken into account for the ADP Test of Code §401(k)(3) under Regulation §1.401(k)—2(a)(6) are not taken into account in determining a Participant’s Contribution Percentage Amounts.

(g)          Forfeited Matching Contributions Are Excluded. Contribution Percentage Amounts will not include either the non-Vested portion of Matching Contributions that are forfeited to correct Excess Aggregate Contributions, or Matching Contributions (both the Vested and non-Vested portions) that are forfeited because they relate to Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

(h)         Additional Employee Contributions or Matching Contributions of Code §414(u) Are Excluded. Contribution Percentage Amounts will not include additional Employee Contributions and Matching Contributions that are made by reason of a Participant’s qualified military service under Code §414(u) for the Plan Year for which the contributions are made, or for any other Plan Year.

1.44            Counting of Hours Method. The term Counting of Hours Method means a method for crediting service for eligibility, for Vesting, for determining a Participant’s allocation, and/or for applying the allocation conditions for an Employer contribution or Forfeiture. Under the Counting of Hours Method, an Employee is credited with the number of Hours of Service for which the Employee is paid or entitled to payment (or such other circumstances for which Hours of Service are credited), pursuant to the definition of Hour of Service.

1.45           Current Year Testing Method. The term Current Year Testing Method means the nondiscrimination testing method in which (a) for purposes of the ADP Test, the ADP for Participants who are Highly Compensated Employees for the Plan Year that is being tested is compared to the ADP for Participants who are Non-Highly Compensated Employees for the Plan Year that is being tested; and (b) for purposes of the ACP Test, the ACP for Participants who are Highly Compensated Employees for the Plan Year that is being tested is compared to the ACP for Participants who are Non-Highly Compensated Employees for the Plan Year that is being tested.

1.46            Deemed Code §125 Compensation. The term Deemed Code §125 Compensation means an amount that is excludable from the gross income of the Employee under Code §106 and that is not available to the Employee in cash in lieu of group health coverage under a Code §125 arrangement solely because that Employee is not able to certify that he or she has other health coverage. Amounts are Deemed Code §125 Compensation only if the Employer does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan.

1.47            Deemed IRA Contribution. The term Deemed IRA Contribution means an Individual Retirement Account contribution made to this Plan.

1.48            Deemed IRA Account. The term Deemed IRA Contribution Account means the account to which a Participant’s Deemed IRA Contributions are allocated.

1.49            Designated Beneficiary. The term Designated Beneficiary means, for purposes of required minimum distributions under Section 5.9 of the Plan, the individual who is designated as the Beneficiary pursuant to the provisions of the Plan and is the Designated Beneficiary under Code §401(a)(9), the previously final Regulation §1.401(a)(9)-1, Q&A-4, and the final Regulation §1.401(a)(9)-4.

1.50            Determination Date. The term Determination Date means, for any Plan Year subsequent to the first Plan Year of the Plan, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the term “Determination Date” means the last day of that first Plan Year.

1.51            Disability. The term Disability means a physical or mental impairment arising after an Employee has become a Participant which, in the opinion of the Social Security Administration, qualifies the Participant for disability benefits under the Social Security Act in effect on the date that the Participant suffers the mental or physical impairment.

1.52            Distribution Calendar Year. The term Distribution Calendar Year means, for purposes of required minimum distributions under Section 5.9, a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date.

1.53            Early Retirement Age. There is no Early Retirement Age under the Plan.

1.54            Earned Income. The term Earned Income means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable thereto. Net earnings will be reduced by deductible contributions by the Employer to a qualified retirement plan. Net earnings will be determined with regard to the deduction allowed to the Employer by Code §164(f) for taxable years beginning after December 31, 1989.

1.55            Elective Deferral. The term Elective Deferral means Employer contributions made to the Plan at the election of the Participant in lieu of cash Compensation, and will include contributions made pursuant to a salary deferral agreement or other deferral mechanism. In any taxable year, a Participant’s Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under (a) any qualified cash or deferred arrangement under Code §401(k); (b) any salary reduction simplified employee pension described in Code §408(k)(6); (c) any SIMPLE IRA Plan described in Code §408(p); (d) any plan under Code §501(c)(18); and (e) any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code §403(b) pursuant to a Salary Deferral Agreement. For years beginning after 2005, the term “Elective Deferral” includes Pre-Tax Elective Deferrals and Roth Elective Deferrals. An Elective Deferral must relate to Compensation that either (a) would have been received by the Employee in the Plan Year but for the Employee’s election to defer; or (b) if elected by the Sponsoring Employer for purposes of the ADP Test, is attributable to services performed by the Employee in the Plan Year and, but for the Employee’s election to defer, would have been received by the Employee within 2½ months after the close of the Plan Year. If elected by the Sponsoring Employer for purposes of the ADP Test, then this Plan will provide for Elective Deferrals that relate to Compensation that would have been received after the close of a Plan Year to be considered for such prior Plan Year rather than the Plan Year in which the Compensation would have been received.

1.56            Eligibility Computation Period. The term Eligibility Computation Period means a period of 12 consecutive months which is used for purposes of eligibility to participate in the Plan (or a component of the Plan). An Employee’s initial Eligibility Computation Period will begin on his or her Employment Commencement Date. The second Eligibility Computation Period will begin on the first day of the Plan Year which begins prior to the first anniversary of the Employee’s Employment Commencement Date (regardless of whether the Employee is credited with a specific number of Hours of Service during the initial Eligibility Computation Period) and each subsequent Eligibility Computation Period will consist of each subsequent Plan Year.

1.57            Eligible Employee. The term Eligible Employee means any Employee who is a member of an eligible class of Employees and who is not excluded from participating in the Plan (or a component of the Plan). Furthermore, the Sponsoring Employer may elect at any time to reclassify any Employee who had been excluded from participating in the Plan (or a component of the Plan) to be an Eligible Employee through a Plan amendment that is retroactively applied for one or more prior Plan Years because the Plan (or a component of the Plan) failed to satisfy for such Plan Year one of the tests set forth in Code §410(b)(1)(A), (B) or (C), or for any other reason required to maintain the tax exempt status of the Plan.

1.58            Employee. The term Employee means (a) any person who is reported on the payroll records of the Employer as an employee and who is deemed by the Employer to be a common law employee; (b) any person who is reported on the payroll records of an Affiliated Employer as an employee and who is deemed by the Affiliated Employer to be a common law employee (even if the Affiliated Employer is not an Adopting Employer), except for purposes of determining eligibility to participate in the Plan; (c) any Self-Employed Individual who derives Earned Income from the Employer; and (d) any person who is considered a Leased Employee but who (1) is not covered by a plan described in Code §414(n)(5), or (2) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employer’s non-highly compensated workforce. However, the term “Employee” will not include an Independent Contractor. If an Independent Contractor is later determined by the Employer, a court, or governmental agency to be an Employee or to have been an Employee of the Employer or an Affiliated Employer, and so long as such individual is an Eligible Employee, then such individual will only be eligible to participate in the Plan in accordance with the requirements of the Employee Plans Compliance Resolution System (EPCRS) under Revenue Procedure 2006-27 and subsequent guidance.

1.59            Employee Contribution. The term Employee Contribution means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which the contribution is made (other than Roth Elective Deferrals) and that is maintained under a separate account to which earnings and losses are allocated. Employee Contributions include Voluntary Employee Contributions.

1.60            Employer. The term Employer means the Sponsoring Employer and any Adopting Employer.

1.61            Employment Commencement Date. The term Employment Commencement Date means the first day that an Employee is credited with an Hour of Service for an Employer or an Affiliated Employer.

1.62            Equivalent Accrual Rate. The term Equivalent Accrual Rate means the annual benefit that is the result of normalizing the increase in the Participant’s Account balance during the measurement period, divided by the number of years in which the Participant benefited under the Plan during the measurement period, and expressed either as a dollar amount or as a percentage of the Participant’s average annual Code §414(s) Compensation. A measurement period that includes future years may not be used. For purposes of determining an Equivalent Accrual Rate, the following rules apply:

(a)         Determination of Account Balance. The increase in the Participant’s Account balance during the measurement period taken into account does not include income, expenses, gains, or losses allocated during the measurement period that are attributable to the Participant’s Account balance as of the beginning of the measurement period, but does include any additional amounts that would have been included in the increase in the Participant’s Account balance but for the fact that the additional amounts were previously distributed (including a reasonable adjustment for interest). If the measurement period is the current Plan Year, the Sponsoring Employer may also elect to disregard the income, expenses, gains, and losses allocated during the current Plan Year that are attributable to the increase in the Participant’s Account balance since the beginning of the Plan Year, and thus determine the increase in Participant’s Account balance during the Plan Year taking into account only allocations described in Regulation §1.401(a)(4)-2(c)(2)(ii). In addition, the Sponsoring Employer may disregard distributions to a Non-Highly Compensated Employee as well as distributions to any Employee in Plan Years beginning before a selected date no later than January 1, 1986.

(b)         Normalization. The Participant’s Account balance determined under paragraph (a) is normalized into a single-sum benefit that is immediately and unconditionally payable to the Employee. A standard interest rate, and a straight life annuity factor that is based on the same or a different standard interest rate and on a standard mortality table, must be used in normalizing this benefit. In addition, no mortality may be assumed prior to the Employee’s testing age.

(c)          Options. Any of the optional rules in Regulation §1.401(a)(4)-3(d)(3) (e.g., imputation of permitted disparity) may be applied in determining an Employee’s Equivalent Accrual Rate by substituting the Employee’s Equivalent Accrual Rate (determined without regard to this option) for the Employee’s Normal Accrual Rate where appropriate. For this purpose, however, the last sentence of the fresh-start alternative in

Regulation §1.401(a)(4)-3(d)(3)(iii)(A) (dealing with Compensation adjustments to the frozen accrued benefit) is not applicable. No other options are available in determining an Employee’s Equivalent Accrual Rate except those (e.g., selection of alternative measurement periods) specifically provided in this definition. None of the optional special rules in Regulation §1.401(a)(4)-3(f) (e.g., determination of benefits on other than a Plan Year basis under Regulation §1.401(a)(4)-3(f)(6)) is available.

(d)         Consistency Rule. Equivalent Accrual Rates must be determined in a consistent manner for all Employees for the Plan Year. The same measurement periods and standard interest rates must be used, and any available options must be applied consistently if at all.

1.63            ERISA. The term ERISA means the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations, and Advisory Opinions and other rulings promulgated by the Department of Labor (or any agency thereunder). All citations to sections of ERISA and the Department of Labor Regulations are to such sections as they may from time to time be amended or renumbered.

1.64            Excess Annual Additions. The term Excess Annual Additions means an amount of Annual Additions credited to a Participant’s Account that exceeds the maximum Annual Additions limitation set forth in Section 6.1 for any Limitation Year. If Excess Annual Additions are treated according to Section 6.4, then such Excess Annual Additions will not be deemed Annual Additions.

1.65            Excess Aggregate Contributions. The term Excess Aggregate Contributions means, with respect to any Plan Year, the excess of (a) the aggregate Contribution Percentage Amounts used in computing the numerator of the Contribution Percentage actually made on behalf of Participants who are HCEs for such Plan Year, over (b) the maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing Contribution Percentage Amounts made on behalf of Participants who are HCEs in order of their Contribution Percentages beginning with the highest of such Contribution Percentages). Such determination will be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

1.66            Excess Contributions. The term Excess Contributions means, with respect to any Plan Year, the excess of (a) the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of HCEs for such Plan Year, over (b) the maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of HCEs in the order of their Actual Deferral Percentages, beginning with the highest of such percentages).

1.67            Excess Elective Deferrals. The term Excess Elective Deferrals means those Elective Deferrals of a Participant that either (a) are made during the Participant’s taxable year and exceed the dollar limitation under Code §402(g) (including, if applicable, the Catch-up Contribution Limit as defined in Code §414(v)) for such taxable year; or (b) are made during a calendar year and exceed the dollar limitation under Code §402(g) (including, if applicable, the Catch-Up Contribution Limit as defined in Code §414(v)) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Sponsoring Employer.

1.68            401(k) Plan. The term 401(k) Plan means a plan which permits the plan’s participants to have Elective Deferrals made on their behalf to the plan.

1.69            401(m) Plan. The term 401(m) Plan means a plan which permits or requires the plan’s participants to make Employee Contributions to the plan, and/or which allocates Matching Contributions to participants in the plan.

1.70            Fiscal Year. The term Fiscal Year means the Sponsoring Employer’s 12 consecutive month accounting year beginning January 1st and ending the following December 31st. If the Fiscal Year is changed, a short Fiscal Year is established beginning the day after the last day of the Fiscal Year in effect before this change and ending on the last day of the new Fiscal Year.

1.71            Forfeiture. The term Forfeiture means generally the amount by which a Participant’s Account balance attributable to Employer contributions exceeds his or her Vested Interest in the Participant’s Account balance attributable to Employer contributions as of the date set forth in Section 3.11. Furthermore, the term “Forfeiture” means the non-Vested portion of Matching Contributions that are removed from a Participant’s Account to correct Excess Aggregate Contributions, and Matching Contributions (both the Vested and non-Vested portions) removed from a Participant’s Account because such Matching Contributions relate to Excess Deferrals, Excess

Contributions, or Excess Aggregate Contributions. Lastly, the term “Forfeiture” means any amount that is removed from a Participant’s Account pursuant to any Employee Plans Compliance Resolution System (EPCRS) program or any other correction guidance that is issued by the Internal Revenue Service. No Forfeitures will occur solely because (a) a Participant withdraws Employee Contributions from the Plan; (b) a Participant withdraws Elective Deferrals from the Plan; or (c) a Participant transfers employment from the Sponsoring Employer to an Affiliated Employer or Adopting Employer (or vice versa).

1.72            Forfeiture Account. The term Forfeiture Account means the notational bookkeeping account into which all Forfeitures are placed pending allocation (or other use) pursuant to Section 3.11(c).

1.73            Form W-2 Compensation. The term Form W-2 Compensation means wages within the meaning of Code §3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) which is actually paid or made available and is included in the Employee’s gross income for which the Employer is required to furnish the Employee a Form W-2 under Code §6041(d), §6051(a)(3) and §6052. Form W-2 Compensation must be determined without regard to any rules under Code §3401(a) that limit remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

1.74            Gradually Increasing Age or Service Schedule. The term Gradually Increasing Age or Service Schedule means, for Plan Years beginning on or after January 1, 2002, that the allocation formula for all Participants under the Plan provides for a single schedule of Allocation Rates under which:

(a)         Series of Bands. The schedule defines a series of bands based on Age, Years of Service (or Periods of Service), or the number of points representing the sum of Age and Years of Service (or Periods of Service) with respect to age and service points, under which the same Allocation Rate applies to all employees whose Age, Years of Service (or Periods of Service), or Age and service points are within each band; and

(b)         Smoothly Increasing at Regular Intervals. The Allocation Rates under the schedule increase smoothly at regular intervals, within the following meanings:

(1)         Smoothly Increasing Schedule of Allocation Rates. A schedule of Allocation Rates increases smoothly if the Allocation Rate for each band within the schedule is greater than the Allocation Rate for the immediately preceding band (i.e., the band with the next lower number of years of Age, Years of Service (or Periods of Service), or Age and service points) by no more than 5 percent (5%). However, a schedule of Allocation Rates will not be treated as increasing smoothly if the ratio of the allocation rate for any band to the rate for the immediately preceding band is more than 2.0 or if it exceeds the ratio of Allocation Rates between the two immediately preceding bands.

(2)         Regular Intervals. A schedule of Allocation Rates has regular intervals of Age, Years of Service (or Periods of Service), or Age and service points, if each band, other than the band associated with the highest Age, Years of Service (or Periods of Service), or Age and service points, is the same length. For this purpose, if the schedule is based on Age, the first band is deemed to be of the same length as the other bands if it ends at or before age 25. If the first age band ends after Age 25, then, in determining whether the length of the first band is the same as the length of other bands, the starting age for the first age band is permitted to be treated as Age 25 or any Age earlier than 25. For a schedule of allocation rates based on Age and service points, the rules of the preceding two sentences are applied by substituting 25 Age and service points for age 25. For a schedule of allocation rates based on service, the starting service for the first service band is permitted to be treated as one Year of Service (or Period of Service) or any lesser amount of service.

(c)          Minimum Allocation Rates Permitted. A schedule of Allocation Rates under the Plan is considered to increase smoothly at regular intervals if a minimum uniform Allocation Rate is provided for all Participants or the Top Heavy Minimum Allocation described in Code §416(c)(2) is provided for all Non-Key Employees (either because the Plan is Top Heavy or without regard to whether the Plan is Top Heavy) if the schedule satisfies one of the following conditions:

(1)         Hypothetical Schedule. The Allocation Rates under the Plan that are greater than the minimum Allocation Rate can be included in a hypothetical schedule of Allocation Rates that increases smoothly at regular intervals, where the hypothetical schedule has a lowest allocation rate no lower than 1% of Code §414(s) Compensation; or

(2)         Schedule of Allocation Rates Based on Age. If the Plan is using a schedule of Allocation Rates based on Age, for each Age band in the schedule that provides an Allocation Rate greater than the minimum Allocation Rate, then there could be a Participant in that Age band with an Equivalent Accrual Rate that is less than or equal to the Equivalent Accrual Rate that would apply to a Participant whose Age is the highest Age for which the Allocation Rate equals the minimum Allocation Rate.

1.75            HCE. The term HCE means a Highly Compensated Employee.

1.76            Highly Compensated Employee. The term Highly Compensated Employee means any Employee who (a) was a 5% owner as defined in Code §416(i)(1)(B)(i) at any time during the Plan Year or during the look-back year. In determining whether an Employee is a Highly Compensated Employee based on his or her status as a 5% owner, the look-back year will be the 12-month period immediately preceding the Plan Year for which the determination is being made; or (b) for the look-back year, had Code §415(c)(3) Compensation in excess of $80,000 as adjusted under Code §415(d) (except that the base period will be the calendar quarter ending September 30, 1996). In determining if an Employee is a Highly Compensated Employee based on Code §415(c)(3) Compensation, the look-back year will be the 12-month period immediately preceding the Plan Year for which the determination is being made, and the top paid group election in Code §414(q)(3) will be applied. In determining if an individual is a highly compensated former Employee, the rules for determining which Employees are Highly Compensated Employees for the Plan Year for which the determination is being made (in accordance with Temporary Regulation §1.414(q)-1T, A-4 and Notice 97-45) will be applied. If the Employer maintains more than one qualified retirement plan, this Section will be applied in a uniform, consistent manner to all such plans.

1.77            Hour of Service. The term Hour of Service means:

(a)         Determination of Hours. The term Hour of Service means (1) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Employer, which will be credited to the Employee for the computation period in which the duties are performed; (2) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that no more than 501 Hours of Service will be credited under this clause (2) for any single continuous period (regardless of whether such period occurs in a single computation period); and (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, except that the same Hours of Service will not be credited both under clause (1) or clause (2), as the case may be, and under this clause (3), and these Hours of Service will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours of Service under this paragraph will be calculated and credited pursuant to Department of Labor Regulation §2530.200b-2, which is incorporated herein by reference. Furthermore, Hours of Service will be credited for any individual who is considered to be an Employee under Code §414(n) for purposes of this Plan.

(b)         Maternity or Paternity Leave. Solely for purposes of determining whether a Break in Service has occurred in a computation period for purposes of an Employee’s eligibility for Plan participation, Vesting, and benefit accrual/allocation, an individual on Maternity or Paternity Leave will receive credit for up to 501 Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. The Hours of Service credited for a Maternity or Paternity Leave will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that computation period, or in all other cases, in the following computation period.

(c)          Use of Equivalencies. Notwithstanding paragraph (a), the Administrator may elect for all Employees or for one or more different classifications of Employees (provided such classifications are reasonable, are consistently applied, and are nondiscriminatory) to apply one or more of the following equivalency methods in determining an Employee’s Hours of Service. Under such equivalency methods, an Employee will be credited with (1) 190 Hours of Service for each month that he or she is credited with at least one Hour of Service during that month; (2) 95 Hours of Service for each semi-monthly period that he or she is credited with at least one Hour of Service during that semi-monthly period; (3) 45 Hours of Service for each week that he or she is credited with at least one Hour of Service during that week; and/or (4) 10 Hours of Service for each day that he or she is credited with at least one Hour of Service during that day.

1.78            Hypothetical Entry Date. The term Hypothetical Entry Date means, with respect to a Plan (or a component of a Plan) that provides that Otherwise Excludable Participants are eligible to participate in the Plan (or component of the Plan), the date that an Otherwise Excludable Participant would hypothetically enter the Plan (or component of the Plan) and would no longer be considered an Otherwise Excludable Participant had the Plan (or component of the Plan) used the Plan maximum age and service requirements of Code §410(a)(1)(A) as the eligibility requirements for the Plan (or component of the Plan). The Hypothetical Entry Date for purposes of this Plan is the Employee’s entry date under Section 2.1 for the component of the Plan for which the determination relates.

1.79            Immediately Distributable. The term Immediately Distributable means any part of the Participant’s benefit that could be distributed to the Participant (or the Participant’s surviving Spouse) before the Participant reaches (or would have reached if not deceased) the later of his or her Normal Retirement Age or Age 62.

1.80            Independent Contractor. The term Independent Contractor means an individual who is not reported on the payroll records of the Employer or an Affiliated Employer as a common law employee. The determination of whether an individual is an Independent Contractor will be based upon the facts and circumstances and upon the guidance of Revenue Ruling 87-41.

1.81            Key Employee. The term Key Employee means, in determining whether the Plan is Top Heavy for Plan Years beginning on or after January 1, 2002, any Employee, former Employee or deceased Employee who at any time during the Plan Year that includes the Determination Date is (a) an officer of the Employer having annual Code §415(c)(3) Compensation greater than $130,000 (as adjusted under Code §416(i)(1)(A) for Plan Years beginning after December 31, 2002); (b) a 5% owner as defined in Code §416(i)(1)(B)(i); or (c) a 1% owner as defined in Code §416(i)(1)(B)(ii) whose annual Code §415(c)(3) Compensation is more than $150,000. The determination of who is a Key Employee will be made in accordance with Code §416(i)(1), the applicable Regulations, and other guidance issued thereunder. With respect to Employees who are treated as Key Employees by reason of being officers pursuant to clause (a), the following rules apply:

(a)         Definition of Officer. The term “officer” means generally an administrative executive who is in regular and continued service (a continuity of service), and excludes an individual who is employed for a special and single transaction. Whether an individual is an officer will be determined upon the basis of all the facts and circumstances, including the source of the individual’s authority, the term for which the individual is elected or appointed, and the nature and extent of the individual’s duties. An Employee who merely has the title of an officer but not the authority of an officer is not an officer for purposes of determining whether the Employee is a Key Employee. Similarly, an Employee who does not have the title of an officer but has the authority of an officer is an officer for purposes of determining whether the Employee is a Key Employee.

(b)         Number of Officers Taken Into Account. There is no minimum number of officers that must be taken into account. After aggregating all Employees (including Leased Employees) of the Sponsoring Employer and Affiliated Employers, there is a maximum limit to the number of officers that are to be taken into account as officers for the entire group consisting of the Sponsoring Employer and Affiliated Employers. The number of Employees that the Sponsoring Employer and Affiliated Employers has for the Plan Year containing the Determination Date is the greatest number of Employees the Sponsoring Employer and Affiliated Employers had during that Plan Year, and Employees include only those individuals who perform services for the Sponsoring Employer and Affiliated Employers during that Plan Year. However, in determining the number of officers taken into account, Employees described in Code §414(q)(5) will be excluded. If the number of Employees (including part-time Employees) of the Sponsoring Employer and Affiliated Employers is less than or equal to 30 Employees, then no more than 3 Employees will be treated as Key Employees for the Plan Year containing the Determination Date by reason of being officers. If the number of Employees of the Sponsoring Employer and Affiliated Employers is greater than 30 but less than or equal to 500, then no more than 10% of the number of Employees will be treated as Key Employees by reason of being officers. If 10% of the number of Employees is not an integer, then the maximum number of individuals to be treated as Key Employees by reason of being officers will be increased to the next integer. If the number of Employees of the Sponsoring Employer and Affiliated Employers exceeds 500, then no more than 50 Employees will be treated as Key Employees for the Plan Year containing the Determination Date by reason of being officers. This limited number of officers is comprised of the individual officers, selected from the group of all individuals who are officers in the Plan Year containing the Determination Date, who have annual Code §415(c)(3) Compensation during the Plan Year containing the Determination Date greater than $130,000 (as adjusted under Code §416(i)(1) for Plan Years beginning after December 31, 2002), and who had the largest annual Code §415(c)(3) Compensation during the Plan Year containing the Determination Date.

1.82            Leased Employee. The term Leased Employee means any person (other than an Employee of the recipient-Employer) who pursuant to an agreement between the recipient-Employer and other person (known as the “Leasing Organization”) has performed services for the recipient-Employer (or for the recipient-Employer and related persons determined in accordance with Code §414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient-Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization attributable to services performed for the recipient-Employer will be treated as provided by the recipient-Employer. A Leased Employee will not be considered an Employee of the recipient-Employer if (a) the Leased Employee is covered by a money purchase plan providing (1) a non-integrated Employer contribution of at least 10% of the Leased Employee’s Code §415(c)(3) Compensation; (2) immediate participation; and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the recipient-Employer’s non-highly compensated work force.

1.83            Life Expectancy. The term Life Expectancy means, for purposes of required minimum distributions under Section 5.9, life expectancy as computed by use of the Single Life Table in Regulation §1.401(a)(9)-9, Q&A 1.

1.84            Limitation Year. The term Limitation Year means the Plan Year. If the Limitation Year is amended to a different 12-consecutive month period, then the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.85            Matching Contribution. The term Matching Contribution means either (a) an ADP Safe Harbor Matching Contribution; (b) an ACP Safe Harbor Matching Contribution; (c) a Qualified Matching Contribution; or (d) a Non-Safe Harbor Matching Contribution, depending on the context in which the term is used in the Plan.

1.86            Matching Contribution Account. The term Matching Contribution Account means the sub-account to which a Participant’s Matching Contributions are allocated.

1.87            Matching Rate. The term Matching Rate means:

(a)         Matching Contributions With Respect to Elective Deferrals. If the Plan provides a Matching Contribution with respect to a Participant’s Elective Deferrals (but not Employee Contributions), then generally the Non-Safe Harbor Matching Contributions made for a Participant divided by the Participant’s Elective Deferrals for the Plan Year. If the Matching Rate is not the same for all levels of Elective Deferrals for a Participant, the Participant’s Matching Rate is determined by assuming that a Participant’s Elective Deferrals are equal to 6% of such Participant’s Code §414(s) Compensation.

(b)         Matching Contributions With Respect to Elective Deferrals and Employee Contributions. If the Plan provides a Matching Contribution with respect to a Participant’s Employee Contributions and Elective Deferrals, then generally the Non-Safe Harbor Matching Contributions made for a Participant divided by the sum of the Participant’s Employee Contributions and Elective Deferrals for the Plan Year. If the Matching Rate is not the same for all levels of Employee Contributions and Elective Deferrals for a Participant, the Participant’s Matching Rate is determined by assuming that the sum of a Participant’s Employee Contributions and Elective Deferrals is equal to 6% of the Participant’s Code §414(s) Compensation.

(c)          Matching Contributions With Respect to Employee Contributions. If the Plan provides a Matching Contribution with respect to a Participant’s Employee Contributions (but not Elective Deferrals), then generally the Non-Safe Harbor Matching Contributions made for a Participant divided by the Participant’s Employee Contributions for the Plan Year. If the Matching Rate is not the same for all levels of Employee Contributions for a Participant, the Participant’s Matching Rate is determined by assuming that a Participant’s Employee Contributions are equal to 6% of such Participant’s Code §414(s) Compensation.

1.88            Maternity or Paternity Leave. The term Maternity or Paternity Leave means an Employee’s absence from work because of (a) the Employee’s pregnancy; (b) the birth of the Employee’s child; (c) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or (d) the need to care for such child for a period beginning immediately following the child’s birth or placement as set forth above.

1.89            Minimum Aggregate Allocation Gateway. The term Minimum Aggregate Allocation Gateway means, for Plan Years beginning on or after January 1, 2002, in the case where this Plan (or any other defined contribution plan that is aggregated with this Plan) is aggregated with any defined benefit plan for purposes of applying the general test for non-discrimination based upon Equivalent Accrual Rates for the defined contribution plan(s), a minimum Aggregate Normal Allocation Rate that must be provided to each Non-Highly Compensated Employee. Notwithstanding the above, in determining the Benefiting Participants for purposes of the Minimum Aggregate Allocation Gateway, the permissive disaggregation rules under Regulation §1.410(b)-6(b)(3)(ii) and §1.410(b)-7(c)(3) will be applied. The Minimum Aggregate Allocation Gateway is subject to the following rules:

(a)         Minimum Aggregate Allocation Gateway Amount. The amount of the Minimum Aggregate Allocation Gateway is equal to the lesser of (1) 7.5% of Code §415(c)(3) Compensation; or (2) an Aggregate Normal Allocation Rate based upon the following formula:

(1)         One-Third Formula. If the Aggregate Normal Allocation Rate of the HCE with the highest aggregate allocation rate is less than 15%, then the Aggregate Normal Allocation Rate for each NHCE must be at least one-third (1/3) of the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate.

(2)         5% Formula. If the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate is between 15% and 25%, then the Aggregate Normal Allocation Rate for each NHCE must be at least 5% of Code §415(c)(3) Compensation.

(3)         5% Plus Formula. If the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate exceeds 25%, then the Aggregate Normal Allocation Rate for each NHCE must be at least 5% plus one percentage point for each five percentage point increment (or portion thereof) by which the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate exceeds 25% (e.g., if the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate exceeds 25% but not 30%, then the Aggregate Normal Allocation Rate for each NHCE must be at least 6%; if the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate exceeds 30% but not 35%, then the Aggregate Normal Allocation Rate for each NHCE must be at least 7%).

(b)         Averaging of Equivalent Allocation Rates for NHCEs. For purposes of this definition, the Plan is permitted to treat each Non-Highly Compensated Employee who benefits under the defined benefit plan as having an equivalent normal allocation rate equal to the average of the equivalent normal allocation rates under the defined benefit plan for all Non-Highly Compensated Employees benefiting under that plan.

(c)          No Permitted Disparity. For purposes of this definition, the Aggregate Normal Allocation Rate must not take into account the imputation of permitted disparity under Regulation §1.401(a)(4)-7.

(d)         Compensation Limited to Compensation After Entry Date. For purposes of determining if the Minimum Aggregate Allocation Gateway of paragraph (a) has been satisfied, Code §415(c)(3) Compensation will be limited to the Participant’s Code §415(c)(3) Compensation on and after a Participant’s Entry Date of the Plan’s component subject to the Minimum Aggregate Allocation Gateway.

(e)          Treatment of Otherwise Excludable Participants. For purposes of the Minimum Aggregate Allocation Gateway, Otherwise Excludable Participants will not be considered.

1.90            Minimum Allocation Gateway. The term Minimum Allocation Gateway means, for Plan Years beginning on or after January 1, 2002, a minimum allocation that must be provided to each Non-Highly Compensated Employee who receives an allocation of any Non-Elective Contribution (including any ADP Safe Harbor Non-Elective Contribution) or any Qualified Non-Elective Contribution under this Plan (or any other defined contribution plan that is aggregated with this Plan) that performs the general test for non-discrimination based upon Equivalent Accrual Rates as set forth in Regulation §1.401(a)(4)-8. Notwithstanding the above, in determining the

Benefiting Participants for purposes of the Minimum Allocation Gateway, the permissive disaggregation rules under Regulation §1.410(b)-6(b)(3)(ii) and §1.410(b)-7(c)(3) will be applied. The Minimum Allocation Gateway is subject to the following rules:

(a)         Minimum Allocation Gateway Satisfied So Long As This Plan Is Not Aggregated With Any Defined Benefit Plan. The Minimum Allocation Gateway can be utilized so long as neither this Plan nor any other defined contribution plan (that is aggregated with this Plan) is aggregated with any defined benefit plan in applying the general test for non-discrimination based upon Equivalent Accrual Rates for the defined contribution plan(s). If this Plan or any other defined contribution plan (that is aggregated with this Plan) is aggregated with any defined benefit plan for purposes of applying the general test for non-discrimination based upon Equivalent Accrual Rates for the defined contribution plan(s), then the Minimum Allocation Gateway pursuant to this definition will not satisfy the requirements of Regulation §1.401(a)(4)-9.

(b)         Minimum Allocation Gateway Amount. The amount of the Minimum Allocation Gateway is equal to the lesser of (1) five percent (5%) of the Participant’s Code §415(c)(3) Compensation; or (2) one-third of the Allocation Rate of the Highly Compensated Employee with the highest Allocation Rate.

(c)          Satisfaction of Minimum Allocation Gateway. The Minimum Allocation Gateway may be satisfied with any Non-Elective Contributions (including any ADP Safe Harbor Non-Elective Contributions) or any Qualified Non-Elective Contributions.

(d)         No Permitted Disparity. For purposes of this definition, allocations and Allocation Rates must not take into account the imputation of permitted disparity under §1.401(a)(4)-7.

(e)          Compensation Limited to Compensation After Entry Date. For purposes of determining if the Minimum Allocation Gateway of paragraph (b) has been satisfied, Code §415(c)(3) Compensation will be limited to the Participant’s Code §415(c)(3) Compensation on and after a Participant’s Entry Date of the Plan’s component subject to the Minimum Allocation Gateway.

(f)           Treatment of Otherwise Excludable Participants. For purposes of the Minimum Allocation Gateway, Otherwise Excludable Participants will not be considered.

1.91            Named Fiduciary. The term Named Fiduciary means the Administrator or other fiduciary named by the Administrator to control and manage the operation and administration of the Plan. To the extent authorized by the Administrator, a Named Fiduciary may delegate its responsibilities to a third party or parties. The Employer is also a Named Fiduciary.

1.92            NHCE. The term NHCE means a Non-Highly Compensated Employee.

1.93            Non-Elective Contribution. The term Non-Elective Contribution means an ADP Safe Harbor Non-Elective Contribution, and/or a Non-Safe Harbor Non-Elective Contribution, depending on the context in which the term is used in the Plan. Furthermore, the term Non-Elective Contribution means any Top Heavy Minimum Allocation that may be required under the terms of the Plan.

1.94           Non-Highly Compensated Employee. The term Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee.

1.95            Non-Key Employee. The term Non-Key Employee means any Employee who is not a Key Employee. A former Key Employee (a Key Employee during any Plan Year prior to the Plan Year that includes the Determination Date) is a Non-Key Employee for purposes of determining whether such former Key Employee is required to receive a Top Heavy Minimum Allocation; however, a former Key Employee is ignored for purposes of determining whether the Plan is Top Heavy.

1.96            Non-Safe Harbor 401(k) Plan. The term Non-Safe Harbor 401(k) Plan means a 401(k) Plan which does not automatically satisfy the ADP Test under Code §401(k).

1.97            Non-Safe Harbor 401(m) Plan. The term Non-Safe Harbor 401(m) Plan means a 401(m) Plan which does not automatically satisfy the ACP Test under Code §401(m).

1.98            Non-Safe Harbor Matching Contribution. The term Non-Safe Harbor Matching Contribution means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant’s Elective Deferrals and/or a Participant’s Voluntary Employee Contributions made by such Participant under a plan maintained by the Sponsoring Employer. Non-Safe Harbor Matching Contributions are not intended to automatically satisfy the ACP Test.

1.99            Non-Safe Harbor Matching Contribution Account. The term Non-Safe Harbor Matching Contribution Account means the account to which a Participant’s Non-Safe Harbor Matching Contributions are allocated.

1.100     Non-Safe Harbor Non-Elective Contribution. The term Non-Safe Harbor Non-Elective Contribution means an Employer contribution that (a) is allocated to a Participant’s Non-Safe Harbor Non-Elective Contribution Account, (b) the Participant may not elect to receive in cash until such contributions are distributed from the Plan; and (c) is not intended to be used to automatically satisfy the ADP Test.

1.101     Non-Safe Harbor Non-Elective Contribution Account. The term Non-Safe Harbor Non-Elective Contribution Account means the account to which a Participant’s Non-Safe Harbor Non-Elective Contributions are allocated.

1.102     Normal Accrual Rate. The term Normal Accrual Rate means, for a Participant for a Plan Year, the increase in the Participant’s accrued benefit (within the meaning of Code §411(a)(7)(A)(i)) during the measurement period, divided by the Participant’s testing service during the measurement period, and expressed either as a dollar amount or as a percentage of the Participant’s average annual Code §414(s) Compensation.

1.103     Normal Form of Distribution. The term Normal Form of Distribution means the form in which a Participant’s benefit will be distributed absent an election to the contrary, as set forth in Sections 5.1, 5.3 and 5.4.

1.104     Normal Retirement Age. The term Normal Retirement Age means Age 65. There is no mandatory retirement Age under the terms of the Plan.

1.105     Normal Retirement Date. The term Normal Retirement Date means the same date a Participant reaches Normal Retirement Age.

1.106     Otherwise Excludable Participant. The term Otherwise Excludable Participant means a Participant in the Plan (or a component of the Plan) who (a) has not satisfied the statutory maximum age and service requirements set forth in Code §410(a)(1)(A), and (b) has not reached such Participant’s Hypothetical Entry Date.

1.107     Optional Form of Distribution. The term Optional Form of Distribution means a form of distribution other than the Normal Form of Distribution as set forth in Sections 5.1, 5.3 and 5.4.

1.108     Participant. The term Participant means anyone who has met the eligibility and participation requirements under Article 2 of the Plan. In addition, if the Plan utilizes the failsafe allocation provisions of Section 3.13, then the term Participant means any Employee who receives a failsafe allocation, even if such Employee is not an Eligible Employee and/or has not satisfied the eligibility and participation requirements of the Plan. Furthermore, the Sponsoring Employer may elect at any time to reclassify any Employee who had been excluded from participating in the Plan (or a component of the Plan) to be a Participant through a Plan amendment that is retroactively applied for one or more prior Plan Years because the Plan (or a component of the Plan) failed to satisfy for such Plan Year one of the tests set forth in Code §410(b)(1)(A), (B) or (C), or for any other reason required to maintain the tax exempt status of the Plan. However, an individual who is no longer an Employee will cease to be a Participant if his or her entire Plan benefit (a) is fully guaranteed by an insurance company and legally enforceable at the sole choice of such individual against such insurance company, provided that a contract, Policy, or certificate describing the individual’s Plan benefits has been issued to such individual; (b) is paid in a lump sum distribution which represents such individual’s entire interest in the Plan; or (c) is paid in some other form of distribution and the final payment thereunder has been made.

1.109    Participant’s Account. The term Participant’s Account means the account to which is allocated a Participant’s share of Employer contributions and Employee Contributions; earnings or losses; and, if applicable, Forfeitures. A Participant’s Account will also include the proceeds of any Policies purchased on the Participant’s life under Section 7.2. Each Participant’s Account will be divided (where applicable) into the following sub-accounts for accounting purposes: the Pre-Tax Elective Deferral Account; the Roth Elective Deferral Account; the Non-Safe Harbor Matching Contribution Account; the Non-Safe Harbor Non-Elective Contribution Account; the Qualified

Matching Contribution Account; the Qualified Non-Elective Contribution Account; the ADP Safe Harbor Matching Contribution Account; the ADP Safe Harbor Non-Elective Contribution Account; the ACP Safe Harbor Matching Contribution Account; the Voluntary Employee Contribution Account; the mandatory employee contribution account; the Deemed IRA Contribution Account; the Rollover Contribution Account; the Transfer Account; and any other sub-accounts the Administrator may determine necessary from time to time.

1.110     Participant’s Account Balance. The term Participant’s Account Balance means, for purposes of required minimum distributions under Section 5.9, the balance of the Participant’s Account as of the last Valuation Date in the Valuation Calendar Year, increased by any contributions made and allocated or forfeitures allocated to the Account as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Participant’s Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

1.111     Permissive Aggregation Group. The term Permissive Aggregation Group means a group consisting of the Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §401(a)(4) and §410.

1.112     Plan. The term Plan means the First Financial Holdings, Inc. Sharing Thrift Plan, as amended from time to time.

1.113     Plan Year. The term Plan Year means the Plan’s 12 consecutive month accounting year beginning January 1st and ending the following December 31st. If the Plan Year is changed, a short Plan Year will be established beginning the day after the last day of the Plan Year in effect before the change and ending on the last day of the new Plan Year.

1.114     Policy. The term Policy means a life insurance policy or annuity contract purchased by the Plan pursuant to the provisions of Section 7.2 of the Plan.

1.115     Post-Severance Compensation. The term Post-Severance Compensation means the following amounts that are paid within 2½ months after an Employee’s Termination of Employment: (a) payments that, absent a Termination of Employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; and (b) payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any other payment that is not described in clause (a) above and clause (b) above is not considered Post-Severance Compensation if paid after Termination of Employment, even if it is paid within 2½ months following Termination of Employment; for example, Post-Severance Compensation does not include amounts paid after Termination of Employment that are severance pay, unfunded nonqualified deferred compensation, or parachute payments within the meaning of Code §280G(b)(2). However, the rule of the prior sentence does not apply to payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code §414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service; those payments are considered Compensation.

1.116     Pre-Tax Elective Deferral. The term Pre-Tax Elective Deferral means an Elective Deferral that is not includible in gross income at the time deferred.

1.117     Pre-Tax Elective Deferral Account. The term Pre-Tax Elective Deferral Account means the sub-account of a Participant’s Account to which his or her Pre-Tax Elective Deferrals are allocated.

1.118     Primarily Defined Benefit in Character. The term Primarily Defined Benefit in Character means, for Plan Years beginning on or after January 1, 2002, a combination of defined benefit plan(s) and defined contribution plan(s) in which, for more than 50% of Non-Highly Compensated Employees benefiting under the combination of defined benefit and defined contribution plans, the Normal Accrual Rate for the Non-Highly Compensated Employees which is attributable to benefits provided by the defined benefit plan(s) that are part of the combination exceeds the Equivalent Accrual Rate for the Non-Highly Compensated Employees which is attributable to contributions under the defined contribution plan(s) that are part of the combination.

1.119     Prior Year Testing Method. The term Prior Year Testing Method means the nondiscrimination testing method in which (a) for purposes of the ADP Test, the ADP for Participants who are HCEs for the Plan Year being tested is compared to the ADP for Participants who are NHCEs for the Plan Year prior to the Plan Year being tested; and (b) for purposes of the ACP Test, the ACP for Participants who are HCEs for the Plan Year being tested is compared to the ACP for Participants who are NHCEs for the Plan Year prior to the Plan Year being tested.

1.120     QJSA. The term QJSA means a Qualified Joint and Survivor Annuity.

1.121     QMAC. The term QMAC means a Qualified Matching Contribution.

1.122     QMAC Account. The term QMAC Account means a Qualified Matching Contribution Account.

1.123     QNEC. The term QNEC means a Qualified Non-Elective Contribution.

1.124     QNEC Account. The term QNEC Account means a Qualified Non-Elective Contribution Account.

1.125     QPSA. The term QPSA means a Qualified Pre-Retirement Survivor Annuity.

1.126     Qualified Joint and Survivor Annuity. The term Qualified Joint and Survivor Annuity means, with respect to a Participant who is married on the Annuity Starting Date and has not died before such date, an immediate annuity for the life of the Participant with a survivor benefit for the life of the Participant’s surviving Spouse which is not less than 50% nor more than 100% of the annuity that is payable during the joint lives of the Participant and his or her Spouse and which is the amount of benefit which can be purchased with the Participant’s Vested Aggregate Account balance. The survivor benefit will be 50% unless a higher percentage is elected by the Participant at the time that the Qualified Joint and Survivor Annuity is to be distributed. With respect to a Participant who is not married on the Annuity Starting Date and has not died before such date, the term “Qualified Joint and Survivor Annuity” means an immediate annuity for his or her life.

1.127     Qualified Matching Contribution. The term Qualified Matching Contribution means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of Elective Deferrals, Voluntary Employee Contributions, and/or mandatory employee contributions made by such Participant under a plan maintained by the Sponsoring Employer, that is subject to the distribution (but financial hardship distributions are not permitted) and nonforfeitability requirements of Code §401(k) when made to the Plan.  Qualified Matching Contributions are available for either the ADP Test or the ACP Test. Qualified Matching Contributions may be used to satisfy the Top Heavy Minimum Allocation requirement pursuant to Section 3.12(e). Qualified Matching Contributions can only be distributed upon the earliest to occur of the following dates: (a) a Participant Terminates Employment (separates from service, for Plan Years beginning before 2002) with the Employer; (b) a Participant dies; (c) a Participant suffers a Disability; (d) an event that is described in Code §401(k)(10) occurs; or (e) a Participant reaches Age 59½ (if on or before such date, a pre-retirement in-service withdrawal of Qualified Matching Contributions is permitted under Section 5.17). With respect to clause (d) of the prior sentence, Qualified Matching Contributions can be distributed (in a lump sum only) upon termination of the Plan, so long as the Sponsoring Employer (or an Affiliated Employer) does not maintain an alternative defined contribution plan at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan’s termination, fewer than 2% of the Employees who were eligible to participate in the 401(k) Plan as of the date of the Plan’s termination are eligible to participate in the other defined contribution plan, the other defined contribution plan is not an alternative defined contribution plan. In addition, a defined contribution plan is not an alternative defined contribution plan if the defined contribution plan is an employee stock ownership plan as defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that is described in Code §403(b), or a plan that is described in Code §457(b) or Code §457(f).

1.128     Qualified Matching Contribution Account. The term Qualified Matching Contribution Account means the sub-account of a Participant’s Account to which his or her Qualified Matching Contributions are allocated.

1.129     Qualified Non-Elective Contribution. The term Qualified Non-Elective Contribution means an Employer contribution (other than a Matching Contribution or a Qualified Matching Contribution) that is allocated to Participant’s Account and that satisfies the following requirements: (a) a Qualified Non-Elective Contribution may be used for the purpose of satisfying either the ADP or ACP Test; (b) a Participant may not elect to receive a

Qualified Non-Elective Contribution in cash until distributed from the Plan; (c) a Qualified Non-Elective Contribution is subject to the distribution (but financial hardship distributions are not permitted) and nonforfeitability requirements of Code §401(k) when made to the Plan. Qualified Non-Elective Contributions may be used to satisfy the Top Heavy Minimum Allocation requirement under Section 3.12(e). Any allocation formula for a Qualified Non-Elective Contribution must satisfy the additional requirements in Regulation §1.401(k)-2(a)(6) in order to be used in the ADP Test and Regulation §1.401(m)-2(a)(6) in order to be used in the ACP Test. Qualified Non-Elective Contributions can only be distributed upon the earliest to occur of the following dates: (a) a Participant Terminates Employment (separates from service, for Plan Years beginning before 2002) with the Employer; (b) a Participant dies; (c) a Participant suffers a Disability; (d) an event that is described in Code §401(k)(10) occurs; or (e) a Participant reaches Age 59½ (if on or before such date, a pre-retirement in-service withdrawal of Qualified Non-Elective Contributions is permitted under Section 5.17). With respect to clause (d) of the prior sentence, Qualified Non-Elective Contributions can be distributed (in a lump sum only) upon Plan termination so long as the Sponsoring Employer (or an Affiliated Employer) does not maintain an alternative defined contribution plan at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan termination, fewer than 2% of the Employees who were eligible to participate in the 401(k) Plan as of the date of Plan termination are eligible to participate in the other defined contribution plan, the other defined contribution plan is not an alternative defined contribution plan. A defined contribution plan is also not an alternative defined contribution plan if the defined contribution plan is an employee stock ownership plan as defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that is described in Code §403(b), or a plan described in Code §457(b) or §457(f).

1.130     Qualified Non-Elective Contribution Account. The term Qualified Non-Elective Contribution Account means the sub-account of a Participant’s Account to which Qualified Non-Elective Contributions are allocated.

1.131     Qualified Pre-Retirement Survivor Annuity. The term Qualified Pre-Retirement Survivor Annuity means a survivor annuity for the life of a deceased Participant’s surviving Spouse which is equal to the amount of benefit which can be purchased by 100% of the deceased Participant’s Vested Aggregate Account determined at the date of death. In determining a Participant’s Vested Aggregate Account hereunder, any security interest held by the Plan because of a loan outstanding to the Participant will be taken into consideration and, if applicable, the Participant’s own deductible contributions made for Plan Years prior to January 1, 1989 will be disregarded.

1.132     Reemployment Commencement Date. The term Reemployment Commencement Date means the first day on which an Employee performs an Hour of Service for an Employer or an Affiliated Employer following the Employee’s Termination of Employment.

1.133     Regulation. The term Regulation means any regulation as promulgated by the Secretary of the Treasury or delegates of the Treasury Department, as amended and/or renumbered from time to time. If this Plan references a regulation that is promulgated by any other Department, Agency, Commission, or other federal entity, then the name of such Department, Agency, Commission, or other federal entity will be referenced with such regulation.

1.134    Representative Contribution Rate. The term Representative Contribution Rate means the lowest Applicable Contribution Rate of any Participant who is a NHCE among a group of Participants who are NHCEs that consists of half of all Participants who are NHCEs for the Plan Year (or, if greater, the lowest Applicable Contribution Rate of any Participant who is a NHCE in the group of all Participants who are NHCEs for the Plan Year and who is employed by the Sponsoring Employer on the last day of the Plan Year).

1.135     Representative Matching Rate. The term Representative Matching Rate means the following:

(a)         Matching Contributions With Respect to Elective Deferrals. If the Plan provides a Matching Contribution with respect to a Participant’s Elective Deferrals, then the lowest Matching Rate for any Participant who is a NHCE among a group of Participants who are NHCEs that consists of half of all Participants who are NHCEs in the Plan for the Plan Year who make Elective Deferrals for the Plan Year (or, if greater, the lowest Matching Rate for all Participants who are NHCEs in the Plan who are employed by the Sponsoring Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year).

(b)         Matching Contributions With Respect to Elective Deferrals and Employee Contributions. If the Plan provides a Matching Contribution with respect to the sum of a Participant’s Employee Contributions and Elective Deferrals, then the lowest Matching Rate for any Participant who is a NHCE among a group of Participants who are NHCEs that consists of half of all Participants who are NHCEs in the Plan for the Plan Year who make either Employee Contributions or Elective Deferrals for the Plan Year (or, if greater, the lowest Matching Rate for all Participants who are NHCEs in the Plan who are employed by the Sponsoring Employer on the last day of the Plan Year and who make either Employee Contributions or Elective Deferrals for the Plan Year).

(c)          Matching Contributions With Respect to Employee Contributions. If the Plan provides a Matching Contribution with respect to a Participant’s Employee Contributions (but not Elective Deferrals), then the lowest Matching Rate for any Participant who is a NHCE among a group of Participants who are NHCEs that consists of half of all Participants who are NHCEs in the Plan for the Plan Year who make Employee Contributions for the Plan Year (or, if greater, the lowest Matching Rate for all Participants who are NHCEs in the Plan who are employed by the Sponsoring Employer on the last day of the Plan Year and who make Employee Contributions for the Plan Year).

1.136     Required Aggregation Group. The term Required Aggregation Group means a group consisting of (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated); and (b) any other qualified plan of the Employer which enables a plan described in clause (a) above to satisfy the requirements of Code §401(a)(4) or §410.

1.137     Required Beginning Date. The term Required Beginning Date means, with respect to a Participant who is a 5% owner as defined in Code §416(i)(1)(B)(i), April 1st of the calendar year following the calendar year in which the Participant reaches Age 70½. With respect to Participants who are not 5% owners, Required Beginning Date means April 1st of the calendar year following the later of the calendar year in which the Participant reaches Age 70½ or the calendar year in which the Participant actually retires, subject to paragraphs (a), (b) and (c) below:

(a)         Election to Defer Distribution. Any Participant (other than a 5% owner) who attains Age 70½ in years after 1995 may elect by April 1 of the calendar year following the year in which the Participant attains Age 70½ (or by December 31, 1997 in the case of a Participant who attains Age 70½ in 1996), to defer distributions until April 1 of the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by April 1 of the calendar year following the calendar year in which the Participant attains Age 70½.

(b)         Election to Suspend Distribution. Any Participant (other than a 5% owner) who attains age 70½ in years prior to 1997 may elect to stop distributions and then recommence such distributions by April 1 of the calendar year following the calendar year in which the Participant retires. In such an event, the Administrator may, on a uniform non-discriminatory basis, elect that a new Annuity Starting Date will begin upon the Participant’s distribution recommencement date.

(c)          Elimination of Pre-Retirement Age 70½ Distribution Option. The pre-retirement Age 70½ distribution option will only be eliminated for Employees who reach Age 70½ in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of this amended Plan. The pre-retirement Age 70½ distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) begin at a time during the period that begins on or after January 1st of the calendar year in which an Employee reaches Age 70½ and ends April 1 of the immediately following calendar year.

1.138     Rollover. The term Rollover means a Rollover Contribution.

1.139     Rollover Contribution. The term Rollover Contribution means an amount which is eligible for tax free rollover treatment and is transferred to this Plan from one or more of the plans the Sponsoring Employer elects, which plans, effective as of January 1, 2002 (or such later date pursuant to written procedures established and adopted by the Administrator), may include (a) a qualified plan under Code §401(a); (b) a qualified annuity plan under Code §403(a); (c) a qualified annuity under Code §403(b); (d) an individual retirement account under Code §408(a), without regard to whether the individual retirement account is a “conduit individual retirement account”; (e) an individual retirement annuity under Code §408(b), without regard to whether the individual retirement annuity is a “conduit individual retirement annuity”; and (f) an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. If this Plan accepts a Rollover Contribution of Roth Elective Deferrals, it will separately account for the Roth Elective Deferrals and for any prior (and subsequent) earnings or losses attributable to such Roth Elective Deferrals. A direct or indirect transfer as defined in Code §401(a)(11) of assets from a defined benefit plan, a money purchase plan, a target benefit plan, a stock bonus plan, or a profit sharing plan that provided for a life annuity form of payment to the Participant will not be considered a Rollover Contribution, but will be considered a Transfer Contribution. Similarly, any Elective Deferrals (including QNECs, QMACs, and ADP Safe Harbor Contributions) which are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan and which are subject to the limitations in Regulation §1.401(k)-1(d) will not be considered a Rollover Contribution but a Transfer Contribution.

1.140     Rollover Contribution Account. The term Rollover Contribution Account means the account to which a Participant’s Rollover Contributions, if any, are allocated.

1.141     Rollover Participant. The term Rollover Participant means an Employee who has made a Rollover Contribution into the Plan but who is not eligible to participate in any other component of the Plan.

1.142     Roth Elective Deferral. The term Roth Elective Deferral means a Participant’s Elective Deferral that (a) is includible in the Participant’s gross income at the time that the Elective Deferral is deferred, and (b) has been irrevocably designated as a Roth Elective Deferral by the Participant in his or her deferral election.

1.143     Roth Elective Deferral Account. The term Roth Elective Deferral Account means the account into which a Participant’s Roth Elective Deferrals are allocated and deposited. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account; and gains, losses and other credits or charges will be allocated on a reasonable and consistent basis to such Roth Elective Deferral Account. The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s Roth Elective Deferral Account. Distributions from a Participant’s Roth Elective Deferral Account (other than corrective distributions) are not includible in the Participant’s gross income if the distribution is made after 5 years and after the Participant’s death, disability, or age 59½. Earnings on corrective distributions of Roth Elective Deferrals are includible in the Participant’s gross income in the same manner as earnings on corrective distributions of Pre-tax Elective Deferrals; however, corrective distributions of Roth Elective Deferrals are not includible in the Participant’s gross income.

1.144     Rule of Parity. The term Rule of Parity means a rule that is used for purposes of determining an Employee’s eligibility to participate in the Plan, Vesting, and benefit accrual/allocation (if applicable) to determine the Year(s) of Service or 1-Year Period(s) of Service of a non-Vested Employee who Terminates Employment and is subsequently reemployed by the Employer after incurring a Break in Service, determined as follows: Year(s) of Service or 1-Year Period(s) of Service, as applicable, completed prior to the Employee’s Break(s) in Service will not be counted if the Employee’s total number of consecutive Break(s) in Service equals or exceeds the greater of (a) five, or (b) the Employee’s aggregate number of Year(s) of Service or 1-Year Period(s) of Service, as applicable, credited prior to incurring the Break(s) in Service. In computing an Employee’s aggregate number of Year(s) of Service or 1-Year Period(s) of Service under this Section, Year(s) of Service or 1-Year Period(s) of Service, as applicable, previously disregarded under prior applications of the Rule of Parity will not be counted.

1.145     Safe Harbor Code §415 Compensation. The term Safe Harbor Code §415 Compensation means an Employee’s compensation as determined under Regulation §1.415-2(d)(10), to wit: Earned Income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Sponsoring Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c)). Safe Harbor Code §415 Compensation includes amounts paid or made available to the Employee. An Employee’s Safe Harbor Code §415 Compensation will be determined in accordance with the following provisions:

(a)         Exclusion of Certain Amounts. Safe Harbor Code §415 Compensation does not include the following: (1) Employer contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code §415 limitations to that plan, the contributions are not includible in the

Employee’s gross income for the taxable year in which contributed; Employer contributions made on behalf of an Employee to a simplified employee pension described in Code §408(k) for the taxable year in which contributed;  and any distributions from a plan of deferred compensation for Code §415 purposes, regardless of whether such amounts are includible in the Employee’s gross income when distributed; (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity described in Code §403(b) (regardless of whether such the contributions are excludible from an Employee’s gross income).

(b)         Inclusion of Certain Amounts. Safe Harbor Code §415 Compensation includes any elective deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (including Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(c)          Treatment of Post-Severance Compensation. Effective January 1, 2005, Safe Harbor Code §415 Compensation includes Post-Severance Compensation.

1.146     Safe Harbor 401(k) Contribution. The term Safe Harbor 401(k) Contribution means, collectively or separately, depending on the context in which the term is used, an ACP Safe Harbor Matching Contribution, an ADP Safe Harbor Matching Contribution, and/or an ADP Safe Harbor Non-Elective Contribution.

1.147     Safe Harbor 401(k) Plan. The term Safe Harbor 401(k) Plan means a 401(k) Plan which automatically satisfies the ADP Test under Code §401(k), pursuant to Section 3.16.

1.148     Safe Harbor 401(m) Plan. The term Safe Harbor 401(m) Plan means a 401(m) Plan which automatically satisfies the ACP Test under Code §401(m), pursuant to Section 3.17.

1.149     Safe Harbor Notice. The term Safe Harbor Notice means a written notice provided by the Employer to all Eligible Employees in accordance with Regulation §1.401(k)-3(d) and/or §1.401(m)-3(e) and complies with the requirements of Section 3.16 and/or 3.17. In addition to any other election periods that may be provided under the Plan, each Eligible Employee may make an initial Elective Deferral election or modify a prior Elective Deferral election during the 30-day period immediately following his or her receipt of a Safe Harbor Notice.

1.150     Safe Harbor Participant. The term Safe Harbor Participant means each Employee who satisfies all of the following conditions: (a) the Employee is an Eligible Employee for Safe Harbor 401(k) Contribution purposes as set forth in a Safe Harbor 401(k) Addendum; (b) the Employee has satisfied the age and/or service requirements for Safe Harbor 401(k) Contribution purposes as set forth in a Safe Harbor 401(k) Addendum (unless such requirements have been waived with respect to the Employee as set forth in a Safe Harbor 401(k) Addendum; (c) the Employee has entered the Plan as a Participant for Safe Harbor 401(k) Contribution purposes as set forth in a Safe Harbor 401(k) Addendum; and (d) the Employee is eligible to make an Elective Deferral to the Plan at any time during the Plan Year or would be eligible to make Elective Deferrals but for a suspension due to a financial hardship distribution or a statutory limitation (such as the limits of Code §402(g) or §415).

1.151     Self-Employed Individual. The term Self-Employed Individual means an individual who owns an interest in the Employer (other than a stock interest) and has Earned Income for the taxable year from the trade or business for which the Plan is established or would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

1.152     Service. The term Service means Years of Service.

1.153     Sponsoring Employer. The term Sponsoring Employer means First Financial Holdings, Inc. (and any successor thereto that elects to assume sponsorship of this Plan).

1.154     Spousal. The term Spousal means of, or related to, a Spouse.

1.155     Spouse. The term Spouse means the person to whom a Participant is legally married, provided however that the Participant must be married to such person throughout the one year period ending on the earlier of the Annuity Starting Date or the Participant’s death in order for the person to be considered the Participant’s Spouse. Furthermore, a former Spouse will be treated as the Participant’s Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Code §414(p).

1.156     Statutory Code §415 Compensation. The term Statutory Code §415 Compensation means, in applying the Code §415 limits, an Employee’s compensation as determined under Regulation §1.415-2(d)(2) and (3), to wit:

(a)         Amounts Includable as Statutory Code §415 Compensation. Statutory Code §415 Compensation includes all of the following: (1) wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Sponsoring Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c)); (2) in the case of a Self-Employed Individual, Earned Income; (3) amounts described in Code §104(a)(3), §105(a) and 105(h), but only to the extent these amounts are includible in the gross income of the Employee; (4) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code §217; (5) the value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; and (6) the amount includible in the gross income of an Employee upon making the election described in Code §83(b). Clauses (1) and (2) above include foreign earned income (as defined in Code §911(b)), regardless of whether excludible from gross income under Code §911. Compensation determined under clause (1) above is to be determined without regard to the exclusions from gross income in Code §931 and §933. Similar principles are to be applied with respect to income subject to Code §931 and §933 in determining compensation described in clause (2). Statutory Code §415 Compensation includes amounts paid or made available to the Employee.

(b)         Exclusion of Certain Amounts. Statutory Code §415 Compensation does not include (1) Employer contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code §415 limitations to that plan, the contributions are not includible in the Employee’s gross income for the taxable year in which contributed; Employer contributions made on behalf of an Employee to a simplified employee pension described in Code §408(k) for the taxable year in which contributed;  and any distributions from a plan of deferred compensation for Code §415 purposes, regardless of whether such amounts are includible in the Employee’s gross income when distributed; (2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity described in Code §403(b) (regardless of whether such the contributions are excludible from an Employee’s gross income).

(c)          Inclusion of Certain Amounts. Statutory Code §415 Compensation includes any elective deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (including Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(d)         Treatment of Post-Severance Compensation. Effective January 1, 2005, Statutory Code §415 Compensation includes Post-Severance Compensation.

1.157     Terminated (or Terminates) Employment. The terms Terminated Employment and Terminates Employment mean that a person has incurred a Termination of Employment.

1.158     Terminated Participant. The term Terminated Participant means a Participant who has Terminated Employment for reasons other than retirement, death or Disability.

1.159     Termination of Employment. The term Termination of Employment means that a person ceases to be an Employee with the Employer or an Affiliated Employer, taking into account the following: (1) the existence of a controlled group; (2) the existence of an affiliated service group; (3) whether the person has gone to work for an Adopting Employer; (4) whether the person’s new employer has been substituted as the sponsor of the Plan (or a spun-off portion of the Plan); and (5) whether there has been a transfer of Plan assets and liabilities of the person’s benefits from this Plan to a plan sponsored by the person’s new employer.

1.160     Top Heavy. The term Top Heavy means for the Plan Year containing the Determination Date that (a) the Top Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group; or (b) this Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the Required Aggregation Group exceeds 60%; or (c) this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.161     Top Heavy Minimum Allocation. The term Top Heavy Minimum Allocation means an amount of Employer contributions and Forfeitures that is subject to the following rules:

(a)         DB Plan not Part of Required Aggregation Group or Permissive Aggregation Group with This Plan. If a defined benefit plan is not part of a Required Aggregation Group or a Permissive Aggregation Group with this Plan, then the Top Heavy Minimum Allocation equals an Employee’s Code §415(c)(3) Compensation multiplied by the lesser of (1) three percent (3%), or (2) the largest percentage of Employer contributions (including any Elective Deferrals made on behalf of a Key Employee to a 401(k) Plan maintained by the Employer) and Forfeitures that are allocated to the Participant’s Account of a Key Employee for that Plan Year, expressed as a percentage of such Key Employee’s Code §415(c)(3) Compensation.

(b)         Certain Contributions Cannot Be Used to Satisfy Top Heavy Minimum Allocation. Elective Deferrals that are made on behalf of a Participant to a 401(k) Plan (and, for Plan Years beginning before 2002, Matching Contributions) cannot be used to satisfy the Top Heavy Minimum Allocation.

(c)          Social Security Contribution Disregarded. The Top Heavy Minimum Allocation is determined without regard to any Social Security contribution.

(d)         Forfeiture of Top Heavy Minimum Allocation. The Top Heavy Minimum Allocation (to the extent required to be nonforfeitable under Code §416(b)) may not be forfeited under Code §411(a)(3)(B) or §411(a)(3)(D).

1.162     Top Heavy Ratio. The term Top Heavy Ratio means for Plan Years beginning on or after January 1, 2002, in determining if this Plan is Top Heavy, a ratio that is calculated in accordance with the following provisions:

(a)         Employer Only Maintains DC Plans. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, then the Top Heavy Ratio for this Plan alone, for the Required Aggregation Group, or for the Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Participant’s Account balances of all Key Employees as of the Determination Date(s) (including any part of any Participant’s Account balance distributed during the 1-year period ending on the Determination Date(s); however, including any part of any Participant’s Account balance distributed during the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death, or Disability), and the denominator of which is the sum of all Participant’s Account balances (including any part of any Participant’s Account balance distributed in the 1-year period ending on the Determination Date(s); however, including any part of any Participant’s Account balance distributed during the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death, or Disability), both computed in accordance with Code §416 and the Regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution that is not actually made as of the Determination Date, but which is required to be taken into account on that Determination Date under Code §416 and the Regulations thereunder.

(b)         Employer Maintains Both DB and DC Plans. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, then the Top Heavy Ratio for any Required Aggregation Group or for any Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Participant’s Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Participant’s Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code §416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date (or the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death, or Disability).

(c)          Value of Participant’s Account Balances and the Present Value of Accrued Benefits. For purposes of paragraphs (a) and (b), the value of the Participant’s Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code §416 and the Regulations for the first and second Plan Years of a defined benefit plan. The Participant’s Account balances and accrued benefits will be disregarded for a Participant (1) who is not a Key Employee during the 12-month period ending on the Determination Date but was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date. The calculation of the Top Heavy Ratio and the extent to which distributions, Rollover Contributions, and Transfer Contributions are taken into account will be made in accordance with Code §416 and the Regulations thereunder. Deductible employee contributions will not be taken into account in computing the Top Heavy Ratio. When aggregating plans, the value of the Participant’s Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, then as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

(d)         Computing Present Values. In establishing the present value of accrued benefits to compute the Top Heavy Ratio, benefits not in pay status are handled on the basis that retirement occurs on the automatic vesting date or, if later, the date of reference. Benefits are discounted only for interest and mortality. Unless different actuarial assumptions are elected in an administrative policy that is promulgated under Section 8.6 by the Administrator, the following factors apply: (1) with respect to the interest assumption: (i) pre-retirement: 6% interest, and (ii) post-retirement: 5% interest; and (2) with respect to the mortality assumption: (i) pre-retirement: no mortality assumption, and (ii)  post-retirement: the mortality assumption will be the 1994 Group Annuity Reserving Mortality Table projected to 2002 based on a fixed blend of 50% of the unloaded Male mortality rates and 50% of the unloaded Female mortality rates (the 1994 GAR Mortality Table) as set forth in Revenue Ruling 2001-62.

1.163     Transfer Contribution. The term Transfer Contribution means a non-taxable transfer of a Participant’s benefit directly or indirectly from another qualified plan to this Plan. Transfer Contributions include assets transferred to this Plan from another plan as a result of a merger or similar transaction involving this Plan and the other plan. Any direct or indirect transfer as defined in Code §401(a)(11) of assets from a defined benefit plan, a money purchase plan, a target benefit plan, a stock bonus plan, or a profit sharing plan that provided for a life annuity form of payment to the Participant will be considered a Transfer Contribution. Elective Deferrals (including QNECs, QMACs, and ADP Safe Harbor Contributions) which are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan and which remain subject to the limitations in Regulation §1.401(k)-1(d) will be considered a Transfer Contribution. The assets that are transferred from another qualified plan in a plan-to-plan elective transfer pursuant to Section 11.4 will also be considered a Transfer Contribution.

1.164     Transfer Contribution Account. The term Transfer Contribution Account means the account to which a Participant’s Transfer Contributions, if any, are allocated.

1.165     Trustee. The term Trustee means the persons or entity named as trustee or trustees of the Trust.

1.166     Trust (or Trust Fund). The term Trust or Trust Fund means the assets of the Plan.

1.167     Valuation Calendar Year. The term Valuation Calendar Year means, for purposes of required minimum distributions under Section 5.9, the calendar year immediately preceding a Distribution Calendar Year.

1.168     Valuation Date. The term Valuation Date means the date when the Trustee determines the value of the Trust Fund. A Valuation Date of the Trust Fund must occur as of the last day of each Plan Year. However, the Administrator can value all or any portion of the assets of the Trust Fund more frequently, including, but not limited to, semi-annually, quarterly, monthly, or daily; the Administrator may implement any additional Valuation Dates for any reason. For purposes of calculating the Top Heavy Ratio, the term “Valuation Date” means the date when the Participant’s Account balances or accrued benefits are valued.

1.169     Vested Aggregate Account. The term Vested Aggregate Account means a Participant’s Vested Interest in the aggregate value of his or her Participant’s Account and any accounts attributable to the Participant’s own Plan contributions (including the Participant’s Rollover Contribution Account and Transfer Contribution Account).

1.170     Vested, Vested Interest or Vesting. The terms Vested, Vested Interest and Vesting mean a Participant’s nonforfeitable percentage in an account maintained on his or her behalf under the Plan. A Participant’s Vested Interest in his or her Participant’s Account will be determined in accordance with Section 4.6.

1.171     Vesting Computation Period. The term Vesting Computation Period means a period of twelve consecutive months which is used for purposes of determining a Participant’s Vested Interest in the Plan (or a component of the Plan). Each Vesting Computation Period will consist of each Plan Year.

1.172     Voluntary Employee Contribution. The term Voluntary Employee Contribution means an Employee Contribution which is made voluntarily to the Plan by a Participant.

1.173     Voluntary Employee Contribution Account. The term Voluntary Employee Contribution Account means the sub-account to which a Participant’s Voluntary Employee Contributions, if any, are allocated.

1.174     Year of Service. The term Year of Service means, with respect to any provision of the Plan in which service is determined by the Counting of Hours Method, a 12-consecutive month computation period during which an Employee is credited with at least a specified number of Hours of Service with the Employer, an Affiliated Employer, or an Adopting Employer, determined in accordance with the following provisions:

(a)         Year of Service for Eligibility. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, a Year of Service is an Eligibility Computation Period during which an Employee is credited with at least 1,000 Hours of Service. An Employee’s initial Eligibility Computation Period will begin on his or her Employment Commencement Date. If the Employee is credited with at least 1,000 Hours of Service in both the initial Eligibility Computation Period and the second Eligibility Computation Period, the Employee will be credited with two Years of Service for eligibility purposes. If any Eligibility Computation Period is less than 12 consecutive months, the Hours of Service requirement set forth herein will be proportionately reduced (if it is greater than one) in determining whether an Employee is credited with a Year of Service during such short Eligibility Computation Period. In determining the eligibility requirements and the applicable entry date under Section 2.1, an Employee will be deemed to have completed a Year of Service on the last day of the applicable Eligibility Computation Period during which the Employee is credited with the required Hours of Service.

(b)         Year of Service for Vesting. For any Plan Year in which a Participant’s Vested Interest under Section 4.6 is based on Years of Service, a Year of Service is a Vesting Computation Period during which an Employee is credited with at least 1,000 Hours of Service. If a Vesting Computation Period is less than 12 consecutive months, the Hours of Service requirement set forth herein will be proportionately reduced (if it is greater than one) in determining whether an Employee is credited with a Year of Service during such short Vesting Computation Period. Alternatively, with respect to a short Vesting Computation Period, an Employee will be credited with a Year of Service pursuant to Department of Labor Regulation §2530.203 2(c).

(c)          Prior Service Credit. If the Employer maintains (or has ever maintained) any plan of a predecessor employer, then service during the existence of such predecessor plan with such predecessor employer will be credited as Years of Service with the Employer. In addition, an Employee will receive credit for all Years of Service with Investors Savings Bank of S.C., Associated Insurors, Kinghorn Insurance Services, Johnson Insurance Associates, Inc., Woodruff & Company, Inc., The Kimbrell Company, Inc., The Kimbrell Company, Inc./Florida, Preferred Markets, Inc., Preferred Markets, Inc./Florida, Atlantic Acceptance Corporation, Peoples Insurance Agency, and Employer Benefits Strategies, Inc., Somers-Pardue Insurance Services, Benefit Administrators, Inc., American Pensions and Cape Fear Bank in accordance with the following: (1) with respect to Elective Deferrals, QMACS and QNECS, such prior Service will be credited in determining the Employee’s eligibility under Section 2.1; (2) with respect to ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions, such prior Service will only be credited as may be set forth in a Safe Harbor 401(k) Addendum; (3) with respect to Non-Safe Harbor Matching Contributions, such prior Service will be credited in determining the Employee’s eligibility under Section 2.1 and Vesting under Section 4.6; and (4) with respect to Non-Safe Harbor Non-Elective Contributions, such prior Service will be credited in determining the Employee’s eligibility under Section 2.1 and Vesting under Section 4.6. If the Employer does not maintain (and has never maintained) any plan of a predecessor employer and if such predecessor service of the predecessor employer of the previous sentence exceeds five Years of Service, then the crediting of predecessor service must comply with the requirements of Regulation §1.401(a)(4)-11(d).

(d)         Reemployment of an Employee Before a Break In Service and Before Eligibility Requirements Are Satisfied. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, if an Employee Terminates Employment with the Employer prior to satisfying the eligibility requirements in Section 2.1 and the Employee is subsequently reemployed by the Employer before incurring a Break in Service, then (1) the Employee’s pre-termination Year(s)  of Service (and Hours of Service during any computation period) will be counted in determining the satisfaction of such eligibility requirements, and for all other purposes, as applicable, and (2) the Eligibility Computation Period, Vesting Computation Period, and/or benefit accrual computation period, as applicable, will remain unchanged.

(e)          Reemployment of an Employee Before a Break In Service and After Eligibility Requirements Are Satisfied. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, if an Employee Terminates Employment prior to the Employee’s Entry Date in Section 2.1, the Employee had satisfied the eligibility requirements in Section 2.1 as of the Employee’s Termination of Employment, and the Employee is subsequently reemployed by the Employer before incurring a Break in Service, then (1) the Employee will become a Participant as of the later of (A) the date that the Employee would enter the Plan had he or she not Terminated Employment with the Employer, or (B) the Employee’s Reemployment Commencement Date, (2) the Employee’s pre-termination Year(s) of Service (and Hours of Service during any computation period) will be counted for all purposes, and (3) the Vesting Computation Period and/or benefit accrual computation period, as applicable, will remain unchanged.

(f)           Reemployment of a Participant Before a Break In Service. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, if an Employee Terminates Employment after becoming a Participant and is subsequently reemployed by the Employer before incurring a Break in Service, then (1) the reemployed Employee will reenter the Plan as of the Employee’s Reemployment Commencement Date, (2) the Employee’s pre-termination Year(s) of Service (and Hours of Service during any computation period) will be counted for all purposes, as applicable, and (3) the Vesting Computation Period and/or benefit accrual computation period, as applicable, will remain unchanged.

(g)          Reemployment of an Employee After a Break In Service and Before the Entry Date. For any Plan Year in which the eligibility requirements in Section 2.1 are based on Years of Service, if an Employee Terminates Employment with the Employer either prior to or after satisfying the eligibility requirements in Section 2.1 (but before the Employee’s Entry Date in Section 2.1) and the Employee is subsequently reemployed by the Employer after incurring a Break in Service, then the Employee’s Years of Service that were completed prior to the Break in Service will be recognized, subject to the following provisions:

(1)         Determination of Years of Service for Eligibility Using the Rule of Parity. Any Years of Service completed prior to an Employee’s Break(s) in Service will not be counted in determining an Employee’s eligibility to participate in the Plan if those Year(s) of Service are disregarded pursuant to the Rule of Parity. If such former Employee’s Year(s) of Service are disregarded under the Rule of Parity, then (A) the reemployed Employee will be treated as a new Employee for purposes of Section 2.1 and (B) the

Employee’s Eligibility Computation Period will commence on the Employee’s Reemployment Commencement Date and subsequent Eligibility Computation Periods will be based upon the provisions of the definition of Eligibility Computation Period (with the Reemployment Commencement Date substituted for the Employment Commencement Date, if applicable). If the Employee has not satisfied the eligibility requirements in Section 2.1 as of the Employee’s Reemployment Commencement Date and such former Employee’s Year(s) of Service are not disregarded under the Rule of Parity, then the Eligibility Computation Periods will remain unchanged. If the Employee has satisfied the eligibility requirements in Section 2.1 as of the Employee’s Reemployment Commencement Date and such former Employee’s Year(s) of Service are not disregarded under the Rule of Parity, the reemployed Employee will enter the Plan as of the Employee’s Reemployment Commencement Date.

(2)         Determination of Years of Service for Vesting. Any Years of Service completed prior to an Employee’s Break(s) in Service will not be counted in determining an Employee’s Vesting Interest in the Participant’s Account balance if those Year(s) of Service are disregarded pursuant to the Rule of Parity. If such former Employee’s Year(s) of Service are not disregarded under the Rule of Parity, then the Vesting Computation Periods will remain unchanged.

(3)         Determination of Years of Service for Benefit Accrual/Allocation Purposes. Any Years of Service completed prior to an Employee’s Break(s) in Service will not be counted for benefit accrual or allocation purposes if those Year(s) of Service are disregarded pursuant to the Rule of Parity.

(h)         Reemployment of a Participant After a Break In Service. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, if an Employee (1) was a Participant in the Plan, (2) Terminates Employment with the Employer, and (3) is subsequently reemployed by the Employer after incurring a Break in Service, then the Employee’s Year(s) of Service that were completed prior to the Break in Service will be recognized, subject to the following provisions:

(1)         Determination of Years of Service for Eligibility Purposes. Any Year(s) of Service completed prior to an Employee’s Break(s) in Service will not be counted in determining an Employee’s eligibility to participate in the Plan if those Year(s) of Service are disregarded pursuant to the Rule of Parity. If such Employee’s Year(s) of Service are disregarded under the Rule of Parity, then (A) the reemployed Employee will be treated as a new Employee for purposes of Section 2.1 and (B) the Employee’s Eligibility Computation Period will commence on the Employee’s Reemployment Commencement Date and subsequent Eligibility Computation Periods will be based upon the provisions of the definition of Eligibility Computation Period (with the Reemployment Commencement Date substituted for the Employment Commencement Date, if applicable). If such former Employee’s Year(s) of Service are not disregarded under the Rule of Parity, then the reemployed Employee will reenter the Plan as of the Employee’s Reemployment Commencement Date.

(2)         Determination of Years of Service for Vesting Purposes. Any Year(s) of Service that were completed prior to an Employee’s Break(s) in Service will not be counted for purposes of determining an Employee’s Vesting Interest in the Participant’s Account balance if those Year(s) of Service are disregarded pursuant to the Rule of Parity. If such former Employee’s Year(s) of Service are not disregarded under the Rule of Parity, then the Vesting Computation Periods will remain unchanged.

(3)         Determination of Years of Service for Benefit Accrual/Allocation Purposes. Any Year(s) of Service that were completed prior to an Employee’s Break(s) in Service will not be counted for benefit accrual or allocation purposes if those Year(s) of Service are disregarded pursuant to the Rule of Parity.

(i)             Ignoring Service for Eligibility If Service Requirement for Eligibility Is More Than 1 Year of Service. Notwithstanding anything in the Plan to the contrary, if this Plan (or a component of the Plan) provides at any time that an Employee must complete more than one (1) Year of Service for eligibility purposes, and such Employee will have a 100% Vested Interest in the Participant’s Account (or the sub-Account that relates to such component) upon becoming a Participant in the Plan, then with respect to an Employee who incurs a Break in Service before satisfying such eligibility requirement (1) the Employee’s Year(s) of Service (and Hours of Service) that were completed prior to the Employee’s Break(s) in Service will not be counted for eligibility purposes, and (2) the Employee’s Eligibility Computation Period will commence on the Employee’s Reemployment Commencement Date and subsequent Eligibility Computation Periods will be based upon the provisions of the definition of Eligibility Computation Period (with the Reemployment Commencement Date substituted for the Employment Commencement Date, if applicable).

Article 2

Plan Participation

2.1                   Eligibility and Entry Date Requirements. An Eligible Employee who was a Participant on December 31, 2008 will continue to participate in the Plan. Otherwise, an Eligible Employee will become eligible to enter the Plan as a Participant in accordance with the following provisions:

(a)         Elective Deferrals. An Eligible Employee will be eligible to enter the Elective Deferral component of the Plan as a Participant in accordance with the following provisions:

(1)         Eligible Employees. For purposes of this Section 2.1(a), all Employees are Eligible Employees except for the following ineligible classes of Employees: (A) Employees whose employment is governed by a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining unless such collective bargaining agreement expressly provides for the inclusion of such Employees as Participants; (B) Employees who are non-resident aliens who do not receive earned income (within the meaning of Code §911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code §861(a)(3)); (C) any person who becomes an Employee as the result of a “Code §410(b)(6)(C) transaction”. These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A “Code §410(b)(6)(C)” transaction” is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business; (D) any person who is considered a Leased Employee but who (i) is not covered by a plan described in Code §414(n)(5), or (ii) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employer’s non-highly compensated workforce; (E) Employees who are employed by an Affiliated Employer which is not an Adopting Employer; and (F) Employees who are classified by the Employer as Temporary-Hourly Employees.

(2)         Eligibility Requirements. For purposes of this Section 2.1(a), an Eligible Employee described in Section 2.1(a)(1) will be eligible to enter the Plan as a Participant on the applicable entry date described in Section 2.1(a)(3) upon the earlier of (A) being credited with 1 Year of Service or (B) being credited with 1 calendar month of employment during an Eligibility Computation Period. An Employee will be credited with a calendar month of employment for any calendar month in which the Employee is employed with the Employer or an Affiliated Employer without interruption for that entire calendar month (except for those interruptions that are described in the definition of Hour of Service).

(3)         Entry Date. For purposes of this Section 2.1(a), an Eligible Employee described in Section 2.1(a)(1) who is entering the Plan as a Participant after satisfying the 1 Year of Service requirement set forth in Section 2.1(a)(2) will enter the Plan as a Participant on the earlier of (A) the first day of the Plan Year that occurs after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement), or (B) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). An Eligible Employee described in Section 2.1(a) who is entering the Plan as a Participant after satisfying the months requirement set forth in Section 2.1(a)(2) (and any applicable age requirement) will enter the Plan as a Participant on the January 1st, the April 1st, the July 1st, or the October 1st coincident with or following the date such requirements are satisfied.

(b)         Non-Safe Harbor Matching Contributions. An Eligible Employee will be eligible to enter the Plan as a Participant for the purpose of receiving allocations of any Non-Safe Harbor Matching Contributions made to the Plan in accordance with the following provisions:

(1)         Eligible Employees. For purposes of this Section 2.1(b), all Employees are Eligible Employees except for the following ineligible classes of Employees: (A) Employees whose employment is governed by a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining unless such collective bargaining agreement expressly provides for the inclusion of such Employees as Participants; (B) Employees who are non-resident aliens who do not receive earned income (within the meaning of Code §911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code §861(a)(3)); (C) any person who becomes an Employee as the result of a “Code §410(b)(6)(C)

transaction”. These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A “Code §410(b)(6)(C)” transaction” is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business; (D) any person who is considered a Leased Employee but who (i) is not covered by a plan described in Code §414(n)(5), or (ii) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employer’s non-highly compensated workforce; (E) Employees who are employed by an Affiliated Employer which is not an Adopting Employer; and (F) Employees who are classified by the Employer as Temporary-Hourly Employees.

(2)         Eligibility Requirements. For purposes of this Section 2.1(b), an Eligible Employee described in Section 2.1(b)(1) will be eligible to enter the Plan as a Participant on the applicable entry date described in Section 2.1(b)(3) upon the earlier of (A) being credited with 1 Year of Service or (B) being credited with 1 calendar month of employment during an Eligibility Computation Period. An Employee will be credited with a calendar month of employment for any calendar month in which the Employee is continuously employed with the Employer or an Affiliated Employer without interruption for that entire calendar month (except for those interruptions that are described in the definition of Hour of Service).

(3)         Entry Date. For purposes of this Section 2.1(b), an Eligible Employee described in Section 2.1(b)(1) who is entering the Plan as a Participant after satisfying the 1 Year of Service requirement set forth in Section 2.1(b)(2) will enter the Plan as a Participant on the earlier of (A) the first day of the Plan Year that occurs after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement), or (B) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). An Eligible Employee described in Section 2.1(b)(1) who is entering the Plan as a Participant after satisfying the months requirement set forth in Section 2.1(b)(2) (and any applicable age requirement) will enter the Plan as a Participant on the January 1st, the April 1st, the July 1st, or the October 1st coincident with or following the date such requirements are satisfied.

(c)          Non-Safe Harbor Non-Elective Contributions. An Eligible Employee will be eligible to enter the Plan as a Participant for the purpose of receiving allocations of any Non-Safe Harbor Non-Elective Contributions made to the Plan in accordance with the following provisions:

(1)         Eligible Employees. For purposes of this Section 2.1(c), all Employees are Eligible Employees except for the following ineligible classes of Employees: (A) Employees whose employment is governed by a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining unless such collective bargaining agreement expressly provides for the inclusion of such Employees as Participants; (B) Employees who are non-resident aliens who do not receive earned income (within the meaning of Code §911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code §861(a)(3)); (C) any person who becomes an Employee as the result of a “Code §410(b)(6)(C) transaction”. These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A “Code §410(b)(6)(C)” transaction” is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business; (D) any person who is considered a Leased Employee but who (i) is not covered by a plan described in Code §414(n)(5), or (ii) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employer’s non-highly compensated workforce; (E) Employees who are employed by an Affiliated Employer which is not an Adopting Employer; and (F) Employees who are classified by the Employer as Temporary-Hourly Employees.

(2)         Eligibility Requirements. For purposes of this Section 2.1(c), an Eligible Employee described in Section 2.1(c)(1) will be eligible to enter the Plan as a Participant on the applicable entry date described in Section 2.1(c)(3) upon reaching Age 21 and being credited with 1 Year of Service.

(3)         Entry Date. For purposes of this Section 2.1(c), an Eligible Employee described in Section 2.1(c)(1) who has satisfied the eligibility requirements in Section 2.1(c)(2) will enter the Plan as a Participant on the January 1st, the April 1st, the July 1st, or the October 1st coincident with or following the date such requirements are satisfied.

(d)         Safe Harbor 401(k) Contributions. For any year in which this is a Safe Harbor 401(k) Plan, the eligibility requirements and entry date for the purpose, and only for the purpose, of entering the Plan as a Participant in order to receive an allocation of Safe Harbor 401(k) Contributions are as set forth in a Safe Harbor 401(k) Addendum executed by the Sponsoring Employer.

(e)          Participation By Employees Whose Status Changes. If an Employee who is not an Eligible Employee with respect to a particular type of contribution (or a component of the Plan) becomes an Eligible Employee for such contribution (or component), then the Employee will participate in the Plan immediately with respect to that type of contribution (or component), so long as (1) the Employee has satisfied the minimum age and service requirements for that type of contribution (or component) and (2) the Employee would have previously become a Participant with respect to that type of contribution (or component) had the Employee always been an Eligible Employee for that type of contribution (or component). The participation of a Participant who is no longer an Eligible Employee with respect to a particular type of contribution (or component) will be suspended and such Participant will be entitled to an allocation of that type of contribution (and any applicable Forfeitures) for the Allocation Period only to the extent of any applicable Hours of Service completed while an Eligible Employee for that type of contribution (or component). Upon again becoming an Eligible Employee with respect to that type of contribution (or component), a suspended Participant will immediately resume eligibility with respect to that type of contribution. Years of Service or Periods of Service while an Employee is not an Eligible Employee will be recognized for purposes of determining the Vested Interest of such Employee with respect to a particular type of contribution (or component) in accordance with Section 4.6.

2.2                   Waiver of Participation.  An Employee who has satisfied the eligibility requirements set forth in Section 2.1 may elect to waive participation in the Plan in accordance with the following provisions:

(a)         Irrevocable Election. An Employee may make a one-time irrevocable election to waive participation in the Plan. However, the Administrator may in its sole discretion elect not to grant a waiver to one or more Eligible Employees if the Eligible Employee is not an HCE and is not likely to become an HCE and if the Administrator determines that such waiver may cause the Plan for any Plan Year to fail to satisfy one of the tests in Code §410(b)(1)(A) or Code §410(b)(1)(B) and (C). The Employee’s election to waive participation in the Plan must be in writing and must be delivered to the Administrator on or before the date the Employee first becomes eligible to participate in the Plan. Notwithstanding the foregoing however, once an Employee has become a Participant in the Plan, no waiver can be made, except as provided in paragraph (b) below.

(b)         Election to Waive Allocation. Notwithstanding paragraph (a) to the contrary, and subject to the Top-Heavy Minimum Allocation requirements set forth in Section 3.12, a Participant may agree to forego an allocation of Employer contributions to his or her Participant’s Account for all or any Allocation Periods if the Participant is an HCE for the Allocation Period and such waiver does not have a direct or indirect impact on the overall remuneration paid to such Participant.

(c)          Administrative Requirements. An Employee’s election to waive participation or forego an allocation must be in writing and must be delivered to the Administrator on or before the date the Employee first becomes eligible to participate in the Plan in the case of a waiver under paragraph (a), and before the Participant is entitled to an allocation to his or her Participant’s Account in the case of foregoing an allocation under paragraph (b). The Administrator will furnish any form required to make an election under this Section, which may include the requirement for consent by the Employee’s Spouse.

2.3                   Reemployment After Termination. If an Employee terminates employment and is subsequently reemployed by the Employer or an Affiliated Employer, such Employee’s Years of Service for purposes of eligibility (as well as the time such Employee enters or reenters the Plan as a Participant) will be determined in accordance with the rules described in the definition of Year of Service in Section 1.174.

Article 3

Contributions and Allocations

3.1                   General Contribution and Allocation Provisions. The Employer intends to make contributions to the Plan, unless the Plan is a frozen Plan, subject to the following provisions:

(a)         Types and Amount of Contributions. The type and the amount of the contribution will be determined by the Employer, and such determination by the Employer will be binding on the Trustee, Administrator and all Participants and may not be reviewed in any manner.

(b)         No Guarantee. The Employer does not guarantee either the making of Employer contributions or the payment of benefits under the Plan. The Employer reserves the right to reduce, suspend or discontinue contributions for any reason at any time; however, if the Plan is deemed to be terminated as a result of such reduction, suspension or discontinuance, then the provisions of Article 11 will become effective.

(c)          Limitations on Contributions. Notwithstanding any provision of this Article, (1) no Employer contribution will be made for any Participant who is not a Benefiting Participant for an Allocation Period unless otherwise required by the Top Heavy Minimum Allocation provisions in Section 3.12; and (2) if the Plan provides contributions or benefits for Employees some or all of whom are owner-employees as defined in Code §401(c)(3), such contributions or benefits can only be provided with respect to the Earned Income of such owner-employees derived from the trade or business with respect to which the Plan is established.

(d)         Frequency of Contributions and Allocations. Any Employer contribution that is made under the terms of the Plan may, at the election of the Administrator, be contributed (1) each payroll period; (2) each month; (3) each Plan quarter; (4) on an annual basis; or (5) on any Allocation Period as determined by the Employer, provided that such Allocation Period does not discriminate in favor of Highly Compensated Employees. The Employer may elect a different Allocation Period for each type of Employer contribution. Employer contributions will be allocated based on the applicable Allocation Period.

(e)          Form of Contribution. If the contribution is not used to reduce an obligation or liability of an Employer to the Plan, and the contribution is unencumbered and discretionary, then the contribution (if any) may consist of (1) cash; (2) cash equivalencies (3) qualifying employer real property and/or qualifying employer securities as defined in ERISA §407(d)(4) and ERISA §407(d)(5), provided the acquisition of such qualifying employer real property and/or qualifying employer securities satisfies the requirements of ERISA §408(e); or (4) any other property that is not prohibited under Code §4975 and is acceptable to the Trustee. If the contribution is used to reduce an obligation or liability of an Employer or the contribution is encumbered and not discretionary, then the contribution will consist of (1) cash; or (2) cash equivalencies; such Employer’s contribution will not consist of any non-cash or non-cash equivalency assets to the Trust.

(f)           Refund of Contributions. Contributions that are made to the Plan by the Employer can only be returned to the Employer in accordance with the following provisions:

(1)         Failure of Plan to Initially Qualify. If the Plan fails to initially satisfy the requirements of Code §401(a) and the Employer declines to amend the Plan to satisfy such requirements, then contributions that were made prior to the date such qualification is denied must be returned to the Employer within one year of the date of such denial, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the Treasury may prescribe.

(2)         Contributions Made Under a Mistake of Fact. If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under Code §404, an amount may be returned to the Employer equal to the excess of the amount that had been contributed over the amount that would have been contributed if the mistake of fact had not occurred (which excess will hereafter be known as a “Mistaken Contribution”). Earnings attributable to a Mistaken Contribution will not be returned, but losses attributable to the Mistaken Contribution will reduce the amount so returned. The Mistaken Contribution will be returned within one year of the date the Mistaken Contribution was made or the deduction disallowed, as the case may be.

(3)         Nondeductible Contributions. Except to the extent that an Employer may intentionally make a nondeductible contribution, for example, to correct an administrative error, or restore a Forfeiture, Employer contributions are conditioned on deductibility and will otherwise be returned to the Employer.

3.2                   Elective Deferrals. The Employer will contribute each Participant’s Elective Deferrals to the Plan, determined in accordance with, and determined subject to, the following provisions:

(a)         Amount of Elective Deferrals. Each Participant may enter into and submit to the Administrator at any time a Salary Deferral Agreement authorizing the Employer to withhold all or a portion of the Participant’s Compensation, specifying the amount (either in whole percentage increments of Compensation or in whole dollar amounts as designated by the Participant; but the Administrator will have the right to direct that such increments of Compensation be rounded to the next highest or lowest dollar or percentage) and type (either Roth Elective Deferrals (if permitted by the Plan), Pre-Tax Elective Deferrals, or a specific combination of Roth Elective Deferrals (if permitted by the Plan) and Pre-Tax Elective Deferrals). The amount withheld will be deemed an Elective Deferral that the Employer will contribute to the Plan on behalf of the Participant. Such Salary Deferral Agreement will be effective as soon as administratively feasible after receipt of the Salary Deferral Agreement, unless a later pay period is specified by the Participant. A Participant’s Salary Deferral Agreement will remain in effect until superseded by another Salary Deferral Agreement (subject to the Automatic Enrollment provisions of paragraph (g) below). The Administrator, pursuant to an administrative policy regarding Elective Deferrals that is promulgated under Section 8.6, will designate the effective date of such elections that are submitted to the Administrator, and the frequency of such elections (and the frequency of modifications to such elections) but not less frequently than once per Plan Year. In addition, other Elective Deferral provisions may be set forth in such administrative policy, including, but not limited to, provisions that (1) set the maximum Elective Deferral percentage for Participants who are Highly Compensated Employees (if such percentage is less than the maximum percentage set forth above); (2) describe a program of automatic increases to a Participants’ Elective Deferral percentage as elected by the Administrator and/or the Participant; and (3) permit a Participant to identify separate components of the Participant’s Compensation (such as base salary, bonuses, etc.) and to specify that a different Elective Deferral percentage (or dollar amount) apply to each such component.

(b)         Cash or Deferred Option. For any Plan Year, the Employer may declare a Cash or Deferred Contribution. In such event, the Employer will provide each Participant who is entitled to this Cash or Deferred Contribution the right to elect to receive as cash some or all of such Participant’s Cash or Deferred Contribution. Any amount that a Participant elects not to receive as cash will be deemed an Elective Deferral of the Participant, will be contributed to the Plan within 2½ months after the end of the Plan Year, and will be allocated to the Participant’s Elective Deferral Account.

(c)          Roth Elective Deferrals. A Participant may elect to classify all or a portion of an Elective Deferral as a Roth Elective Deferral.

(d)         Reclassification Not Permitted. An Elective Deferral contributed to the Plan as one type of Elective Deferral (either a Roth Elective Deferral or a Pre-Tax Elective Deferral) may not later be reclassified as the other type of Elective Deferral.

(e)          Catch-Up Contributions. Catch-Up Contributions are permitted and Participants who are age 50 or over by the end of their taxable years will be eligible. If this Plan is a Safe Harbor 401(k) Plan, Catch-Up Contributions will be treated as Elective Deferrals and will be matched in accordance with the Safe Harbor Matching Contribution formula(s), if any, set forth in a Safe Harbor 401(k) Addendum. If this is a Non-Safe Harbor 401(k) Plan, Catch-Up Contributions will not be matched.

(f)           Limitations on Elective Deferrals. In no event may Elective Deferrals be more than the maximum dollar amount permitted for the Participant’s taxable year beginning in that calendar year under Code §402(g). Elective Deferrals that exceed the applicable Code §402(g) limit are Excess Elective Deferrals and will be distributed to the affected Participants under Section 5.18. No Participant will be permitted to have Elective Deferrals made under this Plan, or any other plan, contract or arrangement maintained by the Sponsoring Employer, during any calendar year, in excess of the dollar limit in Code §402(g) in effect for the Participant’s taxable year beginning in such calendar year. The dollar limitation in Code §402(g) is $11,000 for taxable years beginning in 2002, and increasing by $1,000 each taxable year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the

Secretary of the Treasury for cost-of-living increases under Code §402(g)(4). Adjustments will be in multiples of $500. Catch-Up Contributions will not be used in determining the Code §402(g) limitations.

(g)          Automatic Enrollment. The Employer may establish an automatic enrollment program. The terms of the automatic enrollment program (which may include, but are not limited to, the Elective Deferral percentage or amount, any automatic increases that apply to that Elective Deferral percentage or amount, the portion of the Elective Deferral which is considered a Pre-Tax Elective Deferral and, if available in this Plan, the portion which is considered a Roth Elective Deferral, and the Participants to whom the automatic enrollment program applies) will be set forth from time to time in an administrative policy regarding Elective Deferrals that is promulgated under Section 8.6 by the Administrator; if the Administrator does not adopt such administrative policy, then the terms of the notice that is issued to Participants regarding the automatic enrollment program will define the terms and conditions of the automatic enrollment program regarding Elective Deferrals for the Plan Year.

(h)         Salary Deferral Agreement. Salary Deferral Agreements may be entered into as of such date or dates (but at least once per Plan Year) as established by the Administrator in an administrative policy regarding Elective Deferrals promulgated under Section 8.6. A Participant may thereafter modify a Salary Deferral Agreement to increase or decrease the percentage or amount being withheld as permitted under such administrative policy. The Participant may also at any time suspend or cancel his or her Salary Deferral Agreement upon reasonable written notice to the Administrator. If a Participant cancels or suspends his or her Salary Deferral Agreement, the Participant will not be permitted to put a new Salary Deferral Agreement into effect until such time as set forth in such administrative policy. If necessary to insure that the Plan satisfies the ADP Test or upon a Participant reaching the Elective Deferral limit of Code §402(g) with respect to such Participant’s Elective Deferrals in the Plan, then the Sponsoring Employer may temporarily suspend a Participant’s Salary Deferral Agreement upon notice to the Participant. If a Participant has not elected in his or her Salary Deferral Agreement to withhold at the maximum rate permitted by the Plan for a Plan Year and the Participant wants to increase the total amount withheld for that Plan Year up to the maximum permitted rate, then the Participant can make a supplemental election to withhold an additional amount for one or more pay periods (including Catch-Up Contributions not in excess of the Catch-Up Contribution Limit if Catch-up Contributions are permitted). An Elective Deferral will constitute a payroll deduction authorization for purposes of applicable state law. If automatic enrollment is implemented by the Sponsoring Employer pursuant to paragraph (g) above, then the Participant must be given an effective opportunity to elect a different amount (including no amount).

(i)             ADP Testing. Elective Deferrals in a Non-Safe Harbor 401(k) Plan must satisfy the ADP Test of Section 3.14 for a Plan Year, and Elective Deferrals in a Non-Safe Harbor 401(k) Plan that do not satisfy the ADP Test for a Plan Year will utilize the correction methods of such Section.

(j)            Distribution of Elective Deferrals. Elective Deferrals can only be distributed upon the earliest to occur of the following dates: (1) a Participant Terminates Employment (separates from service, for Plan Years beginning before 2002) with the Employer; (2) a Participant dies; (3) a Participant suffers a Disability; (4) an event that is described in Code §401(k)(10) occurs; (5) a Participant reaches Age 59½ (if on or before such date, a pre-retirement in-service withdrawal of Elective Deferrals is permitted under Section 5.17); or (6) if financial hardship distributions are permitted under Section 5.16, the Participant qualifies for a financial hardship distribution. With respect to clause (4) of the prior sentence, Elective Deferrals can be distributed (in a lump sum only) upon Plan termination so long as the Sponsoring Employer (or an Affiliated Employer) does not maintain an alternative defined contribution plan at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan’s termination, fewer than 2% of the Employees who were eligible to participate in the 401(k) Plan as of the date of the Plan’s termination are eligible to participate in the other defined contribution plan, the other defined contribution plan is not an alternative defined contribution plan. A defined contribution plan is also not an alternative defined contribution plan if it is an employee stock ownership plan as defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that is described in Code§ 403(b), or a plan that is described in Code §457(b) or Code §457(f).

(k)         Allocation of Elective Deferrals. Participant’s Pre-tax Elective Deferrals will be allocated to the Participant’s Pre-Tax Elective Deferral Account. Each Participant’s Roth Elective Deferrals (if any) will be allocated to the Participant’s Roth Elective Deferral Account.

3.3                   Non-Safe Harbor Matching Contributions. The Employer may make Non-Safe Harbor Matching Contributions, subject to the following provisions:

(a)         Contribution Formula. Except as otherwise provided in this Section, the Employer’s Non-Safe Harbor Matching Contribution for any Allocation Period is totally discretionary. The Employer’s discretion in establishing a formula for any Allocation Period includes, but is not limited to, establishing the amount of the contribution, the rate of match, as well as establishing a maximum Non-Safe Harbor Matching Contribution per Participant (either as a dollar maximum per Participant, a maximum percentage of each Participant’s Compensation, and/or a maximum amount of each Participant’s Elective Deferrals that will be recognized for matching purposes). The Employer must also, on or before the due date (plus any extensions) for filing the Employer’s tax return, adopt a written resolution (or other written action) which describes the rate of match and the maximum limitations, if any, imposed on the Matching Contribution for the Allocation Period. Any such Matching Contribution will then be allocated to each Benefiting Participant’s Non-Safe Harbor Matching Contribution Account in the ratio that his or her Elective Deferrals for the Allocation Period bears to the total Elective Deferrals of all Benefiting Participants for the Allocation Period, subject to any maximum limitations imposed on the allocation in the written resolution (or other written action).

(b)         ACP Testing. Non-Safe Harbor Matching Contributions made for a Plan Year must satisfy the ACP Test of Section 3.15 for a Plan Year. Non-Safe Harbor Matching Contributions that do not satisfy the ACP Test will utilize the correction methods of such Section.

(c)          Treatment as QMACs. The Administrator may elect to treat all or any portion of a Non-Safe Harbor Matching Contribution as a QMAC sufficient to satisfy the ADP Test, to the extent that such QMAC is not used to satisfy the ACP Test (but, so long as the QMAC is not precluded from being used in the ACP Test pursuant to Section 3.15(j)(4)(B)).

(d)         True-Ups. If (1) the Allocation Period for Non-Safe Harbor Matching Contributions is a computation period that is less than the Plan Year, and (2) on the last day of any Plan Year, the dollar amount of the Non-Safe Harbor Matching Contributions made on behalf of a Benefiting Participant is less than the dollar amount that would have been made had the Non-Safe Harbor Matching Contributions been contributed for an Allocation Period of a Plan Year, then the Employer may elect, pursuant to the Employer’s discretion, for any Plan Year to make an additional Non-Safe Harbor Matching Contribution so that the Non-Safe Harbor Matching Contribution contributed for a Benefiting Participant is equal to the Non-Safe Harbor Matching Contribution that would have been made had the Non-Safe Harbor Matching Contributions been contributed for an Allocation Period of the Plan Year. However, any such additional Non-Safe Harbor Matching Contributions can only be made to the Plan on a uniform, nondiscriminatory basis. In order to determine the group of Participants who are eligible to receive the additional Non-Safe Harbor Matching Contributions of this paragraph, the Employer may impose allocation conditions that are different from the allocation conditions used to determining Benefiting Participants for purposes of other Non-Safe Harbor Matching Contributions.

(e)          Prorating the Code §401(a)(17) Compensation Limit for Each Allocation Period. If the Allocation Period for Non-Safe Harbor Matching Contributions is a computation period that is less than the Plan Year, then the Employer may elect, pursuant to the Employer’s discretion, for any Plan Year to prorate the Code §401(a)(17) Compensation Limit to each Allocation Period of the Plan Year. However, any prorating of the Code §401(a)(17) Compensation Limit can only be made on a uniform, nondiscriminatory basis.

(f)           Excess Elective Deferrals and Excess Contributions Not Required to Be Matched. Notwithstanding the above, to the extent Non-Safe Harbor Matching Contributions (including Qualified Matching Contributions) are contributed on an annual basis, no Non-Safe Harbor Matching Contribution (including Qualified Matching Contributions) will be required with respect to that portion of an Elective Deferral which for that Plan Year is determined to be either an Excess Elective Deferral (unless the Excess Elective Deferral is for a Non-Highly Compensated Employee) or an Excess Contribution. Furthermore, Matching Contributions (including Qualified Matching Contributions) that have been allocated to a Participant’s Account must be forfeited if the contributions to which they relate are Excess Deferrals (unless the Excess Elective Deferrals are for Non-Highly Compensated Employees), Excess Contributions, or Excess Aggregate Contributions.

(g)          Right to Each Rate of Match. The right to each rate of Non-Safe Harbor Matching Contributions (determining the rate using the amount of Non-Safe Harbor Matching Contributions, Elective Deferrals, Voluntary Employee Contributions, and Mandatory Employee Contributions determined after any corrections under Regulation §1.401(k)—2(b)(1)(i) and §1.401(m)—2(b)(1)(i), and treating different rates as existing if they are based on definitions of Compensation or other requirements or formulas that are not substantially the same) must not discriminate in favor of Highly Compensated Employees.

(h)         Allocation of Non-Safe Harbor Matching Contributions. Non-Safe Harbor Matching Contributions contributed on a Participant’s behalf will be allocated to the Participant’s Non-Safe Harbor Matching Contribution Account. A Participant who makes an Elective Deferral during the Allocation Period will be a Benefiting Participant under this Section and thus be eligible to receive an allocation of Non-Safe Harbor Matching Contributions for that Allocation Period in accordance with the following provisions:

(1)         Participants Employed on the Last Day of the Allocation Period. Any Participant who is an Employee on the last day of the Allocation Period and who at any time during the Allocation Period is an Eligible Employee under Section 2.1(b)(1) will be a Benefiting Participant for that Allocation Period regardless of the number of Hours of Service with which he or she is credited during the Allocation Period.

(2)         Participants Who Terminate Before the Last Day of the Allocation Period. Any Participant who Terminates Employment with the Employer before the last day of the Allocation Period and who at anytime during the Allocation Period is an Eligible Employee under Section 2.1(b)(1) will only be a Benefiting Participant for that Allocation Period as follows: (A) a Participant who Terminates Employment because of retirement on or after Normal Retirement Age will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; (B) a Participant who Terminates Employment because of his or her death will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; (C) a Participant who Terminates Employment because of his or her Disability will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; and (D) a Participant who Terminates Employment for reasons other than retirement on or after Normal Retirement Age, death or Disability will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period.

3.4                   Non-Safe Harbor Non-Elective Contributions. The Employer may make Non-Safe Harbor Non-Elective Contributions to the Plan, subject to the following provisions:

(a)         Amount. The amount of the Employer’s Non-Safe Harbor Non-Elective Contribution for any Allocation Period will be determined in the sole discretion of the Employer, and such determination by the Employer will be binding on the Trustee, Administrator and all Participants and may not be reviewed in any manner.

(b)         Allocation Method. Non-Safe Harbor Non-Elective Contributions will be allocated to the Non-Safe Harbor Non-Elective Contribution Account of each Benefiting Participant in the ratio that his or her Compensation for the Allocation Period bears to the total Compensation of all Benefiting Participants for the Allocation Period.

(c)          Benefiting Participants. A Participant will be a Benefiting Participant under this Section and be eligible to receive an allocation of the Employer’s Non-Safe Harbor Non-Elective Contributions for that Allocation Period in accordance with the following provisions:

(1)         Participants Employed on the Last Day of Allocation Period. Any Participant who is an Employee on the last day of the Allocation Period and who at any time during the Allocation Period is an Eligible Employee under Section 2.1(c)(1) will be a Benefiting Participant for that Allocation Period regardless of the number of Hours of Service with which he or she is credited during the Allocation Period.

(2)         Participants Who Terminate Before the Last Day of Allocation Period. Any Participant who Terminates Employment with the Employer before the last day of the Allocation Period and who at anytime during the Allocation Period is an Eligible Employee under Section 2.1(c)(1) will only be a

Benefiting Participant for that Allocation Period as follows: (A) a Participant who Terminates Employment because of retirement on or after Normal Retirement Age will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; (B) a Participant who Terminates Employment because of his or her death will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; (C) a Participant who Terminates Employment because of his or her Disability will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; and (D) a Participant who Terminates Employment for reasons other than retirement on or after Normal Retirement Age, death or Disability will not be a Benefiting Participant.

(d)         Effect of Top Heavy on Allocation Method. Notwithstanding anything in this Section to the contrary, if the Plan is Top Heavy for any Plan Year and if the allocation method set forth above, along with any other allocations that are permitted to be used to satisfy the Top Heavy Minimum Allocation requirements of Section 3.12, does not satisfy the Top Heavy Minimum Allocation requirements (because, for example, either a Benefiting Participant’s Compensation that is used in the allocation method does not satisfy Code §415(c)(3) Compensation, the Compensation Determination Period is other than the entire Plan Year, or the allocation method is not sufficient to allocate the Top Heavy Minimum Allocation to any Non-Key Employee), then the Top Heavy Minimum Allocation will be allocated before any allocations under the allocation method (or will be allocated simultaneously therewith if no Key Employee has any Employer contributions [including any Elective Deferrals made on behalf of a Key Employee to a 401(k) Plan maintained by the Employer] or Forfeitures allocated to the Participant’s Account for that Plan Year). However, the allocation method may take into account such Top Heavy Minimum Allocation.

3.5                   Qualified Matching Contributions. The Employer may make a Qualified Matching Contribution in such amount as the Employer, in its sole discretion, may determine, subject to the following provisions:

(a)         Contributions Treated as Qualified Matching Contributions. The Employer may elect to treat all or any portion of a Matching Contribution as a Qualified Matching Contribution.

(b)         Allocation of Qualified Matching Contributions. Qualified Matching Contributions (QMACs), and any Non-Safe Harbor Matching Contributions that are treated as QMACs, will be allocated to the Qualified Matching Contribution Account of each Eligible Participant for that Allocation Period. Such contributions will be allocated in the manner elected by the Administrator, subject to the following:

(1)         Permissible Methods of Allocation. The Administrator may elect to make the allocation from one of the following allocation methods: (A) pro-rata based on the Compensation of each Eligible Participant; (B) pro-rata based on the Compensation of each Eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until the ADP Test or the ACP Test is satisfied; (C) pro-rata based on the Elective Deferrals of each Eligible Participant starting with the Eligible Participant with the lowest amount of Elective Deferrals and working up until the ADP Test or the ACP Test is satisfied; (D) per capita to each Eligible Participant; (E) per capita based on the Compensation of each Eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until the ADP Test or the ACP Test is satisfied; or (F) per capita based on the Elective Deferrals of each Eligible Participant starting with the Eligible Participant with the lowest amount of Elective Deferrals and working up until the ADP Test or the ACP Test is satisfied.

(2)         Maximum Permissible Allocation. Notwithstanding anything in this paragraph (b) to the contrary, the Sponsoring Employer may limit the maximum amount of QMACs that will be allocated for any Allocation Period to an Eligible Participant, to the limitation on disproportionate QMACs as described in Section 3.14(j)(3)(B) for purposes of the ADP Test or the limitation on disproportionate Matching Contributions as described in Sections 3.15(h) or 3.15(i) for purposes of the ACP Test.

(3)         Eligible Participants. As used in this paragraph (b), the term “Eligible Participant” means any Participant who is a NHCE and who makes an Elective Deferral during the Allocation Period being tested. Furthermore, the Administrator may elect to limit the allocations of QMACs only to Eligible Participants who are employed on the last day of the Allocation Period. In addition, if this 401(k) Plan and/or this 401(m) Plan provides that Otherwise Excludable Participants are eligible to participate and if the Plan applies Code §410(b)(4)(B) in determining whether the 401(k) Plan and/or the 401(m) Plan meets the requirements of Code §410(b)(1), then the Administrator may elect to limit the allocations of

QMACs only to either: (A) Participants who are Non-Highly Compensated Employees and who are Otherwise Excludable Participants; or (B) Participants who are Non-Highly Compensated Employees and who are not Otherwise Excludable Participants. The Administrator may also elect to allocate QMACs to one or more Participants who are Highly Compensated Employees.

3.6                   Qualified Non-Elective Contributions. The Employer may make a Qualified Non-Elective Contribution to the Plan in such amount as the Employer, in its sole discretion, may determine, subject to the following provisions:

(a)         Contributions Treated as Qualified Non-Elective Contributions. The Employer may elect to treat all or any portion of a Non-Safe Harbor Non-Elective Contribution as a Qualified Non-Elective Contribution.

(b)         Allocation of Qualified Non-Elective Contributions. Qualified Non-Elective Contributions (QNECS), Non-Safe Harbor Non-Elective Contributions that are treated as QNECS, and Prevailing Wage Contributions that are treated as QNECS will be allocated to the Qualified Non-Elective Contribution Account of each Eligible Participant for that Allocation Period. Such contributions will be allocated in the manner elected by the Administrator, subject to the following provisions:

(1)         Permissible Methods of Allocation. The Administrator may elect to make the allocation from one of the following allocation methods: (A) pro-rata based on the Compensation of each Eligible Participant; (B) pro-rata based on the Compensation of each Eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until the ADP Test or the ACP Test is satisfied; (C) per capita to each Eligible Participant; or (D) per capita based on the Compensation of each Eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until the ADP Test or the ACP Test is satisfied.

(2)         Maximum Permissible Allocation. Notwithstanding anything in this paragraph (b) to the contrary, the Sponsoring Employer may limit the maximum amount of QNECs to be allocated for any Allocation Period to an Eligible Participant, to the limitation on disproportionate QNECs as described in paragraph 3.14(j)(3)(A) for purposes of the ADP Test or Section 1.43(e)(4) for purposes of the ACP Test.

(3)         Eligible Participants. As used in this paragraph (b), the term “Eligible Participant” means any Participant (A) who is a NHCE, and (B) who is eligible, in the Administrator’s discretion, either to make an Elective Deferral (regardless of whether such Participant actually makes an Elective Deferral) and/or to receive a Non-Safe Harbor Matching Contribution (regardless of whether such Participant actually receives a Non-Safe Harbor Matching Contribution) during the Allocation Period being tested. Furthermore, the Administrator may elect to limit the allocations of QNECs only to Eligible Participants who are employed on the last day of the Allocation Period. In addition, if this 401(k) Plan and/or this 401(m) Plan provides that Otherwise Excludable Participants are eligible to participate and if the plan applies Code §410(b)(4)(B) in determining whether the 401(k) Plan and/or the 401(m) Plan meets the requirements of Code §410(b)(1), then the Administrator may elect to limit the allocations of QNECs only to either: (A) Participants who are Non-Highly Compensated Employees and who are Otherwise Excludable Participants; or (B) Participants who are Non-Highly Compensated Employees and who are not Otherwise Excludable Participants. Lastly, the Administrator may elect to allocate QNECs to one or more Participants who are Highly Compensated Employees.

3.7                   Safe Harbor 401(k) Contributions. The Employer may make Safe Harbor 401(k) Contributions as set forth from time to time in a Safe Harbor 401(k) Addendum, subject to the following provisions:

(a)         ADP Safe Harbor Non-Elective Contributions. To the extent set forth in a Safe Harbor 401(k) Addendum (or to the extent the Employer amends the Plan either by executing a Safe Harbor 401(k) Addendum or via the Safe Harbor Notice), the Employer will make an ADP Safe Harbor Non-Elective Contribution equal to 3% (or such higher percentage as elected by the Employer) of the Compensation of each Safe Harbor Participant. The Employer may elect in a Safe Harbor 401(k) Addendum to make this ADP Safe Harbor Non-Elective Contribution to a money purchase plan named in such addendum. For any Allocation Period in which the Employer elects to make an ADP Safe Harbor Non-Elective Contribution to the named money purchase plan, an ADP Safe Harbor Non-Elective Contribution will be made to this Plan in lieu of the ADP Safe Harbor Non-Elective Contribution to the money purchase plan unless each Safe Harbor Participant under this Plan also participates in such other plan and such other plan has the same Plan Year as this Plan. Such ADP Safe Harbor Non-Elective Contribution will be subject to the provisions of Section 3.16.

(b)         ADP Safe Harbor Matching Contributions. To the extent set forth in a Safe Harbor 401(k) Addendum, an ADP Safe Harbor Matching Contribution (whether “Basic” or “Enhanced”) will be made that is equal to the amount specified in a Safe Harbor 401(k) Addendum, subject to the provisions of Section 3.16.

(c)          ACP Safe Harbor Matching Contributions. To the extent set forth in a Safe Harbor 401(k) Addendum, the Employer may also make additional ACP Safe Harbor Matching Contributions for each Allocation Period. Such ACP Safe Harbor Matching Contribution will be subject to the provisions of Section 3.17.

(d)         True-Ups. If (1) the Allocation Period for either ADP Safe Harbor Matching Contributions and/or ACP Safe Harbor Matching Contributions (which contributions, for purposes of this paragraph, will hereafter be known as “Safe Harbor Matching Contributions”) is a computation period that is less than the Plan Year, and (2) on the last day of any Plan Year, the dollar amount of the Safe Harbor Matching Contributions made on behalf of a Benefiting Participant is less than the dollar amount that would have been made had the Safe Harbor Matching Contributions been contributed for an Allocation Period of a Plan Year, then the Employer may elect, pursuant to the Employer’s discretion and subject to any Safe Harbor Notice requirements, for any Plan Year to make an additional Safe Harbor Matching Contribution so that the Safe Harbor Matching Contribution contributed for a Benefiting Participant is equal to the Safe Harbor Matching Contribution that would have been made had the Safe Harbor Matching Contributions been contributed for an Allocation Period of the Plan Year. However, any such additional Safe Harbor Matching Contributions can only be made to the Plan on a uniform, nondiscriminatory basis.

(e)          Prorating the Code §401(a)(17) Compensation Limit for Each Allocation Period. If the Allocation Period for either ADP Safe Harbor Matching Contributions and/or ACP Safe Harbor Matching Contributions is a computation period that is less than the Plan Year, then the Employer may elect, pursuant to the Employer’s discretion and subject to any Safe Harbor Notice requirements, for any Plan Year to prorate the Code §401(a)(17) Compensation Limit to each Allocation Period of the Plan Year. However, any prorating of the Code §401(a)(17) Compensation Limit can only be made on a uniform, nondiscriminatory basis.

(f)           Allocation of Safe Harbor 401(k) Contributions. Safe Harbor 401(k) Contributions will be allocated as follows: (1) ADP Safe Harbor Matching Contributions will be allocated to a Participant’s ADP Safe Harbor Matching Contribution Account; (2) ADP Safe Harbor Non-Elective Contributions will be allocated to a Participant’s ADP Safe Harbor Non-Elective Contribution Account; and (3) ACP Safe Harbor Matching Contributions will be allocated to a Participant’s ACP Safe Harbor Matching Contribution Account.

3.8                   Rollover Contributions.  Subject to any changes, limitations, or effective dates adopted by written notice and/or procedures established and adopted by the Administrator pursuant to Section 8.6, any Eligible Employee who has become a Participant in the Elective Deferral component of the Plan is permitted to make Rollover Contributions to the Plan. Rollover Contributions will be allocated to an Employee’s Rollover Contribution Account in which the Employee will have a 100% Vested Interest. The Administrator may choose for investment purposes either to segregate Rollover Contribution Accounts into separate interest bearing accounts or to invest Rollover Contribution Accounts as part of the general Trust Fund, except for that portion of an Employee’s Rollover Contribution Account which an Employee may be permitted to self-direct pursuant to Section 7.4.

3.9                   Voluntary Employee Contributions.  Voluntary Employee Contributions are not permitted.

3.10            Allocation of Earnings and Losses. As of each Valuation Date, amounts in Participants’ accounts/sub-accounts which have not been segregated from the general Trust Fund for investment purposes (accounts which have been segregated include any Directed Investment Accounts established under Section 7.4) and which have not been distributed since the prior Valuation Date will have the net income of the Trust Fund that has been earned since the prior Valuation Date allocated in accordance with such rules and procedures that are established by the Administrator and that are applied in a uniform and nondiscriminatory manner based upon the investments of the Trust Fund and the Participants’ accounts/sub-accounts to which the net income is allocated. For purposes of this Section, the term “net income” means the net of any interest, dividends, unrealized appreciation and depreciation, capital gains and losses, and investment expenses of the Trust Fund determined on each Valuation Date. However, Participants’ accounts and/or sub-accounts which have been segregated from the general Trust Fund for investment purposes (accounts which have been segregated include any Directed Investment Accounts established under Section 7.4) will only have the net income earned thereon allocated thereto. Policy dividends or credits will be allocated to the Participant’s Account for whose benefit the Policy is held.

3.11            Forfeitures and Their Usage. The following provisions relate to Forfeitures and their usage and allocation:

(a)         When Forfeitures Occur. The date upon which a Forfeiture occurs of the amount by which a Participant’s Account balance attributable to Employer contributions exceeds his or her Vested Interest in the Participant’s Account balance attributable to Employer contributions

(b)         Grandfather Provision. Notwithstanding paragraph (a) to the contrary, with respect to Participants who Terminate Employment prior to the execution date of the pre-approved Plan restatement intended to initially comply with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), the provisions of the Plan in effect prior to such EGTRRA restatement execution date will be applied in determining when Forfeitures occur if such provisions conflict with the preceding paragraph.

(c)          Usage and Allocation of Forfeitures. On each Valuation Date, the Administrator may elect to use all or any portion of the Forfeiture Account to pay administrative expenses incurred by the Plan. The portion of the Forfeiture Account that is not used to pay administrative expenses will be used first to restore previous Forfeitures of Participants’ Accounts pursuant to Section 5.7 and/or to restore Participants’ Accounts pursuant to Section 5.13. The portion of the Forfeiture Account that is not used to pay administrative expenses and is not used to satisfy the provisions of the previous sentence will then be allocated/used in accordance with the following provisions:

(1)         Forfeitures of Non-Safe Harbor Matching Contributions. Forfeitures attributable to Non-Safe Harbor Matching Contributions will be used to reduce any Employer contribution or combination of contributions, as determined by the Administrator.

(2)         Forfeitures of Non-Safe Harbor Non-Elective Contributions. Forfeitures attributable to Non-Safe Harbor Non-Elective Contributions will be used to reduce any Employer contribution or combination of contributions, as determined by the Administrator.

(3)         Forfeitures of ACP Safe Harbor Matching Contributions. Forfeitures attributable to ACP Safe Harbor Matching Contributions, if any, will be used in the manner described in a Safe Harbor 401(k) Addendum executed by the Sponsoring Employer from time to time.

3.12            Top Heavy Minimum Allocation. In any Plan Year in which the Plan is Top Heavy and a Key Employee receives an allocation of Employer contributions or Forfeitures, each Participant who is described in paragraph (a) below will receive a Top Heavy Minimum Allocation determined in accordance with the following:

(a)         Participants Who Must Receive the Top Heavy Minimum Allocation. The Top Heavy Minimum Allocation will be made for each Participant who is a Non-Key Employee (and, at the election of the Employer, each Key Employee) who is employed by an Employer on the last day of the Plan Year, even if such Participant (1) fails to complete any minimum Hours of Service/Period of Service required to receive an allocation of Employer contributions or Forfeitures for the Plan Year; (2) fails to make Elective Deferrals to the Plan in the case of a 401(k) plan; (3) receives Compensation that is less than a stated amount; or (4) declines to make a mandatory employee contribution to the Plan. The Top Heavy Minimum Allocation is not required for a Participant whose participation is limited to a Rollover Contribution.

(b)         Participation in Multiple Defined Contribution Plans. If (1) this Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group with a defined benefit plan, (2) this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group with one or more defined contribution plans, (3) a Participant who is described in paragraph (a) participates in this Plan and in one or more defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group, and (4) the allocation of Employer contributions and Forfeitures of each plan that is part of the Required Aggregation Group or the Permissive Aggregation Group (when each plan is considered separately) is insufficient to satisfy the Top Heavy Minimum Allocation requirement with respect to such Participant, the Top Heavy Minimum Allocation requirement will nevertheless be satisfied if the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan and all other defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) is sufficient to satisfy the Top Heavy Minimum Allocation requirement. However, if the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of a Participant under this Plan and all other defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) is not sufficient to satisfy the Top Heavy Minimum Allocation requirement, then the Employer will make an additional contribution on behalf of such Participant to this Plan and/or to one or more defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (or any other defined contribution plan that is sponsored by the Employer) in order that the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan and all defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) satisfies the Top Heavy Minimum Allocation requirement.

(c)          Required Aggregation Group or Permissive Aggregation Group With a DB Plan. If this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group with a defined benefit plan, then the Sponsoring Employer may, in the Sponsoring Employer’s discretion and in a uniform non-discriminatory manner which is intended to satisfy the requirements of Code §416(f) regarding the preclusion of required duplication and inappropriate omission of Top Heavy minimum benefits or Top Heavy Minimum Allocations, determine to satisfy the requirements of Code §416 with respect to each Participant described in paragraph (a) who participates in this Plan and in the defined benefit plan which is part of the Required Aggregation Group or the Permissive Aggregation Group, by any of the following methods:

(1)         Defined Benefit Minimum Benefit. A defined benefit minimum, which is an accrued benefit at any point in time equal to at least the product of (A) an Employee’s average annual Code §415(c)(3) Compensation for the period of consecutive years (not exceeding five) when the Employee had the highest aggregate Code §415(c)(3) Compensation from the Employer and (B) the lesser of 2% per Year of Service or 1-Year Period of Service, as applicable, with the Employer or 20%, subject to the rules of Code §416 and the Regulations thereunder.

(2)         Floor Offset Arrangement. A floor offset approach, pursuant to Revenue Ruling 76-259, under which the defined benefit minimum of the defined benefit plan that is provided pursuant to paragraph (c)(1) is offset by the benefits provided under the defined contribution plan.

(3)         Using Comparability. A demonstration, using a comparability analysis pursuant to Revenue Ruling 81-202, that the plans are providing benefits at least equal to the defined benefit minimum that is provided pursuant to paragraph (c)(1) above.

(4)         5% Defined Contribution Allocation. An allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan (or any defined contribution plan that is sponsored by the Employer) equal to 5% of an Employee’s Code §415(c)(3) Compensation for each Plan Year that the Required Aggregation Group or the Permissive Aggregation Group is Top Heavy.

(d)         Frozen DB Plan After December 31, 2001. In determining Top Heavy minimum benefits or Top Heavy Minimum Allocations in any Plan Year which begins after December 31, 2001, a defined benefit plan in which no Key Employee and no former Key Employee benefits (within the meaning of Code §410(b)) in the defined benefit plan during a Plan Year will be disregarded in determining whether the defined benefit plan is part of a Required Aggregation Group or a Permissive Aggregation Group with this Plan.

(e)          Contributions That Can Be Used to Satisfy Top Heavy Minimum. All Employer contributions to the Plan (other than (1) Elective Deferrals that are made on behalf of a Participant and (2) for Plan Years beginning before 2002, Matching Contributions) will be taken into account in determining if the Employer has satisfied the Top Heavy minimum benefit and/or Top Heavy Minimum Allocation requirements of this Section. Furthermore, the following Employer contributions that are made on behalf of a Participant to a 401(k) Plan may be taken into account in determining whether the Top Heavy minimum benefit and/or Top Heavy Minimum Allocation requirements have been satisfied: Non-Safe Harbor Non-Elective Contributions; Qualified Non-Elective Contributions; ADP Safe Harbor Non-Elective Contributions; for Plan Years beginning after 2001, Matching Contributions (including Qualified Matching Contributions); and any other Employer contributions as may be permitted by law.

(f)           Safe Harbor Plan and SIMPLE 401(k) Plan Exceptions. The Top Heavy Minimum Allocation requirements will not apply to the Plan for any Plan Year in which the Plan is a 401(k) Plan that consists solely of Elective Deferrals, ADP Safe Harbor Contributions which meet the requirements of Code §401(k)(12), and, if applicable, ACP Safe Harbor Matching Contributions (including ADP Safe Harbor Matching Contributions) which meet the requirements of Code §401(m)(11), so long as each Participant (1) who is a Non-Key Employee and (2) who is eligible to make Elective Deferrals is also a Safe Harbor Participant for such Plan Year. Also, a SIMPLE 401(k) Plan is not subject to the Top Heavy Minimum Allocation requirements.

3.13            Failsafe Allocation. If the Plan fails to satisfy the minimum coverage requirements of Code §410(b), no automatic “failsafe” is provided under the Plan. Rather, the Sponsoring Employer must timely execute a corrective amendment pursuant to Section 11.1(f) of the Plan.

3.14            Actual Deferral Percentage Test and Correction. If a 401(k) Plan is subject to the Actual Deferral Percentage Test (ADP Test) for a Plan Year, then the following rules will apply:

(a)         The ADP Test. The ADP for Participants who are Highly Compensated Employees for the Plan Year that is being tested and the ADP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year must satisfy one of the following tests:

(1)         1.25 Test. The ADP for Participants who are Highly Compensated Employees for the Plan Year that is being tested will not exceed the ADP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year multiplied by 1.25; or

(2)         Multiplied By 2 or 2% Test. The ADP for Participants who are Highly Compensated Employees for the Plan Year that is being tested will not exceed the ADP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year multiplied by 2.0, provided, that the ADP for Participants who are Highly Compensated Employees for the Plan Year that is being tested does not exceed the ADP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year by more than 2 percentage points.

(b)         Testing Methods and Restriction. The Sponsoring Employer may elect either the Prior Year Testing Method or Current Year Testing Method. However, once the Sponsoring Employer has elected the Current Year Testing Method, the Sponsoring Employer can elect the Prior Year Testing Method for a Plan Year only if the Plan has used the Current Year Testing Method for each of the preceding five (5) Plan Years (or if lesser, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a 401(k) plan using the Prior Year Testing Method and a 401(k) plan using Current Year Testing Method and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

(c)          Prior Year Testing Method for the First Plan Year. If the Sponsoring Employer has elected the Prior Year Testing Method for the first Plan Year that the Plan permits any Participant to make Elective Deferrals (and this is not a successor plan), then the ADP for Participants who are Non-Highly Compensated Employees for the prior Plan Year will be the greater of (1) three percent (3%), or (2) the ADP for Participants who are Non-Highly Compensated Employees for the first Plan Year.

(d)         HCEs as Sole Participants in Plan Year Being Tested. If the Sponsoring Employer has elected the Prior Year Testing Method and if there are no Participants who were Non-Highly Compensated Employees in the prior Plan Year, then the Plan will be deemed to satisfy the ADP Test for the Plan Year that is being tested.

Similarly, if the Sponsoring Employer has elected the Current Year Testing Method and if there are no Participants who are Non-Highly Compensated Employees in the current Plan Year, then the Plan will be deemed to satisfy the ADP Test for the Plan Year that is being tested. The provisions of this paragraph may be utilized with the permissive disaggregation rule of Section 3.14(e)(2).

(e)          Special Rule for Early Participation. If this 401(k) Plan provides that Otherwise Excludable Participants are eligible to participate and if the Plan applies Code §410(b)(4)(B) in determining whether the 401(k) Plan meets the requirements of Code §410(b)(1), then in determining whether the 401(k) Plan satisfies the ADP Test, the Sponsoring Employer may, in the Sponsoring Employer’s discretion (but is not required to), either:

(1)         Early Participation Rule. Pursuant to Code §401(k)(3)(F), perform the ADP Test for the Plan (determined without regard to disaggregation under Regulation §1.410(b)—7(c)(3)), by using the ADP for all Participants who are Highly Compensated Employees for the Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, disregarding all Otherwise Excludable Participants who are Non-Highly Compensated Employees; or

(2)         Permissive Disaggregation Rule. Pursuant to Regulation §1.401(k)—1(b)(4), disaggregate the Plan into separate plans and perform the ADP Test separately for all Participants who are Otherwise Excludable Participants and for all Participants who are not Otherwise Excludable Participants.

(f)           HCEs and NHCEs for a Particular Plan Year. A Participant is a Highly Compensated Employee for a particular Plan Year if that Participant meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if the Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(g)          ADP for an HCE in Multiple CODAs of the Sponsoring Employer. The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP Test) allocated to such Participant’s accounts under two or more cash or deferral arrangements (CODAs) described in Code §401(k), that are maintained by the Sponsoring Employer, will be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more CODAs of the Sponsoring Employer that have different plan years, all Elective Deferrals made during the Plan Year under all such arrangements will be aggregated. For Plan Years beginning prior to 2006 (or the year of such earlier effective date as may be provided in a separate amendment for implementing the final §401(k) Regulations and as permitted by such Regulations), all such CODAs ending with or within the same calendar year will be treated as a single arrangement. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under the §401(k) Regulations.

(h)         Plan Aggregation and Coverage Change Rules. If this Plan satisfies the requirements of Code §401(k), §401(a)(4), or §410(b) only by being aggregated with one or more other plans of the Sponsoring Employer, or if one or more other plans satisfy the requirements of Code §401(k), §401(a)(4), or §410(b) only by being aggregated with this Plan, then this Section will be applied by determining the ADP of the Employees as if all such plans (including this Plan) were a single plan. If the Prior Year Testing Method is being used and if more than 10% of the Employer’s NHCEs are involved in a plan coverage change as defined in Regulation §1.401(k)-2(c)(4), then any adjustments to the Non-Highly Compensated Employees’ ADP for the prior Plan Year will be made in accordance with such Regulations. Plans may be aggregated in order to satisfy Code §401(k) only if they have the same Plan Year and use the same ADP testing method (the Prior Year Testing Method or the Current Year Testing Method).

(i)             Contributions Must Be Made Within 12 Months. Elective Deferrals, Qualified Non-Elective Contributions, and Qualified Matching Contributions must be made, for purposes of determining the ADP Test, by the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(j)            Correction Methods for Failed ADP Test. If a 401(k) Plan is subject to the Actual Deferral Percentage Test (ADP Test) for a Plan Year and the Plan fails to satisfy the ADP Test for such Plan Year, then the Sponsoring Employer will use one or more of the following correction methods to satisfy the ADP Test for such Plan Year (and the Sponsoring Employer has the discretion to determine which one or more of the correction methods may be used to satisfy the ADP Test):

(1)         Distribution of Excess Contributions Plus Income or Loss. Excess Contributions of Highly Compensated Employee(s), plus any income and minus any loss allocable to such Excess Contributions, may be distributed pursuant to Section 5.19.

(2)         Recharacterization as Catch-Up Contributions. To the extent that a catch-up eligible Participant who is a Highly Compensated Employee is to receive a distribution of Excess Contributions, and to the extent that such catch-up eligible Participant has not exceeded the Participant’s Catch-Up Contribution Limit, the Excess Contributions of such Participant may be recharacterized as Catch-Up Contributions (to the extent that the recharacterized Catch-Up Contributions do not cause the Catch-Up Contribution Limit to be exceeded for the taxable year of the Participant).

(3)         QMACs and QNECs. The Sponsoring Employer may make Qualified Matching Contributions pursuant to Section 3.5 and/or Qualified Non-Elective Contributions pursuant to Section 3.6 to satisfy the ADP Test, subject to the following limitations:

(A)       Limitation on Disproportionate QNECs. Qualified Non-Elective Contributions cannot be taken into account in the ADP Test of a Plan Year for a NHCE to the extent the QNECs exceed the product of (i) that NHCE’s Code §414(s) Compensation, multiplied by (ii) the greater of [a] 5% (or 10% of a NHCE’s Code §414(s) Compensation with respect to an Employer’s obligation to make Prevailing Wage Contributions to the Plan), or [b] two times the Plan’s Representative Contribution Rate. Any QNEC used in an ACP Test under Regulation §1.401(m)—2(a)(6) (including the determination of the Representative Contribution Rate for purposes of Regulation §1.401(m)—2(a)(6)(v)(B)), cannot be used for purposes of the ADP Test (including the determination of the Representative Contribution Rate for purposes of the ADP Test).

(B)       Limitation on QMACs. Qualified Matching Contributions are permitted to be used in the ADP Test only to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the ACP Test for the Plan Year under the rules of Regulation §1.401(m)—2(a)(5)(ii).

(C)       Prohibition Against Double-Counting. Qualified Non-Elective Contributions and Qualified Matching Contributions cannot be taken into account in the ADP Test to the extent such contributions are taken into account for purposes of satisfying any other ADP Test, any ACP Test, or the requirements of Regulation §1.401(k)—3, §1.401(m)—3 or §1.401(k)—4. Matching Contributions that are made pursuant to Regulation §1.401(k)—3(c) cannot be taken into account under the ADP Test. Furthermore, if this Plan switches from the Current Year Testing Method to the Prior Year Testing Method pursuant to Regulation §1.401(k)—2(c), then Qualified Non-Elective Contributions that are taken into account under the Current Year Testing Method for a Plan Year may not be taken into account under the Prior Year Testing Method for the next Plan Year.

3.15            Actual Contribution Percentage Test and Correction. If a 401(m) Plan is subject to the Actual Contribution Percentage Test (ACP Test) for a Plan Year, then the following rules will apply:

(a)         The ACP Test. The ACP for Participants who are Highly Compensated Employees for the Plan Year that is being tested and the ACP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year must satisfy one of the following tests:

(1)         1.25 Test. The ACP for Participants who are Highly Compensated Employees for the Plan Year that is being tested will not exceed the ACP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year multiplied by 1.25; or

(2)         Multiplied By 2 or 2% Test. The ACP for Participants who are Highly Compensated Employees for the Plan Year that is being tested will not exceed the ACP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year multiplied by 2.0, provided, that the ACP for Participants who are Highly Compensated Employees for the Plan Year that is being tested does not exceed the ACP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year by more than 2 percentage points.

(b)         Testing Methods and Restriction. The Sponsoring Employer may elect either the Prior Year Testing Method or Current Year Testing Method. However, once the Sponsoring Employer has elected the Current Year Testing Method, the Sponsoring Employer can elect the Prior Year Testing Method for a Plan Year only if the Plan has used the Current Year Testing Method for each of the preceding five (5) Plan Years (or if lesser, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a 401(m) plan using the Prior Year Testing Method and a 401(m) plan using Current Year Testing Method and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

(c)          Prior Year Testing Method for the First Plan Year. If the Sponsoring Employer has elected the Prior Year Testing Method for the first Plan Year that the Plan permits any Participant to make Employee Contributions, provides for Non-Safe Harbor Matching Contributions, or both (and this is not a successor plan), then the ACP for Participants who are Non-Highly Compensated Employees for the prior Plan Year will be the greater of (1) three percent (3%), or (2) the ACP for Participants who are Non-Highly Compensated Employees for the first Plan Year.

(d)         HCEs as Sole Participants in Plan Year Being Tested. If the Sponsoring Employer has elected the Prior Year Testing Method and if there are no Participants who were Non-Highly Compensated Employees in the prior Plan Year, then the Plan will be deemed to satisfy the ACP Test for the Plan Year that is being tested. Similarly, if the Sponsoring Employer has elected the Current Year Testing Method and if there are no Participants who are Non-Highly Compensated Employees in the current Plan Year, then the Plan will be deemed to satisfy the ACP Test for the Plan Year that is being tested. The provisions of this paragraph may be utilized with the permissive disaggregation rule of Section 3.15(e)(2).

(e)          Special Rule for Early Participation. If this 401(m) Plan provides that Otherwise Excludable Participants are eligible to participate and if the Plan applies Code §410(b)(4)(B) in determining whether the 401(m) Plan meets the requirements of Code §410(b)(1), then in determining whether the 401(m) Plan satisfies the ACP Test, the Sponsoring Employer may, in the Sponsoring Employer’s discretion (but is not required to), either:

(1)         Early Participation Rule. Pursuant to Code §401(m)(5)(C), perform the ACP Test for the Plan (determined without regard to disaggregation under Regulation §1.410(b)—7(c)(3)), by using the ACP for all Participants who are Highly Compensated Employees for the Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, disregarding all Otherwise Excludable Participants who are Non-Highly Compensated Employees; or

(2)         Permissive Disaggregation Rule. Pursuant to Regulation §1.401(m)—1(b)(4), disaggregate the Plan into separate plans and perform the ACP Test separately for all Participants who are Otherwise Excludable Participants and for all Participants who are not Otherwise Excludable Participants.

(f)           HCEs and NHCEs for a Particular Plan Year. A Participant is a Highly Compensated Employee for a particular Plan Year if that Participant meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if the Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(g)          Plan Aggregation and Coverage Change Rules. If this Plan satisfies the requirements of Code §401(m), §401(a)(4), or §410(b) only by being aggregated with one or more other plans of the Sponsoring Employer, or if one or more other plans satisfy the requirements of Code §401(m), §401(a)(4), or §410(b) only by being aggregated with this Plan, this Section will be applied by determining the ACP of the Employees as if all such plans (including this Plan) were a single plan. If the Plan uses the Prior Year Testing Method and if more than 10% of the Employer’s NHCEs are involved in a plan coverage change as defined in Regulation §1.401(m)-2(c)(4), any adjustments to the NHCEs’ ACP for the prior Plan Year will be made in accordance with such Regulations. Plans may be aggregated to satisfy Code §401(m) only if they have the same Plan Year and use the same ACP testing method (Prior Year Testing Method or Current Year Testing Method).

(h)         Disproportionate Matching Contributions With Respect to Elective Deferrals Excluded From ACP Test. A Matching Contribution with respect to an Elective Deferral for a Participant who is a Non-Highly Compensated Employee is not taken into account under the ACP Test for a Plan Year to the extent that the Matching Contribution exceeds the greatest of (1) 5% of such Participant’s Code §414(s) Compensation; (2) 100% of the Participant’s Elective Deferrals for the Plan Year; and (3) the product of 2 times the Plan’s Representative Matching Rate and the Participant’s Elective Deferrals for the Plan Year.

(i)             Disproportionate Matching Contributions With Respect to Employee Contributions Excluded From ACP Test. If the Plan provides a Matching Contribution with respect to the sum of a Participant’s Employee Contributions and Elective Deferrals, then the sum of the Participant’s Employee Contributions and Elective Deferrals is substituted for the amount of the Participant’s Elective Deferrals in paragraph (h). Similarly, if the Plan provides a Matching Contribution with respect to a Participant’s Employee Contributions (but not Elective Deferrals), then the Participant’s Employee Contributions are substituted for the amount of the Participant’s Elective Deferrals in paragraph (h).

(j)            Matching Contributions Taken Into Account Under Safe Harbor Provisions. If this Plan satisfies the ACP safe harbor requirements of Code §401(m)(11) for a Plan Year but nonetheless must satisfy the ACP Test because the Plan provides for Employee Contributions for such Plan Year, then the Sponsoring Employer is permitted (but is not required) to apply the ACP Test by disregarding all Matching Contributions with respect to all Participants. In addition, if this Plan satisfies the ADP safe harbor requirements of Regulation §1.401(k)—3 for a Plan Year using ADP Safe Harbor Matching Contributions but does not satisfy the ACP safe harbor requirements of Code §401(m)(11) for such Plan Year, then the Sponsoring Employer is permitted (but is not required) to apply the ACP Test by excluding Matching Contributions with respect to all Participants that do not exceed 4% of each Participant’s Code §414(s) Compensation. If the Plan disregards any Matching Contributions pursuant to this paragraph, then this disregard must be applied to all Participants.

(k)         Multiple Use Test. Effective for Plan Years beginning after December 31, 2001, the multiple use test is repealed and does not apply to this Plan, pursuant to EGTRRA §666.

(l)             Correction Methods for Failed ACP Test. If a 401(m) Plan is subject to the Actual Contribution Percentage Test (ACP Test) for a Plan Year and the Plan fails to satisfy the ACP Test for such Plan Year, then the Sponsoring Employer will use one or more of the following correction methods to satisfy the ACP Test for such Plan Year (and the Sponsoring Employer has the discretion to determine which one or more of the correction methods may be used to satisfy the ACP Test):

(1)         Distribution of Excess Aggregate Contributions Plus Income or Loss. Excess Aggregate Contributions of Highly Compensated Employee(s), plus any income and minus any loss allocable to such Excess Aggregate Contributions, may be forfeited (if forfeitable) and may be distributed (if non-forfeitable), pursuant to Section 5.20.

(2)         QNECs and QMACs. The Sponsoring Employer may make Qualified Matching Contributions pursuant to Section 3.5 and/or Qualified Non-Elective Contributions pursuant to Section 3.6 to satisfy the ACP Test, subject to the following limitations: (A) Qualified Non-Elective Contributions are permitted to be used in the ACP Test only to the extent that such Qualified Non-Elective Contributions satisfy the limitations of Section 1.43(e); and (B) Qualified Matching Contributions are permitted to be used in the ACP Test only to the extent that such Qualified Matching Contributions satisfy the limitations of Section 1.43(c), 1.43(f), 1.43(g), and either 3.15(h) or 3.15(i).

3.16            ADP Safe Harbor Contributions. A 401(k) Plan that satisfies the ADP Safe Harbor Contribution requirements of Code §401(k)(12) for a Plan Year is a Safe Harbor 401(k) Plan if it satisfies the following requirements:

(a)         ADP Safe Harbor Contribution. The Sponsoring Employer makes an ADP Safe Harbor Contribution on behalf of each Safe Harbor Participant, equal to either an ADP Safe Harbor Non-Elective Contribution or an ADP Safe Harbor Matching Contribution, that satisfies the following requirements:

(1)         ADP Safe Harbor Non-Elective Contribution. An ADP Safe Harbor Non-Elective Contribution equal to at least three percent (3%) of the Safe Harbor Participant’s Compensation for the Plan Year; or

(2)         ADP Safe Harbor Matching Contribution. An ADP Safe Harbor Matching Contribution in an amount determined under either a basic matching formula or an enhanced matching formula, that satisfies the following requirements:

(A)       Basic Matching Formula. An ADP Safe Harbor Matching Contribution in an amount equal to the sum of (i) 100% of the amount of the Safe Harbor Participant’s Elective Deferrals that do not exceed 3% of the Safe Harbor Participant’s Compensation; plus (ii) 50% of the amount of the Safe Harbor Participant’s Elective Deferrals that exceed 3% of the Safe Harbor Participant’s Compensation but that do not exceed 5% of the Safe Harbor Participant’s Compensation.

(B)       Enhanced Matching Formula. An ADP Safe Harbor Matching Contribution formula that, at any rate of the Safe Harbor Participant’s Elective Deferrals, provides an aggregate amount of ADP Safe Harbor Matching Contributions that is at least equal to the aggregate amount of ADP Safe Harbor Matching Contributions that would have been provided under the basic matching formula of subparagraph (a)(2)(A) above. Furthermore, the ratio of a Safe Harbor Participant’s ADP Safe Harbor Matching Contributions under the enhanced matching formula for a Plan Year to the Safe Harbor Participant’s Elective Deferrals may not increase as the amount of a Safe Harbor Participant’s Elective Deferrals increases.

(C)       Limitation on HCE Matching Contributions. The ratio of ADP Safe Harbor Matching Contributions to Elective Deferrals of a Safe Harbor Participant who is a Highly Compensated Employee must not exceed the ratio of ADP Safe Harbor Matching Contributions to Elective Deferrals of any Safe Harbor Participant who is a Non-Highly Compensated Employee with Elective Deferrals at the same percentage of Compensation as any Highly Compensated Employee.

(D)       ADP Safe Harbor Matching Contributions on Employee Contributions. ADP Safe Harbor Matching Contributions may be made on both Elective Deferrals and Employee Contributions if the ADP Safe Harbor Matching Contributions are made on the sum of Elective Deferrals and Employee Contributions on the same terms as ADP Safe Harbor Matching Contributions that are made with respect to Elective Deferrals alone. Alternatively, ADP Safe Harbor Matching Contributions may be made on Elective Deferrals and Employee Contributions if ADP Safe Harbor Matching Contributions on Elective Deferrals are not affected by the amount of Employee Contributions.

(E)        Periodic Matching Contributions. If the Employer elects to contribute and allocate separately ADP Safe Harbor Matching Contributions for an Allocation Period of less than the Plan Year (e.g., each payroll period or with respect to all payroll periods ending with or within each month or quarter of a Plan Year), then such ADP Safe Harbor Matching Contributions with respect to any Elective Deferrals made during a Plan Year quarter will be contributed to the Plan by the last day of the immediately following Plan Year quarter.

(F)         Catch-Up Contributions. Catch-Up Contributions will be treated as any other Elective Deferrals and will be matched according to the ADP Safe Harbor Matching Contribution formula as if the Catch-Up Contributions were any other Elective Deferrals.

(G)       Permissible Restrictions on Elective Deferrals by NHCEs. Elective Deferrals by Safe Harbor Participants who are NHCEs cannot be restricted, except pursuant to the following rules:

(i)             Restrictions on Election Periods. The Plan may limit the frequency and duration of periods in which Safe Harbor Participants may make or change cash or deferred elections under the Plan. However, a Safe Harbor Participant must have a reasonable opportunity (including a reasonable period after receipt of the Safe Harbor Notice) to make or change a cash or deferred election for the Plan Year. A 30-day period is deemed to be a reasonable period to make or change a cash or deferred election.

(ii)          Restrictions on Amount of Elective Deferrals. The Plan may limit the amount of Elective Deferrals that may be made by a Safe Harbor Participant, provided that each Safe Harbor

Participant who is a NHCE is permitted (unless restricted under paragraph (a)(2)(G)(iv)) to make Elective Deferrals in an amount that is at least sufficient to receive the maximum amount of ADP Safe Harbor Matching Contributions available under the Plan for the Plan Year, and the Safe Harbor Participant who is a NHCE is permitted to elect any lesser amount of Elective Deferrals. However, the Plan may limit cash or deferred elections to whole percentages of Compensation or whole dollar amounts.

(iii)       Restrictions on Types of Compensation that May Be Deferred. The Plan may limit the types of Compensation that may be deferred by a Safe Harbor Participant, provided that each Safe Harbor Participant who is a Non-Highly Compensated Employee is permitted to make Elective Deferrals under a definition of Compensation that is a reasonable definition of compensation within the meaning of Regulation §1.414(s)—1(d)(2). Therefore, the definition of Compensation from which Elective Deferrals may be made is not required to satisfy the nondiscrimination requirement of Regulation §1.414(s)—1(d)(3).

(iv)      Restrictions Due to Limitations Under the Code. The Plan may limit the amount of Elective Deferrals made by an a Safe Harbor Participant under the Plan either [a] because of the limitations of Code §402(g) or §415; or [b] because, on account of a financial hardship distribution, the Safe Harbor Participant’s ability to make Elective Deferrals has been suspended for 6 months in accordance with Regulation §1.401(k)—1(d)(3)(iv)(E).

(b)         Safe Harbor Notice. The Sponsoring Employer must give a Safe Harbor Notice to each Safe Harbor Participant, which must satisfy the following content and timing requirements:

(1)         Safe Harbor Notice Must Be Written. The Safe Harbor Notice must be in writing or in such other form of communication as permitted by Regulation §1.401(a)—21.

(2)         Content Requirements. The content requirement for a Safe Harbor Notice is satisfied if the Safe Harbor Notice is sufficiently accurate and comprehensive to inform the Safe Harbor Participant of the Safe Harbor Participant’s rights and obligations under the Plan; and the Safe Harbor Notice is written in a manner calculated to be understood by the average Safe Harbor Participant in the Plan. A Safe Harbor Notice will satisfy this content requirement if the Safe Harbor Notice accurately describes (A) the ADP Safe Harbor Contribution formula used by the Plan (including a description of the levels of ADP Safe Harbor Matching Contributions, if any, available under the Plan); (B) any other contributions under the Plan or Matching Contributions to another plan on account of Elective Deferrals or Employee Contributions under this Plan (including the potential for discretionary Matching Contributions) and the conditions under which such contributions are made; (C) the plan to which the ADP Safe Harbor Contribution will be made (if different than this Plan); (D) the type and amount of Compensation that may be deferred under the Plan; (E) how to make cash or deferred elections, including any administrative requirements that apply to such elections; (F) the periods available under the Plan for making cash or deferred elections; (G) the distribution and Vesting provisions applicable to contributions under the Plan; and (H) information that makes it easy to obtain additional information about the Plan (including an additional copy of the summary plan description) such as telephone numbers, addresses and, if applicable, electronic addresses, of individuals or offices from whom Safe Harbor Participants can obtain such Plan information. The Safe Harbor Notice may cross-reference relevant portions of a summary plan description that provides the same information that would be provided (or is concurrently provided) to Safe Harbor Participants, with respect to information described in (i) paragraph (b)(2)(B) (relating to any other contributions under the Plan); (ii) paragraph (b)(2)(C) (relating to the plan to which safe harbor contributions will be made); and/or (iii) paragraph (b)(2)(D) (relating to the type and amount of Compensation that may be deferred under the Plan).

(3)         Timing Requirement. The timing requirement for a Safe Harbor Notice is satisfied if the Safe Harbor Notice is provided within a reasonable period before the beginning of the Plan Year (or, in the Plan Year in which an Employee will become a Safe Harbor Participant, within a reasonable period before the Employee becomes a Safe Harbor Participant). The determination of whether a Safe Harbor Notice satisfies the timing requirement is based on all of the relevant facts and circumstances. However, this timing requirement is deemed to be satisfied if at least 30 days, but not more than 90 days, or any other reasonable period, before the beginning of a Plan Year, the Safe Harbor Notice is given to each Safe Harbor Participant for the Plan Year. In the case of an Employee who does not receive the Safe Harbor

Notice within the period described in the previous sentence because the Employee becomes a Safe Harbor Participant after the 90th day before the beginning of the Plan Year, the timing requirement is deemed to be satisfied if the Safe Harbor Notice is provided no more than 90 days before the Employee becomes a Safe Harbor Participant (and no later than the date that the Employee becomes a Safe Harbor Participant). The preceding sentence would apply in the case of any Employee who becomes a Safe Harbor Participant for the first Plan Year under a newly established plan that provides for Elective Deferrals, or would apply in the case of the first Plan Year in which an Employee becomes a Safe Harbor Participant under an existing plan that provides for Elective Deferrals.

(c)          Plan Year Requirement. Except as provided in this paragraph or paragraph (d), the Sponsoring Employer must adopt ADP Safe Harbor Contribution provisions before the first day of the Plan Year and remain in effect for an entire 12-month Plan Year. In addition, except as provided in paragraph (e), if the Plan includes ADP Safe Harbor Contribution provisions, then the Plan cannot be amended to change such provisions for that Plan Year. Moreover, if ADP Safe Harbor Non-Elective Contributions or ADP Safe Harbor Matching Contributions will be made to another plan for a Plan Year, provisions under that other plan that specify that the ADP Safe Harbor Contributions will be made and provide that the contributions will be ADP Safe Harbor Non-Elective Contributions or ADP Safe Harbor Matching Contributions must also be adopted before the first day of that Plan Year. A 401(k) Plan will be considered to be a Safe Harbor 401(k) Plan for a Plan Year of less than 12 months, pursuant to the following rules:

(1)         Initial Plan Year. If this Plan is a newly established plan (other than a successor plan within the meaning of Regulation §1.401(k)—2(c)(2)(iii)), then the Plan Year may be less than 12 months, provided that the Plan Year is at least 3 months long (or, in the case of a newly established Employer that establishes the Plan as soon as administratively feasible after the employer comes into existence, a shorter period). Similarly, a cash or deferred arrangement may be added to an existing profit sharing, stock bonus, or pre-ERISA money purchase pension plan for the first time during that Plan Year, provided that (A) the Plan is not a successor plan; and (B) the cash or deferred arrangement is made effective no later than 3 months prior to the end of the Plan Year.

(2)         Change of Plan Year. If the Plan has a short Plan Year as a result of changing its Plan Year, then the Plan Year may be less than 12 months, provided that (A) the Plan satisfied the requirements of this Section for the immediately preceding Plan Year; and (B) the Plan satisfies the requirements of this Section (determined without regard to paragraph (e)) for the immediately following Plan Year (or for the immediately following 12 months if the immediately following Plan Year is less than 12 months).

(3)         Final Plan Year. If the Plan terminates during a Plan Year, then the final Plan Year may be less than 12 months, provided that the Plan satisfies the requirement of this Section through the date of termination and either (A) the Plan satisfies the requirements of paragraph (e), treating the termination of the Plan as a reduction or suspension of ADP Safe Harbor Matching Contributions, other than the requirement that Safe Harbor Participants have a reasonable opportunity to change their cash or deferred elections and, if applicable, Employee Contribution elections; or (B) the Plan termination is in connection with a transaction described in Code §410(b)(6)(C) or the employer incurs a substantial business hardship comparable to a substantial business hardship described in Code §412(d).

(d)         Contingent ADP Safe Harbor Non-Elective Contributions. Notwithstanding paragraph (c), if the Plan provides for the use of the Current Year Testing Method, then the Plan may be amended after the first day of the Plan Year and no later than 30 days before the last day of the Plan Year to adopt ADP Safe Harbor Non-Elective Contributions for the Plan Year, effective as of the first day of the Plan Year, but only if the Plan provides the contingent Safe Harbor Notice and follow-up Safe Harbor Notice:

(1)         Contingent Safe Harbor Notice Provided. The requirement to provide the contingent Safe Harbor Notice is satisfied, if the Sponsoring Employer provides a Safe Harbor Notice that would satisfy the requirements of paragraph (b), except that, in lieu of setting forth the ADP Safe Harbor Contributions used under the Plan as set forth in paragraph (b)(2)(A), the Safe Harbor Notice specifies that the Plan may be amended during the Plan Year to include the ADP Safe Harbor Non-Elective Contribution and that, if the Plan is amended, a follow-up Safe Harbor Notice will be provided.

(2)         Follow-up Safe Harbor Notice Requirement. The requirement to provide the follow-up Safe Harbor Notice is satisfied if, no later than 30 days before the last day of the Plan Year, each Safe Harbor Participant is given a Safe Harbor Notice that states that the ADP Safe Harbor Non-Elective Contribution will be made for the Plan Year. The Safe Harbor Notice must be in writing or in such other form of communication as permitted by Regulation §1.401(a)—21 and is permitted to be combined with a contingent Safe Harbor Notice for the next Plan Year.

(e)          Permissible Reduction or Suspension of ADP Safe Harbor Matching Contributions. If the Plan provides for ADP Safe Harbor Matching Contributions for a Plan Year, then the Plan may be amended during the Plan Year to reduce or suspend ADP Safe Harbor Matching Contributions on future Elective Deferrals (and, if applicable, Employee Contributions), provided that:

(1)         Supplemental Notice. All Safe Harbor Participants are provided a supplemental notice in writing or in such other form of communication as permitted by Regulation §1.401(a)—21, that explains (A) the consequences of the amendment which reduces or suspends ADP Safe Harbor Matching Contributions on future Elective Deferrals and, if applicable, Employee Contributions; (B) the procedures for changing their cash or deferred election and, if applicable, their Employee Contribution elections; and (C) the effective date of the amendment.

(2)         Effective Date. The reduction or suspension of ADP Safe Harbor Matching Contributions is effective no earlier than the later of (A) 30 days after Safe Harbor Participants are provided the supplemental notice, or (B) the date that the amendment is adopted.

(3)         Opportunity to Change Deferral Elections. Safe Harbor Participants are given a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) prior to the reduction or suspension of safe harbor matching contributions to change their cash or deferred elections and, if applicable, their Employee Contribution elections.

(4)         Satisfaction of ADP Test. The Plan is amended to provide that the ADP Test will be satisfied for the entire Plan Year in which the reduction or suspension occurs using the Current Year Testing Method.

(5)         Satisfaction Through Effective Date. The Plan satisfies the requirements of this Section (other than this paragraph) with respect to Elective Deferrals and/or Employee Contributions through the effective date of the amendment.

(f)           Additional Rules. The following additional rules apply to ADP Safe Harbor Contributions:

(1)         ADP Safe Harbor Contributions Taken into Account. An ADP Safe Harbor Contribution is taken into account for purposes of this Section for a Plan Year if the ADP Safe Harbor Contribution would be taken into account for such Plan Year under the rules of Regulation §1.401(k)—2(a) or §1.401(m)—2(a). Thus, an ADP Safe Harbor Matching Contribution must be made within 12 months after the end of the Plan Year. Similarly, an Elective Deferral that would be taken into account for a Plan Year under Regulation §1.401(k)—2(a)(4)(i)(B)(2) must be taken into account for such Plan Year for purposes of this Section, even if the Compensation would have been received after the close of the Plan Year.

(2)         Use of ADP Safe Harbor Non-Elective Contributions for Other Non-Discrimination Tests. ADP Safe Harbor Non-Elective Contributions may also be taken into account for purposes of determining whether the Plan satisfies Code §401(a)(4). Thus, ADP Safe Harbor Non-Elective Contributions are not subject to the limitations on Qualified Non-Elective Contributions under Regulation §1.401(k)—2(a)(6)(ii), but are subject to the rules generally applicable to Non-Elective Contributions under Code §401(a)(4) and Regulation §1.401(a)(4)—1(b)(2)(ii). However, pursuant to Code §401(k)(12)(E)(ii), ADP Safe Harbor Matching Contributions and ADP Safe Harbor Non-Elective Contributions may not be taken into account under the Plan (or any other plan) for purposes of Code §401(l) (including the imputation of permitted disparity under Regulation §1.401(a)(4)—7).

(3)         Early Participation Rule. The Plan is permitted to apply the rules of Code §410(b)(4)(B) to treat the Plan as two separate plans for purposes of Code §410(b) and apply the safe harbor requirements to one plan and apply the requirements of Regulation §1.401(k)—2 to the other plan.

(4)         Satisfying ADP Safe Harbor Contribution Requirements Under Another Plan. ADP Safe Harbor Non-Elective Contributions or ADP Safe Harbor Matching Contributions may be made to this Plan or to another defined contribution plan that satisfies Code §401(a) or §403(a). If ADP Safe Harbor Contributions are made to another defined contribution plan, then this Plan must specify the plan to which the ADP Safe Harbor Contributions are being made and the ADP Safe Harbor Contribution requirements of paragraph (a) must be satisfied in the other defined contribution plan in the same manner as if the ADP Safe Harbor Contributions were made to this Plan. The plan to which the ADP Safe Harbor Contributions are being made must have the same Plan Year as this Plan, and each Safe Harbor Participant under this Plan must be eligible under the same conditions under the other defined contribution plan. The plan to which the ADP Safe Harbor Contributions are being made need not be a plan that can be aggregated with this Plan.

(5)         Contributions Used Only Once. ADP Safe Harbor Non-Elective Contributions or ADP Safe Harbor Matching Contributions cannot be used to satisfy the ADP Safe Harbor Contribution requirements for more than one plan.

3.17            ACP Safe Harbor Contributions. Matching Contributions (including, if applicable, ADP Safe Harbor Matching Contributions) that satisfy the ACP Safe Harbor Matching Contribution requirements of Code §401(m)(11) for a Plan Year are ACP Safe Harbor Matching Contributions in a Safe Harbor 401(m) Plan if such contributions (including, if applicable, ADP Safe Harbor Matching Contributions) satisfy the following requirements:

(a)         Satisfaction of ADP Safe Harbor Contribution Requirements. The Plan must satisfy the ADP Safe Harbor Contribution requirements of Section 3.16 with either ADP Safe Harbor Non-Elective Contributions (including contingent ADP Safe Harbor Non-Elective Contributions of Section 3.16(d)) or ADP Safe Harbor Matching Contributions. Pursuant to Code §401(k)(12)(E)(ii), the ADP Safe Harbor Contribution requirements must be satisfied without regard to Code §401(l).

(b)         Limitation on Matching Contributions. The Plan that provides for ACP Safe Harbor Matching Contributions must satisfy the following limitations:

(1)         Matching Contribution Rate Must Not Increase. The ratio of Matching Contributions on behalf of a Safe Harbor Participant for a Plan Year to the Safe Harbor Participant’s Elective Deferrals and Employee Contributions, cannot increase as the amount of a Safe Harbor Participant’s Elective Deferrals and Employee Contributions increases;

(2)         Matching Contribution Cannot Be Made for Deferrals in Excess of 6% of Compensation. Matching Contributions cannot be made with respect to Elective Deferrals or Employee Contributions that exceed six percent (6%) of the Safe Harbor Participant’s Compensation;

(3)         Discretionary Matching Contribution Cannot Exceed 4% of Compensation. If Matching Contributions are discretionary, then the discretionary Matching Contributions cannot exceed 4% of the Safe Harbor Participant’s Compensation; and

(4)         Limitation on Rate of Match. The ratio of Matching Contributions on behalf of a Safe Harbor Participant who is a HCE to his or her Elective Deferrals or Employee Contributions (or to the sum thereof) for that Plan Year is no greater than the ratio of Matching Contributions to Elective Deferrals or Employee Contributions (or the sum of Elective Deferrals and Employee Contributions) that would apply with respect to any Safe Harbor Participant who is a NHCE for whom the Elective Deferrals or Employee Contributions (or the sum of Elective Deferrals and Employee Contributions) are the same percentage of Compensation. The determination of the rate of Matching Contributions will be made pursuant to the rules of Regulation §1.401(m)-3(d)(4) and §1.401(m)-3(d)(5).

(5)         Catch-Up Contributions. With respect to ACP Safe Harbor Matching Contributions, Catch-Up Contributions will be treated as any other Elective Deferrals and will be matched according to the ACP Safe Harbor Matching Contribution formula as if the Catch-Up Contributions were Elective Deferrals.

(6)         Permissible Restrictions on Elective Deferrals or Employee Contributions by NHCEs. Elective Deferrals and/or Employee Contributions by Safe Harbor Participants who are NHCEs cannot be restricted, except pursuant to the rules of Section 3.16(a)(2)(G) (which rules will apply to Elective Deferrals and/or Employee Contributions) and Regulation §1.401(m)-3(d)(6).

(c)          Safe Harbor Notice. The Sponsoring Employer must give a Safe Harbor Notice to each Safe Harbor Participant that satisfies the content and timing requirements of Section 3.16(b) and Reg. §1.401(k)-3(d).

(d)         Plan Year Requirement. The Sponsoring Employer must adopt ACP Safe Harbor Matching Contributions provisions before the first day of the Plan Year and remain in effect for an entire 12-month Plan Year, subject to the rules and exceptions of Section 3.16(c) (which will apply to ACP Safe Harbor Matching Contributions) and Regulation §1.401(m)-3(f). For purposes of an initial Plan Year of a Plan, the amendment providing for ACP Safe Harbor Matching Contributions must be made effective at the same time as the adoption of a cash or deferred arrangement that satisfies the requirements of Regulation §1.401(k)-3.

(e)          Permissible Reduction or Suspension of ACP Safe Harbor Matching Contributions. If the Plan provides for ACP Safe Harbor Matching Contributions for a Plan Year, then the Plan may be amended during the Plan Year to reduce or suspend ACP Safe Harbor Matching Contributions on future Elective Deferrals (and, if applicable, Employee Contributions), subject to the rules of Section 3.16(e) (which rules will apply to ACP Safe Harbor Matching Contributions) and Regulation §1.401(m)-3(h).

(f)           Additional Rules. The following additional rules apply to ACP Safe Harbor Matching Contributions:

(1)         ACP Safe Harbor Matching Contributions Taken into Account. An ACP Safe Harbor Matching Contribution is taken into account for purposes of this Section for a Plan Year, pursuant to the same rules of Section 3.16(f)(1) and Regulation §1.401(k)-3(h)(1).

(2)         Early Participation Rule. The Plan is permitted to apply the rules of Code §410(b)(4)(B) to treat the 401(m) Plan as two separate plans for purposes of Code §410(b) and apply the safe harbor requirements to one plan and apply the requirements of Regulation §1.401(m)—2 to the other plan.

(3)         Satisfying ACP Safe Harbor Matching Contribution Requirements Under Another Plan. ACP Safe Harbor Matching Contributions may be made to this Plan or to another defined contribution plan that satisfies Code §401(a) or §403(a), pursuant to the same rules of Section 3.16(f)(4) and Regulation §1.401(k)-3(h)(4). Consequently, each Safe Harbor Participant who is a NHCE under the plan providing for ACP Safe Harbor Matching Contributions must be eligible under the same conditions under the other defined contribution plan and the plan to which the contributions are made must have the same Plan Year as the plan providing the ACP Safe Harbor Matching Contributions.

(4)         ACP Safe Harbor Matching Contributions Used Only Once. ACP Safe Harbor Matching Contributions cannot be used to satisfy the ACP Safe Harbor Matching Contribution requirements for more than one plan.

(5)         Plan Must Satisfy ACP Test With Respect to Employee Contributions. If this Plan permits Employee Contributions, then in addition to satisfying the requirements of this Section, the Plan must also satisfy the ACP Test. However, the ACP Test is permitted to be performed disregarding some or all ACP Safe Harbor Matching Contributions when this Section is satisfied with respect to the ACP Safe Harbor Matching Contributions, pursuant to Section 3.15(j) and Regulation §1.401(m)-2(a)(5)(iv).

3.18            General Non-Discrimination Test Requirements. For Plan Years beginning on or after January 1, 2002, if the Sponsoring Employer applies the general test for non-discrimination as set forth in Code §401(a)(4) based upon Equivalent Accrual Rates to demonstrate that a Non-Safe Harbor Non-Elective Contribution that is made to this Plan is non-discriminatory, or if a Non-Safe Harbor Non-Elective Contribution that is made to this Plan is aggregated with one or more other plans of the Sponsoring Employer so that the Sponsoring Employer can apply the general test for non-discrimination set forth in Code §401(a)(4) based upon Equivalent Accrual Rates for the defined contribution plan(s) (including this Plan) to demonstrate that the plans (including this Plan) are non-discriminatory, then the following rules will apply:

(a)         Defined Contribution Rule. If this Plan (or any defined contribution plan(s) which are aggregated with this Plan) is not aggregated with any defined benefit plan of the Sponsoring Employer for purposes of applying the general test for non-discrimination based upon Equivalent Accrual Rates for this Plan (or any defined contribution plan(s) which are aggregated with this Plan), then any NHCE who is a Participant in this Plan (or, if any defined contribution plan(s) are aggregated with this Plan, any NHCE who is a Participant in this Plan or the other defined contribution plan(s)) and who receives an allocation of Non-Elective Contributions and/or QNECs must receive an allocation of Non-Elective Contributions and/or QNECs that is at least equal to the Minimum Allocation Gateway for the Plan Year, subject to the following provisions:

(1)         Circumstances When Minimum Allocation Gateway Not Required. The Minimum Allocation Gateway requirement need not be satisfied if this Plan (or the group of any defined contribution plan(s) which are aggregated with this Plan) has Broadly Available Allocation Rates or a Gradually Increasing Age or Service Schedule.

(2)         Treatment of Otherwise Excludable Participants. For purposes of this paragraph (a), Otherwise Excludable Participants will not be considered.

(b)         Combination of Defined Benefit/Defined Contribution Rule. If this Plan (or any defined contribution plan(s) which are aggregated with this Plan) is aggregated with any defined benefit plan for purposes of applying the general test for non-discrimination based upon Equivalent Accrual Rates for this Plan (or any defined contribution plan(s) which are aggregated with this Plan), then the Aggregate Normal Allocation Rate of each Non-Highly Compensated Employee in any plan that is part of the aggregated defined benefit plan(s) and defined contribution plan(s) (including this Plan) must be at least equal to the Minimum Aggregate Allocation Gateway for the Plan Year, subject to the following provisions:

(1)         Circumstances When Minimum Aggregate Allocation Gateway Not Required. The Minimum Aggregate Allocation Gateway requirement need not be satisfied if the aggregated combination of defined benefit plan(s) and defined contribution plan(s) (including this Plan) either is Primarily Defined Benefit in Character or consists of Broadly Available Separate Plans.

(2)         Treatment of Otherwise Excludable Participants. For purposes of this paragraph (b), Otherwise Excludable Participants will not be considered.

3.19            Annual Overall and Cumulative Permitted Disparity Limit. In any Plan Year, if an Employee benefits under more than one plan, then the annual overall permitted disparity limit of this Section is satisfied only if an Employee’s Total Annual Disparity Fraction does not exceed one. Furthermore, the cumulative permitted disparity limit for a Participant is 35 Total Cumulative Permitted Disparity Years. The following rules apply in determining compliance with the two prior sentences:

(a)         Plans Taken into Account. All plans of the Employer are taken into account. In addition, all plans of any other employer are taken into account for all Service with the other employer for which the Employee receives credit for purposes of allocations/benefit accruals under any plan of the current Employer.

(b)         Application of the Limit. The limit of this Section takes into account the disparity provided under a section 401(l) plan as defined in Regulation §1.401(a)(4)-12 and the permitted disparity imputed under a plan that satisfies Code §401(a)(4) by relying on Regulation §1.401(a)(4)-7.

(c)          Total Annual Disparity Fraction. The term “Total Annual Disparity Fraction” means the sum of the Employee’s Annual Disparity Fractions for a Plan Year. An Employee’s Total Annual Disparity Fraction is determined as of the end of each Plan Year, based on the Employee’s Annual Disparity Fractions under all plans with plan years ending in the current Plan Year. The following subparagraphs determine an Employee’s Annual Disparity Fractions:

(1)         Annual Disparity Fraction for a Defined Contribution Plan. The Annual Disparity Fraction for an Employee benefiting under a defined contribution plan that is a section 401(l) plan, as defined in Regulation §1.401(a)(4)-12, is a fraction: (A) the numerator of which is the disparity provided under the plan for the Plan Year; and (B) the denominator of which is the maximum excess allowance under Regulation §1.401(l)-2(b)(2) for the Plan Year.

(2)         Annual Disparity Fraction for a Defined Benefit Excess Plan. The Annual Disparity Fraction for an Employee benefiting under a defined benefit excess plan that is a section 401(l) plan, as defined in Regulation §1.401(a)(4)-12, is a fraction: (A) the numerator of which is the disparity provided under the plan for the Plan Year; and (B) the denominator of which is the maximum excess allowance under Regulation §1.401(l)-3(b)(2) for the Plan Year.

(3)         Annual Disparity Fraction for a Defined Benefit Offset Plan. In general, the Annual Disparity Fraction for an Employee benefiting under a defined benefit offset plan that is a section 401(l) plan, as defined in Regulation §1.401(a)(4)-12, is a fraction: (A) the numerator of which is the disparity provided under the plan for the Plan Year; and (B) the denominator of which is the maximum offset allowance under Regulation §1.401(l)-3(b)(3) for the Plan Year. However, if a defined benefit offset plan applies an offset of a specified percentage of the employee’s PIA, as permitted under Regulation §1.401(l)-3(c)(2)(ix), then the numerator of the prior sentence is the offset percentage used in the Code §401(l) overlay under the plan.

(4)         Annual Disparity Fraction for a Plan that Imputes Disparity. The Annual Disparity Fraction for an Employee benefiting under a plan that imputes permitted disparity with respect to the Employee under Regulation §1.401(a)(4)-7 is one.

(5)         Annual Disparity Fraction for a Plan That Is Neither a Section 401(l) Plan Nor Imputes Disparity. The Annual Disparity Fraction for an Employee benefiting under a plan that neither is a section 401(l) plan as defined in Regulation §1.401(a)(4)-12 nor imputes permitted disparity under Regulation §1.401(a)(4)-7 is zero.

(6)         Determination of Annual Disparity Fractions. Generally, a separate Annual Disparity Fraction is determined for each plan under which the Employee benefits. If two plans are aggregated and treated as a single plan for purposes of Code §401(a)(4), a single annual disparity fraction applies to the aggregated plan. However, if a plan provides an allocation or benefit equal to the sum of two or more formulas, then each formula is considered a separate plan for purposes of this Section. If a plan provides an allocation or benefit equal to the greater of two or more formulas, then an Annual Disparity Fraction is calculated for the Employee under each formula and the largest of the fractions is the Employee’s Annual Disparity Fraction under the plan.

(d)         Adjustment to Plans if the Total Annual Disparity Fraction Exceeds One. If (1) this Plan utilizes the disparity provided under a section 401(l) plan as defined in Regulation §1.401(a)(4)-12 and/or the permitted disparity imputed under a plan that satisfies Code §401(a)(4) by relying on Regulation §1.401(a)(4)-7, and (2) the Total Annual Disparity Fraction exceeds one, then the following provisions will apply in a uniform manner for all Employees:

(1)         Other Plan(s) Have Adjustment Method. If the other plan(s) have a method to adjust Employer-provided contributions or benefits to assure that the Total Annual Disparity Fraction does not exceed one, the adjustment method of the other plan(s) will apply.

(2)         Other Plan(s) Do Not Have Adjustment Method. If the other plan(s) do not have a method to adjust employer-provided contributions or benefits to assure that the Total Annual Disparity Fraction does not exceed one, then the Sponsoring Employer will establish a administrative policy that is promulgated under Section 8.6 that adjusts Employer-provided contributions or benefits so that the Total Annual Disparity Fraction does not exceed one.

(e)          Cumulative Permitted Disparity Limit. Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 Total Cumulative Permitted Disparity Years. The term “Total Cumulative Permitted Disparity Years” means the number of Plan Years credited to the Participant for allocation or accrual purposes under this Plan, and under any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, all Plan Years ending in the same calendar year are treated as the same Plan Year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, then the Participant has no cumulative disparity limit. For purposes of the prior sentence, a Participant is not treated as benefiting under a defined benefit plan for a Plan Year if the defined benefit plan was not a section 401(l) plan within the meaning of Regulation §1.401(a)(4)-12 for that Plan Year and did not impute permitted disparity under Regulation §1.401(a)(4)-7 for that Plan Year.

3.20            Deemed IRA Contributions. Deemed IRA Contributions are not permitted.

Article 4

Plan Benefits

4.1                   Benefit Upon Normal Retirement. Every Participant who has reached Normal Retirement Age will be entitled upon subsequent Termination of Employment with the Employer to receive his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made under Section 5.1.

4.2                   Benefit Upon Late Retirement. A Participant who has reached Normal Retirement Age may elect to remain employed by the Employer and retire at a later date. Such Participant will continue to participate in the Plan and his or her Participant’s Account will continue to receive allocations under Article 3. Upon actual retirement, the Participant will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.1.

4.3                   Benefit Upon Death. Upon the death of a Participant prior to Termination of Employment with the Employer, or upon the death of a Terminated Participant prior to distribution of his or her Vested Aggregate Account, his or her Beneficiary will be entitled to the Participant’s Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. If any Beneficiary who is living on the date of the Participant’s death dies prior to receiving his or her entire death benefit, the portion of such death benefit will be paid in a lump sum to the estate of such deceased Beneficiary. The Administrator’s determination that a Participant has died and that a particular person has a right to receive a death benefit will be final. Distribution will be made under Section 5.2.

4.4                   Benefit Upon Disability. If a Participant suffers a Disability prior to Termination of Employment with the Employer, or if a Terminated Participant suffers a Disability prior to distribution of his or her Vested Aggregate Account, he or she will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made under Section 5.3.

4.5                   Benefit Upon Termination of Employment. A Terminated Participant will be entitled to his or her Vested Aggregate Account balance as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution to a Terminated Participant who does not die prior to distribution or who does not suffer a Disability prior to distribution will be made under Section 5.4.

4.6                   Determination of Vested Interest. A Participant’s Vested Interest in his or her Participant’s Account will be determined in accordance with the following provisions:

(a)         Vesting Upon Retirement, Death or Disability. A Participant will have a 100% Vested Interest in his or her Participant’s Account upon reaching Normal Retirement Age prior to Termination of Employment. A Participant will also have a 100% Vested Interest therein (1) upon his or her Disability prior to Termination of Employment; and (2) upon his or her death prior to Termination of Employment.

(b)         Vesting of Elective Deferrals, QMACs and QNECs and Certain Other Accounts. A Participant will at all times have a 100% Vested Interest in his or her Elective Deferral Account, ADP Safe Harbor Non-Elective Contribution Account, ADP Safe Harbor Matching Contribution Account, Qualified Matching Contribution Account, Qualified Non-Elective Contribution Account, Voluntary Employee Contribution Account, Rollover Contribution Account, and Deemed IRA Contribution Account.

(c)          Vesting of ACP Safe Harbor Matching Contribution Account. A Participant’s Vested Interest in his or her ACP Safe Harbor Matching Contribution Account is described in the Safe Harbor 401(k) Contribution Addendum executed by the Sponsoring Employer from time to time.

(d)         Vesting of Non-Safe Harbor Matching Contributions. A Participant’s Vested Interest in his or her Non-Safe Harbor Matching Contribution Account will be 100% upon entering the Plan as a Participant and at all times thereafter.

(e)          Vesting of Non-Safe Harbor Non-Elective Contributions. A Participant’s Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account will be determined by the vesting schedule immediately following this paragraph. A Participant’s Vested Interest under this paragraph will be based on the Participant’s credited Years of Service with the Employer, and all such Years of Service will be counted in determining a Participant’s Vested Interest under this paragraph.

1 Year of Service	10% Vested
2 Years of Service	20% Vested
3 Years of Service	40% Vested
4 Years of Service	60% Vested
5 Years of Service	80% Vested
6 Years of Service	100% Vested

(f)           Vesting Requirement Upon Complete Termination or Upon Discontinuance of Contributions. Upon a complete termination of the Plan or upon a complete discontinuance of contributions under the Plan, the following Participants will have a 100% Vested Interest in their Participants’ Accounts: (1) Participants who are affected by such complete termination or, if applicable, such complete discontinuance of contributions; (2) Participants who have not Terminated Employment with the Employer; and (3) Participants who have Terminated Employment with the Employer and who (A) have not incurred five consecutive Breaks in Service or (B) have not received a complete distribution of their Vested Aggregate Account balance.

(g)          Vesting Requirement Upon Partial Termination. Upon partial termination of the Plan, only a Participant who has Terminated Employment because of the event which causes the partial termination but who has not incurred five consecutive Breaks in Service will have a 100% Vested Interest in his or her unpaid Participant’s Account as of the date of partial termination.

(h)         Amendments to the Vesting Schedule. No amendment to the Plan may directly or indirectly reduce a Participant’s Vested Interest in his or her Participant’s Account. If the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s Vested Interest in his or her Participant’s Account, or the Plan is deemed amended by an automatic change to or from a Top Heavy Vesting schedule, then the following provisions will apply:

(1)         Participant Election. Any Participant with at least three Years of Service may, by filing a written request with the Administrator, elect to have the Vested Interest in his or her Participant’s Account computed by the Vesting schedule in effect prior to the amendment. A Participant who fails to make an election will have the Vested Interest in his or her Participant’s Account computed under the new schedule. The period in which the election may be made will begin on the date the amendment is adopted or is deemed to be made and will end on the latest of (A) 60 days after the amendment is adopted; (B) 60 days after the amendment becomes effective; or (C) 60 days after the Participant is issued written notice of the amendment by the Employer or Administrator.

(2)         Preservation of Vested Interest. Notwithstanding the foregoing to the contrary, if the vesting schedule is amended, then in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested Interest in his or her Participant’s Account determined as of such date will not be less than his or her Vested Interest computed under the Plan without regard to such amendment.

Article 5

Distribution of Benefits

5.1                   Distribution of Benefit Upon Retirement. Unless a cash-out occurs under Section 5.5, the retirement benefit a Participant is entitled to receive under Section 4.1 or 4.2 will be distributed in the following manner:

(a)         Normal Form of Distribution. The Normal Form of Distribution is a lump sum payment.

(b)         Optional Forms of Distribution. There are no Optional Forms of Distribution.

(c)          Time of Distribution. Distribution will be made under this Section within a reasonable time after the Participant’s actual retirement on or after the Normal Retirement Date.

5.2                   Distribution of Benefit Upon Death. Unless a mandatory cash-out occurs under Section 5.5, the death benefit a deceased Participant’s Beneficiary is entitled to receive under Section 4.3 will be distributed as follows:

(a)         Surviving Spouse. If a Participant has a surviving Spouse on the date of the Participant’s death, then the deceased Participant’s surviving Spouse will be entitled to receive a death benefit determined in accordance with the following provisions:

(1)         Form of Distribution. If a Participant dies before the Annuity Starting Date, and the Participant has a surviving Spouse on the date of the Participant’s death, then notwithstanding any other Beneficiary designation made by the Participant, the deceased Participant’s surviving Spouse will be entitled to receive 100% of the deceased Participant’s death benefit unless the surviving Spouse has waived that right in accordance with Section 5.8. The benefit will be distributed in a lump sum payment.

(2)         Time of Distribution. Any death benefit payable to a surviving Spouse will be distributed within a reasonable time after the death of the Participant, but not later than December 31st of the calendar year which contains the fifth anniversary of the date of the Participant’s death pursuant to Section 5.9(b)(2)(A), if required minimum distributions to the Participant have not begun.

(3)         Death of Surviving Spouse Before Distribution Begins. If the surviving Spouse dies before distribution begins, then distribution will be made as if the surviving Spouse were the Participant.

(b)         Non-Spouse Beneficiary. Any death benefit payable to a non-Spouse Beneficiary will be distributed to the Beneficiary in accordance with the following provisions:

(1)         Form of Distribution. Any such death benefit will be distributed in a lump sum payment.

(2)         Time of Distribution. Any death benefit payable to a non-Spouse Beneficiary will be distributed within a reasonable time after the death of the Participant, but not later than December 31st of the calendar year which contains the fifth anniversary of the date of the Participant’s death pursuant to Section 5.9(b)(2)(A), if required minimum distributions to the Participant have not begun.

(c)          Distribution If the Participant or Other Payee Is In Pay Status. If a Participant or Beneficiary who has begun receiving distribution of his or her benefit dies before the entire benefit is distributed, then the balance thereof will be distributed to the Participant’s Beneficiary (or Beneficiary’s Beneficiary) at least as rapidly as under the method of distribution being used on the date of the Participant’s or Beneficiary’s death.

(d)         Payments to a Beneficiary of a Beneficiary. In the absence of a Beneficiary designation or other directive from the deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary to receive any benefits payable in the event of the Beneficiary’s death prior to receiving the entire death benefit to which the Beneficiary is entitled; if a Beneficiary has not named his or her own Beneficiary, then the Beneficiary’s estate will be the Beneficiary. If any benefit is payable under this paragraph to a Beneficiary of the deceased Participant’s Beneficiary, to the estate of the deceased Participant’s Beneficiary, or to any other Beneficiary or the estate thereof, then subject to the limitations regarding the latest dates for benefit payment of this Section and Section 5.9, the Administrator may (1) continue to pay the remaining value of such benefits in the amount and form that has already commenced, (2) pay such benefits in any other manner permitted under the Plan for distribution of benefits upon death, and/or (3) if payments have not already commenced, pay such benefits in any other manner permitted under the Plan for distribution of benefits upon death. Distribution to the Beneficiary of a Beneficiary must begin no later than the date that a distribution would have been made to the Participant’s Beneficiary. The Administrator’s determination under this paragraph will be final and will be applied in a uniform manner that does not discriminate in favor of Participants who are Highly Compensated Employees.

5.3                   Distribution of Benefit Upon Disability. Unless a mandatory cash-out occurs under Section 5.5, the Disability benefit a Participant is entitled to receive under Section 4.4 will be distributed in the following manner:

(a)         Normal Form of Distribution. The Normal Form of Distribution is a lump sum payment.

(b)         Optional Forms of Distribution. There are no Optional Forms of Distribution.

(c)          Time of Distribution. Distribution will be made under this Section within an administratively reasonable time after the date on which a Participant who suffers a Disability Terminates Employment with the Employer on account of the Disability.

5.4                   Distribution of Benefit Upon Termination of Employment. Unless a mandatory cash-out occurs under Section 5.5 or a distribution occurs under Sections 5.1, 5.2, or 5.3, the benefit that a Terminated Participant is entitled to receive under Section 4.5 will be distributed in the following manner:

(a)         Normal Form of Distribution. The Normal Form of Distribution is a lump sum payment.

(b)         Optional Forms of Distribution. There are no Optional Forms of Distribution.

(c)          Time of Distribution. Distribution will be made under this Section within an administratively reasonable time after the next Valuation Date which occurs after the Participant Terminates Employment.

5.5                   Mandatory Cash-Out of Benefits. Mandatory cash-outs prior to March 28, 2005 will be governed by the terms of the Plan (including amendments) as in effect prior to such date. Effective on or after such date, the Vested Aggregate Account of a Participant who has Terminated Employment, who is entitled to a distribution and who satisfies the requirements of this Section will be distributed without the Participant’s consent in accordance with the following provisions:

(a)         Cashout Threshold.  Distribution can only be made under this Section if a Participant’s Vested Aggregate Account on or after the date of Termination of Employment does not exceed $5,000 (the “cash-out threshold”), which will be determined by excluding the Participant’s Rollover Contribution Account (if any).

(b)         Time of Distribution. Distribution will be made under this Section as soon as administratively feasible after the Participant Terminates Employment. Notwithstanding the foregoing, if a Participant would have received a distribution under the preceding sentence but for the fact that his or her Vested Aggregate Account exceeded the cash-out threshold, and if at a later time the Participant’s Vested Aggregate Account is reduced to an amount not greater than the cash-out threshold, the Administrator will distribute such Vested Aggregate Account in a lump sum without the Participant’s consent as soon as administratively feasible after the date the Participant’s Vested Aggregate Account no longer exceeds the cash-out threshold.

(c)          Form of Distribution. Distribution under this Section will, at the election of the Participant, be made as a lump sum cash payment or as a direct rollover under Section 5.14. However, if the Participant does not elect to have the distribution made as a lump sum cash payment or as a direct rollover under Section 5.14, then the following provisions will apply: (1) if the amount of the distribution is $1,000 or less (including the Participant’s Rollover Contribution Account), distribution will be made in the form of a lump sum cash payment not less than 30 days and not more than 90 days (or such other time as permitted by law) after the Code §402(f) notice is provided to the Participant; and (2) if the amount of the distribution exceeds $1,000 (including the Participant’s Rollover Contribution Account), then the Administrator will pay the distribution in an automatic direct rollover to an individual retirement plan designated by the Administrator. Such individual retirement plan, as defined in Code §7701(a)(37), may be either an individual retirement account within the meaning of Code §408(a) or an individual retirement annuity within the meaning of Code §408(b) (either of which will subsequently be referred to in this paragraph as an IRA). The Administrator will establish the IRA at a qualified financial institution by selecting an IRA trustee, custodian or issuer that is unrelated to the Employer or the Administrator (unless subsequent rules or Regulations permit otherwise), and will make the initial investment choices for the IRA. An automatic direct rollover will occur not less than 30 days and not more than 90 days (or such other time as permitted by law) after the Code §402(f) notice with the explanation of the automatic direct rollover is provided to the Participant.

5.6                   Restrictions on Immediate Distributions. If a Participant’s Vested Aggregate Account balance exceeds the amount set forth in paragraph (a) of this Section and is Immediately Distributable, then such account can only be distributed in accordance with the following provisions:

(a)         General Rule. If (1) the Vested Aggregate Account balance (effective January 1, 2002, determined before taking into account the Participant’s Rollover Contribution Account) of a Participant who has Terminated Employment exceeds $5,000, or if there are remaining payments to be made with respect to a particular distribution option that previously commenced, and (2) such amount is Immediately Distributable, then the Participant (and, with respect to any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant’s Spouse, if any [or where either the Participant or Spouse has died, the survivor]), must consent to any distribution of such amount. If (1) the Vested Aggregate Account balance (effective January 1, 2002, determined before taking into account the Participant’s Rollover Contribution Account) of a Participant who has Terminated Employment does not exceed $5,000, but (if applicable) exceeds the cash-out threshold set forth in Section 5.5(a), and (2) such amount is Immediately Distributable, then only the Participant (or where the Participant has died, the Participant’s Spouse or Beneficiary) must consent to any distribution of such amount.

(b)         General Consent Requirement. The consent of the Participant (and, with respect to any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant’s Spouse, if any [or where either the Participant or Spouse has died, the survivor]) to any benefit that is Immediately Distributable must be obtained in writing within the 90-day period (or such other period as may be required by law) ending on the Annuity Starting Date. However, (1) with respect to any portion of the Participant’s Account which is not subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant will not be required to consent to a distribution that is required by Code §401(a)(9) or §415; and (2) with respect to any portion of the Participant’s Account subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, (A) only the Participant must consent to the distribution of a Qualified Joint and Survivor Annuity while the benefit is Immediately Distributable, and (B) neither the Participant (nor the Participant’s Spouse) is required to consent to a distribution required by Code §401(a)(9) or §415.

(c)          Notification Requirement. The Administrator must notify the Participant (and, with respect to any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant’s Spouse) of the right to defer any distribution until it is no longer Immediately Distributable. Notification will include a general explanation of the material features and relative values of the optional forms of benefit that are available under the Plan in a manner that would satisfy the notice requirements of Code §417(a)(3), and any such notification will be provided no less than 30 days or more than 90 days (or such other period as may be required by law) prior to the Annuity Starting Date. Notwithstanding the other requirements of this Section, the notices prescribed by this Section need not be given to a Participant if (1) the Plan “fully subsidizes” the costs of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity; (2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity; and (3) the Plan does not allow a Participant who has a Spouse to designate a non-Spouse Beneficiary. For purposes of this Section, a plan fully subsidizes the costs of a benefit if no increases in cost, or decreases in benefits to the Participant may result from the Participant’s failure to elect another benefit.

(d)         Waiver of 30-Day Requirement. Distribution of a Participant’s benefit may begin less than 30 days after the notice described in paragraph (c) is given the Participant if (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving notice to consider the decision of whether or not to elect a distribution; (2) the Participant, after receiving the notice, affirmatively elects a distribution (or a particular distribution option); and (3) with respect to any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant does not revoke the election at any time prior to the expiration of the 7-day period that begins on the date the notice is given.

(e)          Consent Not Needed on Plan Termination. If upon Plan termination neither the Employer nor an Affiliated Employer maintains another defined contribution plan (other than an employee stock ownership plan (ESOP) as defined in Code §4975(e)(7)), then the Participant’s benefit will, without the Participant’s consent (and, with respect to any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, without consent of the Participant’s Spouse), be distributed to the Participant. If the Employer or an Affiliated Employer maintains another defined contribution plan (other than an ESOP), then the Participant’s benefit will, without the Participant’s consent (and, with respect to any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, without consent of the Participant’s Spouse), be transferred to the other plan if the Participant does not consent to an immediate distribution under this Section. Notwithstanding the foregoing, this paragraph will not apply to any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417 if the Plan, upon termination, offers an annuity option purchased from a commercial provider with respect to such portion of the Participant’s Account.

5.7                   Accounts of Rehired Participants. If a Participant who is not 100% Vested in his or her Participant’s Account Terminates Employment, a Forfeiture of all or a portion of the Participant’s Account of the Participant who has Terminated Employment may have occurred, and the Participant is subsequently reemployed by the Employer, then his or her Participant’s Account will be administered in accordance with the following provisions:

(a)         Reemployment of a Participant After 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer after incurring five consecutive Breaks in Service, then any previous Forfeiture of the Participant’s Account will not be restored under the terms of this Plan.

(b)         Reemployment of a Non-Vested Participant Before 5 Consecutive Breaks in Service. If a Participant’s Vested Interest in the entire Participant’s Account attributable to Employer contributions is 0% on the date that the Participant Terminates Employment, a Forfeiture of the Participant’s Account attributable to Employer contributions occurs on the date that a Participant incurs five consecutive Breaks in Service after Termination of Employment pursuant to the Section 3.11(a), and the Participant is subsequently reemployed by the Employer before incurring five consecutive Breaks in Service, then the previous Forfeiture of such Participant’s Account attributable to Employer contributions will be restored, calculated as of the date that the Forfeiture occurred (unadjusted by subsequent gains and losses). Such restoration of the previous Forfeiture of such Participant’s Account attributable to Employer contributions will occur in the Plan Year that such Participant is reemployed by the Employer.

(c)          Reemployment of a Vested Participant Before 5 Consecutive Breaks in Service. If a Participant’s Vested Interest in the Participant’s Account balance attributable to Employer contributions is less than 100% (but greater than 0%) on the date that the Participant Terminates Employment, a Forfeiture of the non-Vested portion of the Participant’s Account balance attributable to Employer contributions of the Participant who has Terminated Employment may have occurred, and the Participant is subsequently reemployed by the Employer before incurring five consecutive Breaks in Service, then the following provisions will apply:

(1)         Distribution Has Occurred But No Forfeiture Has Occurred. If a Forfeiture of the non-Vested portion of the Participant’s Account attributable to Employer contributions has not occurred but a distribution of all or a portion of the Participant’s Account of the Participant who has Terminated Employment has occurred, then a separate bookkeeping account will be established for the Participant’s Account at the time of distribution; the Participant’s Vested Interest in the separate bookkeeping account at any relevant time will be an amount (“X”) determined according to the following formula: X = P(AB + (R x D)) - (R x D)). In applying the formula, “P” is the Vested Interest at the relevant time, “AB” is the respective account balance at the relevant time, “D” is the amount of the distribution, and “R” is the ratio of the respective account balance at the relevant time to the respective account balance after the distribution.

(2)         Both Distribution and Forfeiture Have Occurred. If a distribution of all or a portion of the Vested Interest in the Participant’s Account of a Participant who has Terminated Employment has occurred and Forfeiture of the non-Vested portion of the Participant’s Account attributable to Employer contributions has occurred (which may not necessarily occur at the same time that the distribution occurs), then the previous Forfeiture of such Participant’s Account balance attributable to Employer contributions will be restored, calculated as of the date the Forfeiture occurred (unadjusted by subsequent gains and losses) and based upon the Sponsoring Employer’s decision whether the Participant is required to repay to the

Plan the full amount of all distribution(s) which were attributable to Employer contributions (and effective as of the first day of Plan Year beginning in 2006 [or such earlier effective date as may be provided in a separate amendment for implementing the final Code §401(k) Regulations and as permitted by such Regulations], including Elective Deferrals). With respect to such decision of the Sponsoring Employer whether the Participant is required to repay to the Plan the full amount of all distribution(s) which were attributable to Employer contributions (and effective as of the first day of Plan Year beginning in 2006 [or such earlier effective date as may be provided in a separate amendment for implementing the final Code §401(k) Regulations and as permitted by such Regulations], including Elective Deferrals) in order to have the previous Forfeiture of such Participant’s Account balance attributable to Employer contributions be restored, the following provisions will apply:

(A)       Precedent Established. Once such decision by the Sponsoring Employer has been made, such decision will establish precedence for the Plan and cannot be changed, altered or modified.

(B)       Time of Restoration If Repayment Is Not Required. If, based upon the Sponsoring Employer’s decision, the Participant is not required to repay to the Plan the full amount of all distribution(s) which were attributable to Employer contributions (and effective as of the first day of Plan Year beginning in 2006 [or such earlier effective date as may be provided in a separate amendment for implementing the final Code §401(k) Regulations and as permitted by such Regulations], including Elective Deferrals) in order to have the previous Forfeiture of such Participant’s Account balance attributable to Employer contributions be restored, then such restoration will occur in the Plan Year in which the Participant is reemployed by the Employer.

(C)       Time of Restoration If Repayment Is Required. If, based upon the Sponsoring Employer’s decision, the Participant is required to repay to the Plan the full amount of all distribution(s) which were attributable to Employer contributions (and effective as of the first day of Plan Year beginning in 2006 [or such earlier effective date as may be provided in a separate amendment for implementing the final Code §401(k) Regulations and as permitted by such Regulations], including Elective Deferrals) in order to have the previous Forfeiture of such Participant’s Account balance attributable to Employer contributions be restored, then, such repayment by the Participant must be made before the earlier of (i) five years after the Participant’s Reemployment Commencement Date, or (ii) the date on which the Participant incurs five consecutive Breaks in Service following the date of distribution of either the entire or the remaining Vested Interest in the Participant’s Account. Such restoration of the previous Forfeiture of such Participant’s Account balance attributable to Employer contributions will occur in the Plan Year that the Participant repays to the Plan the full (or any remaining) amount of the distribution which was attributable to Employer contributions (and effective as of the first day of Plan Year beginning in 2006 [or such earlier effective date as may be provided in a separate amendment for implementing the final Code §401(k) Regulations and as permitted by such Regulations], including Elective Deferrals).

(d)         Sources of Restoration of Previously Forfeited Amounts. The sources to restore a previous Forfeiture of the non-Vested portion of the Participant’s Account balance attributable to Employer contributions pursuant to this Section will be made first by using available Forfeitures to restore the previous Forfeiture and, if such available Forfeitures are insufficient to restore the previous Forfeiture, by the Employer making a special Employer contribution to the Plan to the extent necessary to restore the previous Forfeiture.

5.8                   Spousal Consent Requirements. The following provisions apply to a Participant’s (or, where applicable, a Participant’s Spouse’s) waiver of benefits under the Plan:

(a)         Normal Form of Distribution Is Not a Qualified Joint and Survivor Annuity. If the Normal Form of Distribution under the Plan is not a Qualified Joint and Survivor Annuity, all distributions can be made from the Plan to a Participant without the consent of the Participant’s Spouse, except for any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417. Subject to the provisions of the next sentence, with regard to a death benefit payable to a Spouse, a Spouse can elect to waive such death benefit under Section 5.2 of the Plan, but the election will not be effective unless (1) the election is in writing; (2) the election designates a specific Beneficiary or form of benefit which may not be changed without Spousal consent (or the Spouse’s consent expressly permits designations by the Participant without any requirement of further Spousal consent); and (3) the Spouse’s consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public. With regard to a distribution of any portion of a Participant’s Account which is subject to the Qualified Joint and Survivor Annuity and/or the Qualified Pre-Retirement Survivor Annuity requirements of Code §401(a)(11) and Code §417, the provisions set forth in paragraph (b) below apply.

(b)         Normal Form of Distribution Is a Qualified Joint and Survivor Annuity. If the Normal Form of Distribution under the Plan is a Qualified Joint and Survivor Annuity, or with respect to any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, then the following provisions will apply:

(1)         Election to Waive a QJSA. A married Participant’s election to waive a Qualified Joint and Survivor Annuity, or an unmarried Participant’s election to waive a life annuity, must be in writing and must be made during the 90-day period (or such other period as may be required by law) ending on the Annuity Starting Date. The election may be revoked in writing and a new election may be made at any time and any number of times during the election period.

(2)         Election to Waive a QPSA. A married Participant’s election to waive a Qualified Pre-Retirement Survivor Annuity must be in writing and must be made during an election period beginning on the first day of the Plan Year in which the Participant reaches Age 35 and ending on the date of his or her death. The election may be revoked in writing and a new election made at any time and any number of times during the election period. A Terminated Participant’s election period concerning the Vested Aggregate Account before Termination of Employment will not begin later than such date. If the Participant has not completed a designation form specifying the time and/or form of payment of the Qualified Pre-Retirement Survivor Annuity prior to the Participant’s death, the surviving Spouse may elect to receive the Qualified Pre-Retirement Survivor Annuity in any optional form permitted in Section 5.2. A Participant who has not yet reached Age 35 as of the end of any current Plan Year may make a special election to waive a Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which such Participant reaches Age 35. This election will not be valid unless the Participant receives the same written explanation of the Qualified Pre-Retirement Survivor Annuity as described in subparagraph (3). Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant reaches Age 35. A new election to waive a Qualified Pre-Retirement Survivor Annuity on or after such date is subject to the full requirements of this Section.

(3)         Required Written Explanation. In the case of a Qualified Joint and Survivor Annuity, the Administrator will no less than 30 days and no more than 90 days (or such other period as may be required by law) prior to the Annuity Starting Date provide to each Participant a written explanation of: (A) the terms and conditions of a Qualified Joint and Survivor Annuity; (B) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (C) the rights of a Participant’s Spouse; and (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding sentence provided: (A) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with Spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (B) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (C) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. In the case of a Qualified Pre-Retirement Survivor Annuity, the Administrator will provide each Participant within the Applicable Period under subparagraph (4) with a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and manner as would be comparable to the written explanation applicable to a Qualified Joint and Survivor Annuity.

(4)         Applicable Period. The term “Applicable Period” means whichever of the following periods ends last: (A) the period beginning with the first day of the Plan Year in which the Participant attains Age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains Age 35; (B) a reasonable period after the individual becomes a Participant in the Plan; (C) a reasonable period ending after the requirements of Code §401(a)(11) apply to the Participant; or (D) a reasonable period ending after the requirements of Code §417(a)(5) cease to apply with respect to the Participant. For purposes of this subparagraph, a reasonable period means the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

(5)         Participants Who Terminate Before Age 35. If a Participant Terminates Employment before the Plan Year in which he or she reaches Age 35, the notice required under subparagraph (3) will be provided within the two year period beginning one year prior to such Termination of Employment and ending one year after such Termination of Employment. If such Participant thereafter returns to employment with the Employer, the Applicable Period for such Participant will be re-determined.

(6)         Elections Must Have Spousal Consent. A Participant’s election not to receive a Qualified Joint and Survivor Annuity or a Participant’s election not to receive a Qualified Pre-Retirement Survivor Annuity will not be effective unless (A) the Participant’s Spouse consents in writing to the election; (B) the election designates a specific Beneficiary (or form of benefit) which may not be changed without Spousal consent (or the consent of the Spouse expressly permits designations by the Participant without any requirement of further Spousal consent); and (C) the Spouse’s consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public.

(7)         Additional Requirements and Exceptions for Spousal Consent. Notwithstanding subparagraph (6) above, a Spouse’s consent will not be required if there is no Spouse, if the Spouse cannot be located, or if there are other circumstances (as set forth in the Code or Regulations) which preclude the necessity of such Spouse’s consent. Any consent by a Participant’s Spouse (or establishment that consent cannot be obtained) will be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further Spousal consent must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior election may be made by a Participant without the Spouse’s consent at any time before benefits begin. No Spouse’s consent obtained under subparagraph (6) above will be valid unless the Participant has received notice as provided in subparagraph (3) above.

5.9                   Required Minimum Distributions. All distributions from the Plan will be determined and made in accordance with the final and temporary Regulations under Code §401(a)(9) on April 17, 2002. Pursuant to those Regulations, all distributions will be determined in accordance with the following provisions:

(a)         General Rules. All distributions under this section will be made in accordance with these general rules:

(1)         Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)         Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan and any prior Plan amendments.

(3)         Requirements of Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Regulations under Code §401(a)(9).

(4)         TEFRA §242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Tax Equity and Fiscal Responsibility Act (TEFRA) §242(b)(2) and the provisions of the Plan that relate to TEFRA §242(b)(2).

(b)         Time and Manner of Distribution. All required minimum distributions will be made from the Plan in the following time and in the following manner:

(1)         Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)         Death of Participant Before Distributions Begin. If the Participant dies before distribution begins, the Participant’s entire interest will be distributed (or begin to be distributed) not later than as follows:

(A)       5-Year Rule Applies to All Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a Designated Beneficiary, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this subparagraph will apply as if the surviving Spouse were the Participant. This subparagraph also applies to all distributions.

(B)       Date Distributions Are Deemed To Begin. For purposes of this subparagraph (b)(2) and paragraph (d), distributions are considered to begin on the Participant’s Required Beginning Date. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date, then the date distributions are considered to begin is the date distributions actually commence.

(3)         Forms of Distribution. Unless the Participant’s interest is distributed as an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with paragraphs (c) and (d). If the Participant’s interest is distributed as an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the Regulations.

(c)          Required Minimum Distributions During the Participant’s Lifetime. The amount of required minimum distributions during a Participant’s lifetime will be determined as follows:

(1)         Amount of Required Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed each Distribution Calendar Year is the lesser of (A) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Regulation §1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or (B) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, then the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Regulation §1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(2)         Required Minimum Distributions Continue Through Year of Death. Required minimum distributions will be determined under this paragraph (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)         Required Minimum Distributions After the Participant’s Death. Required minimum distributions will be made after a Participant’s death in accordance with the following provisions:

(1)         Death On or After Date Distribution Begins. If a Participant dies on or after the date distribution begins, then the amount of a required minimum distribution will be determined as follows:

(A)       Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Designated Beneficiary, determined in accordance with the following provisions:

(i)             Calculation of Remaining Life Expectancy. The Participant’s remaining Life Expectancy is calculated using his or her age in the year of death, reduced by one for each subsequent year.

(ii)          Surviving Spouse Is the Sole Designated Beneficiary. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that Distribution Calendar Year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)       Surviving Spouse Is the Not Sole Designated Beneficiary. If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent calendar year.

(B)       No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one each subsequent year.

(2)         Death Before the Date Distribution Begins. If a Participant dies before the date distribution begins, then the amount of a required minimum distribution will be determined as follows: If a Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of such death.

5.10            Statutory Commencement of Benefits. Unless the Participant otherwise elects, distribution of a Participant’s benefit must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (a) reaches the earlier of Age 65 or Normal Retirement Age; (b) reaches the 10th anniversary of the year that the Participant commenced Plan participation; or (c) Terminates Employment with the Employer. However, the failure of a Participant (and, with respect to any portion of the Participant’s Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant’s Spouse) to consent to a distribution while a benefit is Immediately Distributable will be deemed to be an election to defer the payment (or the commencement of the payment) of any benefit sufficient to satisfy this Section. In addition, if this Plan provides for an Early Retirement Date, then a Participant who satisfied the service requirement (if applicable) for Early Retirement Age prior to Termination of Employment will be entitled to receive his or her Vested Aggregate Account balance, if any, upon (a) the satisfaction of the age requirement (if applicable) for Early Retirement Age, and (b) reaching the Participant’s Early Retirement Date.

5.11            Earnings Before Benefit Distribution. As of the Valuation Date coinciding with or next following the date a Participant Terminates Employment with the Employer for any reason, the Administrator will, until a distribution is made to the Participant or the Participant’s Beneficiary in accordance with Sections 5.1, 5.2, 5.3, 5.4, or 5.5, direct the Trustee in a uniform nondiscriminatory manner to either (a) invest the Participant’s Vested Aggregate Account balance determined as of such Valuation Date in a separate interest bearing account; or (b) leave the Participant’s Vested Aggregate Account balance as part of the general Trust Fund. If the Participant’s Vested Aggregate Account balance remains as part of the general Trust Fund, then such account will either (a) share in the allocation of net earnings and losses under Section 3.10 as a non-segregated account, or (b) be granted interest at a rate consistent with the interest bearing investments of the Trust Fund.

5.12            Distribution in the Event of Legal Incapacity. If any person entitled to benefits (the “Payee”) is under any legal incapacity by virtue of age or mental condition, then payments may be made in one or more of the following ways as directed by the Administrator: (a) to a court-appointed guardian of the Payee; (b) to the person or entity having a valid power of attorney of the Payee or the Payee’s estate; (c) to any other person or entity authorized under State (or Commonwealth) law to receive benefits on behalf of the Payee; or (d) if the Payee is a minor, to the authorized person or entity of the Payee (e.g., custodian or guardian) under any State’s (or Commonwealth’s) Uniform Transfers to Minors Act or Uniform Gifts to Minors Act.

5.13            Missing Payees and Unclaimed Benefits. With respect to a Participant or Beneficiary who has not claimed any benefit (the “missing payee”) to which such missing payee is entitled, and with respect to any Participant or Beneficiary who has not satisfied the administrative requirements for benefit payment, the Administrator may elect to either (a) segregate the benefit into an interest bearing account, in which event an annual maintenance fee as may be set from time to time in a policy established by the Sponsoring Employer may be assessed against the segregated account; (b) subject to a policy established by the Administrator, distribute the benefit at any time in any manner which is sanctioned by the Internal Revenue Service and/or the Department of Labor, which may include (but not be limited to) (1) distribute the benefit in a automatic direct rollover to an individual retirement plan designated by the Administrator; such individual retirement plan, as defined in Code §7701(a)(37), may be either an individual retirement account within the meaning of Code §408(a) or an individual retirement annuity within the meaning of Code §408(b); or (2) distribute the benefit to the Pension Benefit Guarantee Corporation or any other authorized Federal Department or agency; (c) distribute the benefit to any person or entity who is appointed under State (or Commonwealth) law to act as a duly authorized guardian, legal representative, conservator, or power of attorney; or (d) treat the entire benefit as a Forfeiture. If a missing payee whose benefit has been forfeited is located, or if a payee whose benefit has been forfeited for failure to satisfy the administrative requirements for benefit payment subsequently satisfies such administrative requirements and claims his or her benefit, and if the Plan has not terminated (or if the Plan has terminated, all benefits have not yet been paid), then the benefit will be restored. The Administrator, on a case by case basis, may elect to restore the benefit by the use of earnings from non-segregated assets of the Fund, by Employer contributions, by available Forfeitures of the Forfeiture Account, or by any combination thereof. However, if any such payee has not been located (or satisfied the administrative requirements for benefit payment) by the time the Plan terminates and all benefits have been distributed from the Plan, then the Forfeiture of such unpaid benefit will not be restored.

5.14            Direct Rollovers. This Section applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election, a distributee may elect, at the time and in the manner prescribed by the Plan, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(a)         Eligible Rollover Distribution. The term “eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code §401(a)(9); (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); (4) the portion of any distribution which is attributable to a financial hardship distribution; and (5) any other distribution that is reasonably expected to total less than $200 during a year.

(b)         Voluntary Employee Contributions as Eligible Rollover Distributions. Notwithstanding anything in the Plan to the contrary, with respect to distributions made after December 31, 2001, an eligible rollover distribution may include Voluntary Employee Contributions (if any) which are not includible in gross income; however, the portion of an eligible rollover distribution attributable to Voluntary Employee Contributions can be paid only to an individual retirement account or annuity described in Code §408(a) or (b), or to a qualified defined contribution plan described in Code §401(a) or §403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Furthermore, in accordance with the Job Creation and Worker Assistance Act of 2002, when a distribution includes Voluntary Employee Contributions which are not includible in gross income, the amount that is rolled over will first be attributed to amounts includible in gross income.

(c)          Definition of Eligible Retirement Plan. With respect to distributions made after December 31, 2001, the term “eligible retirement plan” means an individual retirement account described in Code §408(a); an individual retirement annuity described in Code §408(b); an annuity plan described in Code §403(a); an annuity contract described in Code §403(b); a qualified trust described in Code §401(a); or an eligible deferred compensation plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. This definition of eligible retirement plan will also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p); such distribution will be made in the same manner as if the Spouse was the Employee. If any portion of an eligible rollover distribution is attributable to payments or distributions from an individual’s Roth Elective Deferral Account, if any, (or the segregated portion of an individual’s Rollover Contribution Account that is attributable to Roth Elective Deferrals, if any), then an eligible retirement plan with respect to such portion will only be either another plan’s designated Roth account of the individual from whose account the payments or distributions were made, or such individual’s Roth IRA.

(d)         Definition of Distributee. The term “distributee” means an Employee or former Employee. In addition, an Employee’s or former Employee’s surviving Spouse and an Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code §414(p), are distributees with regard to the interest of the Spouse or former Spouse. With respect to any portion of a distribution that is made after December 31, 2006 from an eligible retirement plan of a deceased Employee, a distributee for purposes of a direct trustee-to trustee transfer will include an individual who is the Designated Beneficiary of the Employee and who is not the surviving Spouse of the Employee.

(e)          Definition of Direct Rollover. The term “Direct Rollover” means a payment by the Plan to the eligible retirement plan that is specified by the distributee.

(f)           Direct Rollover Rules for Roth Elective Deferral Account. The Plan will not provide for a direct rollover for distributions from a Participant’s Roth Elective Deferral Account, if any, if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral Account is not taken into account in determining whether distributions from the other Participant’s Account(s) are reasonably expected to total less than $200 during a year.

5.15            Distribution of Property. The determination to pay any distribution in property will be made by the Administrator in its sole discretion applied in a nondiscriminatory manner that does not discriminate in favor of Participants who are HCEs. However, if this is an amended or restated Plan, then the payee will have the right to elect a full or partial distribution in property pursuant to and limited by the provisions of Section 11.1(e).

5.16            Financial Hardship Distributions. Subject to rules and procedures established by the Administrator in an administrative policy regarding hardship distributions, a Participant may make a written request to the Administrator that a distribution be made to the Participant because of his or her immediate and heavy financial hardship. Any such distribution will be made in accordance with the provisions of an administrative policy regarding financial hardship distributions that is promulgated under Section 8.6 by the Administrator; such administrative policy will include (but not be limited to) (a) the Participant’s accounts (or sub-accounts) that are available for financial hardship distributions; (b) the maximum percentages of such accounts (or sub-accounts) that may be distributed for financial hardships; and (c) the standards to be used in determining if a Participant has incurred a financial hardship for purposes of financial hardship distributions. Such standards must be based on non-discriminatory and objective criteria. Any distribution under this Section of a Participant’s Pre-Tax Elective Deferrals may include any allocable earnings that are credited to such Participant’s Pre-Tax Elective Deferral Account as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989, any Qualified Non-Elective Contributions (and allocable earnings) as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989, and any Qualified Matching Contributions (and allocable earnings) as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989.

5.17            Pre-Retirement Distributions. At such time as a Participant is reclassified as a Temporary-Hourly Employee, the Administrator at the election of such Participant who has not severed employment with the Employer, may direct the Trustee to make a one-time distribution of up to 100% of such Participant’s account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in a single lump sum on a uniform, nondiscriminatory basis as soon as administratively feasible after the Participant request is received. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Article 5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

Notwithstanding the above, pre-retirement distributions from a Participant’s Elective Account and/or Safe Harbor Account shall not be permitted prior to the Participant attaining age 59 1/2 except as otherwise permitted Sections 4.2, 5.1, 5.2, 5.3, 5.4 and 5.16.

5.18            Distribution of Excess Elective Deferrals. Excess Elective Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15th to any Participant to whose account Excess Elective Deferrals were allocated for the preceding taxable year or calendar year and who claims Excess Elective Deferrals for such taxable year or calendar year. Distribution of Excess Elective Deferrals will be made in accordance with the following provisions:

(a)         Assignment of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrator on or before March 15th (or such later date as established by the Administrator) of the subsequent year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant will be deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract or arrangement of the Sponsoring Employer. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable to such Excess Elective Deferrals, will be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year.

(b)         Determination of Income or Loss. Excess Elective Deferrals will be adjusted for any income or loss up to the last day of the Plan Year, without considering the gap period or any adjustment for income or loss during the gap period (the period between the end of the Participant’s taxable year and the date of distribution). The Plan may use any reasonable method for computing income or loss allocable to Excess Elective Deferrals, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts:

(c)          Source of Distribution. Distribution of Excess Elective Deferrals will be taken from a Participant’s investment options (if any) based on rules established by the Administrator. In addition, for years beginning after 2005, unless another rule is established by the Administrator, distribution of Excess Elective Deferrals will first be made from a Participant’s Roth Elective Deferral Account, if any, before the Participant’s Pre-Tax Elective Deferral Account, to the extent Roth Elective Deferrals were made for the year, unless the Administrator permits the Participant to specify otherwise.

5.19            Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than 12 months after a Plan Year to Participants to whose accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions.

(a)         Allocation to Highly Compensated Employees. Excess Contributions will be allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP Test for the Plan Year in which the Excess Contributions arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined by including and excluding such Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year that are described in Section 1.6. To the extent a Highly Compensated Employee has not reached his or her Catch-Up Contribution Limit, Excess Contributions allocated to such Highly Compensated Employee are Catch-Up Contributions and will not be treated as Excess Contributions. Excess Contributions will be treated as Annual Additions, even if such Excess Contributions are distributed.

(b)         Distribution of Excess Contributions After 2½ Months. If Excess Contributions (other than Catch-up Contributions) are distributed more than 2½ months (or such later time as may be granted by future governmental guidance) after the last day of the Plan Year in which such Excess Contributions arose, then a 10% excise tax will be imposed on the Sponsoring Employer with respect to such Excess Contributions.

(c)          Determination of Net Income or Loss. For Plan Years beginning prior to January 1, 2006 (or such earlier effective date as may be provided in a separate amendment implementing the final §401(k) Regulations and as permitted by such Regulations), Excess Contributions will be adjusted for any income or loss up to the end of the Plan Year and, at the discretion of the Administrator, may be adjusted for income or loss during the period, if any, between the end of the Plan Year and the actual date of distribution (the “gap period”). However, effective as of the first day of the first Plan Year beginning on or after January 1, 2006 (or such earlier effective date as may be provided in a separate amendment implementing the final §401(k) Regulations and as permitted by such Regulations), Excess Contributions will be adjusted for any income or loss up to the end of the Plan Year and during the gap period. Any adjustment for income or loss during the gap period will be allocated in a consistent manner to all Participants, and to all corrective distributions made for the Plan Year, and will be the amount determined by one of the methods set forth either in subparagraph (1), subparagraph (2), or subparagraph (3) below, as elected by the Administrator:

(1)         Method 1. The amount determined by multiplying the income or loss allocable to the Participant’s Elective Deferrals (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) for the Plan Year and the gap period, by a fraction, the numerator of which is the Participant’s Excess Contributions for the Plan Year and the denominator of which is the Participant’s Elective Deferral Account balance (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) as of the beginning of the Plan Year plus any Elective Deferrals (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) allocated to the Participant during the Plan Year and gap period.

(2)         Method 2. The sum of (A) and (B): (A) the amount determined by multiplying the income or loss allocable to the Participant’s Elective Deferrals (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) for the Plan Year, by a fraction, the numerator of which is the Participant’s Excess Contributions for the Plan Year and the denominator of which is the Participant’s Elective Deferral Account balance (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) as of the beginning of the Plan Year plus any Elective Deferrals (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) allocated to the Participant during such Plan Year; plus (B) the amount of gap period income or loss equal to 10% of the amount determined under clause (A) above multiplied by the number of whole months between the end of the Plan Year and the distribution date, counting the month of distribution if the distribution occurs after the 15th day of such month.

(3)         Method 3. The amount determined by any reasonable method of allocating income or loss to the Participant’s Excess Contributions for the Plan Year and the gap period, provided the method used is the same method used for allocating income or losses to Participants’ Accounts. This Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable thereto is determined on a date that is no more than 7 days before the distribution.

(d)         Accounting for Excess Contributions. Excess Contributions allocated to a Participant will be distributed from the Participant’s Elective Deferral Account and QMAC Account in proportion to the Participant’s Elective Deferrals and QMACs (to the extent used in the ADP Test) for the Plan Year. Excess Contributions will be distributed from the Participant’s QNEC Account only to the extent that the Excess Contributions exceed the balance in the Participant’s Elective Deferral Account and QMAC Account.

(e)          Source and Ordering of Distribution. Distribution of Excess Contributions will be taken from a Participant’s investment options (if any) based on rules established by the Administrator. For purposes of determining the sources of a distribution of Excess Contributions, the sources will be distributed in the following order (unless a policy for the order of the sources to distribute Excess Contributions is established by the Administrator and such policy will control): (1) unmatched Elective Deferrals, (2) matched Elective Deferrals, (3) Qualified Matching Contributions (that are tested in the ACP Test and that are utilized in (or shifted into) the ADP Test), and (4) Qualified Non-Elective Contributions (to the extent that such contributions are utilized in the ADP Test). In addition, for Plan Years beginning after 2005, unless a different rule is established by the Administrator, distribution of Elective Deferrals that are Excess Contributions will first be made from a Participant’s Roth Elective Deferral Account, if any, before the Participant’s Pre-Tax Elective Deferral Account, to the extent that Roth Elective Deferrals were made for the Plan Year, unless the Administrator permits the Participant to specify otherwise.

5.20            Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after a Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for such Plan Year. Distribution will be made in accordance with the following provisions:

(a)         Allocation to Highly Compensated Employees. Excess Aggregate Contributions will be allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the Plan Year in which the Excess Aggregate Contributions arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined by including and excluding such Employer contributions and allocations that are described in the definition of “Contribution Percentage

Amounts.” Excess Aggregate Contributions will be treated as Annual Additions, even if such Excess Aggregate Contributions are distributed.

(b)         Distribution of Excess Aggregate Contributions After 2½ Months. If Excess Aggregate Contributions are distributed more than 2½ months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, then a ten percent (10%) excise tax will be imposed on the Sponsoring Employer maintaining the Plan with respect to such Excess Aggregate Contributions.

(c)          Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions will be used and/or allocated pursuant to the provisions of Section 3.11(c).

(d)         Determination of Net Income or Loss. For Plan Years beginning prior to January 1, 2006 (or such earlier effective date as may be provided in a separate amendment implementing the final §401(m) Regulations and as permitted by such Regulations), Excess Aggregate Contributions will be adjusted for any income or loss up to the end of the Plan Year and, at the discretion of the Administrator, may be adjusted for income or loss during the period, if any, between the end of the Plan Year and the actual date of distribution (the “gap period”). However, effective as of the first day of the first Plan Year beginning on or after January 1, 2006 (or such earlier effective date as may be provided in a separate amendment implementing the final §401(m) Regulations and as permitted by such Regulations), Excess Aggregate Contributions will be adjusted for any income or loss up to the end of the Plan Year and during the gap period. Any adjustment for income or loss during the gap period will be allocated in a consistent manner to all Participants, and to all corrective distributions made for the Plan Year, and will be the amount determined by one of the methods set forth either in subparagraph (1), subparagraph (2), or subparagraph (3) below, as elected by the Administrator:

(1)         Method 1. The amount determined by multiplying the income or loss allocable to the Participant’s Voluntary Employee Contributions, mandatory employee contributions, Matching Contributions (if not used in the ADP Test), QNECs (if not used in the ADP Test) and, to the extent applicable, Elective Deferrals for the Plan Year and the gap period, by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the Plan Year and the denominator of which is the Participant’s Account balance(s) attributable to Contribution Percentage Amounts as of the beginning of the Plan Year, plus any additional amounts attributable to Contribution Percentage Amounts allocated to the Participant during such Plan Year and the gap period.

(2)         Method 2. The sum of (A) and (B) as follows: (A) the amount determined by multiplying the income or loss allocable to the Participant’s Voluntary Employee Contributions, mandatory employee contributions, Matching Contributions (if not used in the ADP Test), QNECs (if not used in the ADP Test) and, to the extent applicable, Elective Deferrals for the Plan Year, by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the Plan Year and the denominator of which is the Participant’s Account balance(s) attributable to Contribution Percentage Amounts as of the beginning of the Plan Year, plus any additional amounts attributable to Contribution Percentage Amounts allocated to the Participant during such Plan Year; plus (B) the amount of gap period income or loss equal to 10% of the amount determined under clause (A) above multiplied by the number of whole months between the end of the Plan Year and the distribution date, counting the month of distribution if the distribution occurs after the 15th day of such month.

(3)         Method 3. The amount determined by any reasonable method of allocating income or loss to the Participant’s Excess Aggregate Contributions for the Plan Year and for the gap period, provided the method used is the same method used for allocating income or losses to Participants’ Accounts. This Plan will not fail to use a reasonable method for computing the income allocable to Excess Aggregate Contributions merely because the income allocable to a Participant’s Excess Aggregate Contributions is determined on a date that is no more than 7 days before the distribution.

(e)          Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions that are allocated to a Participant will be forfeited, if forfeitable, or will be distributed on a pro-rata basis from the Participant’s Voluntary Employee Contribution Account, mandatory employee contribution account, Matching Contribution Account and Qualified Matching Contribution Account (and if applicable, from the Participant’s Qualified Non-Elective Contribution Account, Pre-Tax Elective Deferral Account, Roth Elective Deferral Account, or any combination thereof).

(f)           Source and Ordering of Distribution. Distribution of Excess Aggregate Contributions will be taken from a Participant’s investment options (if any) based on rules established by the Administrator. In determining the sources of a distribution of Excess Aggregate Contributions, the sources will be distributed in the following order (unless a policy for the order of the sources to distribute Excess Aggregate Contributions is established by the Administrator and such policy will control): (1) unmatched Voluntary Employee Contributions; (2) unmatched mandatory employee contributions; (3) unmatched Elective Deferrals (that are tested in the ADP Test and that are utilized in (or shifted into) the ACP Test); (4) matched Voluntary Employee Contributions and the Matching Contributions that relate to such Voluntary Employee Contributions; (5) matched mandatory employee contributions and the Matching Contributions that relate to such mandatory employee contributions; (6) matched Elective Deferrals (that are tested in the ADP Test and that are utilized in (or shifted into) the ACP Test) and the Matching Contributions that relate to such Elective Deferrals; (7) Non-Safe Harbor Matching Contributions; (8) ACP Safe Harbor Matching Contributions (to the extent that such contributions are subject to the ACP Test); (9) ADP Safe Harbor Matching Contributions (to the extent that such contributions are subject to the ACP Test); (10) Qualified Matching Contributions, and (11) Qualified Non-Elective Contributions (to the extent that such contributions are utilized in the ACP Test). With respect to Elective Deferrals that are tested in the ADP Test, that are utilized in (or shifted into) the ACP Test, and that become Excess Aggregate Contributions, then for Plan Years beginning after 2005, unless a different rule is established by the Administrator,  distribution of such Elective Deferrals that are Excess Aggregate Contributions will first be made from a Participant’s Roth Elective Deferral Account,  if any, before the Participant’s Pre-Tax Elective Deferral Account, to the extent that Roth Elective Deferrals were made for the Plan Year, unless the Administrator permits the Participant to specify otherwise.

5.21            Distribution of Rollover Contributions.  An Employee’s Rollover Contribution Account will be distributed from the Plan in accordance with the following provisions:

(a)         Time of Distribution. An Employee may request in writing a withdrawal of all or any portion of his or her Rollover Contribution Account at any time prior to becoming a Participant, and thereafter upon the earlier of (1) the date the Employee is entitled to a distribution of his or her Participant’s benefits under the provisions of Article 5, or (2) the soonest possible administratively practical date after the Participant’s Termination of Employment. Once the Employee becomes a Participant in the Plan, the Employee can withdraw all or any portion of his or her Rollover Contribution Account only upon Termination of Employment and only at the time set forth in Section 5.4(c) for distributions to Terminated Participants. The Administrator may require advance notice of a reasonable period not to exceed 60 days prior to the requested date of withdrawal. Any amount withdrawn cannot be redeposited to the Employee’s Rollover Contribution Account. A withdrawal of all or any portion of an Employee’s Rollover Contribution Account will not prevent an Employee from accruing any future benefit attributable to Employer contributions. The Administrator may establish rules or procedures regarding withdrawals from an Employee’s Rollover Contribution Account.

(b)         Spousal Consent Requirements Upon Withdrawal. All or any portion of an Employee’s Rollover Contribution Account can be withdrawn from the Plan without the consent of the Employee’s Spouse.

(c)          Form of Distribution. A distribution of all or any portion of an Employee’s Rollover Contribution Account prior to the time that the Employee is entitled to a distribution of his or her Participant Account will only be made as a lump sum payment. Any amount remaining in an Employee’s Rollover Contribution Account at the time the Employee is entitled to a distribution of his or her Participant Account will be distributed, at the election of the Participant, in a lump sum payment or in the same manner as the Participant Account is distributed under the other provisions of this Article 5.

5.22            Distribution of Transfer Contributions. A Participant’s Transfer Contribution Account will be distributed from the Plan at the same time and in the same manner as the Participant’s Account is distributed under Section 5.1, 5.2, 5.3, 5.4, subject to the following rules:

(a)         Spousal Consent Requirements Upon Withdrawal. The following provisions apply to the requirement of consent by the Participant’s Spouse with respect to a withdrawal of all or any portion of a Participant’s Transfer Contribution Account from the Plan:

(1)         Transfer Was Subject to Code §401(a)(11). If the Transfer Contribution was a direct or indirect transfer as defined in Code §401(a)(11) from a defined benefit plan, a money purchase plan, a target benefit plan, a stock bonus plan, or a profit sharing plan that provided for a life annuity form of payment to the Participant, then a withdrawal of all or any portion of such Transfer Contribution (and post-transfer earnings thereon) will be subject to the Spousal consent requirements set forth in Section 5.8(b).

(2)         Transfer Was Not Subject to Code §401(a)(11). If the Transfer Contribution was not a direct or indirect transfer as defined in Code §401(a)(11) from a defined benefit plan; a money purchase plan; a target benefit plan; or a stock bonus plan or a profit sharing plan that provided for a joint and survivor annuity or a life annuity form of payment to the Participant, then all or any portion of such Transfer Contribution (and post-transfer earnings thereon) can be withdrawn by the Participant without the consent of the Participant’s Spouse.

(b)         Form of Distribution. A withdrawal of all or any portion of a Participant’s Transfer Contribution Account may also be made in the same manner as the Participant’s Account under the other provisions of this Article 5, subject to the Spousal consent requirements set forth in paragraph (a) above and Section 5.8. However, notwithstanding the foregoing sentence to the contrary, if the Transfer Contribution was a direct or indirect transfer as defined in Code §401(a)(11) from a defined benefit plan, a money purchase plan, a target benefit plan, or a stock bonus plan or a profit sharing plan that provided for a joint and survivor annuity or a life annuity form of payment to the Participant, then regardless of the Normal Form of Distribution, a withdrawal of all or any portion of such Transfer Contribution will be subject to the Qualified Joint and Survivor Annuity and Qualified Pre-Retirement Survivor Annuity requirements of Code §401(a)(11) and Code §417, and will be distributed in accordance with following provisions:

(1)         Distributions Other Than Death. If the Participant is married on the Annuity Starting Date and has not died before such date, then such portion of the Participant’s Transfer Contribution Account will be distributed in the form of a Qualified Joint and Survivor Annuity. If the Participant is unmarried on the Annuity Starting Date and has not died before such date, then such portion of the Participant’s Transfer Contribution Account will be distributed as a life annuity. If a Participant elects not to receive the annuity form of payment described above, then such portion of the Participant’s Transfer Contribution Account will be distributed in the manner described in Sections 5.1 through 5.4, as applicable. Any such election by a Participant not to receive the annuity form of benefit described in this paragraph must be made in accordance with the provisions set forth in Section 5.8(b) of the Plan.

(2)         Distributions Upon Death. Notwithstanding any other Beneficiary designation made by a Participant to the contrary, if a Participant is married on the date of his or her death and dies before the Annuity Starting Date, then with respect to such portion of a deceased Participant’s Transfer Contribution Account, the Participant’s surviving Spouse will receive a minimum death benefit as a Qualified Pre-Retirement Survivor Annuity unless such annuity has been waived under Section 5.8(b), in which event such death benefit will be distributed to the surviving Spouse in the manner described in Section 5.2.

(c)          Special Rule for Withdrawal of Elective Deferral Transfers. Notwithstanding anything in this Section to the contrary, if the Transfer Contributions are Elective Deferrals (including QNECs, QMACs, and ADP Safe Harbor Contributions) which are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan and which are subject to the limitations in Regulation §1.401(k)-1(d), then the distribution of such Transfer Contributions (including post-transfer earnings thereon) will be subject to the limitations in Regulation §1.401(k)-1(d).

5.23            Distribution of Voluntary Employee Contributions.  Voluntary Employee Contributions are not permitted.

Article 6

Code § 415 Limitations

6.1                   Maximum Annual Additions. Subject to Sections 6.2 and 6.3, the maximum Annual Additions made to a Participant’s various accounts maintained under the Plan for any Limitation Year will not exceed the lesser of the Dollar Limitation of paragraph (a) or the Compensation Limitation of paragraph (b) below, as follows:

(a)         Dollar Limitation.  For Limitation Years beginning on or after January 1, 2002, the Dollar Limitation is $40,000 as adjusted in accordance with Code §415(d).

(b)         Compensation Limitation. For Limitation Years beginning on or after January 1, 2002, the Compensation Limitation is 100% of the Participant’s Code §415(c)(3) Compensation, but this limit does not apply to any contribution for medical benefits within the meaning of Code §401(h) or §419A(f)(2) after Termination of Employment which is otherwise treated as an Annual Addition under Code §415(l)(1) or §419A(d)(2).

6.2                   Adjustments to Maximum Annual Addition. In applying the limitation on Annual Additions set forth in Section 6.1, the following adjustments must be made:

(a)         Short Limitation Year. If a Limitation Year is less than 12 months, then the Dollar Limitation of Section 6.1(a) will be adjusted by multiplying the Dollar Limitation by a fraction, the numerator of which is the number of months (including any fractional parts of a month) in the short Limitation Year and the denominator of which is 12.

(b)         Multiple Defined Contribution Plans. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have different Anniversary Dates, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant’s accounts in the other defined contribution plans during the Limitation Year. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have the same Anniversary Date, then (1) if only one of the plans is subject to Code §412, Annual Additions will first be credited to the Participant’s accounts in the plan subject to Code §412; and (2) if none of the plans are subject to Code §412, the maximum Annual Addition in this Plan for a given Limitation Year will either (A) equal the product of (i) the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant’s account(s), multiplied by (ii) a fraction, the numerator of which is the Annual Additions which would be credited to a Participant’s accounts hereunder without regard to the Annual Additions limitation of Section 6.1 and the denominator of which is the Annual Additions for all plans described in this paragraph, or (B) be reduced by the Annual Additions credited to the Participant’s accounts in the other defined contribution plans for such Limitation Year.

6.3                   Multiple Plans and Multiple Employers. All defined contribution plans (whether terminated or not) sponsored by the Employer will be treated as one defined contribution plan. In addition, all Affiliated Employers will be considered a single Employer.

6.4                   Adjustment for Excessive Annual Additions. For any Limitation Year, if the Annual Additions allocated to a Participant’s Account exceed the Annual Additions limitation of Section 6.1 because of an allocation of Forfeitures, a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective contributions (within the meaning of Code §402(g)(3)), or because of other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth in this Section, then such Participant’s Account will be adjusted as follows in order to reduce the Excess Annual Additions:

(a)         Catch-Up Contributions. First, if Catch-Up Contributions are permitted, a catch-up eligible Participant who has Excess Annual Additions which include Elective Deferrals and who has not reached his or her Catch-Up Contribution Limit can recharacterize such Excess Annual Additions as Catch-Up Contributions.

(b)         Return of Employee Contributions. Next, Voluntary Employee Contributions, if any, and next, the amount of Elective Deferrals and corresponding Employer Matching Contributions, if any, to the extent that they would reduce the excess amount, will be calculated. Such Elective Deferrals and Voluntary Employee Contributions plus earnings attributable thereto, will be returned to the Participant. Any Employer Matching Contribution amount will be applied as described in paragraphs (c) or (d) below, depending on whether the Participant is covered by the Plan at the end of the Limitation Year.

(c)          Excess Used To Reduce Employer Contributions If Participant Is Still Covered By The Plan. If, after the application of paragraphs (a) and (b) above, Excess Annual Additions still exist and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Annual Additions in the Participant’s Account will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(d)         Excess Used To Reduce Employer Contributions If Participant Is Not Covered By The Plan. If, after the application of paragraphs (a) and (b) above, Excess Annual Additions still exist and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Annual Additions will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including the allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(e)          Suspense Account. If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, then such suspense account will not participate in the allocation of the Trust’s investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, then all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts before any Employer Contributions or any Employee contributions may be made to the Plan for that Limitation Year. A suspense account may not be distributed to Participants or former Participants.

Article 7

Loans, Insurance and Directed Investments

7.1                   Loans to Participants. Loans may be made from the Trust Fund to Participants and Beneficiaries who make application to the Administrator requesting a loan. The Administrator has the sole right to approve or disapprove the application. All loans must be evidenced by a legally enforceable agreement (which may include more than one document) set forth in writing or in such other form as may be approved by the Internal Revenue Service, and the terms of such agreement must specify the amount and term of the loan, and the repayment schedule. Loans will only be made in accordance with a separate written loan program which satisfies the requirements of Code §72(p) and the Regulations promulgated thereunder, and the following provisions:

(a)         General Rules. Loans (1) will be made available to all Participants and Beneficiaries on a reasonably equivalent, non-discriminatory basis; (2) will not be made available to HCEs in an amount greater than the amount made available to other Employees; (3) must be adequately secured and bear a reasonable interest rate; and (4) cannot exceed the present value of the Participant’s Vested Aggregate Account balance.

(b)         Spousal Consent. A Participant must obtain the consent of his or her Spouse, if any, as set forth in Section 5.8 or Section 5.22 of the Plan in order to use the remaining Vested Interest of the Participant’s Account balance as security for a loan taken from the portion of the Participant’s Account which is subject to Code §401(a)(11) and Code §417 at the time the loan is made, if any. Any such Spousal consent will be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent will thereafter be binding upon the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent will be required if the remaining Participant’s Account balance is used for renegotiation, extension, renewal, or other revision of the loan. If valid Spousal consent has been obtained in accordance with this paragraph, then, notwithstanding any other provision of this Plan to the contrary, the Vested portion of the Participant’s Account balance that is used as a security interest held by the Plan by reason of a loan that is outstanding to the Participant will be taken into account in determining the amount of the Vested portion of the Participant’s Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s Account (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the death benefit will be adjusted by first reducing the Vested portion of the Participant’s Account balance by the amount of the security that is used for the loan.

(c)          Maximum Loan. No loan to a Participant or Beneficiary can be made to the extent such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or (2) one-half the present value of the Vested Portion of the Participant’s Vested Aggregate Account. However, notwithstanding the limitation in clause (2) of the preceding sentence, the written loan policy may permit a Participant whose Vested Aggregate Account balance is $20,000 or less to borrow an amount that does not exceed the lesser of $10,000 or 100% of the Participant’s Vested Aggregate Account balance if adequate security is provided on the loan amount in excess of that determined under clause (2). For the purpose of the limitations set forth in this paragraph, all loans from the plans (including this Plan) of the Sponsoring Employer and other Affiliated Employers are aggregated.

(d)         Minimum Loan. The written loan policy may provide for a minimum loan not to exceed $2,500.

(e)          Loan Repayments. Any loan by its terms will require that repayment (of both principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. In the event of default, then foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan. However, notwithstanding the foregoing to the contrary, loan repayments will be suspended as permitted under Code §414(u)(4)).

(f)           Assignments and Pledges Treated as Loans. An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Section.

(g)          Restrictions Eliminated. Effective for Plan loans made after December 31, 2001, any prior Plan provisions that prohibited or otherwise restricted loans to any owner-employee (as defined in Code §401(c)(3)) or shareholder-employee (as defined in Code §4975(f)(6)(C)) will cease to apply. For this purpose, a shareholder-employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code §318(a)(1)), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

7.2                   Insurance on Participants.  The purchase of Policies is not permitted except to the extent otherwise provided under Section 7.3 of the Plan with respect to “key man” insurance.

7.3                   Key Man Insurance. The Administrator may instruct the Trustee to purchase insurance Policies on the life of any Participant whose employment is deemed to be key to the Employer’s financial success. Such key man Policies will be deemed to be an investment of the Trust Fund and will be payable to the Trust Fund as the beneficiary thereof. The Trustee may exercise any and all rights granted under such Policies. Neither the Trustee, Employer, Administrator, nor any fiduciary (including any Named Fiduciary) will be responsible for the validity of any Policy or the failure of any insurer to make payments thereunder, or for the action of any person which delays payment or renders a Policy void in whole or in part. No insurer which issues a Policy will be deemed to be a party to this Plan for any purpose or to be responsible for its validity; nor will any such insurer be required to look into the terms of the Plan nor to question any action of the Trustee. The obligations of the insurer will be determined solely by the Policy’s terms and any other written agreements between it and the Trustee. The insurer will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. The insurer will not be obligated to see that any money paid by it to the Trustee or any other person is properly distributed or applied.

7.4                   Directed Investment Accounts. Pursuant to any rules or procedures promulgated under Section 8.6 by the Administrator, Participants can direct the investment of a portion of (or all of) one or more of their accounts (hereafter called Directed Investment Accounts) established under the terms of the Plan. Investment directives will only be given in accordance with an administrative policy regarding Directed Investment Accounts that is promulgated under Section 8.6 by the Administrator. With respect to any Participant who fails to exercise the right to direct the investment of his or her Directed Investment Accounts, such Directed Investment Accounts will be invested by the Trustee at the direction of the Administrator in a “default investment” which has been selected by the Administrator and which is expected to produce a favorable rate of return and that minimizes the overall risk of losing money. With respect to Directed Investment Accounts, fiduciaries will only be protected by ERISA §404(c) for a Plan Year if all of the requirements of ERISA §404(c) and the Department of Labor Regulations promulgated thereunder are complied with on each day of the Plan Year.

Article 8

Duties of the Administrator

8.1                   Appointment, Resignation, Removal and Succession. The Sponsoring Employer will serve as the Administrator unless the Sponsoring Employer elects to appoint another Administrator. Each Administrator that is appointed will continue until his death, resignation, or removal, and any Administrator may resign by giving 30 days written notice to the Sponsoring Employer. If an Administrator dies, resigns, or is removed, his successor will be appointed as promptly as possible and such appointment will become effective upon its acceptance in writing by such successor. Pending the appointment and acceptance of any successor Administrator, any then acting or remaining Administrator will have full power to act.

8.2                   General Powers and Duties. The powers and duties of the Administrator include (a) appointing the Plan’s attorney, accountant, actuary, or any other party needed to administer the Plan; (b) directing the Trustees with respect to payments from the Trust Fund; (c) deciding if a Participant is entitled to a benefit; (d) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures; (e) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency; (f) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party under clause (a) above; (g) establishing a funding policy and investment objectives consistent with the purposes of the Plan and ERISA; (h) construing and resolving any question of Plan interpretation; and (i) making any findings of fact the Administrator deems necessary to proper Plan administration. Notwithstanding any contrary provision of this Plan, benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. The Administrator’s interpretation of Plan provisions, and any findings of fact, including eligibility to participate and eligibility for benefits, are final and will not be subject to “de novo” review unless shown to be arbitrary and capricious.

8.3                   Functioning of the Committee. If a Committee is established, a member of the Committee will serve until his or her death, disability, removal by the Sponsoring Employer, or resignation. In the event of any vacancy arising from the death, disability, removal, or resignation of a member of the Committee, the Sponsoring Employer may, but is not required to, appoint a successor to serve in his or her place. The Committee will select a chairman and secretary from among its members. Members of the Committee will serve without compensation. The Committee will act by majority vote. The proper expenses of the Committee, and the compensation of its agents, if any, that are appointed pursuant to Section 8.7, will be paid directly by the Employer.

8.4                   Multiple Administrators. If more than one Administrator has been appointed by the Sponsoring Employer, the Administrators may delegate specific responsibilities among themselves, including the authority to execute documents unless the Sponsoring Employer revokes such delegation. The Sponsoring Employer and Trustee will be notified in writing of any such delegation of responsibilities, and the Trustee thereafter may rely upon any documents executed by the appropriate Administrator.

8.5                   Correcting Administrative Errors. The Administrator will take such steps as the Administrator considers necessary and appropriate to remedy administrative or operational errors, including, but not be limited to, the following: (a) any action pursuant to (1) any Employee Plans Compliance Resolution System (EPCRS) that is issued by the Internal Revenue Service, (2) any asset management or fiduciary conduct error correction program that is issued by the Department of Labor, or (3) any other correction program issued by any Department or governmental agency; (b) a reallocation of Plan assets; (c) an adjustment in the amount of future payments to any Participant, Beneficiary or Alternate Payee; and (d) the institution, prosecution, and/or settlement of legal actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.

8.6                  Promulgating Notices and Procedures. The Sponsoring Employer and Administrator are given the power and responsibility to promulgate certain written notices, policies and/or procedures under the terms of the Plan and disseminate them to Participants, and the Administrator may satisfy such responsibility by the preparation of any such notice, policy and/or procedure in a written form which can be published and communicated to a Participant in one or more of the following ways: (a) by distribution in hard copy; (b) through distribution of a summary plan description or summary of material modifications thereto which sets forth the policy or procedure with respect to a right, benefit or feature offered under the Plan; (c) by e-mail, either to a Participant’s personal e-mail address or his or her Employer-maintained e-mail address; and (d) by publication on a web-site accessible by the Participant, provided the Participant is notified of said web-site publication. Any notice, policy and/or procedure provided through an electronic medium will only be valid if the electronic medium which is used is reasonably designed to provide the notice, policy and/or procedure in a manner no less understandable to the Participant than a written document, and under such medium, at the time the notice, policy and/or procedure is provided, the Employee may request and receive the notice, policy and/or procedure on a written paper document at no charge.

8.7                   Employment of Agents and Counsel. The Administrator may appoint such actuaries, accountants, custodians, counsel, agents, consultants, service companies and other persons deemed necessary or desirable in connection with the administration and operation of the Plan. Any person or company so appointed will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan. The duties of a third party Administrator will be to safe-keep the individual records for all Participants and to prepare all required actuarial services and disclosure forms under the supervision of the Administrator and any fiduciaries of the Plan. It is expressly stated that the third party Administrator’s services are only ministerial in nature and that under no circumstances will such third party Administrator (a) exercise any discretionary authority whatsoever over Plan Participants, Plan investments, or Plan benefits; or (b) be given any authority or discretion concerning the management and operation of the Plan that would cause them to become fiduciaries of the Plan.

8.8                   Compensation and Expenses. The Administrator may receive such compensation as agreed upon between the Sponsoring Employer and the Administrator, provided that any person who already receives full-time pay from the Employer may not receive any fees from the Plan for services to the Plan as Administrator or in any other capacity, except for reimbursement for expenses actually and properly incurred. The Sponsoring Employer will pay all “settlor” expenses (as described in Department of Labor Advisory Opinion 2001-01-A) incurred by the Administrator, the Committee or any party that is appointed under Section 8.7 in the performance of their duties. The Sponsoring Employer may pay, but is not required to pay, all “non-settlor” expenses incurred by the Administrator, the Committee, or any party that is appointed under Section 8.7 in the performance of their duties. Any “non-settlor” expenses incurred by the Administrator, the Committee or any party that is appointed under Section 8.7 that the Sponsoring Employer elects not to pay will be reimbursed from Trust Fund assets. Any expenses paid from the Trust Fund will be charged to each Adopting Employer in the ratio that each Adopting Employer’s Participants’ Accounts bears to the total of all the Participants’ Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

8.9                   Claims Procedures(a). The claims procedure required under ERISA §503 and Department of Labor Regulations thereunder is set forth in an administrative policy regarding claims procedures that is promulgated under Section 8.6 by the Administrator. Such administrative policy will be the sole and exclusive remedy for an Employee, Participant or Beneficiary (“Claimant”) to make a claim for benefits under the Plan.

8.10            Qualified Domestic Relations Orders. A Qualified Domestic Relations Order, or QDRO, is a signed domestic relations order issued by a State or a Commonwealth court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant’s Plan benefit. An alternate payee is a Spouse, former Spouse, child, or other dependent of a Participant who is treated as a Beneficiary under the Plan as a result of the QDRO. The Administrator will determine if a domestic relations order received by the Plan is a Qualified Domestic Relations Order based on an administrative policy regarding Qualified Domestic Relations Orders that is promulgated under Section 8.6 by the Administrator.

8.11            Appointment of Investment Manager. The Administrator, with the consent of the Sponsoring Employer, may appoint an Investment Manager to manage and control the investment of all or any portion of the assets of the Trust. Each Investment Manager must be a person (other than the Trustee) who (a) has the power to manage, acquire, or dispose of Plan assets, (b) is an investment adviser, a bank, or an insurance company as described in ERISA §3(38)(B), and (c) acknowledges fiduciary responsibility to the Plan in writing. The Administrator will enter into an agreement with an Investment Manager that specifies the duties and compensation of the Investment Manager and specifies any other terms and conditions under which the Investment Manager will be retained. The Trustee is not liable for any act or omission of an Investment Manager and is not liable for following an Investment Manager’s advice with respect to duties delegated by the Administrator to the Investment Manager. The Administrator can determine the portion of the Plan’s assets to be invested by a designated Investment Manager and can establish investment objectives and guidelines for the Investment Manager to follow.

Article 9

Trustee Provisions

9.1                   Appointment, Resignation, Removal and Succession. The Trust established under the Plan will have one or more individual Trustees, a corporate Trustee, or any combination thereof, appointed as follows:

(a)         Appointment. Each Trustee will be appointed and will serve until a successor has been named or until such Trustee’s resignation, death, incapacity, or removal, in which event the Sponsoring Employer will name a successor Trustee. The term Trustee will include the original and any successor Trustees.

(b)         Resignation. A Trustee may resign at any time by giving written notice to the Sponsoring Employer, unless such notice is waived by the Sponsoring Employer. The Sponsoring Employer may remove a Trustee at any time by giving such Trustee written notice. Such removal may be with or without cause. Unless waived in writing by the Sponsor, if any Trustee who is an Employee or an elected or appointed official resigns or terminates employment with the Sponsoring Employer or an Adopting Employer, such termination will constitute an immediate resignation as a Trustee of the Plan.

(c)          Successor Trustee. Each successor Trustee will succeed to the title to the Trust by accepting the appointment in writing and by filing such written acceptance with the former Trustee and the Sponsoring Employer. The former Trustee, upon receipt of such acceptance, will execute all documents and perform all acts necessary to vest the Trust Fund’s title of record in any successor Trustee. No successor Trustee will be personally liable for any act or failure to act of any predecessor Trustee.

(d)         Merger. If any corporate Trustee, before or after qualification, changes its name, consolidates or merges with another corporation, or otherwise reorganizes, any resulting corporation that succeeds to the retirement plan trustee business of such Trustee will become a Trustee hereunder in lieu of such corporate Trustee.

9.2                   Investment Alternatives. The Trustee will implement an investment program based on the Sponsoring Employer’s investment objectives. In addition to powers given by law, the Trustee may do the following:

(a)         Property. The Trustee may invest in any form of property, including common and preferred stocks, exchange covered call options, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, foreign or domestic, having a ready market including securities issued by an institutional Trustee and/or affiliate of such Trustee. An institutional Trustee may invest in its own deposits if they bear a reasonable interest rate. The Trustee may retain, manage, operate, repair, improve and mortgage or lease for any period on such terms as it deems proper any real estate or personal property held by the Trustee, including the power to demolish any building or other improvements in whole or part. The Trustee may erect buildings or other improvements, make leases that extend beyond the term of this Trust, and foreclose, extend, renew, assign, release or partially release and discharge mortgages or other liens.

(b)         Registration of Securities. The Trustee may cause any property of the Trust to be issued, held, or registered in its own name or in the name of a nominee, provided, however, that the nominee is (a) a bank or trust company that is subject to supervision by the United States or a State, or a nominee of such bank or trust company; (b) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee or such broker or dealer; or (c) a clearing agency as defined in section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee. The Trustee may also hold any investments in bearer form if the Trustee at all times shows such investments as part of the Trust.

(c)          Other Investments. The Trustee may accept and retain for such time as the Trustee deems advisable any securities or other property received or acquired as Trustee, whether or not such securities or property would normally be purchased as investments hereunder.

(d)         Pooled Funds. The Trustee may transfer Trust assets to a collective trust established for the pooling of funds of separate pension and profit-sharing trusts or to any other common, collective, or commingled trust which has been or may hereafter be established and maintained by the Trustee and/or affiliates of an institutional Trustee. Such commingling of Trust assets with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Trust in such a group or collective trust, the terms of the instrument establishing the group or collective trust will be a part hereof as though set forth herein.

(e)          Cash Reserves. The Trustee may retain in cash as much of the Trust Fund as the Trustee may deem advisable to satisfy the liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account without liability for the highest rate of interest available. If a bank is acting as Trustee, such Trustee is specifically given authority to invest in deposits of such Trustee. The Trustee may also hold cash un-invested at any time and from time to time and in such amount or to such extent as the Trustee deems prudent, and the Trustee will not be liable for any losses which may be incurred as the result of the failure to invest same, except to the extent that may otherwise be provided herein.

(f)           Reorganizations. The Trustee may join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, upon such terms as the Trustee deems wise.

(g)          Proxies. The Trustee may vote proxies and if appropriate pass them on to any investment manager which may have directed the investment in the equity giving rise to the proxy.

(h)         Ownership. The Trustee may exercise all ownership rights with respect to any assets held in the Trust.

(i)             Loans to the Trust. The Trustee may borrow or raise money for purposes of the Plan in such amounts, and upon such terms and conditions, as the Trustee deems advisable; and for any sum so borrowed, the Trustee may issue a promissory note as Trustee, and secure repayment of the loan by pledging all, or any part, of the Trust Fund as collateral. No person lending money to the Trustee will be bound to see to the application of the money lent or to inquire into the validity or propriety of any borrowing.

(j)            Agreements With Banks. The Trustee may with the consent of the Sponsoring Employer and upon such terms as they in their discretion deem necessary, enter into an agreement with a bank or trust company providing for (1) the deposit of all or part of the funds and property of the Trust with such bank or trust company, and (2) the appointment of such bank or trust company as the agent or custodian of the Trustees for investment purposes, with such discretion in investing and reinvesting the funds of the Trust as the Trustees deem it necessary or desirable to delegate.

(k)         Litigation. The Trustee may begin, maintain, or defend any litigation necessary to the administration of the Plan, but the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

(l)             Claims, Debts and Damages. The Trustee may bring, defend, settle, compromise, or submit to arbitration actions, suits, controversies, or proceedings of any kind arising out of the administration of the Trust, and to satisfy or collect judgments, decrees, or awards of any kind in connection therewith; provided, however, that the Trustee may not submit to arbitration any action, suit, controversy or proceeding between the Trustee and a Participant unless the Participant has consented in writing to such arbitration.

(m)     Margin Accounts, Options and Commodities. The Trustee may borrow on margin, buy options, write covered options, options spreads/straddles, and engage in future/commodities trading.

(n)         Miscellaneous. The Trustee may do all such acts and exercise all such rights, although not specifically mentioned herein, as the Trustee deems necessary to carry out the purposes of the Plan. The Trustee is not restricted to securities or other property of the character expressly authorized by applicable law for trust investments or that would normally be purchased as trust investments, subject to the requirement that the Trustee discharge his or her duties with the care, skill, prudence, and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of similar character and with similar aims by diversifying investments in order to minimize the risks of large losses, unless under the circumstances it is clearly prudent not to do so.

9.3                   Valuation of the Trust. On each Valuation Date, the Trustee will determine the net worth of the Trust Fund. The fair market value of securities that are listed on a registered stock exchange will be the prices at which they were last traded on such exchange preceding the close of business on the Valuation Date. If the securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities will be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security will be valued at its bid price next preceding the close of business on the Valuation Date, which bid price will be obtained from a registered broker or an investment banker. To determine the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may use any reasonable method to determine the value of such assets, or may elect to employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

9.4                   Compensation and Expenses. The Trustee, either from the Trust Fund or from the Employer, will be reimbursed for all of its expenses and will be paid reasonable compensation as agreed upon from time to time with the Employer; but no person who receives full-time pay from the Employer will receive any fees for services to the Plan as Trustee or in any other capacity. Expenses will be paid by each Adopting Employer in the ratio that each Adopting Employer’s Participants’ Accounts bears to the total of all Participants’ Accounts maintained under the terms of the Plan.

9.5                   Payments From the Trust Fund. The Trustee will pay Plan benefits and other payments as the Administrator directs, and the Trustee will not be responsible for the propriety of such payments. Any payment made to a Participant, or a Participant’s legal representative or Beneficiary in accordance with the terms of the Plan will, to the extent of such payment, be in full satisfaction of all claims arising against the Trust, the Trustee, the Employer, and the Plan Administrator. Any payment or distribution made from the Trust is contingent on the recipient executing a receipt and release acceptable to the Trustee, Administrator, or Employer.

9.6                   Payment of Taxes. The Trustee will pay all taxes of the Trust Fund, including property, income, transfer and other taxes which may be levied or assessed upon or in respect of the Trust Fund or any money, property or securities forming a part of the Trust Fund. The Trustee may withhold from distributions to any payee such sum as the Trustee may reasonably estimate as necessary to cover federal and state taxes for which the Trustee may be liable, which are, or may be, assessed with regard to the amount distributable to such payee. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from a payee or distributee as the Trustee deems necessary.

9.7                   Accounts, Records and Reports. The Trustee will keep accurate records reflecting its administration of the Trust and will make them available to the Administrator for review and audit. At the request of the Administrator, the Trustee will, within 90 days of such request, file with the Administrator an accounting of its administration during such period or periods as the Administrator determines. The Administrator will review the accounting and notify the Trustee within 90 days if the report is disapproved, providing the Trustee with a written description of the items in question. The Trustees will have 60 days to provide the Administrator with a written explanation of the items in question. If the Administrator again disapproves of the report, the Trustee will file its accounting in a court of competent jurisdiction for audit and adjudication.

9.8                   Employment of Agents and Counsel. The Trustee may employ such agents, counsel, consultants, or service companies as it deems necessary and may pay their reasonable expenses and compensation. The Trustee will not be liable for any action taken or omitted by the Trustee in good faith pursuant to the advice of such agents and counsel. Any agent, counsel, consultant, service company and/or its successors will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan.

9.9                   Division of Duties and Indemnification. The division of duties and the indemnification of the Trustees of this Plan will be governed by the following provisions:

(a)         No Guarantee Against Loss. The Trustees have the authority and discretion to manage and control the Trust Fund to the extent provided in this instrument, but they do not guarantee the Fund against investment loss or depreciation in asset value, or guarantee the adequacy of the Fund to meet and discharge all or any liabilities of the Plan. Furthermore, the Trustees will not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to or diminution of the Trust Fund, or for any other loss or damage which may result from the discharge of its duties hereunder, except to the extent it is judicially determined that the Trustees have failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims.

(b)         Representations of the Sponsoring Employer. The Sponsoring Employer warrants that all directions issued to the Trustees by it or the Plan Administrator will be in accordance with the terms of the Plan.

(c)          Directions By Others. The Trustees are not answerable for an action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Sponsoring Employer, a Participant or Administrator must be in writing. The Administrator will deliver to the Trustee (1) certificates evidencing the individual or individuals authorized to act as the Administrator and (2) specimens of their signatures.

(d)         Duties and Obligations Limited by the Plan. The duties and obligations of the Trustee are limited to those expressly imposed upon it by the Plan or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee, will rest solely with the Sponsoring Employer and Administrator.

(e)          Indemnification of the Trustees. The Trustees will be indemnified and saved harmless from and against any and all liability to which the Trustees may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Sponsoring Employer, the employees or agents of the Sponsoring Employer, the Plan Administrator, or any other fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustees or other fiduciary of the Plan.

(f)           Trustees Not Responsible for Application of Payments. The Trustees will not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

(g)          Multiple Trustees. If more than one Trustee is appointed, any single Trustee may act independently in undertaking any act and/or transaction on behalf of the Trustees, including signing documents or checks, unless the Sponsoring Employer requires that all acts and/or transactions taken on behalf of the Trust, including signing documents or checks, must have the consent of a majority of the Trustees. The Sponsoring Employer may from time to time also place other restrictions on the Trustees.

(h)         Trustees as Participants or Beneficiaries. Trustees will not be prevented from receiving any benefits to which they may be entitled as Participants or Beneficiaries as long as the benefits are computed and paid on a basis consistent with the terms of the Plan as applied to other Participants and Beneficiaries.

(i)             Limitation of Liability. No Trustee will be liable for the act of any other Trustee or fiduciary unless the Trustee has knowledge of such act.

(j)            No Self-Dealing. The Trustees will not (1) deal with the assets of the Trust in their own interest or for their own account; (2) in their individual or in any other capacity, act in any transaction involving the Trust on behalf of a party (or represent a party) whose interests are adverse to the interests of the Plan, or its Participants or Beneficiaries; or (3) receive any consideration for their own personal accounts from any party dealing with the Plan in connection with a transaction involving assets of the Trust.

9.10            Investment Manager. The Trustee is not liable for acts or omissions of an Investment Manager appointed by the Administrator under Section 8.11, and the Trustee is not liable for following the advice of an Investment Manager with respect to any duties delegated by the Administrator to the Investment Manager.

9.11            Exclusive Benefit Rule. All contributions made by the Employer to the Trust Fund will be used for the exclusive benefit of the Participants and their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan.

9.12            Superseding Trust or Custodial Agreement. If any Trust assets are invested in a separate trust or custodial account maintained by a Trustee or custodian, the provisions of the separate trust or custodial agreement will supersede all provisions of this Article with respect such assets except, in the absence of a specific provision in such separate trust or custodial agreement regarding the valuation of securities held by the Trust, Section 9.3. If such separate trust or custodial account should for any reason fail, be found invalid or terminate prior to the termination of this Plan and the distribution of all the assets hereof, this Article 9 will be deemed to have again become effective immediately prior to such failure, invalidity or termination.

Article 10

Adopting Employer Provisions

10.1            Plan Contributions. Unless otherwise agreed to by the parties, or unless otherwise required by law, no Employer will have any obligation to make contributions to this Plan for or on behalf of the Employees of any other Employer. If an Employee is employed by more than one Employer, any contributions made on his or her behalf will be prorated between those Employers on the basis of the Compensation that the Employee received from each Employer. If any Employer is unable to make a contribution for any Plan Year, any Employer which is an Affiliated Employer of such Employer may make an additional contribution to the Plan on behalf of any Employee of the non-contributing Employer.

10.2            Plan Amendments. Any amendment to this Plan that is adopted by the Sponsoring Employer, at any time, will be deemed to be accepted by any Adopting Employer, unless such Adopting Employer is not an Affiliated Employer and elects not to adopt a discretionary Plan amendment.

10.3            Plan Expenses. Any expenses paid from the Trust will be charged to each Adopting Employer in the ratio that each Adopting Employer’s Participants’ Accounts bears to the total of all the Participants’ Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

10.4            Employee Transfers. An Employee’s transfer to or from an Employer or Adopting Employer will not affect his or her Participant’s Account balance and total Years of Service.

10.5            Multiple Employer Provisions Under Code §413(c). Notwithstanding any other provision in the Plan, unless the Plan is a collectively bargained plan under Regulation §1.413-1(a), the following provisions apply to any Adopting Employer that is not also an Affiliated Employer:

(a)         Instances of Separate Employer Testing. Employees of any such Adopting Employer will be treated separately for testing under Code §401(a)(4), §401(k), §401(m) and, if the Sponsoring Employer and the Adopting Employer do not share Employees, Code §416. Furthermore, the terms of Code §410(b) will be applied separately on an employer-by-employer basis by the Sponsoring Employer (and the Adopting Employers which are part of the Affiliated Group which includes the Sponsoring Employer) and each Adopting Employer that is not an Affiliated Employer of the Sponsoring Employer, taking into account the generally applicable rules described in Code §401(a)(5), §414(b) and §414(c).

(b)         Instances of Single Employer Testing. Employees of the Adopting Employer will be treated as part of a single Employer plan for purposes of eligibility to participate under Article 2 and under the provisions of Code §410(a). Furthermore, the terms of Code §411 relating to Vesting will be applied as if all Employees of all such Adopting Employers and the Sponsoring Employer were employed by a single Employer, except that the rules regarding Breaks in Service will be applied under the Department of Labor Regulations.

(c)          Common Provisions. Contributions made by any Adopting Employer will be held in a common Trust Fund with contributions made by the Sponsoring Employer, and all such contributions will be available to pay the benefits of any Participant (or Beneficiary thereof) who is an Employee of the Sponsoring Employer or any such Adopting Employer. The failure of the Sponsoring Employer or an Adopting Employer to satisfy the qualification requirements under the provisions of Code §401(a), as modified by the provisions of Code §413(c), will result in the disqualification of the Plan for all such Employers maintaining the Plan.

10.6           Termination of Adoption. An Adopting Employer may terminate its adoption of the Plan by delivering written notice to the Sponsoring Employer, to the Administrator and to the Trustee. Upon termination of adoption by an Adopting Employer, the Adopting Employer may request a transfer of Trust Fund assets attributable to its Employees to a successor qualified retirement plan maintained by the Adopting Employer or its successor. If such request is not made by the Adopting Employer, or if the Administrator refuses to make the transfer because in its opinion a transfer would operate to the detriment of any Participant, would jeopardize the continued qualification of the Plan, or would not comply with any requirements of the Code, Regulations, or rules promulgated by the Department of Treasury or Internal Revenue Service, then termination of adoption by an Adopting Employer as described herein will not be considered a distributable event; distribution of a Participant’s Account of an Employee of the Adopting Employer will be made in accordance with the provisions of Article 5 upon the death, retirement, Disability, or the Termination of Employment from the Adopting Employer or former Adopting Employer, as if termination of adoption by the Adopting Employer had not occurred.

Article 11

Amendment, Termination and Merger

11.1            Plan Amendment. The Plan can be amended at any time in accordance with the following provisions:

(a)         Amendment by the Volume Submitter Sponsor. Subject to the requirements and limitations set forth in subparagraphs (1), (2) and (3) below, and in paragraphs (d) and (e) below, the Volume Submitter Sponsor can amend any part of the Plan without the consent of the Sponsoring Employer or any Adopting Employer, nor does the Sponsoring Employer have to reexecute the Plan. The Volume Submitter Sponsor will provide each Sponsoring Employer a copy of the amended Plan (either by providing an amendment, substitute or additional pages, or by providing a restated Plan). For purposes of amendments made by the Volume Submitter Employer, the Sponsoring Employer can override any such amendment by executing another amendment by the end of the applicable remedial amendment period that applies to such amendment.

(1)         Scope of Amendments. Any such amendments by the Volume Submitter Sponsor will amend the plan on behalf of all adopting Employers, including those Employers who have adopted the plan prior to this amendment, for changes in the Code, regulations, revenue rulings, other statements published by the Internal Revenue Service, including model, sample or other required good faith amendments, but only if their adoption will not cause the Plan to be individually designed, and for corrections of prior approved plans. These amendments will be applied to all Employers who have adopted the Plan.

(2)         Cessation of Amendment Authority. The Volume Submitter Sponsor will no longer have the authority to amend the Plan on behalf of any adopting Employer as of either (1) the date the Internal Revenue Service requires the Employer to file Form 5300 as an individually designed plan as a result of an Employer amendment to the Plan to incorporate a type of plan not allowable in the Volume Submitter program, as described in Revenue Procedure 2005-16, or (2) as of the date the Plan is otherwise considered an individually designed plan due to the nature and extent of the amendments. If the Employer is required to obtain a determination letter for any reason in order to maintain reliance on the advisory letter, the Volume Submitter Sponsor’s authority to amend the Plan on behalf of the adopting Employer is conditioned on the Plan receiving a favorable determination letter.

(3)         Recordkeeping. The Volume Submitter Sponsor will maintain, or have maintained on its behalf, a record of the Employers that have adopted the Plan, and will make reasonable and diligent efforts to ensure that adopting Employers have actually received and are aware of all Plan amendments and that such Employers adopt new documents when necessary. This amendment supersedes other provisions of the Plan to the extent those other provisions are inconsistent with this amendment.

(b)         Amendment by the Sponsoring Employer. Subject to the requirements and limitations set forth in paragraphs (c) and (d) below, the Sponsoring Employer will have the right at any time to amend the Plan in the following manner without affecting the Plan’s status as a Volume Submitter Plan: (1) the Sponsoring Employer may change any optional selections under the Plan; (2) the Sponsoring Employer may add additional language where authorized under the Plan including language necessary to satisfy Code §415 or Code §416 due to the aggregation of multiple plans; (3) the Sponsoring Employer may change the addendums to the Plan from time to time without having to reexecute of the Plan; (4) the Sponsoring Employer may adopt any model, sample and/or “good faith” amendments promulgated/suggested by the IRS, for which the IRS has provided guidance that their adoption will not cause the Plan to be treated as an individually designed plan; (5) the Sponsoring Employer may adopt any amendments that it deems necessary to resolve qualification failures under any Employee Plans Compliance Resolution System (EPCRS) that is promulgated by the Internal Revenue Service; and (6) the Sponsoring Employer may adopt an amendment to cure a coverage or nondiscrimination testing failure, as permitted under applicable Regulations. The Sponsoring Employer may also amend the Plan at any time for any other reason. The ability to amend the Plan as authorized under this Section applies only to the Sponsoring Employer that executes the signature page of the Plan. Any amendment to the Plan by the Sponsoring Employer under this Section applies to any Affiliated Employer that participates under the Plan as an Adopting Employer. The Sponsoring Employer’s amendment of the Plan from one type of defined contribution plan (e.g., a money purchase plan) into another type of defined contribution plan (e.g., a profit sharing plan) will not result in a partial termination or any other event that would require full Vesting of some or all Plan Participants.

(c)          Manner of Amendment. Any amendments by the Volume Submitter Sponsor or Sponsoring Employer can be made by (1) substituting pages with the new elections (or new addendum) and executing an “Amendment By Page Substitution” and attaching it as part of the Plan; (2) executing an “Amendment By Section Replication” in which the section or sections (or addendum or addendums) to be changed are reproduced with the new elections indicated, and attaching it as part of the Plan; (3) executing a properly worded corporate resolution and attaching it as part of the Plan; or (4) creating and distributing a Safe Harbor Notice (other than a contingent Safe Harbor Notice as described in Section 3.16(d)) to Safe Harbor Participants.

(d)         General Requirements. An amendment by the Volume Submitter Sponsor or the Sponsoring Employer must be in writing. However, no such amendment or modification (1) can increase the responsibilities of the Trustee or the Administrator without their written consent; (2) can deprive any Participant or Beneficiary of the benefits to which he or she is entitled from the Plan; (3) can result in a decrease in the amount of any Participant’s Account except as may be permitted under the terms of Code §412(c)(8) if applicable; or (4) can, except as otherwise provided, permit any part of the Trust Fund (other than as required to pay taxes and administration expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer. In addition, unless the provisions of paragraph (e) below are satisfied, no amendment to the Plan will have the effect of eliminating or restricting the ability of a Participant or other payee to receive payment of his or her Account balance or benefit entitlement from the Plan under a particular optional form of benefit provided under the Plan.

(e)          Elimination of Optional Forms of Benefit. No Plan amendment will be effective to eliminate or restrict an optional form of benefit. The preceding sentence will not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant’s Account balance under a particular optional form of benefit (including annuities and installments) if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement. With respect to the modification or elimination of an optional form of benefit under which benefits are distributable to a Participant in a medium other than cash, the following provisions will apply:

(1)         Eliminating Distributions Payable in Marketable Securities (Other Than Employer Securities). If the Plan includes an optional form of benefit under which benefits are distributed in the form of Marketable Securities (other than Securities of the Employer), then that optional form of benefit may be eliminated by a Plan amendment (or the Plan’s amendment and restatement) by substituting cash for the Marketable Securities as the medium of distribution.

(2)         Amendments to Specify Medium of Distribution. If the Plan includes an optional form of benefit under which benefits are distributable to a Participant in a medium other than cash, then the Plan may be amended (or may be amended and restated) to limit the types of property in which distributions may be made to the Participant to the types of property specified in the amendment (or the amendment and restatement). For this purpose, the types of property specified in the amendment (or the amendment and restatement) must include all types of property (other than marketable securities that are not securities of the Employer) that are allocated to the Participant’s Account on the effective date of the amendment (or the amendment and restatement) and in which the Participant would be able to receive a distribution immediately before the effective date of the amendment (or the amendment and restatement) if a distributable event occurred. In addition, a Plan amendment (or the Plan’s amendment and restatement) may provide that the Participant’s right to receive a distribution in the form of specified types of property is limited to the property allocated to the Participant’s Account at the time of distribution that consists of property of those specified types.

(3)         In-Kind Distributions After Plan Termination. If the Plan includes an optional form of benefit under which benefits are distributed in specified property, then that optional form of benefit may be modified for distributions after Plan termination by substituting cash for the specified property as the medium of distribution to the extent that, on Plan termination, an Employee has the opportunity to receive the optional form of benefit in the form of the specified property. However, if the Employer that maintains the terminating Plan also maintains another plan that provides an optional form of benefit under which benefits are distributed in the specified property, then this exception is not available.

(4)         Definitions of Marketable Securities and Securities of the Employer. For purposes of this paragraph, the term “Marketable Securities” means marketable securities as defined in Code §731(c)(2). The term “Securities of the Employer” means securities of the Employer as defined in Code §402(e)(4)(E)(ii).

(f)           Certain Corrective Amendments. To satisfy the minimum coverage requirements of Code §410(b), the nondiscriminatory amount requirement of Regulation §1.401(a)(4)-1(b)(2), or the nondiscriminatory plan amendment requirement of Regulation §1.401(a)(4)-1(b)(4), a corrective amendment may retroactively increase allocations for Employees who benefited under the Plan during the Plan Year being corrected, or may grant allocations to Employees who did not benefit under the Plan during the Plan Year being corrected. To satisfy the nondiscriminatory current availability requirement of Regulation §1.401(a)(4)-4(b) for benefits, rights or features, a corrective amendment may make a benefit, right or feature available to Employees to whom it was previously not available. A corrective amendment will not be effective prior to the date of adoption unless it satisfies the applicable requirements of Regulation §1.401(a)(4)-11(g)(3)(ii) through (vii), including the requirement that, in order to be effective for the preceding Plan Year, such amendment must be adopted by the 15th day of the 10th month after the close of the preceding Plan Year.

11.2            Termination By Sponsoring Employer. The Sponsoring Employer at any time can terminate the Plan and Trust in whole or in part in accordance with the following provisions:

(a)         Termination of Plan. The Sponsoring Employer can terminate the Plan and Trust by filing written notice thereof with the Administrator and Trustee and by completely discontinuing contributions to the Plan. Upon any such termination, the Trust Fund will continue to be administered until complete distribution has been made to the Participants and other payees, which distribution must occur as soon as administratively feasible after the termination of the Plan, and must be made in accordance with the provisions of Article 5 of the Plan, including Section 5.6 where applicable. However, the Administrator may elect not to distribute the Accounts of Participants and other payees upon termination of the Plan but instead to transfer the entire Trust Fund assets and liabilities attributable to this terminated Plan to another qualified plan maintained by the Employer or its successor.

(b)         Vesting Requirement Upon Complete Termination or Upon Discontinuance of Contributions. Upon a complete termination of the Plan or upon a complete discontinuance of contributions under the Plan, the following Participants will have a 100% Vested Interest in their Participants’ Accounts: (1) Participants who are affected by such complete termination or, if applicable, such complete discontinuance of contributions; (2) Participants who have not Terminated Employment with the Employer; and (3) Participants who have Terminated Employment with the Employer and who (A) have not incurred five consecutive Breaks in Service and (B) have not received a complete distribution of their Vested Aggregate Account balance.

(c)          Vesting Requirement on Partial Termination. Upon partial termination of the Plan, only a Participant who has Terminated Employment because of the event which causes the partial termination but who has not incurred five consecutive Breaks in Service will have a 100% Vested Interest in his or her unpaid Participant’s Account as of the date of partial termination.

(d)         Discontinuance of Contributions. The Sponsoring Employer may at any time completely discontinue contributions to the Plan but continue the Plan in operation in all other respects, in which event the Trust Fund will continue to be administered until eventual full distribution of all benefits has been made to the Participants and other payees in accordance with Article 5 after their Termination of Employment for any reason. Discontinuance of contributions without an additional notice of termination from the Sponsoring Employer to the Administrator and Trustee will not constitute a termination of the Plan.

11.3            Merger or Consolidation. This Plan may not be merged or consolidated with, nor may any of its assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action. For purposes of this Section, the term “Code §410(b)(6)(C) Transaction” means an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a business. If the Employer acquires another company in a Code §410(b)(6)(C) Transaction, employees of the acquired company may be excluded from this Plan regardless of the provisions of Section 2.1 during the period beginning on the date of the transaction and ending on the last day of the Plan Year that begins after the date of the Code §410(b)(6)(C) Transaction.

11.4            Plan-to-Plan Elective Transfers. To permit Participants to consolidate all qualified defined contribution plan accounts into a single plan for investments, distributions, loans and other administrative purposes, the Sponsoring Employer may permit Participants to transfer amounts to and from this Plan under the following rules:

(a)         Transfers to This Plan. If permitted by the Sponsoring Employer and subject to the provisions of this Section, then a Participant may request that such Participant’s entire account balance (both the vested interest and the non-vested interest) in another qualified defined contribution plan maintained by the Sponsoring Employer (or an Adopting Employer) be transferred in cash or in property into this Plan. Such transferred amount into this Plan will be considered a Transfer Contribution.

(b)         Transfers From This Plan. If permitted by the Sponsoring Employer, then a Participant may request that such Participant’s Account balance (both the Vested Interest and the Non-Vested Interest) in this Plan be transferred in cash or in property into another qualified defined contribution plan of the Sponsoring Employer (or an Adopting Employer).

(c)          Limitation on Transfers. A transfer into or from this Plan pursuant to this Section is only permitted if the Participant is ineligible to actively participate at the same time in the Sponsoring Employer’s (or an Adopting Employer’s) plan from which the transfer is being made (the transferor plan) and the Sponsoring Employer’s (or an Adopting Employer’s) plan into which the transfer is being made (the transferee plan).

(d)         Plan Accounts. Transfer Contributions from another qualified defined contribution plan into this Plan will maintain their identity as Elective Deferrals, Matching Contributions, Voluntary Employee Contributions, Non-Safe Harbor Non-Elective Contributions, Qualified Non-Elective Contributions, Qualified Matching Contributions, Safe Harbor 401(k) Contributions, and Rollover Contributions in this Plan. Such Transfer Contributions will be accounted for separately in this Plan.

(e)          Protected Benefits. Any Transfer Contributions into this Plan that have benefits, rights and features (including, but not limited to, certain optional forms of benefit payments, such as annuities) required to be preserved by Code §411(d)(6) will continue to be preserved and protected in this Plan to the extent required by Code §411(d)(6). The Sponsoring Employer (or an Adopting Employer) reserves the right to eliminate any benefits, rights and features (including, but not limited to, certain optional forms of benefit payments) of any Transfer Contributions into this Plan, to the extent permitted under Code §411(d)(6).

(f)           Vesting. Transfer Contributions into this Plan must Vest at least as rapidly under this Plan (the transferee plan) as they would Vest under the plan from which the transfer is being made (the transferor plan), as if the transfer had not occurred. If this Plan is the transferee plan and the Vesting schedule under the transferor plan for a specific source of transferred amounts (Matching Contributions or Non-Safe Harbor Non-Elective Contributions) is less favorable than the Vesting schedule that applies to the same component (Matching Contributions or Non-Safe Harbor Non-Elective Contributions) in this Plan, the Administrator may apply, in a non-discriminatory manner, the Vesting schedule of this Plan’s component (Matching Contributions or Non-Safe Harbor Non-Elective Contributions) to that portion of the Transfer Contributions.

(g)          Transfer Requests Subject to Administrative Approval. Any transfer into or from this Plan must be made in cash or property acceptable to the Trustee. Any benefits, rights and features of a Transfer Contribution required to be protected by Code §411(d)(6) must be acceptable to and approved by the Administrator.

(h)         Application of this Section. The provisions of this Section will apply to all Transfer Contributions, regardless of whether a Transfer Contribution was an elective transfer initiated by the Participant.

Article 12

Miscellaneous Provisions

12.1            No Contract of Employment. Except as otherwise provided by law, neither the establishment of this Plan, any modification hereto, the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Participant or other person any legal or equitable rights against the Employer, any officer or Employee thereof, or the Trustee, except as herein provided. Further, under no circumstances will the terms of employment of any Participant be modified or otherwise affected by this Plan.

12.2            Title to Assets. No Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust upon separation from service with the Employer, Affiliated Employer, or Adopting Employer, except as otherwise provided by the terms of the Plan.

12.3            Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

12.4            Fiduciaries and Bonding. Fiduciaries (including Named Fiduciaries) of the Plan will have only those powers and duties specifically given to them under the terms of this Plan. Every fiduciary other than a bank, an insurance company, or a fiduciary of an Employer which has no common-law employees, will be bonded in an amount not less than 10% of the amount of funds under the fiduciary’s supervision, but the bond will not be less than $1,000 or more than $500,000 or such other amount that may be required by law. The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Employer or the Trust, at the election of the Sponsoring Employer.

12.5            Severability of Provisions. If any Plan provision is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included.

12.6            Interpretation of the Plan and Trust. The following provisions apply to the interpretation of the Plan and Trust:

(a)         Names. Names that are used in this Plan should be used consistently in any appendixes, policies, procedures, and/or any other documents which are legally binding upon the Plan. However, in documents that are not considered to be part of this Plan, appendixes, policies or procedures that are not legally binding upon the Plan; and that may be are distributed to individuals (such as the SPDs, SMMs, notices, and election forms), names may use plain English terms. These terms include, but are not limited to, the following: in the case of a profit sharing plan, the Non-Elective Contribution may be called the Employer contribution or the profit sharing contribution. Similarly, the Non-Elective Contribution Account may be called the Participant’s Account or the Participant’s profit sharing account.

(b)         Gender. Words that are used in the masculine gender may be construed as though they are also used in the feminine or neuter gender, where applicable (and vice versa).

(c)          Number. Words that are used in the singular form may be construed as though they are also used in the plural form, where applicable (and vice versa).

(d)         Headings and Subheadings. Headings and subheadings are inserted for convenience of reference. Headings and subheadings constitute no part of this Plan and/or Trust and are not to be considered in its construction or interpretation.

(e)          Single Subparagraphs. This Plan and/or Trust may have Sections and/or paragraphs that contain a single subparagraph; such document construction will not constitute a Scrivener’s error.

(f)           Application of Law. This Plan and/or Trust will be construed and interpreted in accordance with the Code and ERISA. However, if the Plan and/or Trust needs to be construed and interpreted according to a State’s or Commonwealth’s laws (to the extent that such laws are not preempted by the provisions of the Code and ERISA), then this Plan and/or Trust will be construed and interpreted according to the laws of the State or Commonwealth in which the Sponsoring Employer maintains its principal place of business.

(g)          Effective Dates. This Plan and/or Trust contains various effective dates, which include, but are not limited to: (1) the effective date of the Plan and, if applicable, the effective date of the amended and restated Plan; and (2) the effective dates of legally required or permitted provisions.

12.7            Costs of Legal Action. Unless otherwise prohibited by law, either the Sponsoring Employer or the Trust, in the sole discretion of the Sponsoring Employer, will reimburse the Trustee and/or the Administrator for all costs, attorneys fees and other expenses associated with any claim, suit or proceeding.

12.8            Qualified Plan Status. This Plan and Trust are intended to be a qualified retirement plan under the provisions of Code §401(a) and §501(a).

12.9            Mailing of Notices to Administrator, Employer or Trustee. Notices, documents or forms required to be given to or filed with the Administrator, the Employer or the Committee will be either hand delivered or mailed by first class mail, postage prepaid, to the Committee or the Employer, at the Employer’s principal place of business. Any notices, documents or forms required to be given to or filed with the Trustee will be either be hand delivered or mailed by first class mail, postage prepaid, to the Trustee at its principal place of business.

12.10     Participant Notices and Waivers of Notices. Whenever written notice is required to be given under the terms of this Plan, such notice will be deemed to be given on the date that such written notice is either hand delivered to the recipient or deposited at a United States Postal Service Station, first class mail, postage paid. Notice may be waived by any party entitled to receive written notice concerning any matter under the terms of this Plan.

12.11     No Duplication of Benefits. There will be no duplication of benefits under the Plan because of employment by more than one participating Employer.

12.12     Evidence Furnished Conclusive. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The fiduciaries of the Plan will be fully protected in acting and relying upon any evidence described under this Section.

12.13     Release of Claims. Any payment to a Participant or Beneficiary, his or her legal representative, or to a guardian or committee appointed for such Participant or Beneficiary, will, to the extent thereof, be in full satisfaction of all claims hereunder against the Administrator and the Trustee, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as determined by the Administrator or the Trustee.

12.14     Discontinued Contributions. Any Participants’ Accounts (or sub-Accounts) that were established for specific contributions to the Plan which are (or were) subsequently discontinued will continue to be administered in accordance with the Vesting and Forfeiture provisions of the Plan in effect on the date that such contributions are (or were) discontinued.

12.15     Multiple Copies of Plan And/or Trust. This Plan may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same Agreement and will be binding on the respective successors and assigns of the Employer and all other parties.

12.16     Limitation of Liability and Indemnification. In addition to and in furtherance of any other limitations provided in the Plan, and to the extent permitted by applicable law, the Employer will indemnify and hold harmless its board of directors (collectively and individually), if any, the Administrative/Advisory Committee (collectively and individually), if any, and its officers, Employees, and agents against and with respect to any and all expenses, losses, liabilities, costs, and claims, including legal fees to defend against such liabilities and claims, arising out of their good-faith discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities resulting from willful misconduct. This indemnity will not preclude such further indemnities as may be available under insurance purchased by the Employer or as may be provided by the Employer under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section will be made only from assets of the Employer, and will not be made directly or indirectly from assets of the Trust.

12.17     Written Elections and Forms. Whenever the word “written” or the words “in writing” are used, such words will include any method of communication permitted by the DOL with respect to such documentation. In a similar manner, the word “form” will include any other method of election permitted under current law. Such alternative methods will include, but not be limited to, electronic modes to the extent permitted by law.

12.18     Assignment and Alienation of Benefits. Except as may otherwise be permitted under Code §401(a)(13)(C), as may otherwise be permitted under a Qualified Domestic Relations Order as provided in Section 8.10, or as may otherwise be permitted under Section 7.1 relating to loans to Participants, no right or claim to, or interest in, any part of the Trust Fund, or any payment therefrom, will be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustees will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

12.19     Exclusive Benefit Rule. All contributions made by the Employer or an Affiliated Employer to the Trust Fund will be used for the exclusive benefit of the Participants who are Employees of the Employer or Affiliated Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan. All contributions made by an Adopting Employer who is not an Affiliated Employer will be used for the exclusive benefit of the Participants who are Employees of the Adopting Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the Adopting Employers’ proportionate costs of maintaining the Plan.

12.20     Prior Provisions of Amended and Restated Plans. If the Plan’s effective date is prior to the first day of the first Plan Year beginning on or after January 1, 2002 and this is an amendment and restatement of the Plan, then the provisions of the prior Plan document in effect prior to the first day of the first Plan Year beginning on or after January 1, 2002 will apply to this Plan; however, if any provisions of the prior Plan document contradict any provisions of this Plan, then the provisions of this Plan will apply.

12.21     Dual and Multiple Trusts. Plan assets may be held in two or more separate trusts, or in trust and by an insurance company or by a trust and under a custodial agreement. Plan assets may also be held in a common trust.

12.22     Loss of Volume Submitter Status. Notwithstanding any provision in this Plan to the contrary, if this Plan is provided to the Sponsoring Employer by a third party (e.g., a law firm, an actuarial firm, an insurance company, an accounting firm, a third party administration firm, etc.) rather than by the Volume Submitter Sponsor directly, and (a) such third party subsequently terminates its business relationship with the Volume Submitter Sponsor for any reason, (b) the Volume Submitter Sponsor subsequently terminates its business relationship with such third party for any reason, or (c) the Sponsoring Employer subsequently terminates its business relationship with such third party, then this Plan will no longer be considered a pre-approved volume submitter plan, but rather will be considered an individually designed plan, and the Volume Submitter Sponsor will have no further responsibilities or obligations with respect to the Plan or the Sponsoring Employer.

This Plan and Trust have been executed by the Sponsoring Employer and the Trustees as of the day, month and year set forth on page 1 of this Agreement.

First Financial Holdings, Inc.

Witnesses to the Sponsoring Employer	By

Signature
Print Name
Signature
Print Name

Trustees

Witnesses to the Trustee
R. Wayne Hall, as Trustee

Signature
Print Name
Signature
Print Name

Witnesses to the Trustee
A. Thomas Hood, as Trustee
Signature
Print Name
Signature
Print Name

Witnesses to the Trustee
Jerry P. Gazes, as Trustee

Signature
Print Name

Signature
Print Name

Witnesses to the Trustee
Mark Adelson, as Trustee
Signature
Print Name
Signature
Print Name

Witnesses to the Trustee
Robin C. Easterlin, as Trustee
Signature
Print Name
Signature
Print Name

Witnesses to the Trustee
Penzular J. Jaudon, as Trustee

Signature
Print Name
Signature
Print Name

POST-EGTRRA “GOOD FAITH” AMENDMENT

ELECTION FORM

Plan Name	First Financial Holdings, Inc. Sharing Thrift Plan

All references to the “Amendment” are to the Post-EGTRRA “Good Faith” Amendment attached to this Election Form. The Amendment is comprised of 38 pages, including a cover page, a table of contents page, and 36 additional pages. The Amendment is a “good faith” amendment to the Plan, is not part of the pre-approved EGTRRA document, and has not been reviewed by the IRS for compliance with various post-EGTRRA statutory and Regulatory changes. However, pursuant to the provisions of Revenue Procedure 2007-44, this Amendment does not affect the status of reliance upon the Plan. Execution of the Amendment by the Sponsoring Employer is accomplished by the execution of this Election Form.

Section 1                Post-EGTRRA Provisions Effective 2006 And Earlier

1.1 ☒ Revised Definition of Financial Hardship. Section 1.5 of the Amendment regarding hardship distributions to a Participant’s Primary Beneficiary is adopted effective Feb 13, 2007.

1.2 ☒ Distributions to a Qualified Reservist.  Section 1.6 of the Amendment regarding distributions to a Qualified Reservist is adopted effective Jan 1, 2007.

1.3 ☐ Hurricane Provisions. Section 1.7 of the Amendment regarding distributions made from the Plan on account of Hurricanes Katrina, Rita, or Wilma is adopted, subject to the following elections: (check any that apply)

☐                The special financial hardship distribution provision in Section 1.7(c) of the Amendment applies

☐                The Participant loan provision in Section 1.7(d) of the Amendment applies

☐                The re-contribution of Qualified Hurricane Distributions provision in Section 1.7(e) of the Amendment applies

☐                The re-contribution of Qualified Distributions provision in Section 1.7(f) of the Amendment applies

1.4 ☐ Revocation of Prior Amendment On Account Of Heinz. Section 1.8 of the Amendment regarding the revocation of an Original Amendment on account of the Heinz decision is adopted effective                        . The Original Amendment is hereby revoked retroactively with respect to: (check one)

☐                All accrued benefits, which are allocations that were accrued as of the Applicable Amendment Date and allocations that were accrued after the Applicable Amendment Date.

☐                Only accrued benefits as of the Applicable Amendment Date, which are allocations that were accrued as of the Applicable Amendment Date. Allocations accrued after the Applicable Amendment Date will continue to be subject to the restrictions on the form or timing of distributions as set forth in the Original Amendment.

1.5 ☐ Exclusion of 403(b) Participants. Section 1.9 of the Amendment regarding the exclusion from the Plan of certain Employees who participate in a 403(b) plan sponsored by the tax-exempt Employer is adopted.

Section 2.             Post-EGTRRA Provisions Effective 2007

2.1 ☐ Direct Rollovers and the $500 Threshold. Pursuant to Section 2.2 of the Amendment, if a Distributee elects to have only a portion of an Eligible Rollover Distribution paid to an Eligible Retirement Plan in a Direct Rollover, then that portion must equal or exceed $500.

2.2 Code §415 Limitations under the Final §415 Regulations.

(a) Code §415(c)(3) Compensation for Top Heavy Allocation Purposes and Key Employee Determinations. Pursuant to Section 2.5(c)(2) of the Amendment, an Employee’s Code §415(c)(3) Compensation which is used to determine any Top Heavy Minimum Allocations and whether an Employee is also a Key Employee is: (check one)

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☒        Form W-2 Compensation

☐          Code §3401 Compensation

☐          Safe Harbor Code §415 Compensation

☐          Statutory Code §415 Compensation

(b)               Code §415(c)(3) Compensation for Code §415 Limitation Determinations. Pursuant to Section 2.5(c)(2) of the Amendment, an Employee’s Code §415(c)(3) Compensation used to determine the Employee’s Annual Addition limitation under Article 6 of the Basic Plan is based on the selection below.

☒        Form W-2 Compensation

☐          Code §3401 Compensation

☐          Safe Harbor Code §415 Compensation

☐          Statutory Code §415 Compensation

(c)                Code §415(c)(3) Compensation for Highly Compensated Employee Determinations and Other Statutory Purposes. Pursuant to Section 2.5(c)(2) of the Amendment, an Employee’s Code §415(c)(3) Compensation used to determine whether the Employee is also a Highly Compensated Employee, and for other statutory purposes that do not appear elsewhere in this Adoption Agreement, is based on the selection below.

☒        Form W-2 Compensation

☐          Code §3401 Compensation

☐          Safe Harbor Code §415 Compensation

☐          Statutory Code §415 Compensation

(d)    ☐           Compensation Earned in Limitation Year but Paid in Next Limitation Year. Section 2.5(c)(2)(E) of the Amendment defines Code §415(c)(3) Compensation for a Limitation Year to include any amounts earned during that Limitation Year but not paid until the next Limitation Year.

(e)                Post-Severance Compensation. For all Plan purposes, Section 2.5(c)(6) of the Amendment defines Post-Severance Compensation as including regular pay after Termination of Employment during the timeframe permitted by the Regulations, plus any/all of the items selected below: (check all that apply)

☒     Leave cash-outs and deferred compensation under Section 2.5(c)(6)(B) of the Amendment

☐       Imputed compensation when the Participant becomes disabled under Section 2.5(c)(6)(C) of the Amendment

☒     Continuation of compensation while in qualified military service under Section 2.5(c)(6)(D) of the Amendment

2.2 ☐ Vesting of Non-Safe Harbor Non-Elective Contributions. Pursuant to Section 2.6 of the Amendment and PPA §904, the Vesting Schedule that applies to Non-Safe Harbor Non-Elective Contribution Accounts is effective as of the first day of the first Plan Year beginning after December 31, 2006, subject to the following elections:

(a)                   Participants to Whom the Post-2006 Vesting Schedule Relates. Under Section 2.6(a) of the Amendment, the Post-2006 Vesting Schedule applies to the Non-Safe Harbor Non-Elective Contribution Account of:

☐            Any Participant who completes an Hour of Service in any Plan Year beginning after December 31, 2006.

☐            Any Participant (regardless of whether he or she has Terminated Employment) who has a Non-Safe Harbor Non-Elective Contribution Account balance in any Plan Year beginning after December 31, 2006 and whose Non-Safe Harbor Non-Elective Contribution Account has not become subject to the Forfeiture provisions of the Plan prior to the first day of the first Plan Year beginning after December 31, 2006.

(b)                   Account Balances to Which the Post-2006 Vesting Schedule Relates.  Under Section 2.6(b) of the Amendment, the Post-2006 Vesting Schedule applies to:

☐            The entire Non-Safe Harbor Non-Elective Contribution Account.

☐            The portion of the Non-Safe Harbor Non-Elective Contribution Account to which is allocated Non-Safe Harbor Non-Elective Contributions, Forfeitures, and earnings for Plan Years beginning after December 31, 2006 (and subsequent earnings attributable to such allocations). The portion of the Non-Safe Harbor Non-

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Elective Contribution Account to which was allocated Non-Safe Harbor Non-Elective Contributions, Forfeitures, and earnings for Plan Years beginning prior to January 1, 2007 (and subsequent earnings attributable to such allocations) will remain subject to the Pre-2007 Vesting Schedule, without regard to this Section or the Vesting schedule enumerated in the current Plan document that applies to Non-Safe Harbor Non-Elective Contribution Accounts.

(c)               Pre-2007 Vesting Schedule. Under Section 2.6(f)(3) of the Amendment, the Pre-2007 Vesting Schedule was:

☐            7 Year Graded

☐            5 Year Cliff

☐            The schedule set forth below

1 Year / Period of Service                                                                                     %

2 Years / Periods of Service                                                                           %

3 Years / Periods of Service                                                                           % (must be at least 20% unless 100% Vesting occurs at 5 years)

4 Years / Periods of Service                                                                           % (must be at least 40% unless 100% Vesting occurs at 5 years)

5 Years / Periods of Service                                                                           % (must be at least 60%)

6 Years / Periods of Service                                                                           % (must be at least 80%)

7 Years / Periods of Service                                                                           % (must be 100%)

2.3 ☒ Rollovers by a Non-Spouse Beneficiary. Section 2.9 of the Amendment regarding rollovers by a Non-Spouse Designated Beneficiary is adopted effective Jan 1, 2007.

2.4 ☐ Money Purchase or Target Benefit Plan In-Service Distributions. Section 2.10 of the Amendment regarding in-service distributions from a money purchase or target benefit plan is adopted effective                       . A Participant who has reached Age          (cannot be earlier than Age 62) and who has not yet Terminated Employment may elect to receive a distribution of his or her Vested Account Balance.

2.5 ☒ QDIA. If the Plan has an Eligible Automatic Contribution Arrangement as described in Code §414(w)(3), then Section 2.11 of the Amendment regarding QDIAs is adopted effective as of the effective date of the Eligible Automatic Contribution Arrangement (unless an earlier effective date is indicated in the next sentence). Otherwise, Section 2.11 of the Amendment regarding QDIAs is adopted effective Jan 1, 2008.

2.6 ☐ Modification of Normal Retirement Age. Section 2.12 of the Amendment regarding the definition of Normal Retirement Age is adopted effective                            , subject to the following provisions:

(a)              Normal Retirement Age Amended in Plan or this Amendment. Under Section 2.12(a) of the Amendment, the definition of Normal Retirement Age is amended as of the effective date above to be:

☐            The definition selected in the Adoption Agreement.

☐            Age            (max. 65)

☐              Or the            (maximum. 5th) anniversary of becoming a Participant in the Plan, if later.

☐              Or the date the Participant is credited with at least           Years of Service/Periods of Service, if later, but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant.

☐              Or                                                                  , but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant in the Plan.

(b)   ☐    Plan Provisions for Code §411(a)(10) and/or Code §411(d)(6) Compliance. Under Section 2.12(c) of the Amendment, the Plan is amended by the following additional provisions:                                                                                                                                                              .

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Section 3.             Post-EGTRRA Provisions Effective 2008

3.1 ☒ Elimination of Gap Period Income for Excess Contributions.  Section 3.1 of the Amendment regarding the elimination of gap period income for Excess Contributions is adopted effective Jan 1, 2008.

3.2 ☒ Elimination of Gap Period Income for Excess Aggregate Contributions.  Section 3.2 of the Amendment regarding the elimination of gap period income for Excess Aggregate Contributions is adopted by the Plan effective Jan 1, 2008.

3.3 ☐ Qualified Automatic Contribution Arrangement. Section 3.3 of the Amendment regarding a Qualified Automatic Contribution Arrangement is adopted effective                                , subject to the following:

(a)              QACA Contribution Requirement. Pursuant to Section 3.3(a) of the Amendment, the Employer will make the following QACA Contribution to the following Participants: (check one)

☐            QACA Non-Elective Contribution. The Employer will make a QACA Non-Elective Contribution equal to 3% (or such higher percentage as may be elected by the Employer by resolution) of Compensation for the Plan Year. Such QACA Non-Elective Contribution will be made on behalf of: (check one)

☐              Any Participant in the Elective Deferral component of the Plan who is a NHCE, regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions.

☐              Any Participant in the Elective Deferral component of the Plan, regardless of whether such Participant makes Elective Deferrals or Voluntary Employee Contributions.

☐              The following Participants
(Any Participant in the Elective Deferral component of the Plan who is a NHCE must be included regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions)

☐            QACA “Basic” Matching Contributions. The Employer will make a QACA Matching Contribution equal to the sum of (1) 100% of the Participant’s Elective Deferrals that do not exceed 1% of Compensation for the Allocation Period, plus (2) 50% of the Participant’s Elective Deferrals that exceed 1% of Compensation for the Allocation Period but do not exceed 6% percent of Compensation for the Allocation Period. Such QACA Matching Contribution will be made on behalf of: (check one)

☐              Any Participant in the Elective Deferral component of the Plan who is a NHCE and on whose behalf Elective Deferrals are made to the Plan.

☐              Any Participant in the Elective Deferral component of the Plan and on whose behalf Elective Deferrals are made to the Plan.

☐              The following Participants
(Any  Participant in the Elective Deferral component of the Plan who is a NHCE must be included regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions)

☐            QACA “Enhanced” Matching Contributions. The Employer will make a QACA Matching Contribution equal to (1) 100% of the Participant’s Elective Deferrals that do not exceed         % (must be at least 1% but not greater than 6%) of Compensation for the Allocation Period; plus, if applicable, (2)         % of Elective Deferrals that exceed          % (must be at least 1% but not greater than 6%) of Compensation but do not exceed          % (must be greater than 1% but not greater than 6%) of Compensation for the Allocation Period; plus, if applicable, (3)          % of Elective Deferrals that exceed          % (must be greater than 1% but not greater than 6%) of Compensation but do not exceed          % (must be greater than 1% but not greater than 6%) of Compensation for the Allocation Period.

Note: If applicable, the first blank in (2) and the first blank in (3) must be completed so that, at any rate of elective deferrals, the QACA “Enhanced” Matching Contribution is at least equal to the Matching Contribution receivable if the Employer was making the QACA “Basic” Matching Contributions, but the rate of Matching Contributions cannot increase as Elective Deferrals increase.

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Such QACA Matching Contribution will be made on behalf of:

☐              Any Participant in the Elective Deferral component of the Plan who is a NHCE and on whose behalf Elective Deferrals are made to the Plan.

☐              Any Participant in the Elective Deferral component of the Plan and on whose behalf Elective Deferrals are made to the Plan.

☐              The following Participants
(Any Participant in the Elective Deferral component of the Plan who is a NHCE must be included regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions)

(b)              Plan to Which QACA Contribution Will Be Made. Pursuant to Section 3.3(a)(2) of the Amendment, the QACA Contribution will be made to: (check one)

☐            This Plan

☐            The following plan, so long as that other plan meets the requirements of Code §401(k)(12)(F) and the Regulations thereunder                                                                                          .

(c)               Compensation for QACA Contribution Purposes. Pursuant to Section 3.3(a)(5) of the Amendment, a Participant’s Compensation for QACA Contribution purposes is determined by the provisions selected below:

(1)         Compensation is defined as: (check one)

☐              Form W-2 Compensation

☐              Code §3401 Compensation

☐              Safe Harbor Code §415 Compensation

(2)         Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐              Be included as Compensation

☐              Not be included as Compensation

(3)         The Compensation measuring period is the: (check one)

☐              Plan Year

☐              Fiscal Year ending on or within the Plan Year

☐              Calendar year ending on or within the Plan Year

(4)         ☐            The following categories will not be counted as Compensation: (check all that apply)

☐           A) Compensation received prior to becoming a Participant

☐           B) Compensation received while an ineligible Employee

☐           C) All items in Regulation §1.414(s)-1(c)(3) (i.e., expense allowances, fringe benefit, etc.)

☐           D) Post-Severance Compensation (1)

☐           E) Deemed 125 Compensation (1)

☐           F) Bonuses (1)

☐           G) Overtime (1)

☐           H) Commissions (1)

☐           I) Other (describe) (1)

(1) If checked, the Plan’s definition of compensation may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to HCEs under paragraph (5) below.

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(5)         ☐             The amounts excluded under (4)(D) — (I) are only excluded with respect to: (check all that apply)

☐              Highly Compensated Employees

☐              Other (cannot be a class that only includes NHCEs)

(d)              Vesting of QACA Contribution Account. Pursuant to Section 3.3(b) of the Amendment, a Participant’s Vested Interest in his or her QACA Contribution Account will be determined by the provisions selected below:

(1)         The Vesting schedule for the QACA Contribution Account is: (check one)

☐              100% full and immediate

☐              2-year cliff Vesting (1 year/0%; 2 years/100%)

☐              The Vesting schedule set forth below:

1 Year/Period of Service                                                             %

2 Years/Periods of Service                 100%

(2)  ☐               Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant’s Vested Interest in the QACA Contribution Account except the following: (check all that apply)

☐              Service before age 18

☐              Service before the Employer maintained this Plan or a predecessor plan

(e)               Usage of Forfeitures of QACA Contribution Account. If the Vesting schedule selected in Section 3.3(d) above is other than 100% full and immediate, then pursuant to Section 3.3(c) of the Amendment, Forfeitures that are not used for the purposes described in Section 3.3(c) of the Amendment will be: (check one)

☐            Used to reduce any, or any combination of, Employer contributions, as determined by the Administrator

☐            Added to any, or any combination of, Employer contributions, as determined by the Administrator

3.4 ☐ Eligible Automatic Contribution Arrangement. Section 3.4 of the Amendment regarding an Eligible Automatic Contribution Arrangement is adopted effective                             .

3.5 ☐ Eligible Participant’s Election for Permissible Withdrawal.  Section 3.5 of the Amendment regarding a Participant’s election for a Permissible Withdrawal is adopted effective                               . (the date cannot be earlier than the effective date of either Section 3.3 or Section 3.4 above)

SIGNATURE OF THE SPONSORING EMPLOYER

By	Title

Print Name	Date

6

Supplemental Amendment #1 to the

Post-EGTRRA “Good Faith” Amendment for Defined Contribution Plans

Covering Applicable Provisions of the HEART Act of 2008 and WRERA 2008

Plan Name	First Financial Holdings, Inc. Sharing Thrift Plan

This Supplemental Amendment #1 (the “Supplemental Amendment”) to the Post-EGTRRA “Good Faith” Amendment (the “Amendment”) is intended as good faith compliance with certain provisions of the Heroes Earnings Assistance and Tax Relief Act of 2008 (HEART) and the Worker, Retiree and Employer Recovery Act of 2008 (WRERA), including Technical Corrections to the Pension Protection Act of 2006. This Amendment supersedes any conflicting provisions of the Plan, any administrative policy, the Plan’s funding policy, and/or any previously-adopted “good faith” amendment of the same subject matter, as applicable. This Amendment is a “good faith” amendment, is not part of the pre-approved EGTRRA document, and has not been reviewed by the Internal Revenue Service for compliance with post-EGTRRA statutory and Regulatory changes. Furthermore, pursuant to Revenue Procedure 2007-44, this Amendment does not affect the status of reliance upon the Plan.

Section 1.        WRERA Technical Corrections to the Pension Protection Act of 2006

1.1            Elimination of Gap Period Income Upon Distribution of Excess Elective Deferrals. This Section supersedes Section 2.8 of the Amendment. If the Plan is a Code §401(k) Plan, then Excess Elective Deferrals (as defined in Code §402(g)(2)(A)) which are distributed with respect to the 2008 Plan Year, or with respect to any later Plan Year, will be adjusted for any income or loss up to the last day of the Plan Year to which the distribution relates, without regard to the gap period (the period between the end of the Plan Year and the date of distribution) or any adjustment for income or loss during the gap period.

1.2            Rollover by a Non-Spouse Designated Beneficiary. This Section supersedes Section 2.9 of the Amendment. Unless an earlier date is selected by the Sponsoring Employer in the Election Form to the Amendment, then effective for Plan Years beginning on or after January 1, 2009, a Beneficiary who (a) is other than the Participant’s Spouse and (b) is considered to be a Designated Beneficiary under Code §401(a)(9)(E) (known as a “Non-Spouse Designated Beneficiary”) may establish an individual retirement account under Code §408(a) or an individual retirement annuity under Code §408(b) (known as an “Inherited IRA”) into which all or a portion of a death benefit (to which such Non-Spouse Designated Beneficiary is entitled) can be transferred in a direct trustee-to trustee transfer (a direct rollover). Notwithstanding the above, any amount payable to a Non-Spouse Designated Beneficiary that is deemed to be a required minimum distribution pursuant to Code §401(a)(9) may not be transferred into such Inherited IRA. The Non-Spouse Designated Beneficiary may deposit into such Inherited IRA all or any portion of the death benefit that is deemed to be an eligible rollover distribution (but for the fact that the distribution is not an eligible rollover distribution because the distribution is being paid to a Non- Spouse Designated Beneficiary). In determining the portion of such death benefit that is considered to be a required minimum distribution that must be made from the Inherited IRA, the Non-Spouse Designated Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulation §1.401(a)(9)-3, Q&A-4(c). Any distribution made pursuant to this Section is not subject to the direct rollover requirements of Code §401(a)(31), the notice requirements of Code §402(f), or the mandatory withholding requirements of Code §3405(c). If a Non-Spouse Designated Beneficiary receives a distribution from the Plan, then the distribution is not eligible for the “60-day” rollover rule, which is available to a Beneficiary who is a Spouse. If the Participant’s Non-Spouse Designated Beneficiary is a trust, then the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a Designated Beneficiary within the meaning of Code §401(a)(9)(E). In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution. Any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code §401(a)(31) (including Code §401(a)(31)(B), the notice requirements of Code §402(f) or the mandatory withholding requirements of Code §3405(c)). If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover. If the Participant’s named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a Designated Beneficiary within the meaning of Code §401(a)(9)(E).

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1.3            Qualified Default Investment Alternative. This Section supersedes Section 2.6 of the Amendment Election Form. If elected here ☒ by the Sponsoring Employer, then, effective Jan 1, 2008, if the Plan gives Participants or Beneficiaries the opportunity to direct the investment of any assets in the Participant’s Account (or any sub-account) and if any Participant or Beneficiary does not direct the investment of such assets, then such assets in the Participant’s Account (or such sub-account(s)) will be invested in a Qualified Default Investment Alternative (“QDIA”), subject to the provisions of Section 2.11 of the Amendment.

Section 2.        HEART Act of 2008

2.1            Contributions and Allocations. If elected here ☐ by the Sponsoring Employer, then the following provisions apply to a Qualified Reservist’s rights to contributions and allocations under the Plan:

(a)             Determination of Amount. If a Qualified Reservist dies or incurs a Disability on or after January 1, 2007 while performing Qualified Military Service, then in determining any contribution or allocation such Participant is otherwise entitled to under the terms of the Plan, such Participant will be deemed to have resumed employment with the Employer in accordance with the individual’s reemployment rights under USERRA on the day preceding such death or Disability, and will be deemed to have Terminated Employment on the actual date of death or Disability.

(b)             Amount of Elective Deferrals and/or Voluntary Employee Contributions. The amount of a Qualified Reservist’s Elective Deferrals and/or Voluntary Employee Contributions which are considered for purposes of this Section 2.1 will be determined on the basis of the Qualified Reservist’s average Elective Deferrals and/or Voluntary Employee Contributions which are actually made for the lesser of the following two computation periods: (1) the 12-month period of service with the Employer immediately prior to Qualified Military Service; or (2) the actual length of continuous service with the Employer.

2.2            Differential Wage Payment. For computation periods beginning after December 31, 2008, the following applies:

(a)             Employee Status. An individual receiving a differential wage payment, as defined by Code §3401(h)(2), will be treated as an Employee of the Employer making such payment. Notwithstanding the foregoing, for purposes of Code §401(k)(2)(B)(i)(I), a Participant is treated as having Terminated Employment during any period he or she is performing service in the uniformed services described in Code §3401(h)(2)(A).

(b)             Treatment as Compensation. Any amounts received by a Qualified Reservist as differential wage payments will be treated as Compensation (to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service).

(c)              Coordination With USERRA. The Plan will not be treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) by reason of any contribution or benefit which is based on the Differential Wage Payments. However, this paragraph only applies if all Employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

2.3            Suspension of Elective Deferrals. If a Qualified Reservist elects to receive a distribution of all or a portion of his or her Participant’s Account under the provisions of Sections 5.1, 5.2 and/or 5.3 of the Plan by reason of death, Disability or Termination of Employment, such Participant will not be permitted to contribute Elective Deferrals and/or Employee Voluntary Contributions to the Plan for a period of 6 months. Such 6 month period will commence on the date of the distribution.

2.4            Death Benefits. If a Participant dies on or after January 1, 2007 while performing Qualified Military Service, such Participant will be deemed to have resumed employment with the Employer in accordance with the individual’s reemployment rights under USERRA on the day preceding death, and will be deemed to have Terminated Employment on the actual date of death.

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2.5            Definition of Qualified Reservist. The term “Qualified Reservist” means an individual who is a member of a reserve component, as defined in §101 of title 37, United States Code, and who is ordered or called to active duty after September 11, 2001 either for a period in excess of 179 days or for an indefinite period.

2.6            Definition of Qualified Military Service. The term “Qualified Military Service” means military service as that term is used in Code §414(u)(1).

Section 3.        2009 Required Minimum Distributions (RMDs)

3.1            2009 RMDs Will Be Made Unless the Participant or Beneficiary Elect Not to Receive Them. If this Section 3.1 is checked here ☐, then notwithstanding Section 5.9 of the Plan to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions.

3.2            2009 RMDs Will Not Be Made Unless the Participant or Beneficiary Elect to Receive Them. If this Section 3.2 is checked here ☒, then notwithstanding Section 5.9 of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.

3.3            Direct Rollovers. Notwithstanding Section 5.14 of the Plan to the contrary, and solely for purposes of applying the direct rollover provisions of the Plan, the additional distributions in 2009 checked below (if any) will be treated as eligible rollover distributions. However, if no election is made below, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code §401(a)(9)(H).

☒              (2009 RMDs and Extended 2009 RMDs (both as defined in Sections 3.1 and 3.2 above).

☐                2009 RMDs (as defined in Sections 3.1 and 3.2 above) but only if paid with an additional amount that is an eligible rollover distribution without regard to Code §401(a)(9)(H).

SIGNATURE OF THE SPONSORING EMPLOYER

By	Title

Print Name	Date

3

POST-EGTRRA “GOOD FAITH” AMENDMENT

Table of Contents

Article 1		1
Post-EGTRRA Provisions Effective 2006 And Earlier		1
1.1	Bonding Requirements	1
1.2	Service for Vesting Purposes When Previously Frozen Plan Resumes Allocations	1
1.3	Eliminating Forms of Distribution	2
1.4	Application of Code §411(a) With Respect to Protected Benefits	3
1.5	Financial Hardship Distributions	3
1.6	Distribution to a Qualified Reservist	4
1.7	Hurricane Provisions	4
1.8	Retroactive Revocation of Prior Amendment on account of the Heinz Decision	9
1.9	Certain Employees of Tax Exempt Entity Excluded From 401(k) Plan or 401(m) Plan	10

Article 2		11
Post-EGTRRA Provisions Effective 2007		11
2.1	Notice and Consent Requirements	11
2.2	Direct Rollovers	13
2.3	Qualified Domestic Relations Orders	15
2.4	Determination Whether Partial Termination of the Plan Has Occurred	15
2.5	Code §415 Limitations Under the Final Code §415 Regulations	16
2.6	Vesting of Non-Safe Harbor Non-Elective Contribution Accounts	23
2.7	Diversification	25
2.8	Calculation of Gap Period Income for Excess Elective Deferrals	26
2.9	Rollover by a Non-Spouse Designated Beneficiary	26
2.10	Money Purchase or Target Benefit Plan In-Service Distributions	27
2.11	Qualified Default Investment Alternative	27
2.12	Modification to Normal Retirement Age	29
2.13	Mid-Year Changes Permitted for Safe Harbor 401(k) Plan	30

Article 3		31
Post-EGTRRA Provisions Effective 2008		31
3.1	Elimination of Gap Period Income for Excess Contributions	31
3.2	Elimination of Gap Period Income for Excess Aggregate Contributions	31
3.3	Qualified Automatic Contribution Arrangement	31
3.4	Eligible Automatic Contribution Arrangement	34
3.5	Eligible Participant’s Election for Permissible Withdrawal	35
3.6	Qualified Optional Survivor Annuity	36

1

Introduction

This Post-EGTRRA “Good Faith” Amendment (the “Amendment”) is intended as good faith compliance with various post-EGTRRA provisions, including the Pension Protection Act of 2006 and various changes to the Regulations. This Amendment supersedes any conflicting provisions of the Plan, any administrative policy, the Plan’s funding policy, and/or any previously-adopted “good faith” amendment of the same subject matter, as applicable. If this Amendment establishes/memorializes an Automatic Contribution Arrangement, then this Amendment supersedes any State (or Commonwealth) law that would directly or indirectly prohibit or restrict the inclusion of an Automatic Contribution Arrangement in the Plan, pursuant to ERISA §514(e)(1) and Department of Labor Regulation §2550.404c–5(f).

This Amendment is a “good faith” amendment, is not part of the pre-approved EGTRRA document, and has not been reviewed by the IRS for compliance with post-EGTRRA statutory and Regulatory changes. Furthermore, pursuant to Revenue Procedure 2007-44, this Amendment does not affect the status of reliance upon the Plan.

The Amendment consists of this document (the Post-EGTRRA “Good Faith” Amendment) and the Post-EGTRRA “Good Faith” Amendment Election Form (the “Election Form”). Each Article of the Amendment is based upon the earliest effective year that a specific Section (or specific paragraph of a Section) can apply to the Plan, but the effective year of an Article is used for reference purposes only. The actual effective date of (a) a specific Section of this Amendment, (b) a specific paragraph in a Section of this Amendment, or (c) a specific Section of the Election Form, applies to the Plan and overrides any conflict with the effective year of an Article. Furthermore, the rules of the Plan’s Section entitled “Interpretation of the Plan and Trust” apply to this Amendment.

Article 1

Post-EGTRRA Provisions Effective 2006 And Earlier

1.1            Bonding Requirements. Paragraph (a) below is effective as of the first day of the first Plan Year beginning after August 17, 2006. Furthermore, paragraph (b) below is effective as of the first day of the first Plan Year beginning after December 31, 2007.

(a)         Determination of Amount. Every Plan fiduciary other than a bank, an insurance company, a broker-dealer who is registered under the Securities Exchange Act of 1934 §15(b) and who is subject to the fidelity bond requirements of a self-regulatory organization as defined in ERISA §412(a) as amended by PPA, or a fiduciary of a Sponsoring Employer that has no common-law employees, will be bonded in an amount that is not less than 10% of the amount of funds under such Plan fiduciary’s direct or indirect control; however, such bond will not be less than $1,000 nor more than $500,000 (or such other amount as may be required by law). The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a Plan fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Sponsoring Employer or the Plan, at the election of the Sponsoring Employer.

(b)         Investment in Employer Securities. If the Plan holds employer securities as defined in ERISA §407(d)(1), the maximum bond described in paragraph (a) is increased to $1,000,000 unless the Department of Labor prescribes a larger amount after notice and an opportunity for interested parties to be heard.

1.2            Service for Vesting Purposes When Previously Frozen Plan Resumes Allocations. If (a) the Plan becomes frozen; (b) the freezing of allocations under the Plan causes a partial termination of the Plan to occur; and (c) allocations later resume under the previously-frozen Plan, then all Years of Service or 1-Year Periods of Service, as applicable, after the Plan was established must be recognized for Vesting purposes. In addition, if allocations are made under a new plan maintained by the same Employer and if the new plan is merged with the frozen Plan, then all Years of Service or 1-Year Periods of Service, as applicable, after the frozen Plan was established must be recognized for Vesting purposes for any allocations under the new plan after the merger. The provisions of this Section comply with Revenue Ruling 2003-65.

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1.3            Eliminating Forms of Distribution. In addition to rules that are enumerated by Regulations and other guidance concerning the modification of the Plan’s Normal Form of Distribution and the modification and/or the elimination of the Plan’s Optional Forms of Distribution, for any applicable Plan amendment that is adopted on or after August 12, 2005 (except as otherwise provided), the Plan may be amended to eliminate a form of distribution, subject to the following rules:

(a)         General Rule for Eliminating a Form of Distribution. The Plan may eliminate a form of distribution previously available to Participants, so long as:

(1)         Single Sum Available. A single sum payment is available to Participants at the same time or times as the form of distribution being eliminated;

(2)         Same or Greater Portion of Participant’s Account. Such single sum payment is based upon the same or greater portion of the Participant’s Account as the form of distribution being eliminated; and

(3)         Single Sum Otherwise Identical. Such single-sum distribution form is otherwise identical to the form of benefit being eliminated or restricted. For purposes of this subparagraph, a single-sum distribution form is otherwise identical to the form of benefit that is eliminated or restricted only if the single-sum distribution form is identical in all respects to the eliminated or restricted form of distribution (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement. However, an otherwise identical distribution form need not retain rights or features of the form of benefit that is eliminated or restricted to the extent that those rights or features would not be protected from elimination or restriction under Code §411(d)(6).

(b)         Eliminating Optional Forms of Distribution Through Utilization Test. If the Plan is a money purchase plan or a target benefit plan, then in addition to the provisions of paragraph (a) above, for any applicable Plan amendment adopted after December 31, 2006, the Plan may eliminate any/all Optional Forms of Distribution that comprise a Generalized Optional Form for a Participant with respect to allocations that occurred before the Applicable Amendment Date under the “Utilization Test” of Regulation §1.411(d)-3(f). The elimination of Optional Forms of Distribution of this paragraph (b) is subject to the following:

(1)         Not a Core Benefit. The Optional Forms of Distribution being eliminated cannot be a Core Option.

(2)         Timeframe for Amendment. The Plan amendment is not applicable with respect to an Optional Form of Distribution with an Annuity Starting Date that is earlier than the number of days in the maximum Applicable Election Period after the date that the amendment is adopted.

(3)         Requirements. During the Look-Back Period, (1) the Generalized Optional Form has been available to at least the Applicable Number of Participants; and (2) no Participant has elected any Optional Form of Distribution that is part of the Generalized Optional Form with an Annuity Starting Date that is within the Look-Back Period.

(c)          Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Applicable Amendment Date. The term “Applicable Amendment Date” means the later of the effective date of the amendment or the date that the amendment is adopted.

(2)         Applicable Election Period. The term “Applicable Election Period” means the period described in Code §417(a)(6), to wit: with respect to an election to waive the Qualified Joint and Survivor Annuity, the period that begins not later than 180 days prior to the Annuity Starting Date (unless future guidance requires/permits otherwise).

(3)         Applicable Number of Participants. The term “Applicable Number of Participants” means 50 Participants. However, the Applicable Number of Participants may include Participants Taken Into Account who elected an Optional Form of Distribution that included a single-sum distribution that applied with respect to at least 25% of the Participant’s Account, but only if the Applicable Number of Participants is increased to 1,000 Participants.

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(4)         Core Option. The term “Core Option” means (A) a straight life annuity Generalized Optional Form under which the Participant is entitled to a level life annuity with no benefit payable after the Participant’s death; (B) a 75% joint and contingent annuity Generalized Optional Form under which the Participant is entitled to a life annuity with a survivor annuity for any individual designated by the Participant (including a non-Spousal contingent annuitant) that is 75% of the amount payable during the Participant’s life; (C) a 10-year term certain and life annuity Generalized Optional Form under which the Participant is entitled to a life annuity with a guarantee that payments will continue to any person designated by the Participant for the remainder of a fixed period of 10 years if the Participant dies before the end of the 10-year period; and (D) the most valuable option for a Participant with a short life expectancy, as defined in Regulation §1.411(d)-3(g)(5)(iii). The rules of Regulation §1.411(d)-3(g)(5) apply to the determination of Core Options.

(5)         Generalized Optional Form. The term “Generalized Optional Form” means a group of Optional Forms of Distribution that are identical except for differences due to actuarial factors used to determine the amount of the distributions under those Optional Forms of Distribution and the Annuity Starting Dates.

(6)         Look-Back Period. The term “Look-Back Period” means the period that includes: (A) the portion of the Plan Year in which such Plan amendment is adopted that precedes the date of adoption (known as the “Pre-Adoption Period”); and (B) the 2 Plan Years immediately preceding the Pre-Adoption Period. With regard to the Look-Back Period, the following rules apply: (A) in the Look-Back Period, at least 1 of the Plan Years must be a 12-month Plan Year; (B) the Plan may exclude, pursuant to an administrative policy that is promulgated by the Administrator, the calendar month in which the amendment is adopted from the Look-Back Period and the preceding 1 or 2 calendar months to the extent those preceding months are contained within the Pre-Adoption Period; and (C) in order to have a Look-Back Period that satisfies the requirement of the minimum Applicable Number of Participants, the Look-Back Period may be expanded pursuant to an administrative policy that is promulgated by the Administrator, to include the 3, 4, or 5 Plan Years immediately preceding the Plan Year in which the amendment is adopted. However, if the Plan does not satisfy the requirement of the minimum Applicable Number of Participants using the Pre-Adoption Period and the immediately preceding 5 Plan Years, then the Plan is not permitted to be amended in accordance with the Utilization Test of this Section.

(7)         Participant Taken Into Account. The term “Participant Taken Into Account” means a Participant who was eligible to elect to commence payment of an Optional Form of Distribution that is part of the Generalized Optional Form being eliminated with an Annuity Starting Date that is within the Look-Back Period. A Participant is not a Participant Taken Into Account if the Participant (A) did not elect any Optional Form of Distribution with an Annuity Starting Date that was within the Look-Back Period; (B) elected an Optional Form of Distribution that included a single-sum distribution that applied with respect to at least 25% of the Participant’s Account; (C) elected an Optional Form of Distribution that was only available during a limited period of time and that contained a retirement-type subsidy where the subsidy that is part of the Generalized Optional Form being eliminated was not extended to any Optional Form of Distribution with the same Annuity Starting Date; or (D) elected an Optional Form of Distribution with an Annuity Starting Date that was more than 10 years before Normal Retirement Age.

1.4            Application of Code §411(a) With Respect to Protected Benefits. Any applicable Plan amendment adopted after August 9, 2006 which decreases a Participant’s Account balance, or otherwise places greater restrictions or conditions on a Participant’s rights to Code §411(d)(6) protected benefits is not permitted, even if the Plan amendment merely adds a restriction or condition that is permitted under the Vesting rules in Code §411(a)(3) through (11). However, a Plan amendment does not violate Code §411(d)(6) to the extent that the amendment applies to allocations after the Applicable Amendment Date. Notwithstanding the first sentence of this Section, a Plan amendment that satisfies the requirements of Department of Labor Regulation 2530.203–2(c) (relating to Vesting Computation Periods) does not violate the requirements of Code §411(d)(6) even though the Plan amendment changes the Plan’s Vesting Computation Periods. For purposes of this Section, the term “Applicable Amendment Date” means the later of the effective date of the amendment or the date the amendment is adopted.

1.5            Financial Hardship Distributions. If the Plan is either a profit sharing plan or a 401(k) Plan and if elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the effective date elected in the Election Form, and the following provisions apply to the Plan:

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(a)         Revised Definition of Financial Hardship. With respect to financial hardship distributions made on or after the effective date of this Section, the determination of any deemed immediate and heavy financial need described in Regulation §1.401(k)-1(d)(3)(iii)(B) will be expanded to include any immediate and heavy financial need (expenses described in Regulation §1.401(k)-1(d)(3)(iii)(B)(1), (3), or (5), which relate to medical, tuition, and funeral expenses, respectively) of a Participant’s Primary Beneficiary. For purposes of this Section, the term “Primary Beneficiary” means the individual(s) who is named and designated as a Beneficiary under the terms of the Plan and who has an unconditional right to all or a portion of the Participant’s Account balance upon the Participant’s death.

(b)         Amounts to Which the Revised Definition of Financial Hardship Applies. The provisions of this Section apply to financial hardship distributions under the provisions of an administrative policy regarding financial hardship distributions that is promulgated by the Administrator.

1.6            Distribution to a Qualified Reservist. If the Plan is a 401(k) Plan and if elected by the Sponsoring Employer in the Election Form, then this Section is effective with respect to any Qualified Reservist Distribution that is taken after September 11, 2001 but before December 31, 2007 (but the December 31, 2007 date has been eliminated by the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART)), as follows:

(a)         Qualified Reservist Distribution Permitted for Any Reason. A Qualified Reservist Distribution may be made to a Qualified Reservist under any circumstance and/or for any reason without violating the distribution restrictions of Code §401(k)(2)(B)(i).

(b)         Qualified Reservist Distribution Not Subject To Excise Tax and May Be Repaid To an IRA. Notwithstanding anything in the Plan to the contrary, to the extent that any distribution is a Qualified Reservist Distribution, the otherwise applicable 10% excise tax of Code §72(t)(1) on early distributions will not apply. In addition, at any time during the two-year period beginning on the day after the last day of the Qualified Reservist’s active duty (but the two-year period will end no earlier than August 17, 2008), a Qualified Reservist who has received one or more Qualified Reservist Distributions may make one or more repayment contributions to an IRA in an aggregate amount not to exceed the total amount of such Qualified Reservists Distributions. The dollar or compensation limitations otherwise applicable to contributions to an IRA will not apply to a repayment contribution of Qualified Reservist Distributions. No deduction is allowed for a repayment contribution of Qualified Reservist Distributions.

(c)          Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Qualified Reservist. The term “Qualified Reservist” means an individual who is a member of a reserve component, as defined in §101 of title 37, United States Code, and who is ordered or called to active duty after September 11, 2001 and before December 31, 2007 (but the December 31, 2007 date has been eliminated by the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART)) either for a period in excess of 179 days or for an indefinite period.

(2)         Qualified Reservist Distribution. The term “Qualified Reservist Distribution” means a distribution of Elective Deferrals to a Qualified Reservist that is made during the period beginning on the date that the Qualified Reservist is ordered or called to duty and ending on the last day of active duty.

1.7            Hurricane Provisions. If elected by the Sponsoring Employer in the Post-EGTRRA “Good Faith” Amendment Election Form, then except as otherwise provided in paragraphs (c) through (f) below, this Section applies to any Participant in the Plan that was affected by Hurricanes Katrina, Rita, or Wilma:

(a)         Qualified Hurricane Distributions. The following provisions apply to Qualified Hurricane Distributions:

(1)         Qualified Hurricane Distribution Not Subject to Code §72(t). Any Qualified Hurricane Distribution will not be subject to Code §72(t). The aggregate amount of distributions received by an individual which may be treated as Qualified Hurricane Distributions for any taxable year shall not exceed the excess (if any) of (A) $100,000, minus (B) the aggregate amounts treated as Qualified Hurricane Distributions received by such individual for all prior taxable years.

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(2)         Clarification of Qualified Hurricane Distribution.  If a distribution to an individual would (without regard to subparagraph (c)(1)) be a Qualified Hurricane Distribution, then this Plan shall not be treated as violating any requirement of subparagraph (c)(1) merely because the Plan treats such distribution as a Qualified Hurricane Distribution, unless the aggregate amount of such distributions from all plans (including this Plan) maintained by the Sponsor Employer (and any Affiliated Employer of the Sponsoring Employer) to such individual exceeds $100,000.

(3)         Exemption of Qualified Hurricane Distributions from Trustee to Trustee Transfer and Withholding Rules. For purposes of Code §401(a)(31), §402(f), and §3405, Qualified Hurricane Distributions shall not be treated as eligible rollover distributions.

(4)         Qualified Hurricane Distributions Treated as Meeting Plan Distribution Requirements. A Qualified Hurricane Distribution will be treated as meeting the requirements of Code §401(k)(2)(B)(i), §403(b)(7)(A)(ii), §403(b)(11), and §457(d)(1)(A).

(b)         Procedural Requirements. Any otherwise applicable procedural requirements that are imposed by the Plan, any administrative policy, or any procedure may be disregarded with respect to any provision of this Section, so long as the Administrator makes a good-faith effort under the circumstances to comply with such requirements of the Plan, administrative policy, or procedure and makes a reasonable attempt to assemble any required documentation as soon as practical including, if applicable, Spousal consent.

(c)          Special Financial Hardship Distributions on Account of Hurricane Disasters.  If elected by the Sponsoring Employer in the Election Form, then regardless of any other distribution provisions in the Plan to the contrary, a Participant or former Participant (1) whose Principal Place of Abode is/was located in the Hurricane Katrina Disaster Area, Hurricane Rita Disaster Area, or Hurricane Wilma Disaster Area; (2) whose place of employment is/was located in the Hurricane Katrina Disaster Area, Hurricane Rita Disaster Area, or Hurricane Wilma Disaster Area; or (3) whose lineal ascendant or descendant, dependent or Spouse has/had a Principal Place of Abode or place of employment in the Hurricane Katrina Disaster Area, Hurricane Rita Disaster Area, or Hurricane Wilma Disaster Area; and the Participant or former Participant, or the Participant’s (or former Participant’s) lineal ascendant or descendant, dependent, or Spouse faces an immediate and heavy financial need, may receive a special financial hardship distribution on or after August 29, 2005 and not later than March 31, 2006 of the Participant’s Elective Deferrals (as well as the Participant’s Vested Interest in the Participant’s Account or any sub-account of the Participant’s Account that is not prohibited by law or Regulation from being distributed as a hardship distribution). The determination of whether a Participant or former Participant, or the Participant’s (or former Participant’s) lineal ascendant or descendant, dependent, or Spouse has an immediate and heavy financial need will be made by the Administrator, subject to the following provisions:

(1)         Immediate and Heavy Financial Need. The determination by the Administrator of an immediate and heavy financial need will be based upon such severity that a Participant or former Participant, or the Participant’s (or former Participant’s) lineal ascendant or descendant, dependent, or Spouse is confronted or endangered by present or impending financial ruin, present or impending want, or privation. The Administrator will determine whether an immediate and heavy financial need exists based on all relevant facts and circumstances in a nondiscriminatory manner, and will not be limited to the circumstances enumerated in subparagraph (2) below. The Participant or former Participant must demonstrate the immediate and heavy financial need with positive evidence submitted to the Administrator, if positive evidence is readily available.  However, the Administrator may rely upon representations from the Participant or former Participant as to the need for and amount of a financial hardship distribution, unless the Administrator has actual knowledge to the contrary.

(2)         Deemed Immediate and Heavy Financial Need. A distribution is deemed to be on account of an immediate and heavy financial need of a Participant or former Participant, or the Participant’s (or former Participant’s) lineal ascendant or descendant, dependent, or Spouse if the distribution is for (A) expenses for (or necessary to obtain) medical care that would be deductible under Code §213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); (B) costs directly related to the purchase of a principal residence (excluding mortgage payments); (C) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education; (D) payments necessary to prevent the eviction from the principal residence or foreclosure on

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the mortgage on that residence; (E) payments for burial or funeral expenses; or (F) expenses for the repair of damage to the principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(3)         Certain Restrictions Do Not Apply to Special Financial Hardship Distributions. If this Plan (or any other plan of the Sponsoring Employer) is a 401(k) Plan or permits Voluntary Employee Contributions, then a Participant who receives a special financial hardship distribution of Elective Deferrals pursuant to this paragraph (c) is not prohibited from making Elective Deferrals or Voluntary Employee Contributions to the Plan (or any other plan of the Sponsoring Employer) at any time after receipt of the special financial hardship distribution.

(d)         Participant Loans.  If elected by the Sponsoring Employer in the Election Form, then the following provisions apply to a Qualified Individual with respect to loans made during the Applicable Period:

(1)         Increase in Limit on Loans Not Treated as Distributions. In the case of any Participant loan to a Qualified Individual made during the Applicable Period, the following Participant loan limits that are contained in the separate written loan program are increased as follows: (A) the $50,000 aggregate limit on a Participant’s loans of Code §72(p)(2)(A)(i) is increased to $100,000; and (B) the aggregate amount of a Participant’s loans which is limited to 50% of the Participant’s Vested Account balance of Code §72(p)(2)(A)(ii) is increased to 100% of the Participant’s Vested Account balance.

(2)         Adequate Security. The requirements of ERISA with respect to adequate loan security are not enforced with respect to any Participant loan to a Qualified Individual during the Applicable Period.

(3)         Delay of Repayment.  In the case of a Qualified Individual with an outstanding Participant loan from this Plan on or after the Qualified Beginning Date, the following will apply: (A) (A) if the due date for any repayment with respect to such Participant loan pursuant to Code §72(p)(2)(B) and (C) occurs during the period beginning on the Qualified Beginning Date and ending on December 31, 2006, then such due date for any repayment will be delayed for one (1) year. Such 1-year delay period will not trigger a deemed distribution of the Participant loan under the Plan or the Regulations; (B) in determining the 5-year period (assuming that the Participant loan is not a principal residence loan) and the term of a Participant loan under Code §72(p)(2)(B) and (C), the 1-year delay period described in subparagraph (A) shall be disregarded; and (C) any subsequent repayments with respect to any such Participant loan will be appropriately adjusted to reflect the delay in the due date for any repayment under subparagraph (A) and any interest accruing during such delay. After the 1-year period described in subparagraph (A), the Participant loan shall be repaid by amortizing the outstanding balance (including accrued interest) in substantially level installments over the remaining period of the Participant loan (i.e., five (5) years from the date of the origination of the Participant loan (assuming that the Participant loan is not a principal residence loan) plus the 1-year delay period).

(4)         Applicable Period and Qualified Beginning Date.  In applying this paragraph (d), the following will apply: (A) in the case of any Qualified Hurricane Katrina Individual, the Applicable Period is the period beginning on September 24, 2005 and ending on December 31, 2006 and the Qualified Beginning Date is August 25, 2005; (B) in the case of any Qualified Hurricane Rita Individual, the Applicable Period is the period beginning on December 21, 2005 and ending on December 31, 2006 and the Qualified Beginning Date is September 23, 2005; and (C) in the case of any Qualified Hurricane Wilma Individual, the Applicable Period is the period beginning on December 21, 2005 and ending on December 31, 2006 and the Qualified Beginning Date is October 23, 2005.

(e)          Re-Contribution of Prior Qualified Hurricane Distributions to the Plan. If elected by the Sponsoring Employer in the Election Form, then the following provisions apply to the re-contribution of Qualified Hurricane Distributions to the Plan:

(1)         Re-Contribution of Qualified Hurricane Distribution.  Any individual who receives a Qualified Hurricane Distribution may make, at any time during the 3-year period beginning on the day after the date on which such distribution was received, one or more re-contributions in an aggregate amount not to exceed the amount of such Qualified Hurricane Distribution to this Plan (which is an eligible

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retirement plan as defined in Code §402(c)(8)(B)), so long as such individual is a beneficiary of the Plan and such Qualified Hurricane Distribution is (or is deemed to be, pursuant to subparagraph (2)) an eligible rollover distribution as described in Code §402(c)(4) from the Plan.

(2)         Treatment of Repayments of Distributions from Eligible Retirement Plan. If a re-contribution is made pursuant to subparagraph (1) with respect to a Qualified Hurricane Distribution from an eligible retirement plan, then the individual will, to the extent of the amount of the re-contribution, be treated as having received the Qualified Hurricane Distribution in an eligible rollover distribution (as defined in Code §402(c)(4)) and as having transferred the amount to the eligible retirement plan in a direct trustee to trustee transfer within 60 days of distribution. The following rules apply to any such re-contribution of a prior Qualified Hurricane Distribution: (A) required minimum distributions of Code §401(a)(9) are not permitted to be re-contributed to this Plan or any eligible retirement plan; (B) any Qualified Hurricane Distribution paid to an individual as a Beneficiary of a Participant (other than the surviving Spouse of a Participant) cannot be re-contributed to the Plan. However, any Qualified Hurricane Distribution paid to the surviving Spouse of a Participant can be re-contributed to the Plan (unless prohibited by clause (A) above); and (C) any financial hardship distribution that is a Qualified Hurricane Distribution will not be treated as being made on account of hardship for purposes of the Plan and the Code; any portion of such financial hardship distribution is permitted to be re-contributed to this Plan.

(f)           Re-Contribution of Prior Qualified Distributions for Home Purchases to the Plan. If elected by the Sponsoring Employer in the Election Form, then this paragraph (f) apply to the re-contribution of prior Qualified Distributions. Any individual who received a Qualified Distribution may, during the Applicable Period, make one or more re-contributions to this Plan (which is an eligible retirement plan as defined in Code §402(c)(8)(B)) in an aggregate amount not to exceed the amount of such Qualified Distribution, so long as such individual is a beneficiary in the Plan and such Qualified Distribution is (or is deemed to be, pursuant to subparagraph (e)(2)) an eligible rollover distribution as described in Code §402(c)(4). Rules similar those in subparagraph (e)(2) will apply to such re-contributions. For purposes of this paragraph, the term “Applicable Period” means (1) with respect to any Qualified Katrina Distribution, the period beginning on August 25, 2005 and ending on February 28, 2006; (2) with respect to any Qualified Rita Distribution, the period beginning on September 23, 2005 and ending on February 28, 2006; and (3) with respect to any Qualified Wilma Distribution, the period beginning on October 23, 2005 and ending on February 28, 2006.

(g)          Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Hurricane Katrina Disaster Area. The term “Hurricane Katrina Disaster Area” means an area with respect to which a major disaster has been declared by the President before September 14, 2005 by reason of Hurricane Katrina, including the states of Louisiana, Mississippi, Alabama, and Florida.

(2)         Hurricane Rita Disaster Area. The term “Hurricane Rita Disaster Area” means an area with respect to which a major disaster has been declared by the President before October 6, 2005 by reason of Hurricane Rita.

(3)         Hurricane Wilma Disaster Area.  The term “Hurricane Wilma Disaster Area” means an area with respect to which a major disaster has been declared by the President before November 14, 2005 by reason of Hurricane Wilma.

(4)         Principal Place of Abode. The term “Principal Place of Abode” means the household where a Qualified Individual lives. A temporary absence by a Qualified Individual from the Principal Place of Abode due to special circumstances, such as illness, education, business, vacation, or military service, will not change a Qualified Individual’s Principal Place of Abode. The following provisions apply to a Qualified Individual’s Principal Place of Abode:

(A)       Hurricane Katrina.  If a Qualified Individual’s Principal Place of Abode was in the Hurricane Katrina Disaster Area immediately before August 28, 2005, and the Qualified Individual evacuated because of Hurricane Katrina, then the Qualified Individual’s Principal Place of Abode will be considered to be in the Hurricane Katrina Disaster Area on August 28, 2005.

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(B)       Hurricane Rita. If a Qualified Individual’s Principal Place of Abode was in the Hurricane Rita Disaster Area immediately before September 23, 2005, and the Qualified Individual evacuated because of Hurricane Rita, then the Qualified Individual’s Principal Place of Abode will be considered to be in the Hurricane Rita Disaster Area on September 23, 2005.

(C)       Hurricane Wilma. If a Qualified Individual’s Principal Place of Abode was in the Hurricane Wilma Disaster Area immediately before October 23, 2005, and the Qualified Individual evacuated because of Hurricane Wilma, then the Qualified Individual’s Principal Place of Abode will be considered to be in the Hurricane Wilma Disaster Area on October 23, 2005.

(5)         Qualified Distribution. The term “Qualified Distribution” means any Qualified Katrina Distribution, Qualified Rita Distribution, and Qualified Wilma Distribution.  For purposes of this definition:

(A)       Qualified Katrina Distribution. The term “Qualified Katrina Distribution” means any distribution (i) described in Code §401(k)(2)(B)(i)(IV), §403(b)(7)(A)(ii) (but only to the extent it relates to financial hardship), §403(b)(11)(B), or §72(t)(2)(F); (ii) received after February 28, 2005 and before August 29, 2005; and (iii) which was to be used to purchase or construct a principal residence in the Hurricane Katrina Disaster Area, but which was not so purchased or constructed on account of Hurricane Katrina.

(B)       Qualified Rita Distribution. The term “Qualified Rita Distribution” means any distribution (other than a Qualified Katrina Distribution) (i) described in Code §401(k)(2)(B)(i)(IV), §403(b)(7)(A)(ii) (but only to the extent it relates to financial hardship), §403(b)(11)(B), or §72(t)(2)(F); (ii)received after February 28, 2005 and before September 24, 2005; and (iii) which was to be used to purchase or construct a principal residence in the Hurricane Rita Disaster Area, but which was not so purchased or constructed on account of Hurricane Rita.

(C)       Qualified Wilma Distribution. The term “Qualified Wilma Distribution” means any distribution (other than a Qualified Katrina Distribution or a Qualified Rita Distribution) (i) described in Code §401(k)(2)(B)(i)(IV), §403(b)(7)(A)(ii) (but only to the extent it relates to financial hardship), §403(b)(11)(B), or §72(t)(2)(F); (ii) received after February 28, 2005 and before October 24, 2005; and (iii) which was to be used to purchase or construct a principal residence in the Hurricane Wilma Disaster Area, but which was not so purchased or constructed on account of Hurricane Wilma.

(6)         Qualified Hurricane Distribution.  The term “Qualified Hurricane Distribution” means (A) any distribution from an eligible retirement plan made on or after August 25, 2005 and before January 1, 2007, to an individual whose Principal Place of Abode on August 28, 2005 is located in the Hurricane Katrina Disaster Area and who has sustained an economic loss by reason of Hurricane Katrina; (B) any distribution which is not described in subparagraph (A) from an eligible retirement plan made on or after September 23, 2005 and before January 1, 2007, to an individual whose Principal Place of Abode on September 23, 2005 is located in the Hurricane Rita Disaster Area and who has sustained an economic loss by reason of Hurricane Rita; and (C) any distribution which is not described in subparagraphs (A) or (B) from an eligible retirement plan made on or after October 23, 2005 and before January 1, 2007, to an individual whose Principal Place of Abode on October 23, 2005 is located in the Hurricane Wilma Disaster Area and who has sustained an economic loss by reason of Hurricane Wilma. An individual is permitted to designate any distribution as a Qualified Hurricane Distribution. Qualified Hurricane Distributions are permitted to be periodic payments and required minimum distributions. A Qualified Hurricane Distribution is permitted to be a distribution received by an individual as a Beneficiary.

(7)         Qualified Individual.  The term “Qualified Individual” means any Qualified Hurricane Katrina Individual, any Qualified Hurricane Rita Individual, and any Qualified Hurricane Wilma Individual. For purposes of this definition:

(A)       Qualified Hurricane Katrina Individual. A “Qualified Hurricane Katrina Individual” means an individual whose Principal Place of Abode on August 28, 2005, was located in the Hurricane Katrina Disaster Area and who has sustained an economic loss by reason of Hurricane Katrina.

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(B)       Qualified Hurricane Rita Individual. A “Qualified Hurricane Rita Individual” means an individual (other than a Qualified Hurricane Katrina Individual) whose Principal Place of Abode on September 23, 2005, was located in the Hurricane Rita Disaster Area and who has sustained an economic loss by reason of Hurricane Rita.

(C)       Qualified Hurricane Wilma Individual. A “Qualified Hurricane Wilma Individual” means an individual (other than a Qualified Hurricane Katrina Individual or a Qualified Hurricane Rita Individual) whose Principal Place of Abode on October 23, 2005, was located in the Hurricane Wilma Disaster Area and who has sustained an economic loss by reason of Hurricane Wilma.

1.8            Retroactive Revocation of Prior Amendment on account of the Heinz Decision. If elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the effective date elected in the Election Form. This Section is based upon the Supreme Court decision of Central Laborers’ Pension Fund v. Heinz, et al. that was decided on June 7, 2004 and Regulation §1.411(d)-3(b)(4) that became effective June 7, 2004. The Plan is subject to the following rules and provisions:

(a)         Retroactive Revocation. As elected by the Sponsoring Employer in the Election Form, the Original Amendment is hereby revoked retroactively with respect to either (1) all accrued benefits, which are allocations that had accrued as the Applicable Amendment Date and allocations that have accrued after the Applicable Amendment Date; or (2) only accrued benefits as the Applicable Amendment Date, which are allocations that had accrued as the Applicable Amendment Date. Allocations that have accrued after the Applicable Amendment Date will continue to be subject to the restrictions with respect to the form or timing of distributions from the Plan as enumerated in the Original Amendment.

(b)         Effect of Revocation on Benefits to Affected Participants. Benefit payments (including any appropriate interest or actuarial increase) will resume to Affected Participants on the execution date of this Section in the applicable optional form of benefit.

(c)          Opportunity for Eligible Participants. An Eligible Participant must be given an opportunity to elect retroactively the commencement of payment of benefits as of the first date on which (1) this Section is effective and (2) the Participant was eligible to commence receipt of benefits. The following provisions apply to Eligible Participants:

(1)         Election Period. The election period begins within a reasonable time period after Eligible Participants have received notification of the option in accordance with paragraph (2) below and ends no sooner than six months after notification. Reasonable efforts must be taken to notify all Eligible Participants, including the use of the Internal Revenue Service Letter Forwarding Program.

(2)         Notification Requirement. The Plan must provide notice of the option set forth in this paragraph to each Eligible Participant. In addition to satisfying generally applicable notice requirements, the notice of the option to commence payment of benefits must be designed to be readily understood by the average Participant, and it must explain the period for making the election as described in subparagraph (1).

(d)         Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Affected Participant. The term “Affected Participant” means either (A) a Participant who commenced receipt of benefits and whose benefit payments had ceased as a result of the Original Amendment, or (B) a Participant who had applied for benefits (including election of the optional form of benefit) and whose application for benefits (including the form of payment) either was approved but benefits were suspended before payments commenced as a result of the Original Amendment, or was denied as a result of the Original Amendment.

(2)         Applicable Amendment Date. The term “Applicable Amendment Date” means the later of the effective date of the Original Amendment or the date that the Original Amendment was adopted.

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(3)         Eligible Participant. The term “Eligible Participant” is a Participant who (A) at any time after the Applicable Amendment Date, was eligible to commence the receipt of benefits under the Plan, determined without regard to the suspension of benefit provisions of the Original Amendment; (B) at the same time, engaged in service for which benefits were not permitted to commence, as determined taking into account the Original Amendment; and (C) is not an Affected Participant (e.g., is a Participant who did not apply for benefits).

(4)         Original Amendment. The term “Original Amendment” means a previously-executed amendment that impermissibly restricted the form or timing of distributions from the Plan.

1.9            Certain Employees of Tax Exempt Entity Excluded From 401(k) Plan or 401(m) Plan. If (a) the Plan is a Code §401(k) Plan and/or a Code §401(m) Plan; (b) the Sponsoring Employer and/or an Adopting Employer is a tax-exempt entity described in Code §403(b)(1)(A)(i); (c) the Plan excludes Employees who participate in a Code §403(b) plan; and (d) if elected by the Sponsoring Employer in the Election Form, then this Section is effective for Plan Years beginning after December 31, 1996. Employees of the tax-exempt Employer who are eligible to make Elective Deferrals to a Code §403(b) plan are treated as excludable with respect to the Code §401(k) Plan and/or the Code §401(m) Plan that is provided under the same general arrangement as the Code §401(k) Plan, pursuant to Regulation §1.410(b)-6(g)(3) that was modified July 21, 2006, provided (a) Employees of the tax-exempt Employer are not Eligible Employees in the Code §401(k) Plan and/or the Code §401(m) Plan; and (b) at least 95% of the Employees who are not Employees of the tax-exempt Employer are Eligible Employees in the Code §401(k) Plan and/or the Code §401(m) Plan.

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Article 2

Post-EGTRRA Provisions Effective 2007

2.1            Notice and Consent Requirements. This Section applies to any Notices/Forms and Participant Elections under the Plan and is effective as of January 1, 2007:

(a)         Right to Defer Distribution. Notices/Forms that relate to distributions will include a description of a Participant’s right (if any) to defer receipt of a distribution and will describe the consequences of failing to defer receipt of the distribution, pursuant to the Regulations and other guidance provided by the Treasury and/or Labor. Notices/Forms that are delivered to Participants before the 90th day after the issuance of Regulations (unless future guidance requires otherwise) will include at a minimum: (1) a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution; and (2) the portion of the summary plan description that contains any special rules that might materially affect a Participant’s decision to defer.

(b)         Electronic Notice and Consent. The use of an electronic medium to provide Notices/Forms and to make Participant Elections with respect to the Plan is permitted pursuant to the rules of this Section.

(1)         Requirements of Electronic System. The following rules relate to the design of an electronic system used to deliver Forms/Notices and to make Participant Elections:

(A)       Understandable as Paper Document.  The electronic system must be reasonably designed to provide the information in the Form/Notice to a Recipient in a manner that is no less understandable to the Recipient than a written paper document.

(B)       Significance of Form/Notice. The electronic system must be designed to alert the Recipient, at the time that a Form/Notice is provided, to the significance of the information in the Form/Notice (including identification of the subject matter of the Form/Notice), and provide any instructions needed to access the Form/Notice, in a manner that is readily understandable.

(2)         Consumer Consent Requirements. With respect to a Notice/Form, the following consumer consent requirements must be satisfied and, in accordance with E-SIGN §101(c)(6), the Notice/Form is not provided through the use of oral communication or a recording of an oral communication:

(A)       Consent to Electronic Delivery. The Recipient must affirmatively consent to the delivery of the Notice/Form using an electronic medium. This consent must be either (i) made electronically in a manner that reasonably demonstrates that the Recipient can access the Notice/Form in the electronic medium in the form that will be used to provide the notice; or (ii) made using a written paper document (or any other permitted form under the Regulations), but only if the Recipient confirms the consent electronically in a manner that reasonably demonstrates that the Recipient can access the Notice/Form in the electronic medium in the form that will be used to provide the notice.

(B)       Withdrawal of Consumer Consent. The consent under paragraph (A) to receive electronic delivery of Notices/Forms may be withdrawn by the Recipient at any time, and subsequent Notices/Forms cannot be delivered electronically.

(C)       Required Disclosure Statement. The Recipient, prior to consenting under paragraph (A), must be provided with a clear and conspicuous statement containing the following disclosures:

(i)             Right to Receive Paper Document. The statement informs the Recipient [a] of any right to have the Notice/Form provided using a written paper document or other non-electronic form; and [b] how, after having provided consent to receive the Notice/Form electronically, the Recipient may, upon request, obtain a paper copy of the Notice/Form and whether any fee will be charged for such copy.

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(ii)          Right to Withdraw Consumer Consent. The statement informs the Recipient of the right to withdraw consent to receive electronic delivery of a Notice/Form on a prospective basis at any time and explains the procedures for withdrawing that consent and any conditions, consequences, or fees in the event of the withdrawal.

(iii)       Scope of Consumer Consent. The statement informs the Recipient whether the consent to receive electronic delivery of a Notice/Form applies only to the particular transaction that gave rise to the Notice/Form or to other identified transactions that may be provided or made available during the course of the parties’ relationship. The statement may provide that a Recipient’s consent to receive electronic delivery will apply to all future Forms/Notices of the Recipient relating to the Plan until the Recipient is no longer a Participant in the Plan (or withdraws the consent).

(iv)      Description of the Contact Procedures.  The statement describes the procedures to update information needed to contact the Recipient electronically.

(v)         Hardware or Software Requirements. The statement describes the hardware and software requirements needed to access and retain the Notice/Form.

(D)       Post-Consent Change in Hardware or Software Requirements.  If there is a change in the hardware or software requirements needed to access or retain the Notice/Form after a Recipient provides consent to receive electronic delivery and such change creates a material risk that the Recipient will not be able to access or retain the Notice/Form in electronic format, then (i) the Recipient must receive a statement of [a] the revised hardware or software requirements for access to and retention of the Notice/Form; and [b] the right to withdraw consent to receive electronic delivery without the imposition of any fees for the withdrawal and without the imposition of any condition or consequence that was not previously disclosed in paragraph (C); and (ii) The Recipient must reaffirm consent to receive electronic delivery in accordance with subparagraph (A).

(E)        Exemption from Consumer Consent Requirements. If the requirements of this paragraph (E) are satisfied, then the other requirements of paragraph (2) do not apply. This paragraph (E) constitutes an exemption from the Consumer Consent Requirements of E-SIGN §101(c).

(i)             Effective Ability to Access. The electronic medium used to provide a Notice/Form must be a medium that the Recipient has the effective ability to access; and

(ii)          Free Paper Copy of Notice/Form. At the time that the Notice/Form is provided, the Recipient must be advised that he or she may request and receive the Notice/Form in writing on paper at no charge, and, upon request, that Notice/Form must be provided to the Recipient at no charge.

(3)         Participant Elections via Electronic Delivery.  Participant Elections may be made electronically, subject to the following rules:

(A)       Effective Ability to Access. The electronic medium used to make a Participant Election must be a medium that the person eligible to make the election is effectively able to access. If the appropriate individual is not effectively able to access the electronic medium for making the Participant Election, then the Participant Election will not be treated as made available to that individual.

(B)       Authentication. The electronic system used in making Participant Elections must be reasonably designed to preclude any person other than the appropriate individual from making the election, based upon the facts and circumstances, including, but not limited to, whether the Participant Election has the potential for a conflict of interest between the individuals involved in the election.

(C)       Opportunity to Review. The electronic system used in making Participant Elections must provide the person making the Participant Election with a reasonable opportunity to review, confirm, modify, or rescind the terms of the election before the election becomes effective.

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(D)       Confirmation of Action. The person making the Participant Election must receive, within a reasonable time, a confirmation of the effect of the election through a written paper document or an electronic medium under a system that satisfies the requirements of subparagraph (2) above.

(E)        Witnessing by a Plan Representative or Notary Public. If a Participant Election is required to be witnessed by a Plan representative or a notary public (such as a spousal consent under Code §417), then the signature of the individual making the Participant Election must be witnessed in the physical presence of a Plan representative or a notary public. An electronic notarization acknowledging a signature (in accordance with E-SIGN §101(g) and state law applicable to notary publics) will be given legal effect if the signature of the individual is witnessed in the physical presence of a notary public. Future guidance by the Treasury will apply to this paragraph, without the necessity of amending this paragraph.

(4)         Non-applicability of Rules. The rules of this Section do not apply to any notice, election, consent, disclosure, or obligation required under the provisions of Title I or IV of ERISA, over which the Department of Labor or the Pension Benefit Guaranty Corporation has interpretative and enforcement authority. The rules in this Section also do not apply to Code §411(a)(3)(B) (relating to suspension of benefits) or any other Code provision over which Department of Labor or the Pension Benefit Guaranty Corporation has similar interpretative authority.

(5)         Retention of Electronic Records. If an electronic record of a Notice/Form or a Participant Election is not maintained in a form that is capable of being retained and accurately reproduced for later reference, then the legal effect, validity, or enforceability of such electronic record may be denied, pursuant to E-SIGN §101(e).

(c)          Notification Period. With respect to any Notice/Form that describes the Normal Form of Distribution and/or the Optional Forms of Distribution, and any Participant Election with respect to any distribution delivered to a Participant, the window for giving such Notice/Forms and Participant Elections will begin not later than 180 days and not earlier than 30 days prior to the Annuity Starting Date (unless future guidance requires/permits otherwise).  Notwithstanding anything in this Section to the contrary, distribution of a benefit may begin less than 30 days after such Notice/Form and/or Participant Election is given if (1) the Administrator clearly informs the Participant that he or she has a right to a period of at least 30 days after receiving such Notice/Form and/or Participant Election to consider the decision of whether or not to elect a distribution; (2) the Participant, after receiving such Notice/Form and/or Participant Election, affirmatively elects a distribution (or a particular distribution option); and (3) if the Plan is a money purchase plan or the Normal Form of Distribution is a Qualified Joint and Survivor Annuity, the Participant does not revoke the election at any time prior to the expiration of the 7-day period that begins on the date such Notice/Form and/or Participant Election is given.

(d)         Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Notice/Form. The term “Notice/Form” means any notice, report, statement, or other document required to be provided to a Recipient under this Plan.

(2)         Participant Election.  The term “Participant Election” includes any consent, election, request, agreement, or similar communication made by or from a Participant, Beneficiary, alternate payee, or an individual entitled to benefits under the Plan.

(3)         Recipient. The term “Recipient” means a Plan Participant, Beneficiary, Employee, alternate payee, or any other person to whom a Notice/Form is to be provided.

2.2            Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election, this Section is effective for tax years beginning after December 31, 2006 (except as otherwise provided). If the $500 threshold is elected by the Sponsoring Employer in the Election Form, then (a) a Distributee may elect, at the time and in the manner prescribed by the Plan, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; and (b) if an Eligible Rollover Distribution is less than $500, then a Distributee

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may not make the election described in clause (a) to rollover a portion of the Eligible Rollover Distribution. If the $500 threshold is not elected by the Sponsoring Employer in the Election Form, then a Distributee may elect, at the time and in the manner prescribed by the Plan, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(a)         Voluntary and Mandatory Employee Contributions as Eligible Rollover Distributions.  An Eligible Rollover Distribution may include Voluntary Employee Contributions, Mandatory Employee Contributions, or other nontaxable amounts which are not includible in gross income; however, the portion of an Eligible Rollover Distribution attributable to Voluntary Employee Contributions, Mandatory Employee Contributions, or other nontaxable amounts can be paid only in a direct Trustee-to-trustee transfer to (1) an individual retirement account or annuity described in Code §408(a) or Code §408(b); (2) a qualified defined contribution plan described in Code §401(a) or Code §403(a); (3) effective for tax years beginning after December 31, 2006, a qualified defined benefit plan described in Code §401(a) or Code §403(a); or (4) effective for tax years beginning after December 31, 2006, to an annuity contract described in Code §403(b). Such transferee plan, trust, IRA or contract must provide separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Furthermore, in accordance with the Job Creation and Worker Assistance Act of 2002, when a distribution includes Voluntary Employee Contributions, Mandatory Employee Contributions, or other nontaxable amounts which are not includible in gross income, the amount that is rolled over will first be attributed to amounts includible in gross income.

(b)         Direct Rollover Rules for Roth Elective Deferral Account. If the Plan permits Roth Elective Deferrals to be made on behalf of Participants, then the provisions of this paragraph apply to the Plan. The Plan will not provide for a Direct Rollover for distributions from a Participant’s Roth Elective Deferral Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral Account is not taken into account in determining whether distributions from the other Participant’s Account(s) are reasonably expected to total less than $200 during a year. Furthermore, if the $500 threshold is elected by the Sponsoring Employer in the Election Form, then the provision of this Section that allows a Participant to elect a Direct Rollover of only a portion of an Eligible Rollover Distribution (but only if the amount rolled over is at least $500) is applied by treating any amount distributed from the Participant’s Roth Elective Deferral Account as a separate distribution from any amount distributed from the other Participant’s Account(s), even if the amounts are distributed at the same time.

(c)          Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Direct Rollover. The term “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan that is specified by the Distributee.

(2)         Distributee.  The term “Distributee” means an Employee or former Employee.  In addition, an Employee’s or former Employee’s surviving Spouse and an Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code §414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

(3)         Eligible Retirement Plan. The term “Eligible Retirement Plan” means, with respect to any portion of an Eligible Rollover Distribution that is paid in a Direct Rollover: (A) an individual retirement account described in Code §408(a); (B) an individual retirement annuity described in Code §408(b); (C) an annuity plan described in Code §403(a); (D) an annuity contract described in Code §403(b); (E) a qualified trust described in Code §401(a); (F) an eligible deferred compensation plan under Code §457(b) which is maintained by a State (or Commonwealth), a political subdivision of a State (or Commonwealth), or any agency or instrumentality of a State (or Commonwealth) or political subdivision of a State (or Commonwealth); and which agrees to separately account for amounts transferred into such plan from this Plan; or (G) effective January 1, 2008, a Roth individual retirement account as described in Code §408A(b), subject to the restrictions of Code §408A(c)(3)(B) for tax years beginning prior to January 1, 2010. This definition of Eligible Retirement Plan will also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p); such distribution will be made in the same manner as if the Spouse was the Employee. If any portion of an Eligible Rollover Distribution

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is attributable to payments or distributions from an individual’s Roth Elective Deferral Account (or the segregated portion of an individual’s Rollover Contribution Account that is attributable to Roth Elective Deferrals), then an Eligible Retirement Plan with respect to such portion will only be either another plan’s designated Roth account of the individual from whose account the payments or distributions were made, or such individual’s Roth individual retirement account as described in Code §408A(b).

(4)         Eligible Rollover Distribution. The term “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent that such distribution is a required minimum distribution under Code §401(a)(9); (C) if applicable to the Plan, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); (D) if applicable to the Plan, corrective distributions of: (i) Excess Deferrals as described in Regulation §1.402(g)—1(e)(3) including any income allocable to such corrective distributions; (ii) Excess Contributions under a 401(k) Plan described in Regulation §1.401(k)—1(f)(4) including any income allocable to such corrective distributions; and (iii) Excess Aggregate Contributions described in Regulation §1.401(m)—2(b)(2) including any income allocable to such distributions; (E) if applicable to the Plan, loans that are treated as deemed distributions pursuant to Code §72(p) (F) if applicable to the Plan, dividends paid on Employer securities as described in Code §404(k); (G) if applicable to the Plan, the costs of life insurance coverage (P.S. 58 costs); (H) if applicable to the Plan, prohibited allocations that are treated as deemed distributions pursuant to Code §409(p); (I) if applicable to the Plan, the portion of any distribution which is attributable to a financial hardship distribution; (J) if applicable to the Plan, effective for Plan Years beginning on or after January 1, 2008, a distribution that is a permissible withdrawal from an eligible automatic contribution arrangement within the meaning of Code §414(w); and (K) any other distribution that is reasonably expected to total less than $200 during a year.

2.3            Qualified Domestic Relations Orders.  This Section is effective as of April 6, 2007. The term “Qualified Domestic Relations Order” or “QRDO” is amended to include (a) an order that is issued with respect to another domestic relations order or QDRO, including an order that revises or amends a prior order; (b) an order issued after the Participant’s Annuity Starting Date or death; or (c) an order that names as the alternate payee a person deemed financially dependent upon the Participant, provided that the other requirements for a QDRO as set forth in the Plan’s QDRO procedure and/or as defined in Code §414(p) are satisfied.

2.4            Determination Whether Partial Termination of the Plan Has Occurred. The determination of whether a partial termination of the Plan has occurred under Code §411(d)(3) depends on the facts and circumstances, pursuant to Revenue Ruling 2007-43. This determination is based upon the following provisions:

(a)         Extent to which Participants have a Termination of Employment. If the Turnover Rate is at least 20 percent, there is a presumption that a partial termination of the Plan has occurred.

(b)         Transfer to Affiliated Employer. Employees who have a Termination of Employment with the Employer on account of a transfer to an Affiliated Employer are not considered as having a Termination of Employment for purposes of calculating the Turnover Rate, if those Employees continue to be covered by the Plan or a plan that is a continuation of the Plan under which they were previously covered.

(c)          Facts and Circumstances.  Whether a partial termination of the Plan occurs on account of Participant turnover (and the time of such event) depends on all the facts and circumstances in a particular case. Facts and circumstances indicating that the Turnover Rate for an Applicable Period is routine for the Employer favor a finding that there is no partial termination for that Applicable Period. For this purpose, information as to the Turnover Rate in other Applicable Periods and the extent to which Employees who Terminated Employment were actually replaced, whether the new Employees performed the same functions, had the same job classification or title, and received comparable Compensation are relevant to determining whether the turnover is routine for the Employer.

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(d)         Effect of Partial Termination. If a partial termination occurs on account of turnover during an Applicable Period, then all Participants who had a Termination of Employment during the Applicable Period must be fully Vested in the amounts credited to their Participant’s Accounts.

(e)          Other Circumstances that May Trigger Partial Termination. A partial termination of the Plan can also occur for reasons other than turnover. A partial termination can occur due to Plan amendments that adversely affect the rights of Employees to Vest in benefits under the Plan, or Plan amendments that exclude a group of Employees who have previously been covered by the Plan.

(f)           Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Applicable Period. The term “Applicable Period” means a period that depends upon the facts and circumstances: the Applicable Period is a Plan Year (or, if a Plan Year that is less than 12 consecutive months, then the Plan Year plus the immediately preceding Plan Year) or a longer period if there are a series of related Terminations of Employment.

(2)         Employer-Initiated Termination of Employment. The term “Employer-Initiated Termination of Employment” means generally any Termination of Employment other than a Termination of Employment on account of death, Disability, or retirement on or after Normal Retirement Age. An Employee’s Termination of Employment is an Employer-Initiated Termination of Employment even if it is caused by an event outside of the Employer’s control, such as Termination of Employment due to depressed economic conditions. In certain situations, the Employer may be able to verify that a Termination of Employment is not an Employer-Initiated Termination of Employment; a claim that a Termination of Employment is purely voluntary can be supported through items such as information from personnel files, Employee statements, and other corporate records.

(3)         Turnover Rate. The term “Turnover Rate” means the percentage equal to the number of Participants who had an Employer-Initiated Termination of Employment during the Applicable Period, divided by the sum of (A) all Participants at the start of the Applicable Period, plus (B) the Employees who became Participants during the Applicable Period. All Participants are taken into account in calculating the Turnover Rate, including Vested Participants and non Vested Participants.

2.5            Code §415 Limitations Under the Final Code §415 Regulations. This Section is effective as of the first day of the first Limitation Year beginning on or after July 1, 2007 except as may otherwise be provided herein, and this Section applies for all Plan purposes.

(a)         Maximum Annual Addition. The maximum Annual Addition made to a Participant’s Account maintained under the Plan for any Limitation Year will not exceed the lesser of the Dollar Limitation set forth in paragraph (a)(1) or the Compensation Limitation set forth in paragraph (a)(2), as adjusted in the remainder of this Section (a), as follows:

(1)         Dollar Limitation. The Dollar Limitation is $40,000, as adjusted by the Treasury in accordance with Code §415(d).

(2)         Compensation Limitation.  The Compensation Limitation is an amount equal to 100% of the Participant’s Code §415(c)(3) Compensation for the Limitation Year. However, this limitation will not apply to any contribution made for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) after separation from service which is otherwise treated as an Annual Addition under Code §415(l)(1) or Code §419A(d)(2).

(3)         Adjustments to Maximum Annual Addition. In applying the limitation on Annual Additions set forth herein, the following adjustments must be made:

(A)       Short Limitation Year. In a Limitation Year of less than 12 months, the Defined Contribution Dollar Limitation in paragraph (a)(1) will be adjusted by multiplying it by the ratio that the number of months in the short Limitation Year bears to 12.

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(B)       Plans with Different Limitation Years.  If a Participant participates in multiple Defined Contribution Plans sponsored by the Employer with different Limitation Years, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant’s accounts in the other plans for such Limitation Year.

(C)       Plans with the Same Limitation Year.  If a Participant participates in multiple Defined Contribution Plans sponsored by the Employer which have the same Limitation Year, then (i) if only one of the plans is subject to Code §412, Annual Additions will first be credited to the Participant’s accounts in the plan so subject; and (ii) if none of the plans are subject to Code §412, the maximum Annual Addition in this Plan for a given Limitation Year will either [a] equal the product of the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant’s account, multiplied by the ratio that the Annual Additions which would be credited to a Participant’s accounts hereunder without regard to the limitations regarding the Aggregation of Plans in paragraph (b) bears to the Annual Additions for all plans described in this paragraph, or [b] be reduced by the Annual Additions credited to the Participant’s accounts in the other plans for such Limitation Year.

(D)       Adjustment for Excessive Annual Additions. If for any Limitation Year the Annual Additions allocated to a Participant’s Account exceeds the maximum Annual Addition permitted under this Section, then the Sponsoring Employer will follow the rules of any Employee Plans Compliance Resolution System (EPCRS) that is issued by the Internal Revenue Service.

(b)         Aggregation of Plans. This Section (b) aggregates plans for purposes of applying the provisions of this Section and the rules of Regulation §1.415(f)-1.

(1)         General Rule. Except as provided in this Section and Regulation §1.415(f)-1, for purposes of applying the limitations of this Section and Code §415(c) applicable to a Participant for a particular Limitation Year (A) all Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a predecessor Employer) under which the Participant receives Annual Additions are treated as one Defined Contribution Plan; and (B) all 403(b) annuity contracts purchased by an Employer (including plans purchased through salary reduction contributions) for the Participant are treated as one 403(b) annuity contract.

(2)         Affiliated Employers and Leased Employees. All Employees of all Affiliated Employers are treated as employed by a single Employer for Code §415 purposes. Any Defined Contribution Plan maintained by any Affiliated Employer is deemed maintained by all Affiliated Employers. Furthermore, under Code §414(n), with respect to any recipient for whom a Leased Employee performs services, the Leased Employee is treated as an Employee of the recipient, but contributions or benefits provided by the leasing organization that are attributable to services performed for the recipient are treated as provided under the plan maintained by the recipient. However, under Code §414(n)(5), the rule of the previous sentence does not apply to a Leased Employee with respect to services performed for a recipient if (A) the Leased Employee is covered by a plan that is maintained by the leasing organization and that meets the requirements of Code §414(n)(5)(B); and (B) Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated workforce.

(3)         Formerly Affiliated Plan of an Employer. A Formerly Affiliated Plan of an Employer is taken into account for purposes of applying the aggregation rules of this Section to the Employer, but the Formerly Affiliated Plan of an Employer is treated as if it had terminated immediately prior to the cessation of affiliation, and had purchased annuities to provide benefits.  For purposes of this paragraph, the term “Formerly Affiliated Plan of an Employer” means a plan that, immediately prior to the Cessation of Affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2)), and immediately after the Cessation of Affiliation, is not actually maintained by any of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, the term “Cessation of Affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single Employer under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2) (such as

17

the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the Employer under the employer affiliation rules of Regulation §1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(4)         Predecessor Employer. For purposes of Code §415 and Regulations promulgated thereunder, a former employer is a predecessor employer with respect to a Participant in the Plan maintained by the Employer if the Employer maintains the Plan under which the Participant had accrued a benefit while performing services for the former employer (for example, the Employer assumed sponsorship of the former employer’s plan, or the Plan received a transfer of benefits from the former employer’s plan), but only if that benefit is provided under the Plan maintained by the Employer. In applying the limitations of Code §415 to a Participant in the Plan maintained by the Employer, the Plan must take into account benefits provided to the Participant under plans that are maintained by the predecessor employer and that are not maintained by the Employer; the Employer and predecessor employer constituted a single Employer under the rules described in Regulation §1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (as if they constituted two, unrelated employers under the rules described in Regulation §1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship. However, with respect to the Employer of the Participant, a former entity that antedates the Employer is a predecessor employer with respect to the Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity. This occurs where formation of the Employer constitutes a mere formal or technical change in the employment relationship and continuity otherwise exists in the substance and administration of the business operations of the former entity and the Employer.

(5)         Nonduplication. In applying the limitations of Code §415 to the Plan maintained by an Employer, if the Plan is aggregated with another plan pursuant to the aggregation rules of this Section, then a Participant’s benefits are not counted more than once in determining the Participant’s aggregate Annual Additions, pursuant to the rules of Regulation §1.415(f)-1(d)(1).

(6)         Previously Unaggregated Plans. The following rule applies to situations in which two or more existing plans, which previously were not required to be aggregated pursuant to Code §415(f), are aggregated during a particular Limitation Year and, as a result, the limitations of Code §415(b) or (c) are exceeded for that Limitation Year. Two or more Defined Contribution Plans that are not required to be aggregated pursuant to Code §415(f) as of the first day of a Limitation Year satisfy the requirements of Code §415 with respect to a Participant for the Limitation Year if they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant’s Account after the date on which the plans are required to be aggregated.

(7)         Multiple Plan Fraction. The provisions of Code §415(e) shall not apply to this Plan for Limitation Years beginning on or after January 1, 2000 (or, if later, the first day of the Limitation Year in which Code §415(e) is not applicable to the Plan in whole or in part, pursuant to the provisions of the prior Plan document or separate Plan amendment).

(c)          Definitions. As used in this Section and for all Plan purposes, the following words and phrases have the following meanings:

(1)   Annual Additions. The term “Annual Additions” means the sum of the following amounts credited to a Participant’s Account for the Limitation Year:

(A)       Amounts That Are Included. The following amounts are included as Annual Additions: (i) Employer contributions, even if such contributions are Excess Contributions (as described in Code §401(k)(8)(B)) or Excess Aggregate Contributions (as described in Code §401(m)(6)(B)), or such Excess Contributions or Excess Aggregate Contributions are corrected through distribution; (ii) Employee Contributions, including Mandatory Employee Contributions (as defined in Code §411(c)(2)(C) and the Regulations thereunder) and Voluntary Employee Contributions; (iii) Forfeitures; (iv) contributions allocated to any individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan established pursuant to Code §401(h) and maintained by the Employer; (v) amounts attributable to post-retirement medical benefits allocated

18

to a separate account for a Key Employee (any Employee who, at any time during the plan year or any preceding plan year, is or was a Key Employee pursuant to Code §419A(d)), maintained by the Employer; and (vi) effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, the difference between the value of any assets transferred to the Plan and the consideration, where an Employee or the Employer transfers assets to the Plan in exchange for consideration that is less than the fair market value of the assets transferred to the Plan.

(B)       Amounts That Are Not Included. Notwithstanding subparagraph (A), a Participant’s Annual Additions do not include the following: (i) the restoration of an Employee’s accrued benefit by the Employer under Code §411(a)(3)(D) or Code §411(a)(7)(C) or resulting from the repayment of cashouts (as described in Code §415(k)(3)) under a governmental plan (as defined in Code §414(d)) for the Limitation Year in which the restoration occurs, regardless of whether the Plan restricts the timing of repayments to the maximum extent allowed by Code §411(a); (ii) Catch-Up Contributions made under Code §414(v) and Regulation §1.414(v)-1; (iii) effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, a Restorative Payment that is allocated to a Participant’s Account. For purposes of this clause, the term “Restorative Payment” means a payment made to restore some or all of the Plan’s losses resulting from an action (or a failure to act) by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified Defined Contribution Plan. Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under Title I of ERISA are not Restorative Payments and generally constitute contributions that give rise to Annual Additions; (iv) Excess Elective Deferrals that are distributed in accordance with Regulation §1.402(g)-1(e)(2) or (3); (v) Rollover Contributions (as described in Code §401(a)(31), §402(c)(1), §403(a)(4), §403(b)(8), §408(d)(3), and §457(e)(16)); (vi) repayments of loans made to a Participant from the Plan; (vii) repayments of prior Plan distributions described in Code §411(a)(7)(B) (in accordance with Code §411(a)(7)(C)) and Code §411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code §414(d)) as described in Code §415(k)(3); (viii) Transfer Contributions from a qualified plan to a Defined Contribution Plan; (ix) the reinvestment of dividends on Employer securities under an employee stock ownership plan pursuant to Code §404(k)(2)(A)(iii)(II); and (x) Employee contributions to a qualified cost of living arrangement within the meaning of Code §415(k)(2)(B).

(2)         Code §415(c)(3) Compensation. The term “Code §415(c)(3) Compensation” means, for the specific purposes and as elected by the Sponsoring Employer in the Election Form, either Form W-2 Compensation, Code §3401 Compensation, Safe Harbor Code §415 Compensation, or Statutory Code §415 Compensation during the entire Compensation Determination Period that statutorily applies, subject to the following rules:

(A)       Exclusions to Compensation Do Not Apply. Code §415(c)(3) Compensation includes any amounts that may be excluded from Compensation for purposes of allocation purposes.

(B)       Inclusion of Certain Amounts. Code §415(c)(3) Compensation includes any Elective Deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(C)       Treatment of Post-Severance Compensation. Effective January 1, 2005, Code §415(c)(3) Compensation includes Post-Severance Compensation.

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(D)       Code §401(a)(17) Annual Compensation Limit. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, Code §415(c)(3) Compensation for any Limitation Year shall not exceed the Code §401(a)(17) Compensation Limit that applies to that Limitation Year. If the Limitation Year is not the calendar year, then the Code §401(a)(17) Compensation Limit that applies to such Limitation Year is the Code §401(a)(17) Compensation Limit in effect for the respective calendar year in which such Limitation Year begins.

(E)        Compensation Earned in Limitation Year but Paid in Next Limitation Year. If elected by the Sponsoring Employer in the Election Form, then effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, Code §415(c)(3) Compensation for any Limitation Year will include any amounts earned during that Limitation Year but not paid during that Limitation Year solely because of the timing of pay periods and pay dates if: (i) these amounts are paid during the first few weeks of the next Limitation Year; (ii) the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and (iii) no Code §415(c)(3) Compensation is included in more than one Limitation Year.

(F)         Self-Employed Individuals. Code §415(c)(3) Compensation of a Self-Employed Individual will be equal to his or her Earned Income, plus amounts deferred at the election of the Self-Employed Individual that would be includible in gross income but for the rules of Code §402(e)(3), §402(h)(1)(B), §402(k), or §457(b).

(3)         Defined Contribution Plan. The term “Defined Contribution Plan” means a defined contribution plan within the meaning of Code §414(i) (including the portion of a plan treated as a defined contribution plan under the rules of Code §414(k)) that is (A) a plan described in Code §401(a) which includes a trust which is exempt from tax under Code §501(a); (B) an annuity plan described in Code §403(a); (C) a simplified employee pension described in Code §408(k); (D) an arrangement which is treated as a Defined Contribution Plan for purposes of this Section, Code §415 and the Regulations promulgated thereunder, according to the following rules: (i) Mandatory Employee Contributions (as defined in Code §411(c)(2)(C) and Regulation §1.411(c)-1(c)(4), regardless of whether the Plan is subject to the requirements of Code §411) to a defined benefit plan, are treated as contributions to a Defined Contribution Plan. For this purpose, contributions that are picked up by the Employer as described in Code §414(h)(2) are not considered Employee Contributions; (ii) contributions allocated to any individual medical benefit account which is part of a pension or annuity plan established pursuant to Code §401(h) are treated as contributions to a Defined Contribution Plan pursuant to Code §415(l)(1); (iii) amounts attributable to post-retirement medical benefits allocated to an account established for a Key Employee (any Employee who, at any time during the plan year or any preceding plan year, is or was a Key Employee pursuant to Code §419A(d)(1)) are treated as contributions to a Defined Contribution Plan pursuant to Code §419A(d)(2); and (iv) Annual Additions under an annuity contract described in Code §403(b) are treated as Annual Additions under a Defined Contribution Plan.

(4)         Safe Harbor Code §415 Compensation. The term “Safe Harbor Code §415 Compensation” means an Employee’s compensation determined under Regulation §1.415(c)-2(d)(2), to wit: the Employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code §125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c); and in the case of an Employee who is an Employee within the meaning of Code §401(c)(1) and Regulations promulgated under Code §401(c)(1), the Employee’s Earned Income (as described in Code §401(c)(2) and Regulations promulgated under Code §401(c)(2)), plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code §402(e)(3), 402(h)(1)(B), 402(k), or 457(b); An Employee’s Safe Harbor Code §415 Compensation will be determined in accordance with the following provisions:

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(A)       Exclusion of Certain Amounts. Safe Harbor Code §415 Compensation does not include (1) Contributions (other than elective contributions described in Code §402(e)(3), §408(k)(6), §408(p)(2)(A)(i), or §457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Safe Harbor Code §415 Compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to a nonqualified unfunded deferred compensation plan are Safe Harbor Code §415 Compensation in the year the amounts are actually received, but only to the extent such amounts are includible in the Employee’s gross income; (2) Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Regulation §1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture pursuant to Code §83 and Regulations promulgated under Code §83); (3) Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Regulation §1.421-1(b)); (4) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125); and (5) Other items of remuneration that are similar to any of the items listed in clauses (1) through (4) of this paragraph.

(B)       Inclusion of Certain Amounts. Safe Harbor Code §415 Compensation includes any Elective Deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(C)       Treatment of Post-Severance Compensation. Effective January 1, 2005, Safe Harbor Code §415 Compensation includes Post-Severance Compensation.

(5)         Statutory Code §415 Compensation. The term “Statutory Code §415 Compensation” means, in applying the Code §415 limits, an Employee’s compensation as determined under Regulation §1.415(c)-2(b) and (c), to wit:

(A)       Amounts Includable. Statutory Code §415 Compensation includes remuneration for services of the following types: (1) The Employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code §125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation §1.62-2(c); (2) In the case of an Employee who is an Employee within the meaning of Code §401(c)(1) and Regulations promulgated under Code §401(c)(1), the Employee’s Earned Income (as described in Code §401(c)(2) and Regulations promulgated under Code §401(c)(2)), plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code §402(e)(3), 402(h)(1)(B), 402(k), or 457(b); (3) Amounts described in Code §104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the Employee; (4) Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code §217; (5) The value of a nonstatutory option (which is an option other than a statutory option as defined in Regulation §1.421-1(b)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; (6) The

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amount includible in the gross income of an Employee upon making the election described in Code §83(b); and (7) Amounts that are includible in the gross income of an Employee under the rules of Code §409A or §457(f)(1)(A) or because the amounts are constructively received by the Employee.

(B)       Exclusion of Certain Amounts. Statutory Code §415 Compensation does not include (1) Contributions (other than elective contributions described in Code §402(e)(3), §408(k)(6), §408(p)(2)(A)(i), or §457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Statutory Code §415 Compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to a nonqualified unfunded deferred compensation plan are Statutory Code §415 Compensation in the year the amounts are actually received, but only to the extent such amounts are includible in the Employee’s gross income; (2) Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Regulation §1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture pursuant to Code §83 and Regulations promulgated under Code §83); (3) Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Regulation §1.421-1(b)); (4) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125); and (5) Other items of remuneration that are similar to any of the items listed in clauses (1) through (4) of this paragraph.

(C)       Inclusion of Certain Amounts. Statutory Code §415 Compensation includes any Elective Deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(D)       Treatment of Post-Severance Compensation. Effective January 1, 2005, Statutory Code §415 Compensation includes Post-Severance Compensation.

(6)         Post-Severance Compensation. The term “Post-Severance Compensation” means, for Limitation Years beginning on or after July 1, 2007, the following amounts that would have been included as Code §415(c)(3) Compensation if the amounts were paid prior to the Employee’s Termination of Employment and that are paid to the Employee by the later of 2½ months after Termination of Employment or the end of the Limitation Year that includes the Employee’s date of Termination of Employment:

(A)       Regular Pay After Termination. Regular pay after Termination of Employment will be considered Post-Severance Compensation if (i) the payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and (ii) the payment would have been paid prior to Termination of Employment if the Employee had continued in employment with the Employer.

(B)       Leave Cashouts and Deferred Compensation. If elected by the Sponsoring Employer in the Election Form, then leave cashouts and deferred compensation will be considered Post-Severance Compensation if the amount is either (i) payment for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued; or (ii) received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the Employee’s gross income.

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(C)       Imputed Compensation when Participant Becomes Disabled. If elected by the Sponsoring Employer in the Election Form and a Participant in a Defined Contribution Plan becomes permanently and totally disabled as defined in Code §22(e)(3), then notwithstanding anything in the Plan or this Section to the contrary, Code §415(c)(3) Compensation will be imputed during the time the Participant is permanently and totally disabled. The rate that Code §415(c)(3) Compensation will be imputed to such Participant is equal to the rate of Code §415(c)(3) Compensation that was paid to the Participant immediately before becoming permanently and totally disabled. The total period in which Code §415(c)(3) Compensation will be imputed to a Participant in the Defined Contribution Plan who becomes permanently and totally disabled will be determined pursuant to a nondiscriminatory policy established by the Administrator; however, if Code §415(c)(3) Compensation is imputed to a Participant who is a Highly Compensated Employee pursuant to this paragraph, then the continuation of any Non-Safe Harbor Non-Elective Contributions to such Participant will be for a fixed or determinable period pursuant to Code §415(c)(3)(C).

(D)       Continuation of Compensation while in Qualified Military Service. If elected by the Sponsoring Employer in the Election Form, then notwithstanding anything in the Plan or this Section to the contrary, Code §415(c)(3) Compensation includes payments by the Employer to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code §414(u)(1)), to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

2.6            Vesting of Non-Safe Harbor Non-Elective Contribution Accounts. If elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the first day of the first Plan Year beginning after December 31, 2006. This Section applies to the Non-Safe Harbor Non-Elective Contribution Accounts of the Plan, subject to the following rules and provisions:

(a)         Participants to Whom the Post-2006 Vesting Schedule Relates. As elected by the Sponsoring Employer in the Election Form, the Post-2006 Vesting Schedule applies to the Non-Safe Harbor Non-Elective Contribution Account of either: (1) any Participant who completes an Hour of Service during any Plan Year beginning after December 31, 2006; or (2) any Participant (regardless of whether such Participant has Terminated Employment) who has a Non-Safe Harbor Non-Elective Contribution Account balance during any Plan Year beginning after December 31, 2006 and whose Non-Safe Harbor Non-Elective Contribution Account has not become subject to the Forfeiture provisions of the Plan prior to the first day of the first Plan Year beginning after December 31, 2006.

(b)         Account Balances to Which the Post-2006 Vesting Schedule Relates. As elected by the Sponsoring Employer in the Election Form, the Post-2006 Vesting Schedule applies to either (1) the entire Non-Safe Harbor Non-Elective Contribution Account; or (2) the portion of the Non-Safe Harbor Non-Elective Contribution Account to which is allocated Non-Safe Harbor Non-Elective Contributions, Forfeitures, and earnings for Plan Years beginning after December 31, 2006 (and subsequent earnings attributable to such allocations). The portion of the Non-Safe Harbor Non-Elective Contribution Account to which was allocated Non-Safe Harbor Non-Elective Contributions, Forfeitures, and earnings for Plan Years beginning prior to January 1, 2007 (and subsequent earnings attributable to such allocations) will remain subject to the Pre-2007 Vesting Schedule without regard to this Section or the Vesting schedule selected in the current Plan document that applies to Non-Safe Harbor Non-Elective Contribution Accounts.

(c)          Protection of Participant’s Vested Interest. This Section will not directly or indirectly reduce a Participant’s Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account. Notwithstanding the foregoing, in the case of an Employee who is a Participant as of the later of (1) the date that this Section is adopted or (2) the date that this Section becomes effective, the Participant’s Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account determined as of such date will not be less than the Participant’s Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account computed by using the Pre-2007 Vesting Schedule.

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(d)         Participant’s Special Election. Any Participant with at least three Years of Service or 1-Year Periods of Service, as applicable, for Vesting purposes may, by filing a written request with the Administrator, elect to have the Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account computed by using the Pre-2007 Vesting Schedule. A Participant who fails to make an election will have the Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account computed by using the Post-2006 Vesting Schedule. The period in which the election may be made will begin on the date that this Section is adopted or is deemed to have been made and will end on the latest of: (1) sixty days after this Section is adopted; (2) sixty (60) days after this Section becomes effective; or (3) sixty days after the Participant is given written notice of this Section by the Sponsoring Employer or Administrator. However, no election need be provided to any Participant whose Vested percentage on and after the first day of the first Plan Year beginning after December 31, 2006, at any time is not less than the Vested percentage computed by using the Pre-2007 Vesting Schedule. Notwithstanding anything in this Section to the contrary, a Participant with at least three Years of Service or 1-Year Periods of Service, as applicable, for Vesting purposes will be provided at all times with a Vested percentage of his or her Non-Safe Harbor Non-Elective Contribution Account that is not less than the Vested percentage of his or her Non-Safe Harbor Non-Elective Contribution Account computed by using Post-2006 Vesting Schedule and the Vesting percentage of his or her Non-Safe Harbor Non-Elective Contribution Account computed by using the Pre-2007 Vesting Schedule.

(e)          Application of this Section to the Participant’s Account. If the Plan is a profit sharing volume submitter plan, a money purchase volume submitter plan, or a target benefit volume submitter plan, then the “Employer’s contribution” is substituted for the “Non-Safe Harbor Non-Elective Contribution;” and the “Participant’s Account” is substituted for the “Non-Safe Harbor Non-Elective Contribution Account” throughout this Section. Furthermore, if the Plan had Prevailing Wage Accounts that did not comply with the Vesting requirements of PPA§ 904 as of the first day of the first Plan Year beginning after December 31, 2006, then the “Prevailing Wage Contribution” is substituted for the “Non-Safe Harbor Non-Elective Contribution;” and the “Prevailing Wage Account” is substituted for the “Non-Safe Harbor Non-Elective Contribution Account” throughout this Section

(f)           Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Post-2006 Vesting Schedule. The term “Post-2006 Vesting Schedule” means the Vesting schedule that applies to the Non-Safe Harbor Non-Elective Contribution Accounts as set forth in the Plan document.

(2)         PPA. The term “PPA” means the Pension Protection Act of 2006.

(3)         Pre-2007 Vesting Schedule. The term “Pre-2007 Vesting Schedule” means the Vesting schedule that applied to the Non-Safe Harbor Non-Elective Contribution Accounts which was enumerated in the prior Plan document. As elected by the Sponsoring Employer in the Election Form, the Pre-2007 Vesting Schedule was either subparagraphs (A), (B) or (C) below:

(A) 7 Year Graded.	1 Year/Period of Service	0%	Vested Interest
	2 Years/Periods of Service	0%	Vested Interest
	3 Years/Periods of Service	20%	Vested Interest
	4 Years/Periods of Service	40%	Vested Interest
	5 Years/Periods of Service	60%	Vested Interest
	6 Years/Periods of Service	80%	Vested Interest
	7 Years/Periods of Service	100%	Vested Interest

(B) 5 Year Cliff.	1 Year/Period of Service	0%	Vested Interest
	2 Years/Periods of Service	0%	Vested Interest
	3 Years/Periods of Service	0%	Vested Interest
	4 Years/Periods of Service	0%	Vested Interest
	5 Years/Periods of Service	100%	Vested Interest

(C) Other. A Participant’s Non-Safe Harbor Non-Elective Contribution Account will be Vested in accordance with the schedule selected in the Election Form, provided that any schedule selected for a non-Top Heavy Plan Year must be at least as favorable as either the 7 Year Graded Vesting schedule or the 5 Year Cliff Vesting schedule of set forth in (A) or (B) above.

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2.7            Diversification. If all or a portion of a Participant’s Account is invested in Employer Securities on or after the first day of the first Plan Year beginning after December 31, 2006, then this Section is effective as of the first day of the first Plan Year beginning after December 31, 2006, and the Plan is subject to the following:

(a)         General Divestment Provisions. Subject to paragraph (b) below, the Participant (and the Participant’s Beneficiary who has an account in the Plan with respect to which the Beneficiary is entitled to exercise the rights of the Participant) may elect to divest the Participant’s Account of Employer Securities and reinvest the proceeds in alternative investment options described in paragraph (c) below. Notice must be given to Participants and/or Beneficiaries not later than 30 days prior to the date on which they will have the right to divest Employer Securities. Furthermore, this paragraph applies to a Participant’s Voluntary Employee Contribution Account, Mandatory Employee Contribution Account, and/or Elective Deferral Account, if applicable to the Plan, without applying the restrictions of paragraph (b).

(b)         Special Restrictions and Conditions on Employer Contributions (Other Than Elective Deferrals). Special restrictions and conditions apply to a Participant’s Account attributable to Employer contributions (other than a Participant’s Elective Deferral Account) that are invested in Employer Securities:

(1)         Individuals Who Are Affected. The individuals who will have the right to divest a Participant’s Account of amounts attributable to Employer contributions (other than Elective Deferrals) that are invested in Employer Securities will be limited to the following: (A) a Participant who has completed at least three (3) Years of Service or 1-Year Periods of Service, as applicable; (B) a Beneficiary of a Participant who has completed at least three (3) Years of Service or 1-Year Periods of Service, as applicable; and (C) a Beneficiary of a deceased Participant.

(2)         Employer Securities Acquired on or After January 1, 2007. To the extent that all or a portion of a Participant’s Account attributable to Employer contributions (other than a Participant’s Elective Deferral Account) consists of Employer Securities that were acquired in a Plan Year beginning on or after January 1, 2007, the divestment requirements will apply to the total amount of the Employer Securities acquired with such Employer contributions.

(3)         Employer Securities Acquired Before January 1, 2007. To the extent that all or a portion of a Participant’s Account attributable to Employer contributions (other than a Participant’s Elective Deferral Account) consists of Employer Securities acquired in a Plan Year beginning before January 1, 2007, the divestment requirements only apply to a portion of the Employer Securities acquired with such Employer contributions. Such portion will be equal to 33% of such Employer Securities for the first Plan Year, 66% for the second such Plan Year, and 100% for the third Plan Year.

(4)         Restrictions Applied Separately to Each Class of Employer Securities. The special restrictions and conditions of this paragraph (b) will be applied separately with respect to each class of Employer Securities held in the Participant’s Account. Furthermore, the special restrictions and conditions of this paragraph (b) will not apply to the extent that a Participant has attained age 55 or completed at least three (3) Years of Service or 1-Year Periods of Service, as applicable, before the first Plan Year beginning after December 31, 2005; instead, paragraph (a) will apply.

(c)          Alternative Investment Options. The Plan will offer at least three (3) investment options other than Employer Securities, to which a Participant or, if applicable, his or her Beneficiary can direct the proceeds from the divestment of Employer Securities. Each investment option will be diverse from the other investment options, having materially different risk and return characteristics. The divestment direction can be limited to periodic, reasonable opportunities no less frequently than quarterly, in accordance with procedures set forth by the Administrator. The Plan will not impose restrictions or conditions with respect to the investment of Employer Securities which are not imposed on the investment of other assets of the Plan, except as required by securities laws or other Regulations.

(d)         Definitions. As used in this Section, the term “Employer Securities” means employer securities as defined ERISA §407(d)(1) that are readily tradable on an established securities market.

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2.8            Calculation of Gap Period Income for Excess Elective Deferrals. If the Plan is a Code §401(k) Plan, then this Section is effective for distributions of Excess Elective Deferrals (as defined in Code §402(g)(2)(A)) in taxable years beginning on or after January 1, 2007, and will apply to Excess Elective Deferrals that occur in taxable years beginning on or after January 1, 2006. Excess Elective Deferrals will be adjusted for any income or loss up to the end of the Plan Year and during the end of the Plan Year and the actual date of distribution (the “gap period”), until repealed by any Regulation, IRS pronouncement, or statute. Any adjustment for income or loss during the gap period will be allocated in a consistent manner to all Participants and to all corrective distributions of Excess Elective Deferrals made for the Plan Year, and will be the amount determined by one of the methods set forth in paragraphs (a), (b) or (c), as elected by the Administrator:

(a)         Method 1. The amount determined by multiplying the income or loss allocable to the Participant’s Elective Deferrals for the taxable year and the gap period, by a fraction, the numerator of which is the Participant’s Excess Elective Deferrals for the taxable year and the denominator of which is the Participant’s Elective Deferral Account balance as of the beginning of the Participant’s taxable year plus any Elective Deferrals allocated to the Participant during the taxable year and the gap period.

(b)         Method 2. The sum of (1) and (2) as follows: (1) the amount determined by multiplying the income or loss allocable to the Participant’s Elective Deferrals for the taxable year, by a fraction, the numerator of which is the Participant’s Excess Elective Deferrals for the taxable year and the denominator of which is the Participant’s Elective Deferral Account balance as of the beginning of the Participant’s taxable year plus any Elective Deferrals allocated to the Participant during such taxable year; plus (2) the amount of gap period income or loss equal to 10% of the amount determined under clause (1) above multiplied by the number of whole months between the end of the Participant’s taxable year and the distribution date, counting the month of distribution if the distribution occurs after the 15th day of such month.

(c)          Method 3. The amount determined by any reasonable method of allocating income or loss to the Participant’s Excess Elective Deferrals for the taxable year and for the gap period, provided the method used is the same method used for allocating income or losses to the Participant’s Account (or any sub-account of the Participant’s Account). This Plan will not fail to use a reasonable method for computing the income allocable to excess deferrals merely because the income allocable to such excess deferrals is determined on a date that is no more than 7 days before the distribution.

2.9            Rollover by a Non-Spouse Designated Beneficiary. If elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the effective date elected in the Election Form. A Beneficiary who (a) is other than the Participant’s Spouse and (b) is considered to be a Designated Beneficiary under Code §401(a)(9)(E) (known as a “Non-Spouse Designated Beneficiary”) may establish an individual retirement account under Code §408(a) or an individual retirement annuity under Code §408(b) (known as an “Inherited IRA”) into which all or a portion of a death benefit (to which such Non-Spouse Designated Beneficiary is entitled) can be transferred in a direct trustee-to trustee transfer (a direct rollover). Notwithstanding the above, any amount payable to a Non-Spouse Designated Beneficiary that is deemed to be a required minimum distribution pursuant to Code §401(a)(9) may not be transferred into such Inherited IRA. The Non-Spouse Designated Beneficiary may deposit into such Inherited IRA all or any portion of the death benefit that is deemed to be an eligible rollover distribution (but for the fact that the distribution is not an eligible rollover distribution because the distribution is being paid to a Non-Spouse Designated Beneficiary). In determining the portion of such death benefit that is considered to be a required minimum distribution that must be made from the Inherited IRA, the Non-Spouse Designated Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulation §1.401(a)(9)-3, Q&A-4(c). Any distribution made pursuant to this Section is not subject to the direct rollover requirements of Code §401(a)(31), the notice requirements of Code §402(f), or the mandatory withholding requirements of Code §3405(c). If a Non-Spouse Designated Beneficiary receives a distribution from the Plan, then the distribution is not eligible for the “60-day” rollover rule, which is available to a Beneficiary who is a Spouse. If the Participant’s Non-Spouse Designated Beneficiary is a trust, then the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a Designated Beneficiary within the meaning of Code §401(a)(9)(E).

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2.10     Money Purchase or Target Benefit Plan In-Service Distributions. If the Plan is either a money purchase plan or a target benefit plan and if elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the effective date elected in the Election Form. A Participant who has attained the Age that is elected by the Sponsoring Employer in the Election Form and who has not yet Terminated Employment may elect to receive a distribution of his or her Vested Account Balance.

2.11     Qualified Default Investment Alternative. If the Plan has an Eligible Automatic Contribution Arrangement as described in Code §414(w)(3), then this Section is effective as of the date of the Eligible Automatic Contribution Arrangement (unless an earlier effective date is elected in the Election Form). If the prior sentence does not apply to the Plan and if elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the date elected in the Election Form. If the Plan gives Participants or Beneficiaries the opportunity to direct the investment of any assets in the Participant’s Account (or any sub-account) and if any Participant or Beneficiary does not direct the investment of such assets, then such assets in the Participant’s Account (or such sub-account(s)) will be invested in a Qualified Default Investment Alternative (“QDIA”), subject to the following:

(a)         Transfer from QDIA. Any Participant or Beneficiary on whose behalf assets are invested in a QDIA may transfer, in whole or in part, such assets to any other investment alternative available under the Plan with a frequency consistent with that afforded to a Participant or Beneficiary who elected to invest in the QDIA, but not less frequently than once within any 3-month period.

(1)         No Fees During First 90 Days. A Participant’s or Beneficiary’s election to make such transfer from the QDIA during the 90-day period beginning on the date of the first investment in a QDIA on behalf of a Participant or Beneficiary or, if the Participant has the opportunity to receive a Permissible Withdrawal, a Permissible Withdrawal during the 90-day period beginning on the date of the Participant’s first Elective Deferral under Code §414(w)(2)(B), will not be subject to any restrictions, fees or expenses (including surrender charges, liquidation or exchange fees, redemption fees and similar expenses charged in connection with the liquidation of, or transfer from, the investment), except as permitted in Department of Labor Regulation §2550.404c—5(c)(5)(ii)(B).

(2)         Limited Fees after First 90 Days. Following the end of the 90-day period described in paragraph (1), any transfer from the QDIA or, if the Participant has the opportunity to receive a Permissible Withdrawal, a Permissible Withdrawal, will not be subject to any restrictions, fees or expenses not otherwise applicable to a Participant or Beneficiary who elected to invest in that QDIA.

(b)         Broad Range of Investment Alternatives. The Plan must offer a ‘‘broad range of investment alternatives’’ within the meaning of Department of Labor Regulation §2550.404c—1(b)(3).

(c)          Materials Must Be Provided. A fiduciary must provide to a Participant or Beneficiary the materials in Department of Labor Regulation §2550.404c-1(b)(2)(i)(B)(1)(viii) and (ix) and Department of Labor Regulation §404c-1(b)(2)(i)(B)(2) relating to a Participant’s or Beneficiary’s investment in a QDIA.

(d)         Content and Timing of Notice. The following provisions apply to the notice required by a QDIA:

(1)         Manner and Content. Such notice must be written in a manner calculated to be understood by the average Participant, and must contain the following: (A) a description of the circumstances under which assets in the Participant’s Account (or any sub-account of the Participant’s Account) of a Participant or Beneficiary may be invested on behalf of the Participant or Beneficiary in a QDIA; and, if applicable, an explanation of the circumstances under which Elective Deferrals will be made on behalf of a Participant, the percentage of such Elective Deferrals, and the right of the Participant to elect not to have such Elective Deferrals made on the Participant’s behalf (or to elect to have such Elective Deferrals made at a different percentage); (B) an explanation of the right of Participants and Beneficiaries to direct the investment of assets in their Participant’s Accounts (or any sub-accounts of the Participant’s Account); (C) a description of the QDIA, including a description of the investment objectives, risk and return characteristics (if applicable), and fees and expenses attendant to the QDIA; (D) a description of the right of the Participants and Beneficiaries on whose behalf assets are invested in a QDIA to direct the

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investment of those assets to any other investment alternative under the Plan, including a description of any applicable restrictions, fees or expenses in connection with such transfer; and (E) an explanation of where the Participants and Beneficiaries can obtain investment information concerning the other investment alternatives available under the Plan.

(2)         Timing. The Participant or Beneficiary on whose behalf an investment in a QDIA may be made must be furnished such notice during the following periods: (A) at least 30 days in advance of the Participant’s Entry Date of the Plan (or any component of the Plan in which a Participant’s Account (or any sub-account of the Participant’s Account) may be invested in a QDIA); or at least 30 days in advance of the date of any first investment in a QDIA on behalf of a Participant or Beneficiary; or if the Participant has the opportunity to receive a Permissible Withdrawal, on or before the Participant’s Entry Date of the Elective Deferral component of the Plan; and (B) within a reasonable period of time of at least 30 days in advance of each subsequent Plan Year.

(e)          Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Eligible Automatic Contribution Arrangement. The term “Eligible Automatic Contribution Arrangement” means the definition of Section 3.4 of this Amendment.

(2)         Permissible Withdrawal. The term “Permissible Withdrawal” means the definition of Section 3.5 of this Amendment.

(3)         QDIA. The term “QDIA” means a qualified default investment alternative as described in Department of Labor Regulation § 2550.404c—5, which is an investment alternative available to Participants and Beneficiaries, subject to the following rules:

(A)       No Employer Securities. The QDIA cannot hold or permit the acquisition of Employer securities, except as permitted by Department of Labor Regulation §2550.404c—5(e)(1)(ii);

(B)       Transfer Permitted. The QDIA permits a Participant or Beneficiary to transfer, in whole or in part, his or her investment from the QDIA to any other investment alternative available under the Plan, pursuant to the rules of Department of Labor Regulation §2550.404c—5(c)(5);

(C)       Management. The QDIA is (i) managed by an investment manager, within the meaning of ERISA §3(38), a Plan Trustee that meets the requirements of ERISA §3(38)(A), (B) and (C), or the Sponsor Employer who is a named fiduciary within the meaning of ERISA §402(a)(2); (ii) an investment company registered under the Investment Company Act of 1940; or (iii) an investment product or fund described in Department of Labor Regulation §2550.404c—5(e)(4)(iv) or (v).

(D)       Types of Permitted Investments. The QDIA is one of the following:

(i)             An investment fund product or model portfolio that applies generally accepted investment theories, is diversified so as to minimize the risk of large losses and that is designed to provide varying degrees of long-term appreciation and capital preservation through a mix of equity and fixed income exposures based on the Participant’s age, target retirement date (such as Normal Retirement Age under the Plan) or life expectancy, but is not required to take into account risk tolerances, investments or other preferences of an individual Participant or Beneficiary.

(ii)          An investment fund product or model portfolio that applies generally accepted investment theories, is diversified so as to minimize the risk of large losses and that is designed to provide long-term appreciation and capital preservation through a mix of equity and fixed income exposures consistent with a target level of risk appropriate for Participants of the Plan as a whole, but is not required to take into account the age, risk tolerances, investments or other preferences of an individual Participant or Beneficiary.

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(iii)       An investment management service with respect to which a fiduciary, within the meaning of Department of Labor Regulation §2550.404c—5(e)(3)(i), applying generally accepted investment theories, allocates the assets of a Participant’s Account to achieve varying degrees of long-term appreciation and capital preservation through a mix of equity and fixed income exposures, offered through investment alternatives available under the Plan, based on the Participant’s age, target retirement date (such as Normal Retirement Age under the Plan) or life expectancy, but is not required to take into account risk tolerances, investments or other preferences of an individual Participant.

(iv)      An investment product or fund designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity. Such investment product will seek to maintain, over the term of the investment, the dollar value that is equal to the amount invested in the product, and be offered by a State or federally regulated financial institution. Such investment product or fund described in this paragraph shall constitute a QDIA for not more than 120 days after the date of the first investment; or the Participant’s first Elective Deferral as determined under Code §414(w)(2)(B).

(v)         An investment product or fund designed to guarantee principal and a rate of return generally consistent with that earned on intermediate investment grade bonds, while providing liquidity for withdrawals by Participants and Beneficiaries, including transfers to other investment alternatives. Such investment product must meet the following requirements: [a] there are no fees or surrender charges imposed in connection with withdrawals initiated by a Participant or Beneficiary; and [b] principal and rates of return are guaranteed by a State or federally regulated financial institution. Such product or fund described herein will constitute a QDIA solely for purposes of assets invested in such product or fund before December 24, 2007.

An investment fund product or model portfolio that meets the requirements of this paragraph (4) may be offered through variable annuity or similar contracts, common or collective trust funds, or pooled investment funds without regard to whether such contracts or funds provide annuity purchase rights, investment guarantees, death benefit guarantees, or other features ancillary to the investment fund product or model portfolio.

2.12     Modification to Normal Retirement Age. If the Plan is either a money purchase plan or a target benefit plan and if elected by the Sponsoring Employer in the Election Form, then the Plan is subject to the following:

(a)         Revised Normal Retirement Age. As elected by the Sponsoring Employer in the Election Form, either:

(1)         Normal Retirement Age Enumerated in Plan. The definition of “Normal Retirement Age” as set forth in the amended and restated Plan is effective as of the date elected in the Election Form; or

(2)         Normal Retirement Age Amended by this Section. Effective as of the date elected in the Election Form, the Plan’s definition of “Normal Retirement Age” is amended and means, as elected by the Sponsoring Employer in the Election Form, either:

(A)       Age Only. The time that a Participant attains the Age that is elected by the Sponsoring Employer in the Election Form.

(B)       Age and Participation. The later of (i) the time that a Participant attains the Age that is elected by the Sponsoring Employer in the Election Form, or (ii) the anniversary that is elected by the Sponsoring Employer in the Election Form of becoming a Participant in the Plan.

(C)       Age and Years/Periods of Service. The later of (i) the time that a Participant attains the Age elected by the Sponsoring Employer in the Election Form, or (ii) the date the Participant is credited with at least the number of Years of Service/Periods of Service elected by the Sponsoring Employer in the Election Form; but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant in the Plan.

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(D)       Other. The time elected by the Sponsoring Employer in the Election Form, but in no event later than the later of (i) the time that a Participant attains Age 65, or (ii) the 5th anniversary of becoming a Participant in the Plan.

(b)         Limited Exemption from Code §411(d)(6). Although either the amended Plan or this Section, as applicable, has amended/amends the definition of “Normal Retirement Age” to a later “Normal Retirement Age” under Regulation §1.401(a)-1(b)(2) which may eliminate a right to an in-service distribution prior to the effective date of the amended definition of “Normal Retirement Age,” the Plan and this Section do not violate Code §411(d)(6) pursuant to Regulation §1.411(d)-4, Q&A-12 with respect to in-service distributions.

(c)          No Exemption from Other Code Provisions. The Plan and this Section are not exempt from the requirements of Code §411(a)(10) (if this Section changes the Plan’s vesting rules) and/or Code §411(d)(6) (other than elimination of the right to an in-service distribution prior to the amended Normal Retirement Age). If elected by the Sponsoring Employer in the Election Form, then the Plan is amended by the additional provision(s) as elected by the Sponsoring Employer in the Election Form.

2.13     Mid-Year Changes Permitted for Safe Harbor 401(k) Plan. If the Plan is a Safe Harbor 401(k) Plan, then the Plan will continue to satisfy the requirements of Code §401(k)(12) and will continue to be a Safe Harbor 401(k) Plan even if mid-year design changes are implemented to permit Roth Elective Deferrals or to amend the definition of financial hardship distributions under Notice 2007-7, Part III. This Section does not implement such mid-year design changes but only confirms the continuing status of the Plan as a Safe Harbor 401(k) Plan should such mid-year Plan design changes occur pursuant to IRS Announcement 2007-59.

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Article 3

Post-EGTRRA Provisions Effective 2008

3.1            Elimination of Gap Period Income for Excess Contributions. If elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the date elected in the Election Form. Excess Contributions will be adjusted for any income or loss up to the last day of the Plan Year, without regard to the gap period (the period between the end of the Plan Year and the date of distribution) or any adjustment for income or loss during the gap period.

3.2            Elimination of Gap Period Income for Excess Aggregate Contributions.  If elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the date elected in the Election Form. Excess Aggregate Contributions will be adjusted for any income or loss up to the last day of the Plan Year, without regard to the gap period (the period between the end of the Plan Year and the date of distribution) or any adjustment for income or loss during the gap period.

3.3            Qualified Automatic Contribution Arrangement. If elected by the Sponsoring Employer in the Election Form, this Section establishes/memorializes a Qualified Automatic Contribution Arrangement (“QACA”) and is effective as of the date elected in the Election Form, and the Plan is subject to the following provisions:

(a)         QACA Contribution Requirement. The Employer will make a QACA Contribution as elected by the Sponsoring Employer in the Election Form, to the Participants as elected by the Sponsoring Employer in the Election Form. The QACA Contribution is subject to the following rules and provisions:

(1)         Rules of QACA Matching Contribution. If the QACA Contribution is satisfied with a QACA Matching Contribution, then the ratio of QACA Matching Contributions to Elective Deferrals of any Participant who is a Highly Compensated Employee must not exceed the ratio of QACA Matching Contributions to Elective Deferrals of any Participant who is a Non-Highly Compensated Employee with Elective Deferrals at the same percentage of Compensation as any Highly Compensated Employee. Also, the ratio of a Participant’s QACA Matching Contributions to the Participant’s Elective Deferrals may not increase as the amount of a Participant’s Elective Deferrals increases.

(2)         Plan to Which QACA Contribution Will Be Made. As elected by the Sponsoring Employer in the Election Form, the QACA Contribution will be made to either (A) this Plan; or (B) another plan as elected by the Sponsoring Employer in the Election Form, so long as that other plan meets the requirements of Code §401(k)(12)(F) and the Regulations thereunder.

(3)         QACA Contribution Subject to Withdrawal Restrictions. The QACA Contribution is subject to the withdrawal restrictions set forth in Code §401(k)(2)(B) and Regulation §1.401(k)-1(d).

(4)         QACA Contribution Must Not Be Used for Permitted Disparity Purposes. The QACA Contribution will be met without regard to Code §401(l); furthermore, the QACA Contribution will not be taken into account for purposes of Code §401(l).

(5)         Compensation for QACA Contribution Purposes. The term “Compensation” means, for purposes of the QACA Contribution, an Employee’s Form W-2 Compensation, Code §3401 Compensation, or Safe Harbor Code §415 Compensation, as elected by the Sponsoring Employer in the Election Form, for the Compensation Determination Period as elected by the Sponsoring Employer in the Election Form, subject to the following provisions:

(A)       Treatment of Elective Deferrals and Certain Other Amounts. Any Elective Deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and if elected in the in the Election Form, Deemed Code §125 Compensation), Code §132(f)(4), or Code §457 will be included in Compensation or will be excluded from Compensation, as elected by the Sponsoring Employer in the Election Form.

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(B)       Compensation Prior to Becoming a Participant.  If the Sponsoring Employer elects in the Election Form that Compensation received prior to becoming a Participant is not taken in account for purposes of the QACA Contribution, then the Entry Date of Section 2.2 when an Eligible Employee becomes a Participant in the Elective Deferral component of the Plan will be used to determined the Entry Date when an Eligible Employee becomes a Participant for purposes of the QACA Contribution.

(C)       Compensation of Self-Employed Individuals. For purposes of the QACA Contribution, the Compensation of a Self-Employed Individual is equal to his or her Earned Income; however, such Compensation will not exceed the Code §401(a)(17) Compensation Limit.

(D)       Code §401(a)(17) Compensation Limit. In determining Compensation for purposes of the QACA Contribution, a Participant’s Compensation for any Compensation Determination Period will not exceed the Code §401(a)(17) Compensation Limit.

(E)        Compensation for QACA Contribution Must Comply With Code §414(s).  Compensation for QACA Contribution purposes excludes the amounts, if any, elected by the Sponsoring Employer in the Election Form. However, such Compensation must qualify as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder. Furthermore, no dollar limit, other than the Code §401(a)(17) Compensation Limit, applies to the Compensation of a NHCE.

(b)         Vesting of QACA Contribution Account. A Participant’s Vested Interest in a QACA Contribution Account will be determined by the Vesting schedule elected by the Sponsoring Employer in the Election Form. If the Counting of Hours Method is used for Vesting purposes, then a Participant’s Vested Interest will be based on the Years of Service that are credited to such Participant. If the Elapsed Time Method is used for Vesting purposes, then a Participant’s Vested Interest will be based on the 1-Year Periods of Service that are credited to the Participant. If elected by the Sponsoring Employer in the Election Form, then in determining a Participant’s Vested Interest under this paragraph, a Participant’s Years of Service or 1-Year Periods of Service will be disregarded: (1) during any period for which the Employer did not maintain this Plan or a predecessor plan; (2) if the Counting of Hours Method is used for Vesting purposes, then before the Vesting Computation Period in which the Participant attains Age 18; and/or (3) if the Elapsed Time Method is used for Vesting purposes, then before the 1-Year Period of Service in which the Participant attains Age 18. The Vesting schedules available in the Election Form are:

(1)	100% Full and Immediate. A Participant’s QACA Contribution Account will be 100% Vested upon the Participant entering the Elective Deferral component of Plan and at all times thereafter.

(2)	2 Year Cliff.	1 Year/Period of Service	0% Vested Interest
		2 Years/Periods of Service	100% Vested Interest

(3)

Other. A Participant’s QACA Contribution Account will be Vested in accordance with the schedule selected in the Election Form, provided that the Participant’s QACA Contribution Account is 100% Vested upon the Participant being credited with at least 2 Years/1-Year Periods of Service.

(c)          Usage of Forfeitures. If the QACA Contribution is subject to a Vesting schedule other than 100% Vested upon the Participant entering the Elective Deferral component of Plan and at all times thereafter, then with respect to any Forfeiture of the non-Vested Interest in a Participant’s QACA Contribution Account, the Administrator may elect to use all or a portion of the Forfeitures to pay administrative expenses incurred by the Plan. The portion that is not used to pay administrative expenses may be used to restore previous Forfeitures of Participants’ Accounts as necessary and permitted pursuant to the provisions of the Plan. As elected by the Sponsoring Employer in the Election Form, the portion of the Forfeitures that are not used to pay administrative expenses and are not used to satisfy the provisions of the previous sentence then either: (1) will be used to reduce any Employer contribution or combination of Employer contributions, as determined by the Administrator; or (2) will be added to any Employer contribution or combination of Employer contributions, as determined by the Administrator.

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(d)         Exemption from ADP Test. Notwithstanding anything in the Plan or this Amendment to the contrary, the Plan will be treated as meeting the ADP Test as set forth in Code §401(k)(3)(A)(ii) in any Plan Year in which the Plan includes a Qualified Automatic Contribution Arrangement pursuant to PPA §902(a), which added Code §401(k)(13)(A).

(e)          Limited Exemption from ACP Test. Notwithstanding anything in the Plan or this Amendment to the contrary, the Plan will be treated as having satisfied the ACP Test under Code §401(m)(2) only with respect to the QACA Matching Contributions in any Plan Year in which the Plan includes a Qualified Automatic Contribution Arrangement pursuant to PPA §902(b), which revised Code §401(m)(12).

(f)           Limited Exemption from Top Heavy. Notwithstanding anything in the Plan or this Amendment to the contrary, with respect to any Plan Year in which the allocations of the Plan consist solely of (1) Elective Deferrals under a Qualified Automatic Contribution Arrangement which meets the requirements of Code §401(k)(13); and (2) either (A) QACA Non-Elective Contributions which meet the requirements of Code §401(k)(13), or (B) QACA Matching Contributions which meet the requirements of Code §401(m)(12), then the Plan will not be treated as a Top Heavy Plan and is exempt from the Top Heavy requirements of Code §416. Furthermore, if the Plan (but for the prior sentence) would be treated as a Top Heavy Plan because the Plan is a member of either a Required Aggregation Group which is a Top Heavy or a Permissive Aggregation Group which is a Top Heavy, then the QACA Contributions under this Plan may be taken into account in determining whether any other plan in either the Required Aggregation Group or the Permissive Aggregation Group meets the Top Heavy requirements of Code §416.

(g)          QDIA. If (1) a Participant or Beneficiary has the opportunity to direct the investment of the assets in his or her Elective Deferral Account (and/or any other assets in the Participant’s Account (or any sub-account) that the Participant or Beneficiary can direct the investment); (2) any Participant or Beneficiary does not direct the investment of the assets described in clause (1); and (3) the Sponsoring Employer elects in the Election Form that the provisions of Section 2.11 (QDIA) apply to the Plan, then the assets described in clause (1) will be invested in a QDIA pursuant to Section 2.11 of this Amendment.

(h)         Permissible Withdrawal. If (1) a Participant or Beneficiary has the opportunity to direct the investment of the assets in his or her Elective Deferral Account; (2) the Sponsoring Employer elects in the Election Form that the provisions of Section 2.11 (QDIA) apply to the Plan; and (3) the Sponsoring Employer elects in the Election Form that the provisions of Section 3.5 (Permissible Withdrawal) apply to the Plan, then an Eligible Participant may elect to receive a Permissible Withdrawal pursuant to Section 3.5 hereof.

(i)             Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Automatic Contribution Arrangement. The term “Automatic Contribution Arrangement” means any arrangement under which (A) a Participant may elect to have the Employer make payments as Elective Deferrals under the Plan on his or her behalf, or to receive such payments directly in cash, and (B) an Eligible Participant is treated as having elected to have the Employer make Elective Deferrals to the Plan, in an amount equal to a specified percentage of Compensation until such Eligible Participant executes an Automatic Contribution Overriding Election as defined in the administrative policy regarding Elective Deferrals; such percentage is set forth in either the administrative policy regarding Elective Deferrals or such other Plan documentation as permitted by the Plan or law. An Automatic Contribution Arrangement includes a QACA.

(2)         Eligible Participant. The term “Eligible Participant” means a Participant who is subject to the Qualified Automatic Contribution Arrangement as described in the administrative policy regarding Elective Deferrals.

(3)         Permissible Withdrawal. The term “Permissible Withdrawal” means the definition of Section 3.5 of this Amendment.

(4)         PPA. The term “PPA” means the Pension Protection Act of 2006.

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(5)         QACA Contribution. The term “QACA Contribution” means either a QACA Matching Contribution or a QACA Non-Elective Contribution.

(6)         QACA Contribution Account. The term “QACA Contribution Account” means the account to which a Participant’s QACA Contributions are credited.

(7)         QACA Matching Contribution.  The term “QACA Matching Contribution” means a Matching Contribution which meet the requirements of Code §401(m)(12).

(8)         QACA Non-Elective Contribution.  The term “QACA Non-Elective Contribution” means a Non-Elective Contribution which meet the requirements of Code §401(k)(13).

(9)         QDIA. The term “QDIA” means the definition of Section 2.11 of this Amendment.

(10)  Qualified Automatic Contribution Arrangement.  The term “Qualified Automatic Contribution Arrangement” means an Automatic Contribution Arrangement that meets all of the requirements set forth in Code §401(k)(13)(B) including, but not limited to, the applicable Qualified Percentage for the Applicable Plan Year (which terms are defined in the administrative policy regarding Elective Deferrals), the required QACA Contributions, and the applicable notice requirements.

3.4            Eligible Automatic Contribution Arrangement. If elected by the Sponsoring Employer in the Election Form, then this Section establishes/memorializes an Eligible Automatic Contribution Arrangement in the Plan and is effective as of the date elected in the Election Form, and the Plan is subject to the following:

(a)         Extension of Time for Correcting Failed ADP and/or ACP Test. Notwithstanding anything in the Plan or this Amendment to the contrary, in any Plan Year in which the Plan includes an Eligible Automatic Contribution Arrangement, the excise tax in Code §4979 on Excess Contributions and/or Excess Aggregate Contributions does not apply to the Employer if the Excess Contributions and/or Excess Aggregate Contributions (and earnings attributable thereto) are distributed or forfeited (based upon the Participant’s Vested Interest in such Excess Contributions and/or Excess Aggregate Contributions) within 6 months after the end of the Plan Year. Any Excess Contributions and/or Excess Aggregate Contributions (and earnings attributable thereto) that are distributed within this 6-month period are treated as earned and received by the Participant in the Participant’s taxable year in which the distribution was made. Only income or loss through the end of the Plan Year to which the Excess Contributions and/or Excess Aggregate Contributions relate must be distributed, without regard to any income or loss during the “gap period” (the period between the end of the Plan Year and the date of distribution).

(b)         Mandatory Directed Investments and QDIA. In order for an Eligible Automatic Contribution Arrangement to be established/memorialized in the Plan, the Plan must give Participants or Beneficiaries the opportunity to direct the investment of his or her Elective Deferral Account (and may permit Participants or Beneficiaries to direct the investment of other assets in the Participant’s Account (or any sub-account of the Participant’s Account)). If any Participant or Beneficiary does not direct the investment of the assets described in the first sentence, then those assets must be invested in a QDIA pursuant to Section 2.11 of this Amendment.

(c)          Permissible Withdrawal. If the Sponsoring Employer elects in the Election Form that the provisions of Section 3.5 (Permissible Withdrawal) apply to the Plan, then an Eligible Participant may elect to receive a Permissible Withdrawal pursuant to Section 3.5 of this Amendment.

(d)         Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Automatic Contribution Arrangement. The term “Automatic Contribution Arrangement” means any arrangement under which (A) a Participant may elect to have the Employer make payments as Elective Deferrals on his or her behalf, or to receive such payments directly in cash, and (b) an Eligible Participant is treated as having elected to have the Employer make Elective Deferrals to the Plan, in an amount equal to a specified percentage of Compensation until such Eligible Participant executes an Automatic Contribution Overriding Election as defined in the administrative policy regarding Elective

34

Deferrals; such percentage is set forth in either the administrative policy regarding Elective Deferrals or such other Plan documentation as permitted by the Plan or law.  An Automatic Contribution Arrangement includes an Eligible Automatic Contribution Arrangement.

(2)         Eligible Automatic Contribution Arrangement.  The term “Eligible Automatic Contribution Arrangement” means an Automatic Contribution Arrangement that meets all of the requirements of Code §414(w)(3) including, but limited to, a QDIA and the applicable notice requirements.

(3)         Eligible Participant. The term “Eligible Participant” means a Participant who is subject to the Eligible Automatic Contribution Arrangement as described in the Elective Deferral administrative policy.

(4)         Permissible Withdrawal. The term “Permissible Withdrawal” means the definition of Section 3.5 of this Amendment.

(5)         QDIA. The term “QDIA” means the definition of Section 2.11 of this Amendment.

3.5            Eligible Participant’s Election for Permissible Withdrawal. If (a) elected by the Sponsoring Employer in the Election Form and (b) the Plan has an Eligible Automatic Contribution Arrangement, then this Section is effective as of the date elected in the Election Form. Alternatively, if (a) elected by the Sponsoring Employer in the Election Form; (b) the Plan has a Qualified Automatic Contribution Arrangement; (c) a Participant or Beneficiary has the opportunity to direct the investment of the assets in his or her Elective Deferral Account; and (d) the Sponsoring Employer elects in the Election Form that the provisions of Section 2.11 (QDIA) apply to the Plan, then this Section is effective as of the effective date elected in the Election Form. The Plan permits an Eligible Participant to elect to receive a Permissible Withdrawal, subject to the following:

(a)         Includable in Gross Income. The amount of such Permissible Withdrawal is includible in the gross income of the Eligible Participant for the taxable year of the Eligible Participant in which the distribution is made.

(b)         No Premature Distribution Excise Tax. No premature distribution excise tax will be imposed under Code §72(t) with respect to the Permissible Withdrawal.

(c)          Distribution Restrictions Not Violated. The Plan does not violate the distribution restrictions of Code §401(k)(2)(B)(i) with respect to Elective Deferrals, even though the Plan allows Permissible Withdrawals.

(d)         Matching Contributions Forfeited. If a Permissible Withdrawal is made to an Eligible Participant and such Elective Deferrals are matched, then any related Matching Contributions will be forfeited or subject to such other treatment as the Treasury may prescribe.

(e)          Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Eligible Automatic Contribution Arrangement.  The term “Eligible Automatic Contribution Arrangement” means the definition of Section 3.4 of this Amendment.

(2)         Eligible Participant. The term “Eligible Participant” means a Participant who is subject to either the Qualified Automatic Contribution Arrangement or the Eligible Automatic Contribution Arrangement, as applicable, as described in the administrative policy regarding Elective Deferrals.

(3)         Permissible Withdrawal.  The term “Permissible Withdrawal” means any withdrawal of Elective Deferrals from either the Qualified Automatic Contribution Arrangement or the Eligible Automatic Contribution Arrangement, as applicable, which meets the following requirements:

(A)       Employee’s Election and Timing. The distribution is made pursuant to an election by an Eligible Participant, and such election is made no later than 90 days after the date of the first Elective Deferral with respect to the Eligible Participant under either the Qualified Automatic Contribution Arrangement or the Eligible Automatic Contribution Arrangement, as applicable;

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(B)       Only Elective Deferrals and Earnings. The distribution consists of only Elective Deferrals (and earnings attributable thereto);

(C)       Amount of Distribution.  The amount of the distribution is equal to the amount of Elective Deferrals made with respect to the first payroll period to which either the Qualified Automatic Contribution Arrangement or the Eligible Automatic Contribution Arrangement, as applicable, applies to the Eligible Participant and any succeeding payroll period beginning before the effective date of the election pursuant to paragraph (A) (and earnings attributable thereto).

(4)         QDIA. The term “QDIA” means the definition of Section 2.11 of this Amendment.

(5)         Qualified Automatic Contribution Arrangement.  The term “Qualified Automatic Contribution Arrangement” means the definition of Section 3.3 of this Amendment.

3.6            Qualified Optional Survivor Annuity. If the Plan is (a) a money purchase plan, (b) a target benefit plan, (c) a 401(k) Plan in which either the Normal Form of Distribution is a Qualified Joint and Survivor Annuity or an Optional Form of Distribution is annuities, or (d) a profit sharing plan in which either the Normal Form of Distribution is a Qualified Joint and Survivor Annuity or an Optional Form of Distribution is annuities, then this Section is effective as of first day of the first Plan Year beginning after December 31, 2007 and the Plan is to subject to the following rules and provisions:

(a)         Election to Waive. Unless a mandatory cash-out of benefits is permitted and occurs under the Plan, subject to the Spousal consent requirements of the Plan and provided the required written explanations of paragraph (b) are given, each Participant (1) may elect at any time during the Applicable Election Period to waive the Qualified Joint and Survivor Annuity form of benefit or the Qualified Pre-Retirement Survivor Annuity form of benefit (or both); (2) if the Participant elects a waiver under subparagraph (1) above, may elect the Qualified Optional Survivor Annuity at any time during the Applicable Election Period; and (3) may revoke any such election at any time during the Applicable Election Period.

(b)         Written Explanations. The Plan will provide to each Participant, within a reasonable period of time before the Annuity Starting Date and consistent with Regulations, a written explanation of: (1) the terms and conditions of the Qualified Joint and Survivor Annuity and the Qualified Optional Survivor Annuity; (2) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Participant’s Spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(c)          Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)         Applicable Election Period.  The term “Applicable Election Period” means the period described in Code §417(a)(6), to wit: with respect to an election to waive the Qualified Joint and Survivor Annuity, the period that begins not later than 180 days prior to the Annuity Starting Date (unless future guidance requires/permits otherwise).

(2)         Applicable Percentage. The term “Applicable Percentage” means the following: (A) if the Survivor Annuity Percentage is less than 75%, then the Applicable Percentage is 75%; and (B) if the Survivor Annuity Percentage is greater than or equal to 75%, then the Applicable Percentage is 50%.

(3)         Qualified Optional Survivor Annuity.  The term “Qualified Optional Survivor Annuity” means an annuity (A) for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse which is equal to the Applicable Percentage of the amount of the annuity which is payable during the joint lives of the Participant and the Participant’s Spouse; and (B) which is the actuarial equivalent of a single annuity for the life of the Participant. Such term also includes any annuity in a form having the effect of an annuity described in this Section.

(4)         Survivor Annuity Percentage. The term “Survivor Annuity Percentage” means the percentage which the survivor annuity under the Plan’s Qualified Joint and Survivor Annuity bears to the annuity payable the joint lives of the Participant and the Participant’s Spouse.

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AMENDMENT TWO

FIRST FINANCIAL HOLDINGS, INC.

SHARING THRIFT PLAN

THIS AMENDMENT (this “Amendment Two”), amending the First Financial Holdings, Inc. Sharing Thrift Plan (the “Plan”), is made this              day of                         , 2010 by and between First Financial Holdings, Inc. (the “Employer”) and Mark Adelson, R. Wayne Hall, A. Thomas Hood, Robin C. Easterlin, Penzular J. Jaudon, Blaise Bettendorf and Jerry P. Gazes (collectively, “the Trustee”).

WITNESSETH:

WHEREAS, the Employer established the Plan, originally effective July 1, 1985 for the exclusive benefit of all eligible employees; and

WHEREAS, the Employer has reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to reflect the appointment of Blaise Bettendorf as Plan Trustee effective June 1, 2010.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer does hereby amend the Plan, and the Trustee does hereby consent to such amendment, as follows:

1.                                      Effective June 1, 2010, Blaise Bettendorf has been appointed to serve as Plan Trustee.

2.                                      Plan Continues. This Amendment Two will supersede any provisions of the Plan which are inconsistent with this amendment. Except as otherwise provided in this Amendment Two, the Plan shall remain and continue in full force and effect, subject to the Employer’s authority to amend from time to time, and/or terminate, the Plan.

IN WITNESS WHEREOF, this Amendment Two has been executed on the date first above written.

First Financial Holdings, Inc.

By:

Title:

Trustees:

Mark Adelson	R. Wayne Hall

1

A. Thomas Hood	Jerry P. Gazes

Robin C. Easterlin	Penzular J. Jaudon

Blaise Bettendorf

2

AMENDMENT THREE

FIRST FINANCIAL HOLDINGS, INC.

SHARING THRIFT PLAN

THIS AMENDMENT (this “Amendment Three”), amending the First Financial Holdings, Inc. Sharing Thrift Plan (the “Plan”), is made this              day of                         , 2010 by and between First Financial Holdings, Inc. (the “Employer”) and Mark Adelson, R. Wayne Hall, A. Thomas Hood, Robin C. Easterlin, Penzular J. Jaudon, Blaise Bettendorf and Jerry P. Gazes (collectively, “the Trustee”).

WITNESSETH:

WHEREAS, the Employer established the Plan, originally effective July 1, 1985 for the exclusive benefit of all eligible employees; and

WHEREAS, the Employer has reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to revise the Plans definition of Compensation effective January 1, 2011.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer does hereby amend the Plan, and the Trustee does hereby consent to such amendment, as follows:

1.                                      Effective January 1, 2011, Section 1.40 shall be deleted in its entirety and replaced with the following paragraphs:

1.40            Compensation. The term Compensation means the following with respect to determining the amount of, and the allocation of, the various Employer contributions permitted under the terms of the Plan:

(a)         Compensation for Elective Deferral Purposes. In determining the amount of a Participant’s Elective Deferrals, the term Compensation means a Participant’s Form W-2 Compensation received during a Compensation Determination Period. For purposes of this paragraph, (1) a Compensation Determination Period is the Plan Year; and (2) any elective deferrals as defined under Code §402(g) and any amount contributed or deferred by the Employer at the election of the Employee which is not includible in gross income by reason of Code §125, Code §132(f)(4) or Code §457, will be included in Compensation. In addition, any amount received under the following circumstances will not be considered Compensation for purposes of this paragraph: amounts set forth in Regulation §1.414(s)-1(c)(3) (i.e., reimbursements or other expense allowances, including fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includible in gross income).

(b)         Compensation for Non-Safe Harbor Matching Contribution Purposes. In determining Non-Safe Harbor Matching Contributions, the term Compensation means a Participant’s Form W-2 Compensation received during a Compensation Determination Period. For purposes of this paragraph, (1) a Compensation Determination Period is the Plan Year; and (2) any elective deferrals as defined under Code §402(g) and any amount contributed or deferred by the Employer at the election of the Employee which is not includible in gross income by reason of Code §125, Code §132(f)(4) or Code §457, will be included in Compensation. In addition, any amount received under the following circumstances will not be considered

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Compensation for purposes of this paragraph: amounts set forth in Regulation §1.414(s)-1(c)(3) (i.e., reimbursements or other expense allowances, including fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includible in gross income).

(c)          Compensation for Non-Safe Harbor Non-Elective Contribution Purposes. In determining Non-Safe Harbor Non-Elective Contributions, the term Compensation means a Participant’s Form W-2 Compensation received during a Compensation Determination Period. For purposes of this paragraph, (1) a Compensation Determination Period is the Plan Year; and (2) any elective deferrals as defined under Code §402(g) and any amount contributed or deferred by the Employer at the election of the Employee which is not includible in gross income by reason of Code §125, Code §132(f)(4) or Code §457, will be included in Compensation. In addition, any amount received under the following circumstances will not be considered Compensation for purposes of this paragraph: (1) amounts received prior to the date the Employee becomes a Participant in the Non-Safe Harbor Non-Elective Contribution component of the Plan; (2) amounts received by an Employee while an Employee is a member of an ineligible class of Employees with respect to the Non-Safe Harbor Non-Elective Contribution component of the Plan; and (3) amounts set forth in Regulation §1.414(s)-1(c)(3) (i.e., reimbursements or other expense allowances, including fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includible in gross income).

(d)         Compensation Used to Determine Safe Harbor 401(k) Contributions. For any year in which this is a Safe Harbor 401(k) Plan or a Safe Harbor 401(m) Plan, the Compensation used in determining the Safe Harbor 401(k) Contribution will be set forth in a Safe Harbor 401(k) Addendum executed by the Sponsoring Employer, except that no dollar limit, other than the Code §401(a)(17) Limit, applies to the Compensation of a NHCE. Compensation for a Safe Harbor 401(k) Plan or Safe Harbor 401(m) Plan must qualify as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder.

(e)          Compensation of Self-Employed Individuals. For purposes of this Plan, the Compensation of a Self-Employed Individual will be equal to his or her Earned Income; however, such Compensation will not exceed the Code §401(a)(17) Compensation Limit.

(f)           Code §401(a)(17) Compensation Limit. In determining Compensation for all purposes other than for Elective Deferral purposes under Code §402(g), a Participant’s Compensation for any Compensation Determination Period will not exceed the Code §401(a)(17) Compensation Limit.

(g)          Compensation for Permitted Disparity Purposes. If a Non-Safe Harbor Non-Elective Contribution is determined and/or allocated according to the rules of permitted disparity under Code §401(l) and the Regulations thereunder, then Compensation for such purposes must qualify as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder.

2.                                      Plan Continues. This Amendment Three will supersede any provisions of the Plan which are inconsistent with this amendment. Except as otherwise provided in this Amendment Three, the Plan shall remain and continue in full force and effect, subject to the Employer’s authority to amend from time to time, and/or terminate, the Plan.

2

IN WITNESS WHEREOF, this Amendment Three has been executed on the date first above written.

First Financial Holdings, Inc.

By:

Title:

Trustees:

Mark Adelson	R. Wayne Hall

A. Thomas Hood	Jerry P. Gazes

Robin C. Easterlin	Penzular J. Jaudon

Blaise Bettendorf

3

AMENDMENT FOUR

FIRST FINANCIAL HOLDINGS, INC.

SHARING THRIFT PLAN

THIS AMENDMENT (this “Amendment Four”), amending the First Financial Holdings, Inc. Sharing Thrift Plan (the “Plan”), is made this              day of                         , 2011 by and between First Financial Holdings, Inc. (the “Employer”) and Mark Adelson, R. Wayne Hall, A. Thomas Hood, Robin C. Easterlin, Penzular J. Jaudon, Blaise Bettendorf and Jerry P. Gazes (collectively, “the Trustee”).

WITNESSETH:

WHEREAS, the Employer established the Plan, originally effective July 1, 1985 for the exclusive benefit of all eligible employees; and

WHEREAS, the Employer has reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to reflect the resignation of A. Thomas Hood as a Plan Trustee effective March 11, 2011; and

WHEREAS, the Employer desires to amend the Plan to reflect the resignation of Jerry P. Gazes as a Plan Trustee effective April 30, 2011; and

WHEREAS, the Employer desires to amend the Plan to reflect the resignation of Robin C. Easterlin as Plan Trustee effective May 31, 2011; and

WHEREAS, the Employer desires to amend the Plan to reflect the appointment of Susan A. Bagwell as a Plan Trustee effective July 1, 2011.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer does hereby amend the Plan, and the Trustee does hereby consent to such amendment, as follows:

1.                                      Effective March 11, 2011, A. Thomas Hood has resigned as Plan Trustee.

2.                                      Effective April 30, 2011, Jerry P. Gazes has resigned as Plan Trustee.

3.                                      Effective May 31, 2011, Robin C. Easterlin has resigned as Plan Trustee

4.                                      Effective July 1, 2011, Susan A. Bagwell has been appointed to serve as a Plan Trustee.

5.                                      Plan Continues. This Amendment Four will supersede any provisions of the Plan which are inconsistent with this amendment. Except as otherwise provided in this Amendment Four, the Plan shall remain and continue in full force and effect, subject to the Employer’s authority to amend from time to time, and/or terminate, the Plan.

IN WITNESS WHEREOF, this Amendment Four has been executed on the date first above written.

1

First Financial Holdings, Inc.
Corporate Officer

By:

Title:

Trustees:

Mark Adelson	R. Wayne Hall

Susan A. Bagwell	Penzular J. Jaudon

Blaise Bettendorf

2

Amendment to Permit

In-Plan Roth Rollovers

Plan Name  First Financial Holdings, Inc Sharing Thrift Plan

Plan Sponsor  First Financial Holdings, Inc

This amendment is intended as good faith compliance with IRS Notice 2010-84, which sets forth administrative guidance with respect to In-Plan Roth Rollovers as permitted under Code § 402A(c)(4)(D). This amendment supersedes any conflicting provisions of the Plan, any administrative policy, and/or any previously-adopted “good faith” amendment of the same subject matter, as applicable. This amendment is a discretionary, “good faith” amendment. It is not part of the pre-approved Plan, and, while it has not been reviewed by the Internal Revenue Service for compliance with the Notice or the Code, the adoption of this amendment does not, pursuant to Revenue Procedure 2007-44, affect the status of reliance upon the Plan’s pre-approval by the Internal Revenue Service.

Section 1.  Definitions

1.1            Elective Deferral. The term Elective Deferral means Employer contributions made to the Plan at the election of the Participant in lieu of cash Compensation, and will include contributions made pursuant to a salary deferral agreement or other deferral mechanism. In any taxable year, a Participant’s Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under (a) any qualified cash or deferred arrangement under Code §401(k); (b) any salary reduction simplified employee pension described in Code §408(k)(6); (c) any SIMPLE IRA Plan described in Code §408(p); (d) any plan under Code §501(c)(18); and (e) any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code §403(b) pursuant to a Salary Deferral Agreement. For years beginning after 2005, the term “Elective Deferral” includes Pre-Tax Elective Deferrals and Roth Elective Deferrals. An Elective Deferral must relate to Compensation that either (a) would have been received by the Employee in the Plan Year but for the Employee’s election to defer.

1.2            Eligible Rollover Distribution. The term Eligible Rollover Distribution means a distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent it is required under Code §401(a)(9); (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); (d) the portion of any distribution which is attributable to a financial hardship distribution; and (e) any other distribution that is reasonably expected to total less than $200 during a year.

1.3            In-Plan Roth Direct Rollover. The term In-Plan Roth Direct Rollover means an Eligible Rollover Distribution that a Participant who has not Terminated Employment elects to convert and deposit in his or her In-Plan Roth Rollover Account via a direct rollover.

1.4            In-Plan Roth Rollover. The term In-Plan Roth Rollover means either an In-Plan Roth Direct Rollover or an In-Plan Roth 60-Day Rollover.

1.5            In-Plan Roth Rollover Account. The term In-Plan Roth Rollover Account means the subaccount to which an In-Plan Roth Direct Rollover or an In-Plan Roth 60-Day Rollover is deposited.

1.6            In-Plan Roth 60-Day Rollover. The term In-Plan Roth 60-Day Rollover means an Eligible Rollover Distribution that a Participant who has not Terminated Employment elects to receive as a distribution and redeposit in the Plan into his or her In-Plan Roth Rollover Account.

In-Plan Roth Rollover Amendment	November 2010

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1.7            Roth Elective Deferral. The term Roth Elective Deferral means a Participant’s Elective Deferral that (a) is includible in the Participant’s gross income at the time that the Elective Deferral is deferred, and (b) has been irrevocably designated as a Roth Elective Deferral by the Participant in his or her deferral election.

1.8            Roth Elective Deferral Account. The term Roth Elective Deferral Account means the subaccount to which amounts designated by a Participant as Roth Elective Deferrals are deposited.

Section 2.  ☐ Addition of Roth Elective Deferrals to the Plan

2.1            Adding Roth Elective Deferrals. Effective                                               , the Plan Sponsor amends the Plan to permit a Participant to designate some or all of his or her Elective Deferrals as Roth Elective Deferrals in accordance with the terms of the Plan. Notwithstanding the effective date set forth above, the right to designate Elective Deferrals as Roth Elective Deferrals is considered to be in place on a given date only if, with respect to amounts that could be deferred beginning with that date, Participants are given an opportunity to elect to designated some or all Elective Deferrals as Roth Elective Deferrals (or would have such an opportunity but for a statutory or plan limitation on the amount of Elective Deferrals that may apply).

2.2            Operation and Administration. The Administrator shall operate and administer the Roth Elective Deferral feature of the Plan pursuant to an administrative policy regarding Elective Deferrals.

Section 3.  ☒ Addition of In-Plan Roth Rollovers

3.1            Effective Date. The In-Plan Roth Rollover provisions in this Section 3 are effective December 1, 2010 (the date must be on or after September 27, 2010).

3.2            Types of In-Plan Roth Rollovers. In-Plan Roth Rollovers shall be made as:

(Choose all that apply)

☒     In-Plan Roth Direct Rollovers

☐       In-Plan Roth 60-Day Rollovers

3.3            Amounts Available for In-Plan Roth Rollovers. In addition to any Eligible Rollover Distribution available under the Plan to Participants who have not Terminated Employment (and if elected in (d) below, available to the Participant’s surviving Spouse or to a former Spouse who is an alternate payee under a Qualified Domestic Relations Order) and notwithstanding anything contained in the Plan to the contrary, a Participant who has not Terminated Employment with the Employer (and if elected in (d) below, the Participant’s surviving Spouse or a former Spouse who is an alternate payee under a Qualified Domestic Relations Order) can elect an In-Plan Roth Rollover with respect to all or any portion of the accounts selected below:

(a)    ☒    Distributions to Participants Still Employed After Normal Retirement Age. A Participant who has reached Normal Retirement Age but has not Terminated Employment with the Employer can take an Eligible Rollover Distribution of some or all of his or her accounts other than his or her Roth Elective Deferral Account and reclassify such amounts as Roth Elective Deferrals. Such amounts will be transferred from the sub-account in which they are held prior to the In-Plan Roth Rollover into the Participant’s In-Plan Roth Rollover Account.

(b)    ☒    Distributions to Participants Still Employed Before Normal Retirement Age.

(1)         Pre-Tax Elective Deferrals, QMAC/QNEC Accounts and ADP Safe Harbor Contribution Accounts. A Participant who has reached Age 59½ or who has been reclassified by the Empolyer as a Temporary - Hourly Employee can take an Eligible Rollover Distribution of some or all of the following accounts and deposit such amount into his or her In-Plan Roth Rollover Account. Such amounts will be transferred from the sub-account in which such amounts are held prior to the In-Plan Roth Rollover into the Participant’s Roth Elective Deferral Account. Amounts held in the following accounts are available as In-Plan Roth Rollover:

2

(Choose all that apply)

☒          Pre-Tax Elective Deferral Account

☒          Qualified Matching Contribution Account

☒          Qualified Non-Elective Contribution Account

☐            ADP Safe Harbor Contribution Account

(2)         Non-Safe Harbor Matching/Non-Elective Contribution Accounts and ACP Safe Harbor Contribution Accounts. Subject to the conditions set forth in subparagraph (3) below, amounts held in the following accounts, to the extent the Plan provides for such accounts, are available as an In-Plan Roth Rollover:

(Choose all that apply)

☒          Vested Non-Safe Harbor Matching Contribution Account

☒          Vested Non-Safe Harbor Non-Elective Contribution Account

☐            Vested ACP Safe Harbor Contribution Account

(3)         Conditions for Withdrawals Under Subparagraph (2). A Participant must satisfy any of the conditions selected below in order to make a withdrawal from any of the accounts permitted under subparagraph (2) above.

(Choose all that apply)

☐            The Participant must have a 100% Vested Interest in the account

☒          The Participant must have reached age 59½

☐            The Participant must have been a Participant for at least 5 years

☐            The amount being distributed must have accumulated in the account for at least 2 years

☒          Other — Participant who has been reclassified by the Empolyer as a Temporary - Hourly Employee

(c)               Rollovers and Voluntary Employee Contributions. Subject to the conditions set forth in (2) below, amounts held in the accounts set forth in (1) below are available as an In-Plan Roth Rollover:

(1)         Available Accounts

☒          Rollover Contribution Account

☐            Voluntary Employee Contribution Account

(2)         Conditions for Withdrawals Under Subparagraph (1). A Participant must satisfy all of the conditions selected below in order to make a withdrawal from any of the accounts permitted under subparagraph (1) above.

(Choose all that apply)

☒          At any time.

☐            The Participant must have reached age

☐            The Participant must have been a Participant for at least 5 years

☐            The amount being distributed must have accumulated in the account for at least 2 years

☐            Other

(d)    ☐    Reclassification of Plan Loans. If this paragraph is checked, a Participant who has an outstanding loan from the Plan may elect to reclassify such outstanding loan as an In-Plan Roth Rollover. Such election shall not modify the existing loan repayment schedule. In addition, if a Participant makes an election to reclassify his or her Plan loan as an In-Plan Roth Rollover, he or she will not be treated as having taken

3

a new loan or as having renegotiated, extended, renewed, or made any other revision to his or her loan and the rules set forth in Regulation §1.72(p)-1, Q&A-20 shall not apply.

(d)    ☐     Spousal Rights. If this paragraph is checked, the surviving Spouse of a Participant or the former Spouse of a Participant who is an alternate payee pursuant to a Qualified Domestic Relations Order may elect an In-Plan Roth Rollover with respect to any Eligible Rollover Distribution to which any such surviving Spouse of former Spouse may be entitled under the Plan.

3.4            ☐  Other In-Service Distributions. The Plan currently does not provide for in-service distributions and the Plan is amended to provide for in-service distributions of the accounts selected above, at the time a Participant has satisfied the conditions set forth in paragraphs (a) and (b) above for reasons other than facilitating an In-Plan Roth Rollover.

3.5            Spousal Consent. Regardless of any spousal consent requirements set forth in the Plan, spousal consent is not required in connection any In-Plan Roth Rollover.

3.6            Restrictions on Immediate Distributions. Any In-Plan Roth Rollover shall be taken into account in determining any cash-out threshold or other restrictions on immediate distribution and a notice of the Participant’s right to defer receipt of the distribution is not triggered by an In-Plan Roth Rollover.

3.8            Code §411(d)(6) Cutback. In no event shall this amendment eliminate any distribution right under the Plan that is protected under Code §411(d)(6).

3.9            Code §408A(d)(6) Recharacterization. The recharacterization rules set forth in Code §408A(d)(6) do not apply to an In-Plan Roth Rollover from the Plan.

3.10     Administrative Procedures. The Administrator shall establish rules and procedures with respect to In-Plan Roth Rollovers which shall be applied in a uniform and nondiscriminatory manner.

Section 4.  Signature of the Plan Sponsor

By	Date

Print Name	Title

4

AMENDMENT FIVE

FIRST FINANCIAL HOLDINGS, INC.

SHARING THRIFT PLAN

THIS AMENDMENT (this “Amendment Five”), amending the First Financial Holdings, Inc. Sharing Thrift Plan (the “Plan”), is made this              day of                         , 2012 by and between First Financial Holdings, Inc. (the “Employer”) and Mark Adelson, R. Wayne Hall, Penzular J. Jaudon, Blaise Bettendorf and Susan A. Bagwell (collectively, “the Trustee”).

WITNESSETH:

WHEREAS, the Employer established the Plan, originally effective July 1, 1985 for the exclusive benefit of all eligible employees; and

WHEREAS, the Employer desires to amend the Plan to reflect the resignation of Mark Adelson, R. Wayne Hall, Penzular J. Jaudon, Blaise Bettendorf and Susan A. Bagwell as Plan Trustees; and

WHEREAS, the Employer desires to amend the Plan to reflect the appointment of First Financial Holdings, Inc. as successor Trustee effective January 1, 2012.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer does hereby amend the Plan, and the Trustee does hereby consent to such amendment, as follows:

1.                                      Effective January 1, 2012 Mark Adelson, R. Wayne Hall, Penzular J. Jaudon, Blaise Bettendorf and Susan A. Bagwell have resigned as Trustees of the Plan and First Financial Holdings, Inc. has been appointed successor Trustee.

2.                                      Plan Continues. This Amendment Five will supersede any provisions of the Plan which are inconsistent with this amendment. Except as otherwise provided in this Amendment Five, the Plan shall remain and continue in full force and effect, subject to the Employer’s authority to amend from time to time, and/or terminate, the Plan.

IN WITNESS WHEREOF, this Amendment Five has been executed on the date first above written.

First Financial Holdings, Inc.
Corporate Officer

By:

Title:

1

Trustees:

Mark Adelson	R. Wayne Hall

Susan A. Bagwell	Penzular J. Jaudon

Blaise Bettendorf

2

AMENDMENT SIX

FIRST FINANCIAL HOLDINGS, INC.

SHARING THRIFT PLAN

THIS AMENDMENT (this “Amendment Six”), amending the First Financial Holdings, Inc. Sharing Thrift Plan (the “Plan”), is made this              day of                         , 2012, by and between First Financial Holdings, Inc. (the “Employer”) and First Financial Holdings, Inc. (the “Trustee”).

WITNESSETH:

WHEREAS, the Employer has established the Plan, originally effective July 1, 1985, for the exclusive benefit of all eligible employees; and

WHEREAS, the Employer has reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan and the Trustee desires to consent to such amendment.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer does hereby amend the Plan, and the Trustee does hereby consent to such amendment, as follows:

1.                                      Effective April 20, 2012, Section 1.174(c) shall be deleted in its entirety and replaced with the following paragraphs:

(c)          Prior Service Credit. If the Employer maintains (or has ever maintained) any plan of a predecessor employer, then service during the existence of such predecessor plan with such predecessor employer will be credited as Years of Service with the Employer. In addition, an Employee will receive credit for all Years of Service with Investors Savings Bank of S.C., Associated Insurors, Kinghorn Insurance Services, Johnson Insurance Associates, Inc., Woodruff & Company, Inc., The Kimbrell Company, Inc., The Kimbrell Company, Inc./Florida, Preferred Markets, Inc., Preferred Markets, Inc./Florida, Atlantic Acceptance Corporation, Peoples Insurance Agency, and Employer Benefits Strategies, Inc., Somers-Pardue Insurance Services, Benefit Administrators, Inc., American Pensions, Cape Fear Bank, and Liberty Bank S.F.B. in accordance with the following: (1) with respect to Elective Deferrals, QMACS and QNECS, such prior Service will be credited in determining the Employee’s eligibility under Section 2.1; (2) with respect to ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions, such prior Service will only be credited as may be set forth in a Safe Harbor 401(k) Addendum; (3) with respect to Non-Safe Harbor Matching Contributions, such prior Service will be credited in determining the Employee’s eligibility under Section 2.1 and Vesting under Section 4.6; and (4) with respect to Non-Safe Harbor Non-Elective Contributions, such prior Service will be credited in determining the Employee’s eligibility under Section 2.1 and Vesting under Section 4.6. If the Employer does not maintain (and has never maintained) any plan of a predecessor employer and if such predecessor service of the predecessor employer of the previous sentence exceeds five Years of Service, then the crediting of predecessor service must comply with the requirements of Regulation §1.401(a)(4)-11(d).

1

2.                                      Effective April 20, 2012, the following sentence will be added to Section 2.1:

An Eligible Employee who was a Participant on December 31, 2008 will continue to participate in the Plan. Any employee of Liberty Bank S.F.B. as of April 20, 2012, will be eligible to enter the Plan as of that date.

3.              Plan Continues. This Amendment Six will supersede any provisions of the Plan which are inconsistent with this amendment. Except as otherwise provided in this Amendment Six, the Plan shall remain and continue in full force and effect, subject to the Employer’s authority to amend from time to time, and/or terminate, the Plan.

IN WITNESS WHEREOF, this Amendment Six has been executed on the date first above written.

For Employer First Financial Holdings, Inc.

By:

Title:

Chairman of the Administrative Committee
(acting on behalf of First Financial Holdings, Inc. as Trustee)

(Print Name: )	(Print Name:	)

2

AMENDMENT SEVEN

FIRST FINANCIAL HOLDINGS, INC.

SHARING THRIFT PLAN

THIS AMENDMENT (this “Amendment Seven”), amending the First Financial Holdings, Inc. Sharing Thrift Plan (the “Plan”), is made this              day of                         , 2012, by and between First Financial Holdings, Inc. (the “Employer”) and First Financial Holdings, Inc. (the “Trustee”).

WITNESSETH:

WHEREAS, the Employer has established the Plan, originally effective July 1, 1985, for the exclusive benefit of all eligible employees; and

WHEREAS, the Employer has reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan and the Trustee desires to consent to such amendment.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer does hereby amend the Plan, and the Trustee does hereby consent to such amendment, as follows:

1.                                      Effective April 27, 2012, Section 1.174(c) shall be deleted in its entirety and replaced with the following paragraphs:

(c)          Prior Service Credit. If the Employer maintains (or has ever maintained) any plan of a predecessor employer, then service during the existence of such predecessor plan with such predecessor employer will be credited as Years of Service with the Employer. In addition, an Employee will receive credit for all Years of Service with Investors Savings Bank of S.C., Associated Insurors, Kinghorn Insurance Services, Johnson Insurance Associates, Inc., Woodruff & Company, Inc., The Kimbrell Company, Inc., The Kimbrell Company, Inc./Florida, Preferred Markets, Inc., Preferred Markets, Inc./Florida, Atlantic Acceptance Corporation, Peoples Insurance Agency, and Employer Benefits Strategies, Inc., Somers-Pardue Insurance Services, Benefit Administrators, Inc., American Pensions, Cape Fear Bank, Liberty Bank S.F.B., Plantation Federal Bank, and First Savers Bank in accordance with the following: (1) with respect to Elective Deferrals, QMACS and QNECS, such prior Service will be credited in determining the Employee’s eligibility under Section 2.1; (2) with respect to ADP Safe Harbor Contributions and/or ACP Safe Harbor Contributions, such prior Service will only be credited as may be set forth in a Safe Harbor 401(k) Addendum; (3) with respect to Non-Safe Harbor Matching Contributions, such prior Service will be credited in determining the Employee’s eligibility under Section 2.1 and Vesting under Section 4.6; and (4) with respect to Non-Safe Harbor Non-Elective Contributions, such prior Service will be credited in determining the Employee’s eligibility under Section 2.1 and Vesting under Section 4.6. If the Employer does not maintain (and has never maintained) any plan of a predecessor employer and if such predecessor service of the predecessor employer of the previous sentence exceeds five Years of Service, then the crediting of predecessor service must comply with the requirements of Regulation §1.401(a)(4)-11(d).

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2.                                      Effective April 27, 2012, the following sentence will be added to Section 2.1:

Any individual previously employed by Plantation Federal Bank or First Savers Bank who becomes an employee of First Financial Holdings, Inc. will be eligible to enter the Plan as of their date of hire.

3.              Plan Continues. This Amendment Seven will supersede any provisions of the Plan which are inconsistent with this amendment. Except as otherwise provided in this Amendment Seven, the Plan shall remain and continue in full force and effect, subject to the Employer’s authority to amend from time to time, and/or terminate, the Plan.

IN WITNESS WHEREOF, this Amendment Seven has been executed on the date first above written.

For Employer: First Financial Holdings, Inc.

By:

Title:

Chairman of the Administrative Committee
(acting on behalf of First Financial Holdings, Inc. as Trustee)

(Print Name: )	(Print Name:	)

2

AMENDMENT EIGHT
TO THE
FIRST FINANCIAL HOLDINGS, INC. SHARING THRIFT PLAN

THIS AMENDMENT (this “Amendment Eight”), amending the First Financial Holdings, Inc. Sharing Thrift Plan (the “Plan”), is made this             day of                         , 2012, by and between First Financial Holdings, Inc. (the “Employer”) and First Financial Holdings, Inc. (the “Trustee”).

WITNESSETH:

WHEREAS, the Employer has established the Plan, originally effective July 1, 1985, for the exclusive benefit of all eligible employees; and

WHEREAS, the Employer has reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan and the Trustee desires to consent to such amendment.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer does hereby amend the Plan, and the Trustee does hereby consent to such amendment, as follows:

1.              Effective August 1, 2012, the first two sentences of Section 9.2 shall be deleted and the following shall be inserted in their place:

The Trustee will implement an investment program based on the Sponsoring Employer’s investment objectives.  Such investment program shall include the “First Financial Stock Fund” which has as its primary objective capital appreciation and which shall be invested predominately in Employer Securities.  In addition to powers given by law, the Trustee may do the following:

2.              Plan Continues. This Amendment Eight will supersede any provisions of the Plan which are inconsistent with this amendment. Except as otherwise provided in this Amendment Eight, the Plan shall remain and continue in full force and effect, subject to the Employer’s authority to amend from time to time, and/or terminate, the Plan.

IN WITNESS WHEREOF, this Amendment Eight has been executed on the date first above written.

For Employer: First Financial Holdings, Inc.

By:

Title:

Chairman of the Administrative Committee
(acting on behalf of First Financial Holdings, Inc. as Trustee)

(Print Name: )	(Print Name:	)